Exhibit A

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                                MERGER AGREEMENT

                                  BY AND AMONG

        WESTERN POWER & EQUIPMENT CORP., WESTERN POWER ACQUISITION CORP.,

                 A WHOLLY OWNED SUBSIDIARY OF WESTERN POWER AND

                                SUPPLYPOINT, INC.

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                                MERGER AGREEMENT

      Agreement dated as of the 1st day of May, 2001 by and among, Western Power & Equipment Corp., a Delaware corporation, with an address at 4601 N.E. 77th Avenue, Suite 200, Vancouver, WA, 98662 ("Western"), Western Power Acquisition Corp., a Delaware corporation with an address at 4601 N.E. 77th Avenue, Suite 200, Vancouver, WA, 98662 ("Acquisition Corp."), and SupplyPoint, Inc., a Delaware corporation, with an address at 1811 Chestnut Street, Suite 120, Philadelphia, PA 19103 ("SPI").

                                   WITNESSETH

      WHEREAS, Acquisition Corp. is a wholly owned subsidiary of Western.

      WHEREAS, the Board of Directors of Western, Acquisition Corp. and SPI deem it advisable and in the best interests of each corporation and their respective stockholders that Acquisition Corp. and SPI combine in order to advance the long-term business interests of Western, Acquisition Corp., and SPI;

      WHEREAS, the Board of Directors of Western shall cause Acquisition Corp. to carry on SupplyPoint's business as it was carried on or prior to the date of this Agreement and use its best efforts to preserve SupplyPoint's organization, retain its employees and maintain its business relationships;


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      WHEREAS, the stockholders of SPI (hereinafter sometimes referred to, individually, as a "Stockholder" and collectively as the "Stockholders"), who are listed on Exhibit "A" ("Page 2") which is annexed hereto and made a part hereof (the "Stockholders Schedule") are each the owner of the number of shares of common stock, par value $ .01, of SPI which is set forth on Exhibit "A" ("Page 2") (the total of such shares of SupplyPoint's common stock is hereinafter referred to as the "SPI Shares");

      WHEREAS, the SPI Shares represent all of the issued and outstanding shares of SPI's Common Stock on the date of this Agreement;

      WHEREAS, for Federal income tax purposes, it is intended that the transactions which are contemplated in this Agreement qualify as a "plan of reorganization" within the meaning of Section 354(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"); and a "reorganization" within the meaning of Section 368 (a)(1)(A) and Section 368 (a)(2)(D) of the Code;

      WHEREAS, at the Effective Time (hereinafter defined in Paragraph "(A)" of Article "2" of this Agreement), SPI shall be merged with and into Acquisition Corp.;

      WHEREAS, the Boards of Directors of Western, Acquisition Corp and SPI have approved this Agreement and those Ancillary Documents (hereinafter defined in Paragraph "(C)" of Article "9" of this Agreement), to which it is a party; and


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      NOW, THEREFORE, in consideration of the mutual covenants of the parties hereinafter set forth, and for good and valuable consideration, receipt of which is hereby acknowledged,

      IT IS AGREED:

      1. Recitals. The parties hereby adopt as part of this Agreement each of the recitals which is contained in the WHEREAS clauses, and agree that such recitals shall be binding upon the parties hereto by way of contract and not merely by way of recital or inducement; and such clauses are hereby confirmed and ratified as being true and accurate by each party as to itself.

      2. Merger. (A) Subject to, and consistent with, the provisions of this Agreement, and in accordance with the relevant provisions of the Delaware General Corporation Law (the "DGCL"), SPI will merge with and into Acquisition Corp. (the "Merger"), the separate existence of SPI shall cease, and Acquisition Corp. shall be the surviving party in the Merger (the "Surviving Corporation") at the Effective Time. The articles of merger with respect to the Merger (the "Certificate of Merger") shall be in the form of Exhibit "B" (Article "2(A)") which is annexed hereto and made a part hereof, and shall be duly executed and acknowledged and promptly delivered to the Secretary of State of the State of Delaware for filing, as provided in the DGCL as early as practicable on the Effective Date (hereinafter defined in Paragraph "(B)" of this Article "2" of this Agreement). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of


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State of the State of Delaware (the "Effective Time"). On the Effective Date,
the effect of the Merger shall be as provided in the applicable provisions of the DGCL.

            Without limiting the generality of the foregoing, and subject thereto, on the Effective Date, all the property, rights, privileges, powers and franchises of SPI and Acquisition Corp. shall vest in the Surviving Corporation, and all debts, liabilities and duties of SPI and Acquisition Corp. shall become the debts, liabilities and duties of the Surviving Corporation. The Merger will be effected in a single transaction.

            (B) The Effective Date shall be the date upon which the Escrow Agent (hereinafter defined in Paragraph "A" of Article "21" of this Agreement) notifies the parties that it is releasing the Escrow Items (hereinafter defined in Paragraph "C" of Article "21" of this Agreement), pursuant to the Escrow Agreement (hereinafter defined in Paragraph "A" of Article "21" of this Agreement).

            (C) On the Effective Date, the certificate of incorporation of Acquisition Corp., as in effect immediately prior to the Effective Date, shall be the certificate of incorporation of the Surviving Corporation and thereafter shall continue to be its certificate of incorporation until amended as provided therein and pursuant to DGCL. The bylaws of Acquisition Corp., as in effect immediately prior to the Effective Date, shall be the bylaws of the Surviving Corporation and thereafter shall continue to be its bylaws until amended as provided therein and pursuant to the DGCL.

            (D) Two directors of Western and the directors of SPI immediately prior to the Effective Date shall be the directors of the Surviving Corporation, with each to hold office in


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accordance with the certificate of incorporation and bylaws of the Surviving
Corporation, the officers of SPI immediately prior to the Effective Date shall be the officers of the Surviving Corporation, each to hold office in accordance with the bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified; provided, however, that the two Directors of Western shall only hold office until the Asset Purchase Closing (hereinafter defined in Article "11" of this Agreement).

      3. Exchange of Capital Stock.

      On the Effective Date, subject and pursuant to the terms and conditions of this Agreement, all of the shares of SPI Common Stock issued and outstanding as of the Closing shall by virtue of the Merger and without any action on the part of the holders thereof, automatically be converted into and shall be deemed to represent, with respect to the Stockholders of SPI, the right to receive shares of Western Stock as follows:

            (i) 650,000 shares of Western's common stock, par value $.01 (each a "Common Share" and collectively, the "Western Common Stock") as follows:

                  (a) 325,000 shares to Ocean Castle Partners, LLC;

                  (b) 162,500 shares to Old Oak Fund, Inc.; and

                  (c) 162,500 shares to Allied International Fund Inc.;

            (ii) 2,235,000 shares of Western's Series B Preferred Stock, par value $.01 per share (each a "Preferred Share" and collectively, the "Series B Preferred Stock"; the "Western Power


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Common Stock" and the "Series B Preferred Stock", are collectively referred to as the "Western Stock"), shall be issued as set forth on Exhibit "C" (Article "3(ii)") which is annexed hereto and made a part hereof (the "Preferred Stockholders Schedule"). The Series B Preferred Stock shall have the rights and privileges set forth in the "Certificate of Designation, Preferences and Other Rights of Series A and Series B Preferred Stock of Western Power & Equipment Corp." ("Certificate of Designation"), which shall be in the form of Exhibit "D" (Article "3(ii)") which is annexed hereto and made a part hereof.

            At the Closing, Western shall deliver the Western Stock to the Escrow Agent pursuant to Article "21" of this Agreement.

      4. Registration Rights.

            A. Western shall file a Registration Statement (the "Registration Statement") promptly after the Effective Date, but no later than 45 days after the Effective Date (said 45 days is contingent upon SPI promptly providing any information which is required from SPI to be included in the Registration Statement) on such form of registration statement as shall be appropriate, registering for resale by the Stockholders all of the Western Power Common Stock issued at the Closing and any securities to be issued by Western to the Stockholders as a result of a capital change, as set forth in Article "6" of the Certificate of Designation. Subject to the approval of the stockholders of Western of the conversion of the Series B Preferred Stock into Common Stock (the "Preferred Stock Conversion"), the Registration Statement shall also include all of the shares of the


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Western Power Common Stock issuable upon the Preferred Stock Conversion.

            B. All expenses in connection with preparing and filing the Registration Statement pursuant to Paragraph "A" of this Article "4" of this Agreement shall be borne in full by Western; provided, however, that if Western does not raise $200,000 pursuant to the Private Placement set forth in Article "6" of this Agreement, Western shall not bear the foregoing expenses; provided further, however, that the Stockholders shall pay any and all fees and expenses of any legal counsel selected by the Stockholders to represent them with respect to the foregoing.

            C. The Registration Statement shall comply with the applicable Securities and Exchange Commission (the "SEC") rules and regulations.

            D. Western shall use its best efforts to cause such Registration Statement to be promptly declared effective by the SEC and promptly prepare and file with the SEC such amendments and supplements to the Registration Statement as may be necessary pursuant to the Securities Act of 1933 (the "'33 Act"). Western shall use its best efforts to keep such Registration Statement effective at all times until the earlier of (i) the date all registrable securities have been sold or (ii) the date on which all registrable securities may be immediately sold to the public without registration or restriction (including volume) in the opinion of counsel reasonably acceptable to the Stockholders. Certificates for the Common Stock issued upon conversion of the Series B Preferred Stock shall be free of restrictive legends.

            E. Western shall furnish copies of the Registration Statement and prospectus to


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each Stockholder as reasonably requested in order to facilitate the disposition of the shares owned by such Stockholder.

            F. Western shall use its best efforts to (i) register or qualify the registrable shares under the applicable blue sky laws and (ii) secure the quotation of the registrable securities on the NASDAQ SmallCap Market (or other relevant market).

            G. The foregoing registration rights shall be set forth in a Registration Rights Agreement in the form of Exhibit "E" (Article "4(G)") which is attached hereto and made a part hereof, to be executed by and between Western and each of the Stockholders, and delivered to the Escrow Agent, at the Closing.

      5. Western Special Meeting of Stockholders. A Special Meeting of the Western stockholders shall be held (the "Special Meeting"). The proxy statement for the Special Meeting (the "Proxy Statement") shall include the recommendation of the Board of Directors of Western Power in favor of the following:

            A. the increase of the authorized Western Common Stock to 150,000,000;

            B. the conversion of 2,235,000 shares of Series B Preferred Stock into 22,350,000 shares of Western Common Stock;

            C. the change of Western's name to "SupplyPoint, Inc." or a derivative thereof;

            D. the authorization of a new Employee Stock Option Plan with 3,000,000 shares authorized, which shall be in the form of Exhibit "F" (Article "5(D)") which is attached hereto and


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made a part hereof;

            E. the election to the Board of Directors of either Irwin Gross or an individual to be designated by the Stockholders of SPI;

            F. the approval of the Asset Purchase Agreement (hereinafter defined in Article "11" of this Agreement).

            G. the approval of the issuance of 600,000 shares of Western Common Stock to the Robert Rubin Family Stock Trust.

      6. Private Placement. Western intends, but shall not be obligated, to raise up to five million ($5,000,000) dollars through a private placement (the "Private Placement") of convertible debentures which shall be in the form of Exhibit "G" (Article "6") which is annexed hereto and made a part hereof. Subject to the approval of the stockholders of Western of the conversion of the Series B Preferred Stock, Western shall include in the Registration Statement all of the shares of Common Stock which shall be issuable upon conversion of the Western Series B Preferred Stock received upon conversion of the convertible debentures. The net proceeds of this private placement shall be allocated as follows: (i) the first $200,000 to Western's expenses and other operations and
(ii) the balance shall be loaned to SPI to pay off the loans referred to in Exhibit "Q" (Article "7(K)") and for working capital purposes, and shall be evidenced by a promissory note which shall be in the form of Exhibit "H" (Article "6"), which is attached hereto and made a part hereof, which shall be secured by a security agreement, which shall be in the form of Exhibit "I" (Article "6"), which is attached hereto


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and made a part hereof.

      7. SPI's Representations, Warranties and Covenants.

            SPI represents, warrants and covenants to Western and Acquisition Corp. as follows:

            A. Corporate Status.

                  (i) SPI is a corporation duly organized, validly existing and in good standing pursuant to the laws of the State of Delaware, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement;

                  (ii) SPI does not have an equity interest, as a shareholder, proprietor, partner, beneficiary, joint venturer or otherwise, in any corporation, firm, partnership or joint venture;

                  (iii) Copies of (a) the Articles of Incorporation of SPI, and all amendments thereto to date, certified by the Secretary of State of the State of Delaware, (b) the By-Laws of SPI, as amended to date, certified by the Secretary of SPI and (c) a good standing certificate for SPI issued by the Secretary of State of the State of Delaware within a date not more than thirty
(30) days prior to the date of this Agreement, are annexed hereto and made a part hereof as Exhibits "J" (Article "7 (A)(iii)"), "K" (Article "7 (A)(iii)") and "L", (Article "7 (A)(iii)") respectively, and are


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complete and correct as of the date of this Agreement; and

            (iv) At the Closing, SPI shall provide a good standing certificate for SPI issued by the Secretary of State of the State of Delaware complete and correct as of five (5) business days prior to the Closing Date.

            (v) On the Effective Date, SPI shall provide a good standing certificate for SPI issued by the Secretary of State of the State of Delaware complete and correct as of five (5) business days prior to the date of the Effective Date.

            B. Capitalization. SPI's authorized capital stock consists of 45,000,000 shares of SPI Common Stock, $.01 par value, of which 23,000,000 shares are issued and outstanding or reserved for issuance, all of which are, or will be prior to the Closing validly issued, fully paid and nonassessable. SPI's issued and outstanding shares are the only shares of stock authorized to be issued by SPI and, except as set forth on Exhibit "M" (Article "7(B)"), there are no subscriptions, options, warrants, rights or other agreements outstanding to acquire shares of stock of SPI or any other equity security or security convertible into an equity security. There are no agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of SPI.

            C. Stockholder Approval. The holders of 93.8% of the issued and outstanding


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shares of SPI have consented to SPI entering into this Agreement and the transactions set forth in this Agreement. A certified consent of such Stockholders is annexed hereto and made a part hereof as Exhibit "N" (Article "7(C)").

            D. Authority of SPI. SPI has the full corporate power and authority to execute, deliver, and perform this Agreement and all instruments and documents which are required to be executed and delivered by SPI pursuant to this Agreement (the "SPI Ancillary Documents") and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the SPI Ancillary Documents and the consummation of the transactions set forth in this Agreement and the SPI Ancillary Documents. This Agreement and the SPI Ancillary Documents and the consummation by SPI of the transactions set forth in this Agreement have been duly and validly authorized, executed, and delivered by SPI, and this Agreement and the SPI Ancillary Documents are valid and binding upon SPI and enforceable against SPI in accordance with their terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity). A certified resolution of the Board of Directors of SPI is annexed hereto and made a part hereof as Exhibit "O" (Article "7(D)").

            E. Ownership. The Stockholders are the record, beneficial and equitable owners


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of the SPI Shares, free and clear of all liens, claims or encumbrances. Each
Stockholder has full right and authority to exchange the SPI Shares for the Western Power Common Stock and the Series B Preferred Stock.

            F. Compliance with the Law and Other Instruments. Except as otherwise provided in this Agreement and in the Exhibits annexed hereto, the business and operations of SPI have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect SPI or its properties, assets, businesses or prospects.

            G. Absence of Conflicts. The execution and delivery of this Agreement and the Ancillary Documents by SPI, the transfer of the SPI shares, and the consummation by SPI of the transactions set forth in this Agreement: (i) do not and shall not conflict with or result in a breach of any provision of SPI's articles of incorporation or bylaws, (ii) do not and shall not result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which SPI is a party to or by which any of its assets are bound, (iii) do not and shall not cause SPI to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of SPI. SPI has performed in all material respects all of its obligations which are, as of the date of this Agreement, required to be performed, pursuant to the terms of any such agreement,


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contract or commitment.

            H. Section 203 of the DGCL Not Applicable. The Board of Directors of SPI has taken all actions which are necessary pursuant to the DGCL, including approving the transactions which are contemplated by this Agreement and each of the Ancillary Documents to which it is a party, to ensure that Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203 of the DGCL) does not, and will not, apply to the transactions contemplated hereunder and thereunder. SPI has no prior knowledge that any other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is applicable to: (i) SPI (ii) the Merger (iii) this Agreement (iv) the other transactions contemplated by this Agreement or (v) the other Ancillary Documents to which it is a party.

            I. Environmental Compliance. (i) SPI is in compliance with all applicable environmental laws (the "Environmental Laws"). SPI is presently authorized, if required, to generate, transport through third parties, store, use, treat, dispose of, release, and conduct other handling of, as required, those hazardous substances used in SPI's business, which consist of, hazardous waste, hazardous material, hazardous constituents, toxic substances, pollutants, contaminants, asbestos, radon, polychlorinated biphenyls, petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas and other material defined, regulated, controlled or subject to any remediation requirement under any Environmental Law (collectively the "Hazardous Materials").


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                  (ii) SPI possesses all licenses, permits, registrations, and government authorizations necessary under the Environmental Laws to operate SPI's business and is in compliance with such licenses or permits.

                  (iii) SPI has not received any written notice from any governmental agency or entity or any other person and, to SPI's knowledge there is no pending or threatened claim, litigation or any administrative agency proceeding which: (a) alleges a violation of any Environmental Law(s) by SPI,
(b) alleges that SPI is a liable party or potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, et seq., or any state law, (c) would result in the attachment of an environmental lien on any of SPI's real property ("Real Property"), or (d) alleges that SPI is liable for any contamination of the environment, contamination of Real Property, damage to natural resources, property damage, or personal injury based on its activities involving Hazardous Materials, whether arising under the Environmental Laws, common law principals or other legal standards.

                  (iv) SPI has no Environmental Liability for releases or disposal of Hazardous Material at the Real Property or at any property to which the SPI transported or arranged for the transportation of Hazardous Materials.


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            J. OSHA Compliance. (i) SPI is in compliance with all applicable federal, state and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and other governmental requirements relating to occupational health and safety, including but not limited to the Occupational Safety and Health Act of 1970, as amended, and the rules and regulations promulgated thereunder (the "OSHA Laws").

                  (ii) SPI possesses all license, permits, registrations, and government authorizations necessary to operate in compliance with all applicable OSHA Laws and is in compliance with such licenses and permits.

                  (iii) To SPI's knowledge, there is no pending or threatened notice, claim, litigation or any administrative agency proceeding that alleges a violation of any OSHA Law(s) by SPI or, with respect to the SPI Shares or SPI's business.

            K. Audited Financial Statements. Annexed hereto and made a part hereof as Exhibit "P" (Article "7(K)") are true copies of SPI's audited statements of profit and loss for the fiscal years ended December 31, 1999 and 2000, and balance sheets as of December 31, 1999 and 2000 (collectively, the "Audited Financial Statements"; the audited statement of profit and loss for the fiscal year ended December 31, 2000 and the balance sheet as of December 31, 2000 are


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hereinafter referred to as the "2000 Financial Statements"), which have been prepared using generally accepted accounting principles ("GAAP") applied on a consistent basis. SPI shall provide on the Closing Date and the Effective Date a certificate executed by the Board of Directors, to the effect that the Audited Financial Statements fairly present the financial condition and results of operations for SPI. Except as indicated in the 2000 Financial Statements, or in any Exhibit to this Agreement, SPI does not have any outstanding indebtedness or other liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise, and whether due or to become due). Since December 31, 2000 (the "Financial Statement Date"), there has not been any material adverse change in SPI 's financial condition, assets, liabilities or business, or any damage, destruction or loss, whether or not covered by insurance, materially affecting SPI's properties, assets or business, and except as listed on Exhibit "Q" (Article "7(K)"), which is annexed hereto and made a part hereof to this Agreement, SPI has not incurred any indebtedness, liability or other obligation of any nature whatsoever and SPI has not made any change in its accounting methods or practices.

            L. Financial Statements. The Audited Financial Statements are suitable or readily adaptable for incorporation in the registration statements, prospectuses and annual reports to be filed by Western with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "'33 Act"), and the Securities Exchange Act of 1934, as amended (the "'34 Act").


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            M. Books and Records. The books of account and other financial records of SPI since September 1, 1999, all of which have been or will be made available to Western, are complete and correct and reflect actual, bona fide transactions and have been maintained in accordance with sound business practices and the standards of Section 13(b)(2) of the '34 Act.

            N. Minute Book. The minute book of SPI since September 1, 1999, have been or will be made available to Western and (i) contains accurate and complete records of all Board of Director meetings held since September 1, 1999, and (ii) reflect all corporate action taken as a result of such board meetings since September 1, 1999.

            O. Tax Returns and Audits. SPI has timely filed all required federal, state, city and local tax returns for income, franchise, social security, withholding, sales, excise, unemployment insurance, real estate and other taxes, and has paid or made adequate provision for the payment of all such taxes shown to be due on said returns. SPI has timely filed the required tax returns for all years through the fiscal year ended December 31, 2000. The amounts reserved by SPI for taxes on the Financial Statements are sufficient for the payment of all accrued and unpaid federal, state, city and local taxes of SPI for the periods reported. Except as shown on the Financial Statements, SPI has not been advised or notified that it is subject to any other taxes, tax deficiencies, assessments or penalties. SPI's federal income tax returns have been audited by the Internal Revenue Service for the


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years indicated on Exhibit "R" (Article "7(O)"), which is annexed hereto and made a part hereof. SPI's state income and/or franchise tax returns have been audited by the state(s) and for the years indicated on Exhibit "R" (Article "7(O)"). No Notice of Audit or Notice of Intent to Audit has been received from any tax authority for any other period. All tax returns filed by SPI are true, correct and complete in all material respects.

            P. Licenses and Permits. SPI has the operating licenses and permits described on Exhibit "S" (Article "7(P)"), which is annexed hereto and made a part hereof, which constitute all of the licenses and permits which SPI is required to have to carry on its business as presently, and anticipated to be, conducted. All such licenses and permits are in full force and effect in accordance with their terms. There exists no event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further condition would become a default under any of the licenses or permits. None of the licenses or permits shall be canceled or revoked, nor become void, as a result of the transactions provided for by this Agreement.

            Q. Leases. Annexed hereto and made a part hereof as Exhibit "T" (Article "7(Q)") are true and complete copies of all leases of real and personal property to which SPI is a party. All of said leases are in all respects in full force and effect in accordance with their terms. There exists no event, occurrence, condition or act which, with the giving of notice, the lapse of time, or the happening of any further event, occurrence, condition or act, would become a default


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under any of the leases. Neither SPI nor any other party to any sublease has violated, or is in default pursuant to any terms of any sublease and both SPI and any other party to any sublease is in compliance with all obligations to be performed pursuant to each lease. SPI has obtained a certificate of occupancy, for each location owned or leased by it. SPI's use of leasehold properties does not violate any certificates of occupancy, or violate any zoning laws or regulations in any material respect. SPI has not received any complaint that the use of any leased properties constitutes a noxious use.

            R. Title to Property. Annexed hereto and made a part hereof as Exhibit "U" (Article "7(R)") is a schedule, true and complete in all respects, of all properties and assets, including, but not limited to, furniture, fixtures and equipment, (except leases and real property) which are owned by SPI (the "Properties and Assets"), none of which are subject to mortgage, pledge, lien, conditional sale or security agreement, encumbrance or charge, other than as reflected on Exhibit "Q" (Article "7(K)"). SPI is not in default under any conditional sales agreement .

            All of SPI's properties and equipment are in good working order and operating condition and repair and shall be in good working order and operating condition and repair on the Closing Date and the Effective Date. SPI covenants to provide Western and Acquisition Corp. with all warranties which SPI has received with respect to the equipment installed or used at its premises.

            S. Real Property. Annexed hereto and made a part hereof as Exhibit "V" (Article


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"7(S)") is a true and complete schedule of all real property owned by SPI. SPI owns good, defensible and marketable title to, and has the right to assign and transfer, all of the real property on Exhibit "W" (Article "7(S)"), free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances, leases and claims of any kind or nature whatsoever other than as reflected on Exhibit "Q" (Article "7(K)"). True copies of all deeds, title reports and policies of title insurance received and obtained by SPI at the time of acquisition of the real property or obtained thereafter, together with true copies of all documents evidencing liens and encumbrances on the real estate by deeds of trust or otherwise are annexed, as part of Exhibit "V" (Article "7(S)"). All of SPI's real property is in conformity in all material respects with all applicable ordinances and regulations, and environmental, building, zoning and other laws.

            T. Insurance. Annexed hereto and made a part hereof as Exhibit "W" (Article "7(T)") is a true and complete schedule of all outstanding insurance policies with respect to SPI `s properties and/or business, indicating the names of the carriers of all such insurance policies, the names of the brokers through whom such policies were placed, the extent of coverage, the policy termination dates, the current annual premiums and the premium payment dates. All of such insurance is in full force and effect with all premiums thereon duly paid. All insurance policies maintained by SPI are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of SPI and its respective properties and assets, are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards and are in full force and effect.

            U. Contracts. Annexed hereto and made a part hereof as Exhibit "X" (Article "7(U)") is a true and complete schedule of all of SPI's material contracts (other than the leases and insurance contracts described in Exhibits "T" (Article "7(Q)") and "W" (Article "7(T)"), respectively) including, but not limited to, license agreements. All of the contracts so listed have been entered into in the ordinary course of business and neither SPI nor any other party to any such contract is in default under any such contract.

            V. Guarantor of Payment. SPI is not a guarantor of payment or collection of any obligation.

            W. Employees, Compensation and Employee Benefit Plans. Annexed hereto and made a part hereof as Exhibit "Y" (Article "7(W)") is a true and complete schedule, as of the date of this Agreement, showing the names of all persons employed by SPI together with a statement of the amount paid or payable to each such person for services rendered or to be rendered, including all accrued and unpaid benefits and the basis therefor, for such person.

            Except as set forth in Exhibit "Y", (Article "7(W)") SPI is not a party to any employment contracts, collective bargaining agreements with employees, consulting agreements, employees' pension, bonus, retirement, profit sharing, hospitalization or medical plans, employees' stock purchase or stock option plans, or other employee benefit plans.

            Except as set forth in Exhibit "Y" (Article "7(W)"), SPI has complied with all applicable federal and state laws, including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), relating to the employment of labor, including provisions relating to wages, hours, collective bargaining, and payment of social security taxes, and is not liable for any arrears of wages, or any taxes or penalties, or for failure to comply with any of the foregoing.

            X. Litigation. Except as set forth on Exhibit "Z" (Article "7(X)") which is annexed hereto and made a part hereof, there are no legal, administrative, arbitration, or other proceeding or governmental investigations adversely affecting SPI or its properties, assets or businesses, or with respect to any matter arising out of the conduct of the SPI's business pending or to its knowledge threatened, by or against, any officer or director of SPI in connection with its affairs, whether or not covered by insurance. Except as set forth on Exhibit "Z" (Article "7(X)"), neither SPI nor its officers or directors are subject to any order, writ, injunction, or decree of any Court, department, agency, or instrumentality, affecting SPI. Except as set forth on Exhibit "Z" (Article "7(X)"), SPI is not presently engaged in any legal action.

            Y. Accounts Receivable. Annexed hereto and made a part hereof as Exhibit "AA" (Article "7(Y)") is a true and complete schedule of all trade accounts and notes receivable of SPI as of February 28, 2001, including an aging of such accounts receivable.

            Z. Accounts Payable. Annexed hereto and made a part hereof as Exhibit "BB" (Article "7(Z)") is a true and complete schedule of all accounts payable of SPI, as of February 28, 2001, including an aging of such accounts payable.

            AA. Financial Accounts. Annexed hereto and made a part hereof as Exhibit "CC" (Article "7(AA)") is a true and complete schedule of all of SPI's financial accounts including but not limited to, checking, savings, brokerage, rental, lease proceeds, and security deposits, including the name and address of the institution where each account is maintained and the account number.

            BB. Patents, Trademarks and Trade Names. (i) Annexed hereto and made a part hereof as Exhibit "DD" (Article "7(BB)"), is a detailed schedule and description of all intellectual property, patents, patent applications, trademarks, trade names, copyrights or licenses presently owned or held by SPI or with respect to which SPI holds any license which is required or utilized, or contemplated to be required or utilized, in SPI's business operations (collectively, the "Intellectual Property"). All rights of SPI to the Intellectual Property will continue to be legal, valid, binding, enforceable, and in full force and effect after the consummation of the transactions contemplated by this Agreement. No activity, or contemplated activity, by SPI, including but not limited to, the manufacture or sale of products by SPI and none of the processes or designations used, or contemplated to be used, in its business, infringes upon any valid patent, trademark or copyright of any other person or entity.

            (ii) Except as set forth on Exhibit "DD" (Article "7(BB)"), SPI is the sole and exclusive owner of all right, title and interest in the Intellectual Property and all proprietary rights therein, free and clear of any security interest, license or restriction, and except as set forth on Exhibit "DD" (Article "7(BB)"), SPI has not granted to any other person, firm, or corporation, any right, license, shop-right, or privilege with respect to the Intellectual Property. SPI knows of no statutory bars or prior art which would adversely affect the Intellectual Property.

            (iii) SPI has the sole and exclusive right to manufacture and sell the products it contemplates selling and perform the services it contemplates performing under the names set forth on Exhibit "DD" (Article "7(BB)"). There are no claims of third parties against SPI with respect to the use of any names set forth on Exhibit "DD" (Article "7(BB)").

            (iv) SPI has not interfered with, infringed with, infringed upon, misappropriated or otherwise come into conflict with any rights of any third person which would adversely affect the Intellectual Property; and SPI has not received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that SPI must license or refrain from using the Intellectual Property). Except as set forth on Exhibit "DD" (Article "7(BB)"), no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with the Intellectual Property. Except as set forth on Exhibit "DD" (Article "7(BB)"), SPI has not agreed to indemnify any third party for or against any interference, infringement, misappropriation or other conflict with respect to the Intellectual Property.

            (v) SPI has not infringed, and is not now infringing, any trademark, trade name, service mark or copyright belonging to any other person and SPI has not received any charge, complaint, claim, demand or notice alleging any such infringement.

            (vi) Except as set forth on Exhibit "DD" (Article "7(BB)"), SPI is not a party to any license, agreement or arrangement, whether as a licensor, licensee or otherwise, with respect to any trademark, trade name, service mark, copyright or Intellectual Property used by SPI.

            (vii) Except as expressly specified in Exhibit "DD" (Article "7(BB)"), SPI's business may be conducted without a license from others for the use of any trade name, trademark, service mark or copyright.

            (viii) Except as set forth on Exhibit "Z" (Article "7(X)") which is annexed hereto and made a part hereof, there are no legal, administrative, arbitration, or other proceeding or governmental investigations adversely affecting the legality, validity, enforceability, use or ownership of the Intellectual Property or threats of any of the foregoing.

            (ix) Except as set forth on Exhibit "Z" (Article "7(X)"), neither SPI nor its officers or directors are subject to any order, writ, injunction, or decree of any Court, department, agency, or instrumentality, affecting the Intellectual Property.

            (x) Except as set forth on Exhibit "Z" (Article "7(X)"), SPI is not presently engaged in any legal action with respect to the Intellectual Property.

            CC. Inventory. A current, true and complete itemization of all items of SPI's inventory is annexed hereto and made a part hereof as Exhibit "EE" (Article "7(CC)"). All items of

SPI's inventory are in good condition and merchantable.

            DD. Absence of Changes. Except as indicated on Exhibit "Q" (Article "7(K)"), subsequent to the Financial Statement Date and through the date of this Agreement, there has not been any material adverse change in, or any event or condition (financial or otherwise) affecting the business, properties, assets, liabilities, historical operations or prospects of SPI, and except as indicated on Exhibit "Q" (Article "7(K)"). there are no liabilities or obligations of any nature, whether absolute, contingent or otherwise, whether due or to become due (including, without limitation, liabilities for taxes with respect to or measured by income of SPI for any period prior to, and/or subsequent to, the Financial Statement Date or arising out of any transaction of SPI prior to, and/or subsequent to, such date). Subsequent to the Financial Statement Date, there has not been any declaration, or setting aside, or payment of any dividend or other distribution with respect to SPI's securities, or any direct or indirect redemption, purchase, or other acquisition of any of SPI's securities. To SPI's knowledge, there has not been an assertion against SPI of any liability of any nature or in any amount not fully reflected or reserved against in the Financial Statements.

            EE. No Approvals. No approval of any governmental authority is required in connection with consummation of the transactions set forth in this Agreement.

            FF. Broker. SPI has not had any dealing with respect to this transaction with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions set forth in this Agreement, SPI represents that it has not dealt with any person, firm or corporation and SPI agrees to indemnify and hold Western harmless from and against any and all claims for brokerage commissions by any person, firm or corporation on the basis of any act or statement alleged to have been made by SPI or its affiliates or agents.

            GG. Complete Disclosure. No representation or warranty of SPI which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement to SPI's knowledge contains or shall contain any untrue statement of a material fact, omits or shall omit to state any fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not materially misleading. There is no fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of SPI which would materially adversely affect same which has not been disclosed to Western in this Agreement.

            HH. No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that Western knew or had reason to know that any covenant, representation or warranty in this Agreement furnished or to be furnished to Western contained untrue statements.

      8. Western's Representations, Warranties and Covenants. Western represents, warrants and covenants to SPI as follows:

            A. Corporate Status.

                  (i) Western is a corporation duly organized, validly existing and in good standing pursuant to the laws of the State of Delaware, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement.

                  (ii) At the Closing, Western shall provide a good standing certificate for Western issued by the Secretary of State of the State of Delaware complete and correct as of five (5) business days prior to the date of the Closing Date.

                  (iii) On the Effective Date, Western shall provide a good standing certificate for Western issued by the Secretary of State of the State of Delaware complete and correct as of five (5) business days prior to the date of the Effective Date.

            B. Capitalization. Western's authorized capital stock consists of 20,000,000 shares of Western Common Stock, $.001 par value, of which 4,003,162 shares are issued and outstanding or reserved for issuance, all of which are, or will be at the Closing validly issued, fully paid and nonassessable, and 10,000,000 shares of Western Preferred Stock, $.01 par value, of which none are outstanding; provided, however, that 600,000 shares of Common Stock (which are included in the 4,003,162 shares which are issued and outstanding or reserved for issuance) which are issuable to the Robert Rubin Family Stock Trust will not be issued as of the Closing because the issuance of such shares is subject to the approval of the stockholders as set forth in Paragraph "G" of Article "5" of this Agreement. There are currently issued and outstanding options to purchase 1,215,000 shares of Western Common Stock and $182,000 in convertible debt, which is convertible into common shares at $3.00 a share. Western is in the process of lowering the conversion price from $3.00 to $1.00. Except as set forth on Exhibit "FF" (Article "8(B)") which is attached hereto and made a part hereof, there are no agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of Western. Except as set forth on Exhibit "FF" (Article "8(B)"), Western has not granted any registration rights with respect to any series of Western stock outstanding. Upon Closing, the capitalization of Western, on a fully diluted basis, shall be as reflected on Exhibit "GG" (Article "8(B)") which is attached hereto and made a part hereof. Upon issuance in accordance with the terms hereof, the Western Power Common Stock and Series B Preferred Stock will be validly issued, fully paid and non-assessable.

            C. Authority of Western. Western has the full corporate power and authority to execute, deliver, and perform this Agreement and all instruments and documents which are required to be executed and delivered by Western pursuant to this Agreement (the "Western Ancillary

Documents") and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the Western Ancillary Documents and the consummation of the transactions set forth in this Agreement and the Western Ancillary Documents. This Agreement and the Western Ancillary Documents and the consummation by Western of the transactions set forth in this Agreement and the Western Ancillary Documents have been duly and validly authorized, executed, and delivered by Western, and this Agreement and the Western Ancillary Documents are valid and binding upon Western and enforceable against Western in accordance with their terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity). A certified resolution of the Board of Directors of Western is annexed hereto and made a part hereof as Exhibit "HH" (Article "8(C)").

            D. Compliance with the Law and Other Instruments. Except as otherwise provided in this Agreement and in the Exhibits annexed hereto, the business and operations of Western have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect Western or its properties, assets, businesses or prospects.

            E. Absence of Conflicts. The execution and delivery of this Agreement and the Ancillary Documents by Western, the transfer of the Western shares, and the consummation by Western of the transactions set forth in this
Agreement: (i) do not and shall not conflict with or result in a breach of any provision of Western 's articles of incorporation or bylaws, (ii) do not and shall not result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which Western is a party to or by which any of its assets are bound, (iii) do not and shall not cause Western to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of Western. Western has performed in all material respects all of its obligations which are, as of the date of this Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

            F. Section 203 of the DGCL Not Applicable. The Board of Directors of Western has taken all actions which are necessary pursuant to the DGCL, including approving the transactions which are contemplated by this Agreement and each of the Ancillary Documents to which it is a party, to ensure that
Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203 of the DGCL) does not, and will not, apply to the transactions contemplated hereunder and thereunder. Western has no prior knowledge that any other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is applicable to: (i) Western (ii) the Merger (iii) disagreement between the parties (iv) the other transactions contemplated by this Agreement or (v) the other Ancillary Documents to which it is a party.

            G. Litigation. Except as set forth on Exhibit "II" (Article "8(G)") which is annexed hereto and made a part hereof, there are no legal, administrative, arbitration, or other proceeding or governmental investigations adversely affecting Western or its properties, assets or businesses, or with respect to any matter arising out of the conduct of Western's business pending or to its knowledge threatened, by or against, any officer or director of Western in connection with its affairs, whether or not covered by insurance. Neither Western nor its officers or directors are subject to any order, writ, injunction, or decree of any Court, department, agency, or instrumentality, affecting Western except as set forth on said Exhibit "II" (Article "8(G)"). Except as set forth on Exhibit "II" (Article "8(G)"), Western is not presently engaged in any legal action.

            H. No Approvals. No approval of any governmental authority is required in connection with the consummation of the transactions set forth in this Agreement.

            I. SEC Filings. Except as set forth on Exhibit "FF" (Article "8(B)"), to Western's knowledge, Western has filed all forms, reports and documents required to be filed by Western with the SEC since January 1, 1996 (collectively, the "SEC Reports"). Except as set forth on Exhibit "FF" (Article "8(B)"), the SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the '33 Act and the '34 Act, as the case may be, and (ii) did not, to Western's knowledge, at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a fact required to be stated in such SEC Reports or necessary in order to make the statements in such SEC Reports, in the light of the circumstances under which they were made, not materially misleading. None of Western's Subsidiaries are required to file any forms, reports or other documents with the SEC.

            J. Nasdaq Quotation. Western's Common Stock is currently quoted on the Nasdaq Small Cap Market and there are no current inquiries from Nasdaq with respect to Western except as set forth in a letter, dated March 27, 2001 from Nasdaq, a copy of which are annexed hereto and made a part hereof as Exhibit "JJ" (Article "8(J)").

            K. Environmental Compliance. (i) Western is in compliance with all applicable environmental laws (the "Environmental Laws"). Western is presently authorized, if required, to generate, transport through third parties, store, use, treat, dispose of, release, and conduct other handling of, as required, those hazardous substances used in Western 's business, which consist of, hazardous waste, hazardous material, hazardous constituents, toxic substances, pollutants, contaminants, asbestos, radon, polychlorinated biphenyls, petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas and other material defined, regulated, controlled or subject to any remediation requirement under any Environmental Law (collectively the "Hazardous Materials").

                  (ii) Western possesses all licenses, permits, registrations, and government authorizations necessary under the Environmental Laws to operate Western 's business and is in compliance with such licenses or permits.

                  (iii) Western has not received any written notice from any governmental agency or entity or any other person and, to Western's knowledge there is no pending or threatened claim, litigation or any administrative agency proceeding which: (a) alleges a violation of any Environmental Law(s) by Western, (b) alleges that Western is a liable party or potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, et seq., or any state law, (c) would result in the attachment of an environmental lien on any of Western's real property ("Real Property"), or (d) alleges that Western is liable for any contamination of the environment, contamination of Real Property, damage to natural resources, property damage, or personal injury based on its activities involving Hazardous Materials, whether arising under the Environmental Laws, common law principals or other legal standards.

                  (iv) Western has no Environmental Liability for releases or disposal of Hazardous Material at the Real Property or at any property to which the Western transported or arranged for the transportation of Hazardous Materials.

            L. OSHA Compliance. (i) Western is in compliance with all applicable federal, state and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and other governmental requirements relating to occupational health and safety, including but not limited to the Occupational Safety and Health Act of 1970, as amended, and the rules and regulations promulgated thereunder (the "OSHA Laws").

                  (ii) Western possesses all license, permits, registrations, and government authorizations necessary to operate in compliance with all applicable OSHA Laws and is in compliance with such licenses and permits.

                  (iii) To Western's knowledge, there is no pending or threatened notice, claim, litigation or any administrative agency proceeding that alleges a violation of any OSHA Law(s) by Western or, with respect to the Western Shares or Western's business.

            M. Books and Records. The books of account and other financial records of Western since December 31, 1992, all of which have been or will be made available to SPI, are complete and correct and reflect actual, bona fide transactions and have been maintained in accordance with sound business practices and the standards of Section 13(b)(2) of the '34 Act.

            N. Minute Book. The minute book of Western since March 9, 1995, has been or will be made available to SPI and (i) contains accurate and complete records of all Board of Director meetings held since March 9, 1995, and (ii) reflect all corporate action taken as a result of such board meetings since March 9, 1995.

            O. Tax Returns and Audits. Western has timely filed all required federal, state, city and local tax returns for income, franchise, social security, withholding, sales, excise, unemployment insurance, real estate and other taxes, and has paid or made adequate provision for the payment of all such taxes shown to be due on said returns. Western has timely filed the required tax returns for all years through the fiscal year ended July 31, 2000. The amounts reserved by Western for taxes on Western's last quarterly report on Form 10Q for the three months ended January 31, 2001 which has been filed with the SEC (the "Form 10Q") are sufficient for the payment of all accrued and unpaid federal, state, city and local taxes of Western for the periods reported. Except as shown on the Form 10Q, Western has not been advised or notified that it is subject to any other taxes, tax deficiencies, assessments or penalties. Western's federal income tax returns have been audited by the Internal Revenue Service for the years indicated on Exhibit "KK" (Article "8(O)"), which is annexed hereto and made a part hereof. Western's state income and/or franchise tax returns have been audited by the state(s) and for the years indicated on Exhibit "KK" (Article "8(O)"). No Notice of Audit or Notice of Intent to Audit has been received from any tax authority for any other period. All tax returns filed by Western are true, correct and complete in all material respects.

            P. Employee Benefit Plans. Except as set forth in Exhibit "FF" (Article "8(B)"), Western has complied with all applicable federal and state laws, including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), relating to the employment of labor, including provisions relating to wages, hours, collective bargaining, and payment of social security taxes, and is not liable for any arrears of wages, or any taxes or penalties, or for failure to comply with any of the foregoing.

            Q. Absence of Changes. Except as indicated on Exhibit "FF" (Article "8(B)"), subsequent to Western's last quarterly report on the Form 10Q and through the date of this Agreement, there has not been any material adverse change in, or any event or condition (financial or otherwise) affecting the business, properties, assets, liabilities, historical operations or prospects of Western, there are no liabilities or obligations of any nature, whether absolute, contingent or otherwise, whether due or to become due (including, without limitation, liabilities for taxes with respect to or measured by income of Western for any period prior to, and/or subsequent to, the Form 10Q or arising out of any transaction of Western prior to, and/or subsequent to, such date). Subsequent to the Form 10Q, there has not been any declaration, or setting aside, or payment of any dividend or other distribution with respect to Western's securities, or any direct or indirect redemption, purchase, or other acquisition of any of Western's securities. To Western's knowledge, there has not been an assertion against Western of any liability of any nature or in any amount not fully reflected or reserved against in the Form 10Q.

            R. Broker. Western has not had any dealing with respect to this transaction with any business broker, firm or salesman, or any other person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions set forth in this Agreement. Western represents that it has not dealt with any person, firm or corporation and agrees to indemnify and hold harmless SPI from and against any and all claims for brokerage commissions by any person, firm or corporation on the basis of any act or statement alleged to have been made by Western or its affiliates or agents.

            S. Complete Disclosure. No representation or warranty of Western which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, to Western's knowledge contains or shall contain any untrue statement of a material fact, omits or shall omit to state any fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not materially misleading. There is no fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of Western which would materially adversely affect same which has not been disclosed to SPI in this Agreement.

            T. No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that SPI knew or had reason to know that any covenant, representation or warranty in this Agreement furnished or to be furnished to SPI contained untrue statements.

      9. Acquisition Corp. Representations, Warranties and Covenants:
Acquisition Corp. represents, warrants and covenants to SPI as follows:

            A. Corporate Status. Acquisition Corp. is a corporation duly organized, validly existing and in good standing pursuant to the laws of the State of Delaware, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement. Acquisition Corp. is a newly formed, wholly-owned subsidiary of Western and has no assets or liabilities of any kind.

            B. Capitalization. Acquisition Corp.'s authorized capital stock consists of 1,000 shares of Acquisition Corp. Common Stock, $.001 par value, of which 100 shares are issued and outstanding or reserved for issuance, all of which are, or will be prior to the Closing, validly issued, fully paid and non-assessable. There are no agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of Acquisition Corp.

            C. Authority of Acquisition Corp. Acquisition Corp. has the full corporate power and authority to execute, deliver, and perform this Agreement and all instruments and documents which are required to be executed and delivered by Acquisition Corp. pursuant to this Agreement (the "Acquisition Corp. Ancillary Documents"; the SPI Ancillary Documents, the Western Ancillary Documents and the Acquisition Corp. Ancillary Documents, collectively the "Ancillary Documents") and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the Acquisition Corp. Ancillary Documents and the consummation of the transactions contemplated by this Agreement and the Acquisition Corp. Ancillary Documents. This Agreement and the Acquisition Corp. Ancillary Documents and the consummation by Acquisition Corp. of the transactions set forth in this Agreement and Acquisition Corp. The Acquisition Corp. Ancillary Documents have been duly and validly authorized, executed, and delivered by Acquisition Corp., and each constitutes a valid and binding agreement of Acquisition Corp. enforceable against Acquisition Corp. in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity). A certified resolution of the Board of Directors of Acquisition Corp. is annexed hereto and made a part hereof as Exhibit "LL" (Article "9(C)").

            D. Compliance with the Law and Other Instruments. Except as otherwise provided in this Agreement and in the Exhibits annexed hereto, Acquisition Corp. is in all material respects in compliance with all applicable laws, rules and regulations of all authorities which affect

Acquisition Corp. or its properties, assets, businesses or prospects.

            E. Absence of Conflicts. The execution and delivery of this Agreement and the Ancillary Documents by Acquisition Corp., the transfer of the Acquisition Corp. shares, and the consummation by Acquisition Corp. of the transactions set forth in this Agreement: (i) do not and shall not conflict with or result in a breach of any provision of Acquisition Corp.'s articles of incorporation or bylaws, (ii) do not and shall not result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which Acquisition Corp. is a party to or by which any of its assets are bound, (iii) do not and shall not cause Acquisition Corp. to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of Acquisition Corp. Acquisition Corp. has performed in all material respects all of its obligations which are, as of the date of this Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

      F. Section 203 of the DGCL Not Applicable. The Board of Directors of Acquisition Corp. has taken all actions which are necessary pursuant to the DGCL, including approving the transactions which are contemplated by this Agreement and each of the Ancillary Documents to which it is a party, to ensure that Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203 of the DGCL) does not, and will not, apply to the transactions contemplated hereunder and thereunder. Acquisition Corp. has no prior knowledge that any other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is applicable to: (i) Acquisition Corp. (ii) the Merger (iii) disagreement between the parties (iv) the other transactions contemplated by this Agreement or (v) the other Ancillary Documents to which it is a party.

            G. Litigation. There are no legal, administrative, arbitration, or other proceeding or governmental investigations adversely affecting Acquisition Corp. or its properties, assets or businesses, or with respect to any matter arising out of the conduct of the Acquisition Corp.'s business pending or to its knowledge threatened, by or against, any officer or director of Acquisition Corp. in connection with its affairs, whether or not covered by insurance. Neither Acquisition Corp. nor its officers or directors are subject to any order, writ, injunction, or decree of any Court, department, agency, or instrumentality, affecting Acquisition Corp. Acquisition Corp. is not presently engaged in any legal action.

            H. No Approvals. No approval of any governmental authority is required in connection with the consummation of the transactions set forth in this Agreement.

            I. Broker. Acquisition Corp. has not had any dealing with respect to this transaction with any business broker, firm or salesman, or any other person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions provided for in this Agreement. Acquisition Corp. represents that it has not dealt with any person, firm or corporation and agree to indemnify and hold harmless SPI from and against any and all claims for brokerage commissions by any other person, firm or corporation on the basis of any act or statement alleged to have been made by Acquisition Corp. or its affiliates or agents.

            J. No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that SPI knew or had reason to know that any covenant, representation or warranty in this Agreement or furnished or to be furnished to SPI contained untrue statements.

            K. Complete Disclosure. No representation or warranty of Acquisition Corp. which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, to Acquisition Corp.'s knowledge contains or shall contain any untrue statement of a material fact, omits or shall omit to state any fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of Acquisition Corp. which would materially adversely affect same which has not been disclosed to SPI in this Agreement.

      10. Mutual Covenants

            A. Best Efforts. Western, SPI and Acquisition Corp. each shall use their best efforts to perform or satisfy each covenant or condition to be performed or satisfied by each of them before and after the Effective Date.

            B. Notice of Developments and Updates. Western, SPI and Acquisition Corp. each will give prompt written notice to the other parties hereto to of any act, event or occurrence which may cause or constitute a breach of any of its own representations and warranties in Article "7", Article "8" and Article "9" of this Agreement.

            C. No Public Announcement. None of the Parties hereto shall, without the prior written approval of the other Party, make any press release or other public announcement or communicate with any customer, competitor or supplier of the other party concerning the transactions contemplated by this Agreement, except as and to the extent that such Party shall determine is required by law (which determination shall be made by such Party based upon the advice of its counsel), in which event the other Party shall be advised and the Parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

            D. Registration Statement. The information to be supplied by Western, Acquisition Corp., SPI or their respective agents, as the case may be, for inclusion in the Registration Statement, pursuant to which the Western Stock will be registered under the '33 Act, and Proxy Statement to be sent to the stockholders of Western in connection with the Special Meeting, shall not at the time the Registration Statement is declared effective by the SEC, on the date the Proxy

Statement is first mailed to stockholders of Western, at the time of the Western Special Stockholders' Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement and Proxy Statement or necessary in order to make the statements in the Registration Statement and Proxy Statement, in light of the circumstances under which they were made, not materially misleading. If, at any time prior to the Shareholder's Meeting or during the effectiveness of the Registration Statement, any event relating to Western, Acquisition Corp., SPI or any of their Affiliates, officers or directors should be discovered by Western or SPI which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Western shall promptly inform SPI and SPI shall promptly inform Western.

            E. Board of Directors Approval Commencing with the Effective Date and continuing through the date which is ninety (90) days after the Preferred Stock Conversion, Western shall not take any of the following actions without the prior unanimous approval by its Board of Directors:

            (i) acquire or agree to acquire by merger or consolidation, or by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

            (ii) make any change in its Certificate of Incorporation or By-Laws;

            (iii) authorize or issue any capital stock or any rights, warrants, options or convertible securities to acquire such stock, except pursuant to the Private Placement set forth in Article "6" of this Agreement;

            (iv) hire any employee other than in the ordinary course of business;

            (v) except for liabilities incurred and obligations under contracts entered into in the ordinary course of business and the Private Placement set forth in Article "6" of this Agreement, incur any obligation or liability (absolute or contingent), including, but not limited to, any debt or guarantee of any debt or issue or sell any debt securities or guarantee any debt securities of others;

            (vi) declare or make any payment or distribution to the Stockholders (other than payment of compensation for services rendered) or purchase or redeem any shares of capital stock, except pursuant to the terms and conditions of this Agreement;

            (vii) mortgage, pledge or subject to lien, charge or any other encumbrance or replacement security interest therefor, any asset, whether tangible or intangible, of Western, except for those encumbrances which are set forth in Exhibit "FF" (Article "8(B)");

            (viii) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets except in the ordinary course of business;

            (ix) commit any other act or omit to do any other act which would have a material adverse effect upon the business, financial condition or earnings of Western.

      11. Western's Existing Business. SPI acknowledges that it has been advised of the Asset Purchase Agreement dated November 1, 2000, by and between Western, Western Power & Equipment, LLC, a Delaware corporation (Western, LLC) and Western Power & Equipment Corp., an Oregon corporation (Western-Oregon) (the "Asset Purchase Agreement"), which is annexed hereto and made a part hereof as Exhibit "MM" (Article "11").

            SPI further acknowledges that it has been advised that Western-Oregon has entered into employment agreements with C. Dean McLain and Mark Wright and a consulting agreement with Robert Rubin, which are annexed hereto and are made a part hereof as Exhibits "NN" (Article "11"), "OO" (Article "11") and "PP" (Article "11"), respectively which agreements will be assigned to Western, LLC upon closing of the transactions contemplated by the Asset Purchase Agreement (the "Asset Purchase Closing").

      12. Change of Name. Western and SPI agree that subsequent to the Effective Date, Western will take such actions as required in order to do business as "SupplyPoint" or a derivative thereof, and shall, subject to stockholder approval, amend its corporate charter to change its corporate name to one not including the words "Western Power & Equipment" but, including "SupplyPoint" or a derivative thereof.

      13. Employment Agreements. Western acknowledges that it has been advised by SPI that each of Bryan Becker, Robert Potts and James Lien have entered into the following employment agreements with SPI (the "Employment Agreements"): (i) Bryan Becker Employment Agreement, dated August 22, 2000; (ii) Offer of employment letter to Robert Potts, dated February 18, 2000, and (iii) Offer of employment letter to James Lien, dated October 27, 1999; each of which are attached hereto and made a part hereof as Exhibits "QQ" (Article "13"), "RR" (Article "13"), and "SS" (Article "13") respectively, which agreements will be assumed by the Surviving Corporation upon the Effective Date.

      14. Access by Western. SPI shall give to Western and its authorized representatives until the Effective Date, full access to all of its properties and books and records and furnish Western with such financial and operating data and other information with respect to SPI's business and properties (the "Due Diligence Materials") as Western shall from time to time request provided that any such investigation shall be conducted in such manner as not to unreasonably interfere with the operation of SPI's business.

      15. Closing Date. The Closing of this transaction (the "Closing") shall take place by the delivery of all required executed documents and stock certificates by the parties hereof at the offices of Mintz & Fraade, P.C., 488 Madison Avenue, New York, New York 10022, at 11:00 A.M. on May __, 2001, or on such other date as is mutually agreed to by the parties (the "Closing Date").

      16. Conduct of SPI's Business Prior to the Effective Date. Between the date of this Agreement and the Effective Date, SPI shall carry on its business in the ordinary course and in the same manner as heretofore conducted and shall preserve intact the existing business organization of SPI, and use its best efforts to (i) keep available to SPI the services of SPI's present officers and employees, (ii) maintain all of SPI's properties in their present condition (ordinary wear and tear excepted), (iii) maintain insurance policies with respect to SPI's business and properties consistent with current practice, (iv) maintain SPI's rights and franchises and (v) preserve SPI's relationships with customers, suppliers and others having business dealings with SPI, to the end that its goodwill and ongoing business shall not be materially impaired on the Effective Date. Without the prior written consent of Western, SPI shall not:

            A. conduct the business of SPI in any manner other than in the ordinary course including, but not limited to, acquiring or agreeing to acquire by merger or consolidation, or by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

            B. make any change in the Certificate of Incorporation or By-Laws of SPI;

            C. authorize or issue any capital stock or any rights, warrants, options or convertible securities to acquire such stock.

            D. pay any accrued and unpaid compensation, nor increase the compensation payable to, or to become payable by SPI to any officer, director or employee or make any bonus, insurance, pension, or other benefit plan, payment or arrangement to or with any officer, director or employee;

            E. hire any employee other than in the ordinary course of business;

            F. except for liabilities incurred and obligations under contracts entered into in the ordinary course of business, incur any obligation or liability (absolute or contingent), including, but not limited to, any debt or guarantee any such debt or issue or sell any debt securities or guarantee any debt securities of others;

            G. declare or make any payment or distribution to the Stockholders (other than payment of compensation for services rendered, if applicable) or purchase or redeem any shares of capital stock, except pursuant to the terms and conditions of this Agreement;

            H. mortgage, pledge or subject to lien, charge or any other encumbrance, any asset, whether tangible or intangible, of SPI, except for those encumbrances which are set forth in

Exhibit "Q" (Article "7(K)");

            I. sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets except in the ordinary course of business;

            J. take any action or omit to do any act which would cause the representations or warranties of SPI contained herein to be untrue or incorrect in any material respect;

            K. commit any act or omit to do any act which would cause a material breach of any agreement, contract or commitment which is listed in an Exhibit annexed to this Agreement; or

            L. commit any other act or omit to do any other act which would have a material adverse effect upon the business, financial condition or earnings of SPI.

      17. Conduct of Western's Business Prior to the Effective Date. Between the date of this Agreement and the Effective Date, Western shall carry on its business in the ordinary course and in the same manner as heretofore conducted and shall preserve intact the existing business organization of Western, and use its best efforts to (i) keep available to Western the services of Western's present officers and employees, (ii) maintain all of Western's properties in their present condition (ordinary wear and tear excepted), (iii) maintain insurance policies with respect to

Western's business and properties consistent with current practice, and (iv) maintain Western's rights and franchises. Without the prior written consent of SPI, Western shall not:

            A. conduct the business of Western in any manner other than in the ordinary course including, but not limited to, acquiring or agreeing to acquire by merger or consolidation, or by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

            B. make any change in the Certificate of Incorporation or By-Laws of Western;

            C. authorize or issue any capital stock or any rights, warrants, options or convertible securities to acquire such stock.

            D. except for liabilities incurred and obligations under contracts entered into in the ordinary course of business and with respect to the Private Placement set forth in Article "6" of this Agreement, incur any obligation or liability (absolute or contingent), including, but not limited to, any debt or guarantee any such debt or issue or sell any debt securities or guarantee any debt securities of others;

            E. declare or make any payment or distribution to the Stockholders (other than payment of compensation for services rendered, if applicable) or purchase or redeem any shares of capital stock, except pursuant to the terms and conditions of this Agreement;

            F. mortgage, pledge or subject to lien, charge or any other encumbrance, any asset, whether tangible or intangible, of Western, except for those encumbrances which are set forth in Exhibit "FF" (Article "8(B)");

            G. sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets except in the ordinary course of business;

            H. take any action or omit to do any act which would cause the representations or warranties of Western contained herein to be untrue or incorrect in any material respect;

            I. commit any act or omit to do any act which would cause a material breach of any agreement, contract or commitment which is listed in an Exhibit annexed to this Agreement; or

            J. commit any other act or omit to do any other act which would have a material adverse effect upon the business, financial condition or earnings of Western.

      18. Conduct of Acquisition Corp.'s Business Prior to the Effective Date. Between the date of this Agreement and the Effective Date, Acquisition Corp. shall preserve intact the existing business organization of Acquisition Corp. Without the prior written consent of SPI, Acquisition Corp. shall not:

            A. make any change in the Certificate of Incorporation or By-Laws of Acquisition Corp.;

            B. authorize or issue any capital stock or any rights, warrants, options or convertible securities to acquire such stock.

            C. except for liabilities incurred and obligations under contracts entered into in the ordinary course of business, incur any obligation or liability (absolute or contingent), including, but not limited to, any debt or guarantee any such debt or issue or sell any debt securities or guarantee any debt securities of others;

            D. declare or make any payment or distribution to the Stockholders (other than payment of compensation for services rendered, if applicable) or purchase or redeem any shares of capital stock, except pursuant to the terms and conditions of this Agreement;

            E. mortgage, pledge or subject to lien, charge or any other encumbrance, any asset, whether tangible or intangible, of Acquisition Corp;

            F. sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets except in the ordinary course of business;

            G. take any action or omit to do any act which would cause the representations or warranties of Acquisition Corp. contained herein to be untrue or incorrect in any material respect;

            H. commit any act or omit to do any act which would cause a material breach of any agreement, contract or commitment which is listed in an Exhibit annexed to this Agreement; or

            I. commit any other act or omit to do any other act which would have a material adverse effect upon the business, financial condition or earnings of Acquisition Corp.

      19. Conditions of Closing.

            A. Conditions to Western's Obligation to Close. The obligations of Western to close the transaction set forth in this Agreement shall be subject to the following conditions:

                  (i) Representations and Warranties of SPI to be True. To SPI's knowledge, the representations and warranties of SPI set forth in this Agreement shall be true in all material respects on the Closing Date with the same effect as though made at such time, except to the extent waived or affected by the transactions set forth in this Agreement; and SPI shall have delivered to Western a certificate of SPI in the form annexed hereto and made a part hereof as Exhibit "TT" (Article "19(A)(i)"), signed by the Chairman of SPI and dated the Closing Date to such effect.

                  (ii) Performance of Obligations of SPI. SPI shall have performed all obligations and complied with all covenants set forth in this Agreement to be performed or complied with in all material respects by it prior to the Closing Date, and SPI shall have delivered to Western a certificate of SPI in the form annexed hereto as Exhibit "TT" (Article "19(A)(i)") signed by the Chairman of SPI and dated the Closing Date to such effect.

                  (iii) Satisfaction of Loans. Any and all loans by SPI to any officer or director of SPI including, but not limited to, those loans listed on Exhibit "Q" (Article "7(K)") shall be satisfied at the Closing and SPI shall have delivered to Western a certificate of SPI in the form annexed hereto as Exhibit "TT" (Article "19(A)(i)"), signed by the Chairman of SPI and dated the Closing Date to such effect.

                  (iv) No Outstanding Debt. SPI shall have no outstanding debt except for the loans referred to in Exhibit "Q" (Article "7(K)") and any money loaned to SPI by Western from the proceeds of the Private Placement referred to in Article "6" of this Agreement and SPI shall have delivered to Western a certificate of SPI in the form annexed hereto as Exhibit "TT"

(Article "19(A)(i)"), signed by the Chairman of SPI and dated the Closing Date to such effect.

                  (v) Employment Agreements. SPI shall assign the Employment Agreements by and between it and Bryan Becker, Robert Potts and James Lien to the Surviving Corporation, to be effective upon the Effective Date, and SPI shall have delivered to Western a certificate of SPI in the form annexed hereto as Exhibit "TT" (Article "19(A)(i)"), signed by the Chairman of SPI and dated the Closing Date to such effect.

            (vi) No Adverse Change. There shall not have occurred any material adverse change since the Financial Statement Date and through the date of the Closing Date in the business, properties, results of operations or business or financial condition of SPI and SPI shall have delivered to Western a certificate of SPI in the form annexed hereto as Exhibit "TT" (Article "19(A)(i)"), signed by the Chairman of SPI and dated the Closing Date to such effect.

            (vii) Statutory Requirements. Any statutory requirement for the valid consummation by SPI of the transactions set forth in this Agreement shall have been fulfilled; any authorizations, consents and approvals of all federal, state, local and governmental agencies and authorities required to be obtained, in order to permit consummation by SPI of the transactions set forth in this Agreement and to permit the business presently carried on by SPI to continue unimpaired following the Closing Date, shall have been obtained, and SPI shall have delivered to Western a certificate of SPI in the form annexed hereto as Exhibit "TT" (Article "19(A)(i)"), signed by the Chairman of SPI and dated the Closing Date to such effect.

            (viii) No Governmental Proceedings. No action or proceeding shall have been instituted before a court or other governmental body by any governmental agency or public authority to restrain or prohibit the transactions set forth in this Agreement and SPI shall have delivered to Western a certificate of SPI in the form annexed hereto as Exhibit "TT" (Article "19(A)(i)"), signed by the Chairman of SPI and dated the Closing Date to such effect.

            (ix) Consents Under Agreements. SPI shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions set forth in this Agreement and Western shall have obtained the consent or approval of each person (except for Deutsche Financial Services ("Bank"), and Case Corporation ("Case") whose consents are required pursuant to Subparagraph "ix" of Paragraph "(A)" of Article "20" of this Agreement) whose consent or approval shall be required in connection with the transactions set forth in this Agreement, and SPI shall have delivered to Western a certificate of SPI in the form annexed hereto as Exhibit "TT" (Article "19(A)(i)") signed by the Chairman of SPI and dated the Closing Date to such effect.

            (x) Good Standing Certificate. On the Closing Date, SPI shall provide a good standing certificate for SPI issued by the Secretary of State of the State of Delaware complete and correct as of five (5) business days prior to the date of the Closing Date.

            (xi) Fairness Opinion. The Board of Directors of Western shall have received an opinion from Capitalink, L.C. to the effect that the terms of the Merger and the Asset Purchase Agreement are fair to Western and its stockholders from a financial point of view substantially in the form annexed hereto and made a part hereof as Exhibit "UU" (Article "19(A)(xi)").

            (xii) Irrevocable Proxy. At the Closing, SPI shall deliver to the Escrow Agent (hereinafter defined in Article "21" of this Agreement) an irrevocable proxy executed by Ocean Castle Partners, LLC, Old Oak Fund, Inc., and Allied International Fund Inc. in favor of Robert Rubin with respect to all of the voting stock of Western, which will be delivered to the Escrow Agent by such entities at the Closing, equal to approximately 19% of the total shares of Western voting stock outstanding as of the date of this Agreement, in the form annexed hereto and made a part hereof as Exhibit "VV" (Article "19(A)(xii)").

            B. Conditions to SPI's Obligation to Close. The obligation of SPI to close the transactions set forth in this Agreement shall be subject to the following conditions:

                  (i) Representations and Warranties of Western to be True. To

Western's knowledge, the representations and warranties of Western set forth in this Agreement shall be true in all material respects on the Closing Date with the same effect as though made at such time, except to the extent waived or affected by the transactions set forth in this Agreement; and Western shall have delivered to SPI a certificate of Western in the form annexed hereto and made a part hereof as Exhibit "WW" (Article "19(B)(i)"), signed by the President of Western and dated the Closing Date to such effect;

                  (ii) Performance of Obligations of Western. Western shall have performed all obligations and complied with all covenants set forth in this Agreement to be performed or complied with in all material respects by it prior to the Closing Date, and Western shall have delivered to SPI a certificate of Western in the form annexed hereto as Exhibit "WW" (Article "19 (B)(i)"), signed by the President of Western and dated the Closing Date to such effect;

                  (iii) No Adverse Change. There shall not have occurred any material adverse change since the Form 10Q and through the date of the Closing Date in the business, properties, results of operations or business or financial condition of Western and Western shall have delivered to SPI a certificate of Western in the form annexed hereto as Exhibit "WW" (Article "19(B)(i)"), signed by the President of Western and dated the Closing Date to such effect.

                  (iv) Statutory Requirements. Any statutory requirement for the valid consummation by Western of the transactions set forth in this Agreement shall have been fulfilled; any authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained, in order to permit consummation by Western of the transactions set forth in this Agreement and to permit the business presently carried on by Western to continue unimpaired following the Closing Date, shall have been obtained and Western shall have delivered to SPI a certificate of Western in the form annexed as Exhibit "WW" (Article "19(B)(i)"), signed by the President of Western and dated the Closing Date to such effect;

                  (v) No Governmental Proceedings. No action or proceeding shall have been instituted before a court or other governmental body by any governmental agency or public authority to restrain or prohibit the transactions set forth in this Agreement and Western shall have delivered to SPI a certificate of Western in the form annexed as Exhibit "WW" (Article "19(B)(i)"), signed by the President of Western and dated the Closing Date to such effect;

                  (vi) Consents Under Agreements. Western shall have obtained the consent or approval of each person (except for Bank and Case whose consents are required pursuant to Subparagraph "ix" of Paragraph "(A)" of Article "20" of this Agreement), whose consent or approval shall be required in connection with the transactions set forth in this Agreement, and Western shall have delivered to SPI a certificate of Western in the form annexed as Exhibit "WW" (Article "19(B)(i)"), signed by the President of Western and dated the Closing Date to such effect;

                  (vii) Good Standing Certificate. On the Closing Date, Western shall provide a good standing certificate for Western issued by the Secretary of State of the State of Delaware complete and correct as of five (5) business days prior to the Closing Date;

                  (viii) Fairness Opinion. The Board of Directors of Western shall have received an opinion from Capitalink, L.C. to the effect that the terms of the Merger and the Asset Purchase Agreement are fair to Western and its stockholders from a financial point of view substantially in the form annexed hereto and made a part hereof as Exhibit "UU" (Article "19(A)(xi)");

                  (ix) Irrevocable Proxy. At the Closing, Western shall deliver to the Escrow Agent (hereinafter defined in Article "21" of this Agreement) an irrevocable proxy executed by American United Global, Inc. in favor of Irwin L. Gross with respect to all of the voting stock of Western held by such entity equal to approximately 36.7% of the total shares of Western voting stock outstanding as of the date of this Agreement, in the form annexed hereto and made a part hereof as Exhibit "YY" (Article "19(B)(ix)");

      20. Conditions of Release of Escrow Items and Effective Date.

            A. Conditions to SPI's Receipt of the Western Escrow Items. The delivery of the Western Escrow Items (hereinafter defined in Paragraph "C" of Article "21" of this Agreement) to SPI set forth in this Agreement shall be subject to the following conditions:

                  (i) Representations and Warranties of SPI to be True. To SPI's knowledge, the representations and warranties of SPI set forth in this Agreement shall be true in all material respects on the Effective Date with the same effect as though made at such times, except to the extent waived or affected by the transactions set forth in this Agreement; and SPI shall have delivered to Western a certificate of SPI in the form annexed hereto and made a part hereof as Exhibit "TT" (Article "19(A)(i)"), signed by the President of SPI and dated the Effective Date to such effect.

                  (ii) Performance of Obligations of SPI. SPI shall have performed all obligations and complied with all covenants set forth in this Agreement to be performed or complied with in all material respects by it prior to the Effective Date, and SPI shall have delivered to Western a certificate of SPI in the form annexed hereto as Exhibit "TT" (Article "19(A)(i)") signed by the President of SPI and dated the Effective Date to such effect.

                  (iii) Satisfaction of Loans. Any and all loans by SPI to any officer or director of SPI including, but not limited to, those loans listed on Exhibit "Q" (Article "7(K)") shall be satisfied at the Effective Date and SPI shall have delivered to Western a certificate of SPI in the form annexed hereto as Exhibit "TT" (Article "19(A)(i)"), signed by the President of SPI and dated the Effective Date to such effect.

                  (iv) No Outstanding Debt. SPI shall have no outstanding debt except for the loans referred to in Exhibit "Q" (Article "7(K)") and any money loaned to SPI by Western from the proceeds of the Private Placement referred to in Article "6" of this Agreement and SPI shall have delivered to Western a certificate of SPI in the form annexed hereto as Exhibit "TT" (Article "19(A)(i)"), signed by the President of SPI and dated the Effective Date to such effect.

                  (v) No Adverse Change. There shall not have occurred any material adverse change since the Financial Statement Date and through the date of the Effective Date in the business, properties, results of operations or business or financial condition of SPI and SPI shall have delivered to Western a certificate of SPI in the form annexed hereto as Exhibit "TT" (Article "19(A)(i)"), signed by the President of SPI and dated the Effective Date to such effect.

                  (vi) Statutory Requirements. Any statutory requirement for the valid consummation by SPI of the transactions set forth in this Agreement shall have been fulfilled; any authorizations, consents and approvals of all federal, state, local and governmental agencies and authorities required to be obtained, in order to permit consummation by SPI of the transactions set forth in this Agreement and to permit the business presently carried on by SPI to continue unimpaired following the Effective Date, shall have been obtained, and SPI shall have delivered to Western a certificate of SPI in the form annexed hereto as Exhibit "TT" (Article "19(A)(i)"), signed by the President of SPI and dated the Effective Date to such effect.

                  (vii) No Governmental Proceedings. No action or proceeding shall have been instituted before a court or other governmental body by any governmental agency or public authority to restrain or prohibit the transactions set forth in this Agreement and SPI shall have delivered to Western certificates of SPI in the form annexed hereto as Exhibit "TT" (Article "19(A)(i)"), signed by the President of SPI and dated the Effective Date to such effect.

                  (viii) Consents Under Agreements. SPI shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions set forth in this Agreement including, but not limited to, Bank and Case, and Western shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions set forth in this Agreement, and SPI shall have delivered to Western a certificate of SPI in the form annexed hereto as Exhibit "TT" (Article "19(A)(i)") signed by the President of SPI and dated the Effective Date to such effect.

                  (ix) Release. Bank and Case shall have released Western, Acquisition Corp. and Surviving Corporation, on or prior to the Asset Purchase Closing, from any and all obligations and liabilities of any kind, including without limitation, all obligations and liabilities under the Loan or Credit Facilities described on Exhibit "FF" (Article "8(B)") (collectively, the "Releases");

                  (x) Good Standing Certificate. On the Effective Date, SPI shall provide a good standing certificate for SPI issued by the Secretary of State of the State of Delaware complete and correct as of five (5) business days prior to the date of the Effective Date.

                  (xi) Accredited Investor Questionnaire. Each Stockholder, as a condition to receiving their Western Stock, shall have completed and returned to SPI and Western a questionnaire which shall be in the form of Exhibit "ZZ" (Article "20(A)(xi)"), which is attached hereto and made a part hereof, representing that such Stockholder is an accredited investor.

                  (xii) Stockholder Escrow Agreement. SPI shall cause 400,000 shares of the Series B Preferred Stock to be delivered to Mintz & Fraade, P.C. (the "Escrow Agent") and execute and deliver an escrow agreement by and between Western and the Stockholders specified in the escrow agreement (the "Stockholder Escrow Agreement"), which shall be in the form of Exhibit "AAA" (Article "20(A)(xii)), which is attached hereto and made a part hereof.

            B. Conditions to Western's Receipt of the SPI Escrow Items. The delivery of the SPI Escrow Items (hereinafter defined in Paragraph "B" of Article "21" of this Agreement) by the Escrow Agent to Western shall be subject to the following conditions:

                  (i) Representations and Warranties of Western to be True. To Western's knowledge, the representations and warranties of Western set forth in this Agreement shall be true in all material respects on the Effective Date with the same effect as though made at such time, except to the extent waived or affected by the transactions set forth in this Agreement; and Western shall have delivered to SPI a certificate of Western in the form annexed hereto and made a part hereof as Exhibit "XX" (Article "19(B)(i)"), signed by the President of Western and dated the Effective Date to such effect;

                  (ii) Performance of Obligations of Western. Western shall have performed all obligations and complied with all covenants set forth in this Agreement to be performed or complied with in all material respects by it prior to the Effective Date, and Western shall have delivered to SPI a certificate of Western in the form annexed hereto as Exhibit "XX" (Article "19 (B)(i)"), signed by the President of Western and dated the Effective Date to such effect;

                  (iii) No Adverse Change. There shall not have occurred any material adverse change since the Form 10Q and through the date of the Effective Date in the business, properties, results of operations or business or financial condition of Western and Western shall have delivered to SPI a certificate of Western in the form annexed hereto as Exhibit "XX"

(Article "19(B)(i)"), signed by the President of Western and dated the Effective Date to such effect.

                  (iv) Statutory Requirements. Any statutory requirement for the valid consummation by Western of the transactions set forth in this Agreement shall have been fulfilled; any authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained, in order to permit consummation by Western of the transactions set forth in this Agreement and to permit the business presently carried on by Western to continue unimpaired following the Effective Date, shall have been obtained and Western shall have delivered to SPI a certificate of Western in the form annexed as Exhibit "XX" (Article "19(B)(i)"), signed by the President of Western and dated the Effective Date to such effect;

                  (v) No Governmental Proceedings. No action or proceeding shall have been instituted before a court or other governmental body by any governmental agency or public authority to restrain or prohibit the transactions set forth in this Agreement and Western shall have delivered to SPI a certificate of Western in the form annexed as Exhibit "XX" (Article "19(B)(i)"), signed by the President of Western and dated the Effective Date to such effect;

                  (vi) Consents Under Agreements. Western shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions set forth in this Agreement, including, but not limited to, Bank and Case, and

Western shall have delivered to SPI a certificate of Western in the form annexed as Exhibit "XX" (Article "19(B)(i)"), signed by the President of Western and dated the Effective Date to such effect;

                  (vii) Release. Bank and Case shall have released Western, Acquisition Corp. and Surviving Corporation, on or prior to the Asset Purchase Closing, from any and all obligations and liabilities of any kind, including without limitation, all obligations and liabilities under the Loan or Credit Facilities described on Exhibit "FF" (Article "8(B)") (collectively, the "Releases");

                  (viii) Good Standing Certificate. On the Effective Date, Western shall provide good standing certificates for Western issued by the Secretary of State of the State of Delaware complete and correct as of five (5) business days prior to the Effective Date;

                  (ix) Board Member. Western's Board of Directors shall elect either Irwin Gross or an individual to be designated by him to serve as a member of the Board of Directors;

                  (x) Officer. The Board of Directors of Western shall select Irwin L. Gross or an individual designated by him to act as an Executive Vice President of Western; and

                  (xi) Stockholder Escrow Agreement. SPI shall cause 400,000 shares of the Series B Preferred Stock to be delivered to Mintz & Fraade, P.C. (the "Escrow Agent") and execute and deliver the Stockholder Escrow Agreement as set forth in Subparagraph "(xii)" of Paragraph "(A)" of Article "20" of this Agreement.

            (C) Option Plans. Upon the release of the Escrow Items pursuant to Paragraphs "(A)" and "(B)" of this Article "20" of this Agreement and the Western stockholders' approval of the conversion of the Series B Preferred Stock into Common Stock, Western shall take such actions to assume each Stock Option that remains unexercised in whole or in part as of the Effective Date and substitute shares of Western Common Stock for the shares of SPI Common Stock purchasable under each such assumed option ("Assumed Option"), which assumption and substitution shall be effected as follows:

                  (i) the Assumed Option shall not give the optionee additional benefits which such optionee did not have under the Stock Option before such assumption and shall be assumed on the same terms and conditions as the Stock Option being assumed, subject to clauses (ii) and (iii) below;

                  (ii) the number of shares of Western's Common Stock purchasable under the Assumed Option shall be equal to the number of shares of Western's Common Stock which the holder of the Stock Option being assumed would have received (without regard to any vesting schedule) upon consummation of the Merger had such Stock Option been exercised in full immediately prior to consummation of the Merger; and

                  (iii) the per share exercise price of such Assumed Option shall be proportionately adjusted relative to the number of shares of Western's Common Stock purchasable pursuant to this Subparagraph "(iii)" of this Paragraph "C" of this Article "20" of this Agreement.

      It is the intention of the parties that, to the extent that any such Stock Option constituted an "incentive stock option" (within the meaning of Section 422 of the Code) immediately prior to the Effective Time, such Stock Option shall continue to qualify as an incentive stock option to the maximum extent permitted by Section 422 of the Code, and that the assumption of the SPI Stock Options provided by this Subparagraph "(iii)" of this Paragraph "(C)" of this Article "20" of this Agreement, satisfy the conditions of Section 424(a) of the Code.

      Western shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Western Common Stock for delivery upon exercise of the Assumed Options, and, as soon as practicable after the Shareholders Meeting but in no event later than ten (10) days after the Shareholders Meeting, Western shall file a registration statement on Form S-8 (or other appropriate form) with respect to the shares of Western Common Stock subject to the Assumed Options, and shall use its best efforts to maintain the effectiveness of such registration statement for so long as any of the Assumed Options remain outstanding.

      21. Documents, Checks, etc. to be Delivered at Closing.

            A. At the Closing, Western and SPI shall execute an escrow agreement (the "Escrow Agreement"), which shall be in the form of Exhibit "BBB" (Article "21"), which is attached hereto and made a part hereof, pursuant to which Mintz & Fraade P.C. (the "Escrow Agent") shall agree to act as Escrow Agent on behalf of Western to SPI and receive and hold the items set forth in this Article "21" of this Agreement until the Effective Date.

            B. At the Closing, SPI shall deliver the following items to the Escrow Agent to be held in escrow (the "SPI Escrow Items"):

                  (i) the stock certificates for the SPI Shares;

                  (ii) stock powers transferring the SPI Shares from the Stockholders to Western, endorsed in blank, with the signatures guaranteed;

                  (iii) copies of the stock certificate and stock transfer books of SPI;

                  (iv) copy of the minute books of SPI;

                  (v) the corporate seal of SPI;

                  (vi) all original insurance policies of SPI;

                  (vii) all book and records of SPI including, but not limited to, contracts, deeds, bonds, notes, mortgages, leases, books, records, documents, instruments, invoices, bills, vouchers, cancelled checks, checkbooks, bank books of SPI and credit cards which are billed to SPI; and

                  (viii) an irrevocable proxy from Ocean Castle Partners, LLC, Old Oak Fund, Inc., and Allied International Fund Inc. in favor of Robert Rubin pursuant to Subparagraph "(xii)" of Paragraph "(A)" of Article "19" of this Agreement.

            C. At the Closing, Western shall deliver the following items to the Escrow Agent to be held in escrow (the "Western Escrow Items"; the "SPI Escrow Items" and the "Western Escrow Items" are collectively referred to as the "Escrow Items"):

                  (i) 650,000 shares of Western Power Common Stock for delivery to Ocean Castle Partners, LLC, Old Oak Fund, Inc., and Allied International Fund, Inc. pursuant to Paragraph "(i)" of Article "3" of this Agreement;

                  (ii) 2,235,000 shares of Series B Preferred Stock of Western for delivery to the Stockholders pursuant to Paragraph "(ii)" of Article "3" of this Agreement; provided, however 400,000 of such shares of Series B Preferred Stock of Western shall be held in escrow pursuant to the Stockholder Escrow Agreement; and

                  (iii) an irrevocable proxy from American United Global, Inc. executed in favor of Irwin L. Gross pursuant to Subparagraph "(ix)" of Paragraph "(B)" of Article "19" of this Agreement.

      22. Equitable Relief.

            A. SPI acknowledges that Western shall be irreparably damaged if this Agreement is not consummated. Therefore, in the event of any breach by SPI of this Agreement,

Western shall have the right, at its election, to obtain equitable relief including, but not limited to, an order for specific performance of this Agreement or an injunction, without the need to: (i) post a bond or other security, (ii) to prove any actual damage or (iii) to prove that money damages would not provide an adequate remedy. Resort to such equitable relief, however, shall not be construed to be a waiver of any other rights or remedies which Western may have for damages or otherwise.

            B. Western acknowledges that SPI shall be irreparably damaged if this Agreement is not consummated. Therefore, in the event of any breach by Western of this Agreement, SPI shall have the right, at its election, to obtain equitable relief including, but not limited to, an order for specific performance of this Agreement or an injunction, without the need to: (i) post a bond or other security, (ii) to prove any actual damage or (iii) to prove that money damages would not provide an adequate remedy. Resort to such equitable relief, however, shall not be construed to be a waiver of any other rights or remedies which Western may have for damages or otherwise.

      23. Method of Termination. This Agreement may be terminated prior to the Effective Date, by any of the following methods:

            (A) mutual consent of Western and SPI;

            (B) by written notice from any of Western, SPI or Acquisition Corp.
(i) if the Closing does not occur on or prior to December 31, 2001 (the "Termination Date"); provided, however, that if the Closing shall not have occurred on, or prior to, the Termination Date as a result of any action taken, or failure to act, by any governmental or regulatory authority including, but not limited to, the withholding of, or a delay in, any approval in connection with any aspect of the transactions contemplated hereby, then the Termination Date shall automatically be extended until a date which is a reasonable time subsequent to the date upon which such governmental or regulatory action is resolved which will allow the parties to complete the procedures required to consummate the transactions contemplated hereby; provided, further, however, that the right to terminate this Agreement pursuant to this Paragraph "(B)" of this Article "23" of this Agreement shall not be available to any party whose failure to fulfill any obligation pursuant to this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

            (C) by SPI if there is a material breach of any representation or warranty set forth in Articles "8" or "9" of this Agreement or any covenant or agreement to be complied with or performed by Western and Acquisition Corp. pursuant to the terms of this Agreement, including, but not limited to, the covenants set forth in Article "10" of this Agreement, or the failure of a condition set forth in Article "19" or Article "20" of this Agreement to be satisfied (and such condition is not waived in writing by SPI) on or prior to the Closing Date, or the occurrence of any event which results in the failure of a condition set forth in Article "19" or Article "20" of this Agreement to be satisfied on or prior to the Closing Date; provided, that, SPI may not terminate this Agreement prior to the Closing if Western has not had an adequate opportunity to cure such failure, pursuant to Article "25" of this Agreement; or

            (D) by Western if there is a material breach of any representation or warranty set forth in Article "7" of this Agreement or any covenant or agreement to be complied with or performed by SPI pursuant to the terms of this Agreement, including, but not limited to, the covenants set forth in Article "10" of this Agreement, or the failure of a condition set forth in Article "19" or Article "20" of this Agreement to be satisfied (and such condition is not waived in writing by Western) on or prior to the Closing Date, or the occurrence of any event which results in the failure of a condition set forth in Article "19" or Article "20" of this Agreement to be satisfied on or prior to the Closing Date; provided, that, Western may not terminate this Agreement prior to Closing if SPI has not had an adequate opportunity to cure such failure.

      24. Effect of Termination. If this Agreement is terminated pursuant to the provisions set forth in Article "23" of this Agreement, this Agreement shall become null and void and shall have no further effect, and no Party shall have any liability with respect to this Agreement, including but not limited to the provisions set forth in Subparagraph "(ii)" of Paragraph "(A)" of Article "19" of this Agreement, Subparagraph "(ii)" of Paragraph "(A)" of Article "20" of this Agreement, Subparagraph "(ii)" of Paragraph "(B)" of Article "19" of this Agreement and

Subparagraph "(ii)" of Paragraph "(B)" of Article "20" of this Agreement; provided, however, that such termination shall not relieve any Party hereto of any liability for any breach of this Agreement, and SPI's obligations set forth in Article "6" of this Agreement, including but not limited to, the promissory note referred to therein, shall remain in full force and effect.

      25. Cooperation; Notice; Cure. Subject to compliance with applicable law, from the date of this Agreement until the Effective Date, each of Western, Acquisition Corp. and SPI shall confer on a regular and frequent basis with one or more representatives of the other party to report on the general status of ongoing operations. Western shall promptly provide SPI or its counsel with copies of all of its filings made with the SEC or with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby. Each of Western, Acquisition Corp. and SPI shall notify the other of, and will use all commercially reasonable efforts to cure before the Effective Date, any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of Western, Acquisition Corp. or SPI under this Agreement to be breached or that renders or will render untrue any representation or warranty of Western, Acquisition Corp. or SPI contained in this Agreement. Each of Western, Acquisition Corp. and SPI also shall notify the other in writing of, and will use all commercially reasonable efforts to cure, before the Effective Date, any violation or breach, as soon as practical after it becomes known to such party, of any representation, warranty, covenant or agreement made by Western, Acquisition Corp. or SPI. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

      26. Expenses. Each Party to this Agreement shall bear and pay its own costs and expenses incurred in connection with the preparation, execution, and delivery of this Agreement and the transactions set forth in this Agreement.

      27. Survival of Representations, Warranties and Covenants.

            A. The following representations and warranties shall survive the Effective Date:

                  (i) Paragraphs "(B)", "(E)", and "(BB)" of Article "7" of this
            Agreement;

                  (ii) Paragraph "(GG)" of Article "7" of this Agreement solely to the extent 3that such Paragraph applies to Paragraphs "(B)", "(E)", and "(BB)" of Article "7" of this Agreement;

                  (iii) Paragraph "(B)" of Article "8 of this Agreement;

                  (iv) Paragraph "(S)" of Article "8" of this Agreement, solely to the extent that such Paragraph applies to Paragraph "(B)" of Article "8" of this Agreement;

                  (v) Paragraph "(B)" of Article "9" of this Agreement; and

                  (vi) Paragraph "(K)" of Article "9" of this Agreement, solely to the extent that such Paragraph applies to Paragraph"(B)" of Article "9" of this Agreement;

            B.    The following covenants shall survive the Effective Date:

                  (i) Article "2" of this Agreement;

                  (ii) Article "3" of this Agreement;

                  (iii) Article "4" of this Agreement

                  (iv) Article "5" of this Agreement;

                  (v) Article "6" of this Agreement;

                  (vi) Paragraph "(A)" of Article "10" of this Agreement;

                  (vii) Paragraph "(C)" of Article "10" of this Agreement

                  (viii) Paragraph "(D)" of Article "10" of this Agreement;

                  (ix) Paragraph "(E)" of Article "10" of this Agreement;

                  (x) Article "11" of this Agreement;

                  (xi) Article "12" of this Agreement; and

                  (xii) Article "28" of this Agreement.

            C. Except as otherwise provided in Paragraphs "A" and "B" of this Article "27" of this Agreement, the representations, warranties and covenants set forth in this Agreement shall not survive the Effective Date.

      28. Indemnification.

            A. Indemnification by SPI.

                  (i) In order to induce Western to enter into and perform this Agreement, SPI does hereby indemnify, protect, defend and save and hold harmless Western and each of its shareholders, affiliates, officers, directors, control persons, employees, attorneys, agents, partners and trustees and personal representatives of any of the foregoing ("Indemnified Parties"), from and against any loss resulting to any of them from any material loss, liability, cost, damage, or expense which the Indemnified Parties may suffer, sustain or incur arising out of or due to a breach by SPI of the representations, warranties and covenants set forth in Article "27" of this Agreement.

                  (ii) In order to induce Western to enter into and perform this Agreement, SPI does hereby indemnify, protect, defend and save and hold harmless the Indemnified Parties against any claims including, but not limited to shareholder appraisal rights pursuant to ss.251 of the DGCL, made by any SPI Stockholder who has not consented, as set forth in Paragraph "C" of Article "7" of this Agreement, to SPI entering into this Agreement and the transactions set forth in this Agreement.

            B. Indemnification by Western, Acquisition Corp. and Surviving Corp. In order to induce SPI to enter into and perform this Agreement, Western, Acquisition Corp. and Surviving Corp. hereby jointly and severally indemnify, protect, defend and save and hold harmless SPI and each of its shareholders, affiliates, officers, directors, control persons, employees, attorneys, agents, partners and trustees and personal representatives of any of the foregoing ("Indemnified

Parties"), from and against any loss resulting to any of them from any material loss, liability, cost, damage, or expense which the Indemnified Parties may suffer, sustain or incur arising out of or due to a breach by Western and/or Acquisition Corp. and/or Surviving Corp. of the representations, warranties and covenants set forth in Article "27" of this Agreement.

            C. Reasonable Costs, Etc. The indemnification, which is set forth in this Article "28" of this Agreement shall be deemed to include not only the specific liabilities or obligation with respect to which such indemnity is provided, but also all reasonable costs, expenses, counsel fees, and expenses of settlement relating thereto, whether or not any such liability or obligation shall have been reduced to judgment.

            D. Third Party Claims. If any demand, claim, action or cause of action, suit, proceeding or investigation is brought against an Indemnified Party for which the Indemnified Party intends to seek indemnity from the other party hereto (the "Indemnifying Party"), then the Indemnified Party within twenty-one (21) days following such Indemnified Party's receipt of such demand or claim, shall notify the Indemnifying Party which notice shall contain a reasonably thorough description of the nature and amount of the claim of indemnification (the "Claim Notice"). The Indemnifying Party shall have ten (10) days from receipt of the Claim Notice sent pursuant to Paragraph "(C)" of Article "30" of this Agreement to exercise its option to undertake, conduct and control the defense of such claim or demand. Such option to undertake, conduct and control the defense of such claim or demand shall be exercised by notifying the Indemnified Party pursuant to

Paragraph "(C)" of Article "30" of this Agreement within such ten (10) day period (such notice to control the defense is hereinafter referred to as the "Defense Notice"). The failure of the Indemnified Party to notify the Indemnifying Party of any such demand, claim, action or cause of action, suit, proceeding or investigation shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have under this Article "28" of this Agreement except to the extent such failure to notify the Indemnifying Party prejudices the Indemnifying Party. The Indemnified Party shall use all reasonable efforts to assist in the vigorous defense of such matters. All costs and expenses incurred by the Indemnified Party in defending such third party claims shall be paid by the Indemnifying Party. If, however, the Indemnified Party desires to participate in any such defense or settlement, it may do so at its sole cost and expense (it being understood that the Indemnifying Party shall be entitled to control the defense). The Indemnified Party shall not settle any such claim. If the Indemnifying Party does not elect to control the defense of any such claim or demand, the Indemnified Party shall be entitled to undertake, conduct and control the defense of such claim or demand (a failure by the Indemnifying Party to send the Defense Notice to the Indemnified Party within the aforesaid ten (10) day period shall be deemed to be an election by the Indemnifying Party not to control the defense of any such claim or demand); provided that the Indemnifying Party shall be entitled, if it so desires, to participate therein (it being understood that in such circumstances, the Indemnified Party shall be entitled to control the defense). Regardless of which party has undertaken to defend any claim, the Indemnifying Party may, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any such claim or demand;

provided however, that if any settlement would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the Indemnified Party, the consent of the Indemnified Party shall be a condition to any such settlement. Notwithstanding the foregoing provisions of this Article "28" of this Agreement, as a condition to the Indemnifying Party either having the right to defend the subject claim, or having control over settlement as indicated in the immediately proceeding sentence, the Indemnifying Party shall execute an agreement which shall be in the form of Exhibit "CCC" (Article "28(D)") which is annexed hereto and made a part hereof, acknowledging its liability for indemnification pursuant to this of this Agreement. Whether the Indemnifying Party shall control and assume the defense of such claim or demand or only participate in the defense or settlement of any such claim or demand, the Indemnified Party shall give the Indemnifying Party and its counsel access, during normal business hours, to all relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party.

      29. Construction. Each of the parties hereto hereby further acknowledges and agrees that each has been advised by counsel during the course of negotiations and had significant input in the development of this Agreement and this Agreement shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this agreement.

      30. Miscellaneous.

            A. Headings. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            B. Enforceability. If any provision which is contained in this Agreement, should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceabilty shall not affect any other provision of this Agreement and in this Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

            C. Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) First Class mail, (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

      If to SPI:        SupplyPoint, Inc.
                        1811 Chestnut, Street, Suite 120
                        Philadelphia, PA 19103
                        Attention:  Irwin Gross/Lance Silver, Esq.
                        Facsimile No.: (215) 972-8183
      with a copy to:   Schnader Harrison Segal & Lewis LLP
                        1600 Market Street, Suite 3600
                        Philadelphia, PA 19103
                        Attention: Joseph Devine, Esq.
                        Facsimile No.: (215) 751-2205

      If to Western:    Western Power & Equipment Corp.
                        4601 N.E. 77th Avenue
                        Vancouver, WA 98662
                        Attention: C. Dean McLain, President
                        Facsimile No.: (360) 892-7927

      with a copy to:   Mintz & Fraade, P.C.
                        488 Madison Avenue
                        New York, New York 10022
                        Attention:  Frederick M. Mintz, Esq.
                        Facsimile No.: (212) 486-0701

If to Acquisition Corp. Western Power Acquisition Corp.
                        4601 N.E. 77th Avenue
                        Vancouver, WA 98662
                        Attention: C. Dean McLain, President
                        Facsimile No.: (360) 892-7927

      with a copy to:   Mintz & Fraade, P.C.
                        488 Madison Avenue
                        New York, New York 10022
                        Attention: Frederick M. Mintz, Esq.
                        Facsimile No.: (212) 486-0701

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If mailing by certified mail is impossible due to an absence of postal service, notice shall be in writing and personally delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be; provided, however that any notice sent by facsimile shall be deemed to have been given as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by facsimile, if the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice is given.

            D. Governing Law; Disputes. This Agreement shall in accordance with
Section 5-1401 of the General Obligations Law of New York in all respects be construed, governed, applied and enforced under the internal laws of the State of New York and the Corporate law of Delaware without giving effect to the principles of conflicts of laws and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York. Except as otherwise provided in this Article "30" of this Agreement, the parties agree that they shall be deemed to have agreed to binding arbitration in New York, New York, with respect to the entire subject matter of any and all disputes relating to or arising under this Agreement including, but not limited to, the specific matters or disputes as to which arbitration has been expressly provided for by other provisions of this Agreement. Any such arbitration shall be by a panel of three arbitrators and pursuant to the commercial rules then existing of the American Arbitration Association in the State of New York, County of New York. In all arbitrations, judgment upon the arbitration award may be entered in any court having jurisdiction. The parties agree, further, that the prevailing party in any such arbitration as determined by the arbitrators shall be entitled to such costs and attorney's fees, if any, in connection with such arbitration as may be awarded by the arbitrators. In connection with the arbitrators' determination for the purpose of which party, if any, is the prevailing party, they shall take into account all of the factors and circumstances including, without limitation, the relief sought, and by whom, and the relief, if any, awarded, and to whom. In addition, and notwithstanding the foregoing sentence, a party shall not be deemed to be the prevailing party in a claim seeking monetary damages, unless the amount of the arbitration award exceeds the amount offered in a legally binding writing by the other party by fifteen percent (15%) or more. For example, if the party initiating arbitration ("A") seeks an award of $100,000 plus costs and expenses, the other party ("B") has offered A $50,000 in a legally binding written offer prior to the commencement of the arbitration proceeding, and the arbitration panel awards any amount less than $57,500 to A, the panel should determine that B has "prevailed". The parties specifically designate the Courts in the City of New York, State of New York as properly having jurisdiction for any proceeding to confirm and enter judgment upon any such arbitration award. The parties hereby consent to and submit to personal jurisdiction over each of them by the Courts of the State of New York in any action or proceeding, waive personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Paragraph "C" of this Article "30" of this Agreement.

            E. Entire Agreement. This Agreement and all documents and instruments referred to herein (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) except as provided in Paragraph "(I)" of this Article "30" of this Agreement, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither Western, Acquisition Corp. or SPI makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing. This Agreement may not be amended, changed, modified, extended, terminated or discharged orally, but only by an Agreement in writing, which is signed by all of the parties to this Agreement.

            F. Further Assurances. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

            G. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

            H. Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

            I. Third Party Beneficiaries. This Agreement and all documents and instruments referred to herein, except as provided in Articles "3" and "4" of this Agreement, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

            J. Confidentiality.

            (i) Western and Acquisition Corp. recognize and acknowledge that they had in the past and currently have access to certain confidential information of SPI that is valuable, special and unique to SPI. Western and Acquisition Corp. agree that, prior to the Effective Date, or if the transactions contemplated by this Agreement are not consummated, they will not use any of the confidential information for any purpose other than as contemplated by and in accordance with the terms of this Agreement and will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to SPI and to authorized representatives of SPI, and (b) to counsel and other advisers and representatives of

Western, provided that such advisors or representatives (other than counsel) agree to the confidentiality provisions of this Paragraph "(J)" of this Article "30" of this Agreement, unless (a) such information becomes known to the public generally through no fault of Western or Acquisition Corp., (b) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to Paragraph "(J)" of this Article "30" of this Agreement, Western and Acquisition Corp. shall, if possible, give prior written notice thereof to SPI and provide SPI with the opportunity to contest such disclosure, or (c) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by Western or Acquisition Corp. of the provisions of this Paragraph "(J)" of this Article "30" of this Agreement, SPI shall be entitled to an injunction restraining Western and Acquisition Corp. from disclosing or using, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting SPI from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

            (ii) SPI recognizes and acknowledges that it had in the past and currently has access to certain confidential information of Western and Acquisition Corp. that is valuable, special and unique to Western and Acquisition Corp. SPI agrees that, prior to the Effective Date, or if the transactions contemplated by this Agreement are not consummated, it will not use any of the confidential information for any purpose other than as contemplated by and in accordance with the terms of this Agreement and will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to Western and Acquisition Corp. and to authorized representatives of Western and Acquisition Corp., and (b) to counsel and other advisers and representatives of SPI, provided that such advisors or representatives (other than counsel) agree to the confidentiality provisions of this Paragraph "(J)" of this Article "30" of this Agreement, unless (a) such information becomes known to the public generally through no fault of SPI, (b) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this Paragraph "(J)" of this Article "30" of this Agreement, SPI shall, if possible, give prior written notice thereof to Western and Acquisition Corp. and provide Western and Acquisition Corp. with the opportunity to contest such disclosure, or (c) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by SPI of the provisions of this Section, Western and Acquisition Corp. shall be entitled to an injunction restraining SPI from disclosing or using, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Western and Acquisition Corp. from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

            K. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            L. Exhibits. All Exhibits annexed or attached to this Agreement are incorporated into this Agreement by reference thereto and constitute an integral part of this Agreement.

                                  [END OF PAGE]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                        Attest:

                                        Western Power & Equipment Corp.

                                        By:_____________________________________
                                        Name: C. Dean McLain
                                        Title: President, Chairman & CEO


                                        SupplyPoint, Inc.

                                        By:_____________________________________
                                        Name: Irwin Gross
                                        Title: President, Chairman & CEO

EXHIBIT INDEX

Exhibit "A"    Page 2                --    SupplyPoint Stockholder Schedule
Exhibit "B"    Article "2(A)"        --    Western Certificate of Merger
Exhibit "C"    Article "3(ii)"       --    Preferred Stockholder Schedule
Exhibit "D"    Article "3(ii)"       --    Western Certificate of Designation
Exhibit "E "   Article "4(G)"        --    Registration Rights Agreement
Exhibit "F"    Article "5(D)"        --    Employee Stock Option Plan
Exhibit "G"    Article "6"           --    Western Convertible Debenture
Exhibit "H"    Article "6"           --    SupplyPoint Promissory Note
Exhibit "I"    Article "6"           --    SupplyPoint Security Agreement
Exhibit "J"    Article "7 (A)(iii)"  --    SupplyPoint Articles of Incorporation
Exhibit "K"    Article "7 (A)(iii)"  --    SupplyPoint By-Laws
Exhibit "L"    Article "7 (A)(iii)"  --    SupplyPoint Certificate of Good Standing
Exhibit "M"    Article "7(B)"        --    SupplyPoint Capitalization Schedule
Exhibit "N"    Article "7(C)"        --    Certified Consent of the SupplyPoint
                                           Stockholders
Exhibit "O"    Article "7(D)"        --    Certified  Resolution of the
                                           SupplyPoint Board of Directors
Exhibit "P"    Article "7(K)"        --    SupplyPoint Financial Statements Schedule
Exhibit "Q"    Article "7(K)"        --    SupplyPoint Disclosure Schedule
Exhibit "R"    Article "7(O)"        --    SupplyPoint Tax Schedule
Exhibit "S"    Article "7(P)"        --    SupplyPoint License Schedule
Exhibit "T"    Article "7(Q)"        --    SupplyPoint Lease Schedule
Exhibit "U"    Article "7(R)"        --    SupplyPoint Properties and Assets Schedule
Exhibit "V"    Article "7(S)"        --    SupplyPoint Real Property Schedule
Exhibit "W"    Article "7(T)"        --    SupplyPoint Insurance Schedule
Exhibit "X"    Article "7(U)"        --    SupplyPoint Contracts Schedule
Exhibit "Y"    Article "7(W)"        --    SupplyPoint Employee Compensation and Benefits
                                           Schedule
Exhibit "Z"    Article "7(X)"        --    SupplyPoint Litigation Schedule
Exhibit "AA"   Article "7(Y)"        --    SupplyPoint Accounts Receivable Schedule
Exhibit "BB"   Article "7(Z)"        --    SupplyPoint Accounts Payable Schedule
Exhibit "CC"   Article "7(AA)"       --    SupplyPoint Financial Accounts Schedule
Exhibit "DD"   Article "7(BB)"       --    SupplyPoint Patents, Trademarks &
                                           Tradenames Schedule
Exhibit "EE"   Article "7(CC)"       --    SupplyPoint Inventory Schedule
Exhibit "FF"   Article "8(B)"        --    Western Power Disclosure Schedule
Exhibit "GG"   Article "8(B)"        --    Western Power Capitalization Schedule
Exhibit "HH"   Article "8(C)"        --    Certified  Resolution of the Western Power
                                           Board of Directors
Exhibit "II"   Article "8(G)"        --    Western Power Litigation Schedule
Exhibit "JJ"   Article "8(J)"        --    Nasdaq Letters
Exhibit "KK"   Article "8(O)"        --    Western Power Tax Schedule
Exhibit "LL"   Article "9(C)"        --    Certified Resolution of the Acquisition
                                           Corp. Board of Directors
Exhibit "MM"   Article "11"          --    Western Power Asset Purchase Agreement

Exhibit "NN"   Article "11"          --    Mark Wright Employment Agreement
Exhibit "OO"   Article "11"          --    Dean McLain Employment Agreement
Exhibit "PP"   Article "11"          --    Robert Rubin Consulting Agreement
Exhibit "QQ"   Article "13"          --    Bryan Becker Employment Agreement, ,
Exhibit "RR"   Article "13"          --    Robert Potts Offer Letter
Exhibit "SS"   Article "13"          --    James Lien Offer Letter
Exhibit "TT"   Article "19(A)(i)"    --    SupplyPoint Certificate of
                                           Representations and Warranties
Exhibit "UU"   Article "19(A)(xi)"   --    Fairness Opinion of Capitalink, L.C.
Exhibit "VV"   Article "19(A)(xii)"  --    SupplyPoint Irrevocable Proxy
Exhibit "WW"   Article "19(B)(i)"    --    Western Power Certificate of
                                           Representations and Warranties
Exhibit "XX"   Article "19(B)(i)"    --    Western Power Certificate of
                                           Representations and Warranties
Exhibit "YY"   Article "19(B)(x)"    --    Western Power Irrevocable Proxy
Exhibit "ZZ"   Article "7(C)"        --    Stockholder Questionnaire
Exhibit "AAA"  Article "19(A)(xiii)" --    Stockholder Escrow Agreement
Exhibit "BBB"  Article "20"          --    Escrow Agreement
Exhibit "CCC"  Article "27(D)"       --    Indemnification Agreement

                                SUPPLYPOINT, INC.

                                    Exhibit A
                              Stockholder Schedule

================================================================================

         ----------------------------------------------------------
                                                        Shares Upon
         Shareholder                                    Conversion
         ----------------------------------------------------------

         ----------------------------------------------------------
         Ocean Castle Partners                           8,505,604
         ----------------------------------------------------------
         Gross Annuity Trust                             1,992,840
         ----------------------------------------------------------
         Gross Unit Trust                                1,992,840
         ----------------------------------------------------------
         Condy, Charles T.                                  79,589
         ----------------------------------------------------------
         Shevrin, David N.                                 159,178
         ----------------------------------------------------------
         Silver, S. Lance                                  159,178
         ----------------------------------------------------------
         Elhardt, Bryan                                      1,592
         ----------------------------------------------------------
         Gross, Sid                                         79,589
         ----------------------------------------------------------
         Bodnick, Sheldon                                   39,795
         ----------------------------------------------------------
         Shaab, Irwin                                       39,795
         ----------------------------------------------------------
         Clark, Hal                                        100,000
         ----------------------------------------------------------
         M.S.R.K. Holding                                   50,000
         ----------------------------------------------------------
         Adika, Elan                                       150,000
         ----------------------------------------------------------
         Allied International Fund, Inc.                 2,222,501
         ----------------------------------------------------------
         Bradley, Keith                                     45,000
         ----------------------------------------------------------
         Convergence Capital LLC                           250,000
         ----------------------------------------------------------
         D.C. Capital LLC                                  500,000
         ----------------------------------------------------------
         Gochman, Reuven                                    10,000
         ----------------------------------------------------------
         Mostovoy, Vadim                                    45,000
         ----------------------------------------------------------
         Old Oak Fund LLC                                1,492,749
         ----------------------------------------------------------
         Wate, Devin J.                                     25,000
         ----------------------------------------------------------
         Taylor, Elizabeth                                  50,000
         ----------------------------------------------------------
         Taylor, Brenda                                     25,000
         ----------------------------------------------------------
         Taylor, Stewart                                    25,000
         ----------------------------------------------------------
         Com Ind Multiformas LTDA                        1,000,000
         ----------------------------------------------------------
         Empire Ventures LTDA                            1,000,000
         ----------------------------------------------------------
         Burlin Portfolio                                  500,000
         ----------------------------------------------------------
         Harbor View Fund, Inc.                          1,892,750
         ----------------------------------------------------------
         DePalo, Robert                                    500,000
         ----------------------------------------------------------
         Marks, Ronald                                      20,000
         ----------------------------------------------------------
         Old Westbury Hebrew Congregation                   27,000
         ----------------------------------------------------------
         Levy, Ira                                          20,000
         ----------------------------------------------------------

         ----------------------------------------------------------
         Authorized Shares of Common Stock              23,000,000
         ----------------------------------------------------------

                                SUPPLYPOINT, INC.

                                    Exhibit A
                          Stockholder Schedule (cont.)

================================================================================

               ------------------------------------------------
                                                     Options
               ------------------------------------------------

               ------------------------------------------------
               Condy, Charles T.                       100,000
               ------------------------------------------------
               Shevrin, David N.                        50,000
               ------------------------------------------------
               Silver, S. Lance                         50,000
               ------------------------------------------------
               Brandenburg, Frank                      126,000
               ------------------------------------------------

               ------------------------------------------------
               Becker, Bryan                         1,137,500
               ------------------------------------------------
               Current Employees                       390,000
               ------------------------------------------------

               ------------------------------------------------
               Gregonis, Meghan                         25,000
               ------------------------------------------------
               Greenberg, Eric                          25,000
               ------------------------------------------------
               Pastor, Monica                            5,000
               ------------------------------------------------
               Johnson, Cathy                            5,000
               ------------------------------------------------

               ------------------------------------------------
               Reserved for issuance pursuant to
               ESOP                                  1,086,500
               ------------------------------------------------

               ------------------------------------------------
               Total Options                         3,000,000
               ------------------------------------------------

                                    Exhibit B

                              CERTIFICATE OF MERGER

      CERTIFICATE OF MERGER, dated this ___, day of May, 2001 pursuant to
Section 251 of the General Corporation Law of Delaware, between WPEC Acquisition Corp., a Delaware corporation and SupplyPoint, Inc., a Delaware corporation.

      WITNESSETH that:

      WHEREAS, each of the constituent corporations desire to merge into a single corporation, as hereinafter specified; and

      WHEREAS, the registered office of said WPEC Acquisition Corp., the surviving corporation, in the State of Delaware is located at _________________, and the name of its registered agent at such address is _______________________; and the registered office of SupplyPoint, Inc., the merged corporation, in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

--------------------------------------------------------------------------------

      NOW, THEREFORE, the corporations, parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

      FIRST: SupplyPoint, Inc., the merged corporation, hereby merges into WPEC Acquisition Corp., the surviving corporation.

      SECOND: The Certificate of Incorporation of WPEC Acquisition Corp., which is the surviving corporation, as in effect on the date of the merger provided for in this Agreement, shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving this merger.

      THIRD: The manner of converting the outstanding shares of the capital stock of the merged corporation into the shares or other securities of the surviving corporation shall be as follows:

      (a) Pursuant to the Merger Agreement dated as of the 1st day of May, 2001 by and among Western Power & Equipment Corp., WPEC Acquisition Corp. and SupplyPoint, Inc., 650,000 shares of the common stock of Western Power & Equipment Corp., the parent corporation of WPEC Acquisition Corp., and 2,235,000 shares of preferred stock of Western Power & Equipment Corp., each of which is convertible into 10 shares of common stock of Western Power & Equipment Corp. upon approval of Western Power & Equipment Corp.'s stockholders and the satisfaction of certain other conditions, shall be outstanding on the effective date of this merger, and all rights in respect thereof shall forthwith be issued to the stockholders of SupplyPoint, Inc. in accordance with the Merger Agreement, and

      (b) After the effective date of this merger, each outstanding certificate representing shares of common stock of the merged corporation shall be deemed null and void and each such holder shall be entitled to receive the number of shares of common stock and/or preferred stock of Western Power & Equipment Corp., the parent of the surviving corporation, on the basis provided herein. Until the shares of common stock of the merged corporation are deemed null and void on the effective date of the merger, the outstanding shares of the stock of the merged corporation to be converted into the stock of the parent of the surviving corporation provided herein may be treated by the surviving corporation for all corporate purposes as evidencing the ownership of shares of the surviving corporation though said exchange had not taken place. After the effective date of this Agreement, each registered owner of any uncertificated shares of common stock of the merged corporation shall have said shares cancelled and said registered owner shall be entitled to the number of common shares and/or preferred shares of Western Power & Equipment Corp., the parent of the surviving corporation, on the basis provided herein.

      FOURTH: The terms and conditions of the merger are as follows:

      (a) The bylaws of the surviving corporation as they shall exist on the effective date of this merger shall be and remain the bylaws of the surviving corporation until the same shall be altered, amended or repealed as therein provided,

      (b) The directors and officers of the surviving corporation shall be: (A) Robert M. Rubin, (B) C. Dean McLain, (C) Irwin. L. Gross, (D) Charles T. Condy,
(E) Bryan C. Becker and (F) Dr. Harold L. Clark until the next annual meeting of stockholders and until their successors shall have been elected and qualified,

      (c) This merger shall become effective upon filing with the Secretary of State of Delaware. However, for all accounting purposes the effective date of the merger shall be as of the close of business on _______________, 2001.

      This merger shall become effective on _______________, 2001.

      (d) Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merged corporation shall be transferred to, vested in and devolve upon the surviving corporation without further act or deed and all property, rights, and every other interest of the surviving corporation and the merged corporation shall be as effectively the property of the surviving corporation as they were of the surviving corporation and the merged corporation respectively. The merged corporation hereby agrees from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the merged corporation and the proper officers and directors of the surviving corporation are fully authorized in the name of the merged corporation or otherwise to take any and all such action.

      FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned by the Board of Directors of the surviving corporation or the merged corporation at any time prior to the time that this merger filed with the Secretary of State becomes effective. This Agreement may be amended by the Boards of Directors of the surviving corporation or the merged corporation at any time prior to the time that this Certificate of Merger filed with the Secretary of State becomes effective, provided that an amendment made subsequent to the adoption of the Agreement by the stockholders of any constituent corporation shall not (A) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such constituent corporation, (B) alter or change any term of the Certificate of Incorporation of the surviving corporation to be effected by the merger or
(C) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of any class or series thereof of such constituent corporation.

      IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective Board of Directors and that fact having been certified on said Agreement of Merger by the Secretary (or Assistant Secretary) of each corporate party thereto, have caused these presents to be executed by the President of each party hereto as the respective act, deed and agreement of each of said corporations, on this ____ day of ____, 2001.

                                        WPEC Acquisition Corp.

                                        By: ____________________________________
                                                         President


                                        SupplyPoint, Inc.

                                        By: ____________________________________
                                                         President

                                    Exhibit B

                          CERTIFICATE OF THE SECRETARY
                           OF THE DELAWARE CORPORATION

      I, Mark J. Wright, Secretary of WPEC Acquisition Corp., the surviving corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary, that the Certificate of Merger to which this Certificate is attached, after having been first duly signed on behalf of said corporation and having been signed on behalf of SupplyPoint, Inc., the merged corporation, a corporation of the State of Delaware, was duly adopted pursuant to Section 228 of the General Corporation Law of Delaware by the written consent of the stockholders holding shares of the capital stock of the corporation, same being one hundred (100%) percent of the shares issued and outstanding having voting power, which Certificate of Merger was thereby adopted as the act of the stockholders of said WPEC Acquisition Corp., the surviving corporation, and the duly adopted agreement and act of said corporation.

      WITNESS, my hand on this ___________ day of May, 2001.


                                        ________________________________________
                                        Secretary

                                    Exhibit C
                              SUPPLYPOINT PREFERRED
                              STOCKHOLDER SCHEDULE

--------------------------------------------------------------------------------
          Stockholder                                                 Shares of
          -----------                                               Common Stock
                                                                    ------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Adika, Elan                                                              15,000
--------------------------------------------------------------------------------
Allied International Fund, Inc.                                       206,000.1
--------------------------------------------------------------------------------
Bodnick, Sheldon                                                        3,979.5
--------------------------------------------------------------------------------
Bradley, Keith                                                            4,500
--------------------------------------------------------------------------------
Burlin Portfolio                                                         50,000
--------------------------------------------------------------------------------
Clark, Hal                                                               10,000
--------------------------------------------------------------------------------
Com Ind Multiforms LTDA                                                 100,000
--------------------------------------------------------------------------------
Condy, Charles T                                                        7,958.9
--------------------------------------------------------------------------------
Convergence Capital LLC                                                  25,000
--------------------------------------------------------------------------------
D. C. Capital LLC                                                        50,000
--------------------------------------------------------------------------------
Elhart, Bryan                                                             159.2
--------------------------------------------------------------------------------
Empire Ventures LTDA                                                    100,000
--------------------------------------------------------------------------------
Gochman, Reuven                                                           1,000
--------------------------------------------------------------------------------
Gross Annuity Trust                                                     199,284
--------------------------------------------------------------------------------
Gross Unit Trust                                                        199,284
--------------------------------------------------------------------------------
Gross, Sid                                                              7,958.9
--------------------------------------------------------------------------------
Harbor View Fund, Inc.                                                  189,275
--------------------------------------------------------------------------------
Ira Levy                                                                  2,000
--------------------------------------------------------------------------------
M.S.R.K. Holding Inc.                                                     5,000
--------------------------------------------------------------------------------
Mostovoy, Vadim                                                           4,500
--------------------------------------------------------------------------------
Ocean Castle Partners                                                 818,060.4
--------------------------------------------------------------------------------
Old Oak Fund LLC                                                      133,024.9
--------------------------------------------------------------------------------
Old Westbury Hebrew                                                       2,700
Congregation
--------------------------------------------------------------------------------
Robert DePalo                                                            50,000
--------------------------------------------------------------------------------
Ronald Marks                                                              2,000
--------------------------------------------------------------------------------
Shaab, Irwin                                                            3,979.5
--------------------------------------------------------------------------------
Shevrin, David N                                                       15,917.8
--------------------------------------------------------------------------------
Silver, S. Lance                                                       15,917.8
--------------------------------------------------------------------------------
Taylor, Brenda                                                            2,500
--------------------------------------------------------------------------------
Taylor, Elizabeth                                                         5,000
--------------------------------------------------------------------------------
Taylor, Stewart                                                           2,500
--------------------------------------------------------------------------------
Wate, Devin J                                                             2,500
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         TOTAL                                                        2,235,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    Exhibit D

                     CERTIFICATE OF DESIGNATION, PREFERENCES
                               AND OTHER RIGHTS OF
                    SERIES A AND SERIES B PREFERRED STOCK OF
                         WESTERN POWER & EQUIPMENT CORP.

            The undersigned, duly authorized officers of Western Power & Equipment Corp., a Delaware corporation (the "Corporation"), do hereby certify:

            1. The Certificate of Incorporation of the Corporation, provides the following: (A) authorization for the issuance of Ten Million (10,000,000) shares of Preferred Stock with a par value of $.01 each, and (B) the authorization of the Board of Directors to cause the issuance, from time to time, of preferred shares in one or more series. The Board of Directors is expressly vested with the right:

            "to provide for the issuance of Preferred Stock and in connection therewith to fix by resolution providing for the issue of such series, the number of shares to be included and such of the preferences and relative participating, optional or other special rights and limitations of such series, including, without limitation, rights of redemption or conversion into Common Stock to the fullest extent now or hereafter permitted by the Delaware General Corporation Law."

            2. The Board of Directors of the Corporation, pursuant to the authorization of the Board of Directors expressly vested in it as aforesaid, on May __, 2001 adopted the following resolution:

                  RESOLVED, that 1,000,000 of the Corporation's
            authorized shares of Preferred Stock, shall be designated "Series A Preferred Stock", par value $.01 per share, and shall have the rights, designation and preferences set forth in the Certificate of Designation which is annexed hereto as Exhibit "A", the form and the terms of which are hereby approved.

            3. The Board of Directors of the Corporation, pursuant to the authorization of the Board of Directors expressly vested in it as aforesaid, on May __, 2001 adopted the following resolution:

                  RESOLVED, that 2,500,000 of the Corporation's
            authorized shares of Preferred Stock, shall be designated "Series B Preferred Stock", par value $.01 per share, and shall have the rights, designation and preferences set forth in the Certificate of Designation which is annexed hereto as Exhibit "A", the form and the terms of which are hereby approved.

            IN WITNESS WHEREOF, Western Power & Equipment Corp. has caused this Certificate to be signed by C. Dean McLain, its President and Mark J. Wright, its Secretary, this ___ day of May __ 2001.

Attest:                                 WESTERN POWER & EQUIPMENT CORP.


____________________________            By: ____________________________________
Mark J. Wright                              C. Dean McLain
Secretary                                   President

(SEAL)

                                   EXHIBIT "A"

1. Designation, Amount and Par Value

      The Board of Directors hereby designates the following two series of preferred stock: "Series A Convertible Preferred Stock" and "Series B Convertible Preferred Stock" (collectively, the "Preferred Stock"). The authorized number of shares shall be 1,000,000 shares of Series A Convertible Preferred Stock and 2,500,000 shares of Series B Convertible Preferred Stock . Each share of Series A Convertible Preferred Stock shall have a par value of $0.01 and a stated value (the "Series A Stated Value") equal to the sum of $2.00 plus all accrued dividends to the date of determination. Each share of Series B Convertible Preferred Stock shall have a par value of $0.01 and a stated value (the "Series B Stated Value") equal to the sum of $10.00 plus all accrued dividends to the date of determination

2. Dividends.

      A. The holder of each share of Series A Convertible Preferred Stock, par value $.01, shall be entitled to receive, out of funds legally available for that purpose, cumulative dividends accruing from and after the date of the Final Closing of the Private Offering of its ten (10%) percent convertible promissory notes, (the "Series A Commencement Date") equal to the rate of five (5 %) percent of the Stated Value per share per annum, and no more, payable in shares of Series A Preferred Stock in quarterly installments. All dividends declared upon the Series A Convertible Preferred Stock shall be declared pro rata per share. If any dividend with respect to the Series A Convertible Preferred Stock would otherwise result in a fractional share, such fractional share shall be rounded up to the nearest whole share if equal to or greater than a one half (.5) share. Such fractional share shall be rounded down to the nearest whole share if less than a one half (.5) share. Shares of Series A Convertible Preferred Stock issued in payment of dividends shall be valued at the time of such payment of dividends at the Series A Stated Value.

      B. The holder of each share of Series B Convertible Preferred Stock, par value $.01, shall be entitled to receive, out of funds legally available for that purpose, cumulative dividends accruing after October 31, 2001, (the "Series B Commencement Date") equal to the rate of five (5 %) percent of the Stated Value per share per annum, and no more, payable in shares of Series B Convertible Preferred Stock in quarterly installments. All dividends declared upon the Preferred Stock shall be declared pro rata per share. If any dividend with respect to the Series B Convertible Preferred Stock would otherwise result in a fractional share, such fractional share shall be rounded up to the nearest whole share if equal to or greater than a one half (.5) share. Such fractional share shall be rounded down to the nearest whole share if less than a one half (.5) share. Shares of Series B Preferred Stock issued in payment of dividends shall be valued at all times at the Series B Stated Value.

      C. Accrued dividends for the period commencing with the Series A Commencement Date and the Series B Commencement Date (jointly, the "Commencement Dates") and terminating with the date upon which the stockholders of the Corporation approve the conversion of the Preferred Stock into Common Stock (the "Shareholder Approval Date") shall be payable on the last day of each quarter of the Corporation's fiscal year commencing with January 31, 2002. The Preferred Stock shall be entitled to cumulative dividends which shall be deemed to accrue from the Commencement Dates whether or not earned or declared and whether or not there shall be net profits or net assets of the Corporation legally available for the payment of such dividends. Any unpaid dividends upon the Preferred Stock shall not bear interest. No dividends shall be declared, paid or set apart for payment on any other stock of the Corporation (the "Other Stock"), including but not limited to, the Corporation's common stock, $.001 par value (the "Common Stock"), no distribution shall be made on the Other Stock (other than dividends on the Common Stock payable in Common Stock) or any sum or sums set aside for or applied to the purchase or redemption of any shares of Other Stock for any reason prior to the full payment of cumulative dividends due with respect to the Preferred Stock.

3. Rights upon Liquidation, Dissolution or Winding Up.

      In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Preferred Stock then outstanding shall be entitled, on a pro rata basis, to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, prior to any payment being made to the holders of shares of Other Stock, an amount equal to the Stated Value per share of Preferred Stock, plus an amount equal to the sum of all accumulated and unpaid dividends through the date fixed for the payment of the distribution on the shares of the Preferred Stock. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amounts to which they shall be entitled, the holders of shares of Preferred Stock shall share ratably in any distribution of assets in proportion to their respective ownership of Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, after payment shall have been made to the holders of shares of Preferred Stock of the full amount to which they shall be entitled, the holders of all other classes and series of the capital stock of the Corporation, to the exclusion of the holders of shares of the Preferred Stock, shall be entitled to share on a pro rata basis, according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its stockholders. The consolidation or merger of the Corporation with or into one or more other corporations, or the sale or transfer by the Corporation of all or substantially all of its assets shall not be deemed to be a liquidation, dissolution or winding up of the Corporation.

4. Voting.

      (A) Except as otherwise set forth in Paragraph "B" of this Article "4" of this Exhibit "A" to the Certificate of Designation, Preferences and Other Rights of Series A and Series B Preferred

Stock of Western Power & Equipment Corp. (the "Certificate of Designation") or required by law, the holders of shares of Series A Preferred Stock and Series B Preferred Stock shall not have the right to vote upon matters submitted to the stockholders of the Corporation or to receive notice of any meeting of the stockholders of the Corporation.

      (B) The Corporation shall not, without the affirmative vote or consent of the holders of shares representing a majority of the shares of Preferred Stock then outstanding, acting as a separate class:

            (i) in any manner authorize or create any class of capital stock ranking, either as to payment of dividends or distribution of assets, prior to or on a parity with the Preferred Stock;

            (ii) in any manner, alter or change the designations, powers, preferences or rights or the qualifications, limitations or restrictions of the Preferred Stock;

            (iii) authorize the issuance of any additional Preferred Stock;

            (iv) agree to any provision in any agreement which would impose any restriction upon the Corporation's ability to honor the exercise of any rights of the holders of the Preferred Stock; or

            (v) agree or otherwise commit to take any of the actions set forth above; provided, however, that, except as otherwise provided by law, any such vote or consent as set forth in this Paragraph "B" of this Article "4" of this Exhibit "A" to the Certificate of Designation shall be sufficient authorization, by the holders of the Preferred Stock, for any such action, and when such action is effected upon such vote or consent, holders of shares of the Preferred Stock dissenting from such action shall not have any rights other than the same rights as all holders of the Preferred Stock, including, but not limited to, the right to payment for their shares by reason of this provision.

            (C) In addition to the other voting rights set forth herein, the holders of Series B Preferred Stock shall have the exclusive right, voting separately as a single class, to elect one person, to serve on the Board of Directors of the Corporation (such director is referred to as the "Preferred Stock Director"). The election of Irwin Gross or an individual to be designated by the Stockholders of SPI to serve on the Board of Directors of the Corporation as set forth in Subparagraph "(ix)" of Paragraph "(B)" of Article "20" of the Merger Agreement shall be deemed to be the Preferred Stock Director; provided, however, that if the size of the Board of Directors shall be increased to greater than five persons, then the holders of Series B Preferred Stock shall have the right to elect that number of Preferred Stock Directors so that the number of Preferred Stock Directors divided by the total number of members of the Board of Directors (the "Preferred Director Percentage") is at least equal to the Preferred Director Percentage immediately prior to the increase in the size of the Board of Directors (without regard to any vacancy that shall exist from time to time); provided further, however, that such number of Preferred Stock Directors shall be rounded down to the nearest whole number. For example, if there are five members of the Board of Directors immediately prior to the increase in the size of the Board of Directors, the Preferred Director Percentage immediately prior to the increase in the size of the Board of Directors is twenty (20%) percent. If the size of the Board subsequently increases to eight members, the holders of Series B Preferred Stock shall have the right to elect one person to serve on the Board of Directors. If the size of the Board subsequently increases to ten members, the holders of Series B Preferred Stock shall have the right to elect two persons to serve on the Board of Directors. In connection with any such vote of the Series B Preferred Stock for Preferred Stock Directors, the holders of Series A Preferred Stock shall be entitled to cast one vote per share of Series B Preferred Stock held of record on the record date for the determination of the holders of Series B Preferred Stock entitled to vote on such election. The Board of Directors may not remove a Preferred Stock Director without approval of holders of shares representing a majority of the Series B Preferred Stock.

5. Conversion.

      Each holder of shares of Preferred Stock shall have the following rights with respect to the conversion of his, her or its Preferred Stock into shares of Common Stock:

      (A) Subject to, and in compliance with the provisions of this Article "5" of this Exhibit "A" to the Certificate of Designation, each holder of shares of Series A Preferred Stock outstanding shall without any action on the part of the holder thereof or the Corporation, be automatically converted into ten (10) fully paid, validly issued, and non-assessable shares of Common Stock of the Corporation, upon the occurrence of each of the following: (i) a vote of the stockholders of the Corporation which approves the Merger Agreement, and (ii) the Corporation has received the Releases from Deutsche Bank and Case Corporation contemplated by Subparagraph "(ix) of Paragraph "A" of Article "20" of the Merger Agreement.

      (B) Upon the conversion of the Series A Preferred Stock, all rights of the holders of the Preferred Stock including, but not limited to, any rights to future dividends with respect to the Preferred Stock, shall cease and the person or persons in whose name or names the certificate or certificates for the Preferred Stock are held shall be treated for all purposes as having become record owners of the Common Stock of the Corporation at that time.

      (C) Subject to, and in compliance with the provisions of this Article "5" of this Exhibit "A" to the Certificate of Designation, each holder of shares of Series B Preferred Stock outstanding shall have the right to convert such Preferred Stock, upon the occurrence of each of the following: (i) a vote of the stockholders of the Corporation which approves the conversion of each share of the Preferred Stock, into ten (10) fully paid, validly issued, and non-assessable shares of Common Stock of the Corporation, (ii) a Registration Statement contemplated by Article "4" of the Merger Agreement is declared effective by the Securities and Exhange Commission (the "SEC"), and (iii) the Corporation has received the Releases from Deutsche Bank and Case Corporation contemplated by Subparagraph "(ix) of Paragraph "A" of Article "20" of the Merger Agreement .

      (D) Subject to, and in compliance with the provisions of this Article "5" of this Exhibit "A" to the Certificate of Designation, each share of Series B Preferred Stock outstanding shall without any action on the part of the holder thereof or the Corporation, be automatically converted into ten (10) fully paid, validly issued, and non-assessable shares of Common Stock of the Corporation, upon the occurrence of the three events set forth in Paragraph "(B)" of this Article "5" of this Exhibit "A" to the Certificate of Designation and the Asset Purchase Closing contemplated in Article "11" of the Merger Agreement,

      (E) Upon the conversion of the Series B Preferred Stock, all rights of the holders of the Preferred Stock including, but not limited to, any rights to future dividends with respect to the Preferred Stock, shall cease and the person or persons in whose name or names the certificate or certificates for the Preferred Stock are held shall be treated for all purposes as having become record owners of the Common Stock of the Corporation at that time.

      (F) At the time of conversion, the Corporation shall pay to the holder of record of any share or shares of Preferred Stock surrendered for conversion any accrued and unpaid cumulative dividends on the stock being converted.

      (G) The issuance of certificates for shares of Common Stock upon the conversion of Preferred Stock shall be made without charge for any tax with respect to the issuance. However, if any certificate is to be issued in a name or names other than the name or names of the holder of record of the Preferred Stock converted, the person or persons requesting the issuance shall pay to the Corporation the amount of any tax that may be payable in connection with any transfer involved in the issuance, or shall establish to the satisfaction of the Corporation that the tax has been paid or is not due and payable.

      (E) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

      (F) The Corporation shall not be required to issue fractional shares of Common Stock upon the conversion of the Preferred Stock. The number of full shares of Common Stock which shall be issued upon the conversion of the Series A Preferred Stock shall be computed upon the basis of the aggregate number of shares of Preferred Stock. If any interest in a fractional share of Common Stock would otherwise be deliverable upon conversion of the Preferred Stock, such fractional share shall be rounded up to the nearest whole share if equal to or greater than a one half (.5) share. Such fractional share shall be rounded down to the nearest whole share if less than a one half (.5) share.

6. Capital Changes.

      If the Corporation takes any action to increase or decrease the number of outstanding shares of Common Stock (a "Capital Change"), then the number of shares of Common Stock issuable upon the conversion of the Preferred Stock shall be proportionately increased or decreased, as the case may be, so that, upon conversion into Common Stock, the percentage interest of any holder of shares of the Preferred Stock shall not be modified from what his, her or its then current percentage interest in the Corporation would have been if the Preferred Stock had been converted into Common Stock immediately prior to any such Capital Change, effective in either case at the close of business on the date that the Capital Change becomes effective. Notwithstanding the foregoing, (i) any transaction in which securities of the Corporation are, pursuant to unanimous approval by the Board of Directors of the Corporation, issued for reasonable and fair consideration which is received by the Corporation after the date of this Exhibit "A" to the Certificate of Designation, (ii) the Private Placement (as defined in the Merger Agreement) and (iii) the issuance of any additional shares of Common Stock upon the exercise of stock options granted prior to the date of the Merger Agreement, shall be excluded from any adjustment pursuant to this Article "6" of this Exhibit "A" to the Certificate of Designation. Any Capital Change shall include, but shall not be limited to, any of the events which are set forth below:

      (A) a merger, reorganization or consolidation of the Corporation with or into another entity or entities, whether or not the Corporation is the surviving entity;

      (B) the issuance of any previously authorized or newly authorized shares of the Common Stock of the Corporation;

      (C) a recapitalization of the outstanding shares of the Common Stock of the Corporation, which has the effect of changing the percentage of shares of Common Stock which shall be received by holders of shares of the Preferred Stock upon conversion in relation to the total number of outstanding shares of the Common Stock of the Corporation;

      (D) the payment of any stock dividend or stock split;

      (E) the distribution to any holders of securities of evidences of indebtedness of the Corporation or of assets (excluding cash dividends paid from retained earnings);

      (F) the issuance after the date hereof of any stock options, warrants or other rights to acquire shares of the capital stock of the Corporation; and

      (G) if at any time or from time to time it shall appear to the Board of Directors that conditions may arise by reason of any action proposed to be taken by the Corporation, which conditions, in the opinion of the Board of Directors, are not adequately provided for by any of the other provisions of this Article "6" of this Exhibit "A" to the Certificate of Designation and which would affect the conversion rights of the holders of the Preferred Stock, the conversion ratio then in effect shall be adjusted in such manner as the Board of Directors, in its reasonable discretion, may determine to be equitable under the circumstances.

      Upon the occurrence of any of the Capital Changes which are described in this Article "6" of this Exhibit "A" to the Certificate of Designation or any other event which might result in an adjustment to the number of shares of Common Stock issuable upon the conversion of the Preferred Stock (any of such Capital Changes is hereinafter referred to as an "Adjustment Event"), then, in any such event, the Corporation shall immediately take whatever measures are necessary including, but not limited to, the issuance of additional shares of Common Stock of the Corporation or a surviving entity as the case may be, to insure that the percentage interest in the Corporation of the holders of shares of Preferred Stock is not modified from the percentage of stock which the holders would own had no Adjustment Event occurred. Any adjustment which is required by this Article "6" of this Exhibit "A" to the Certificate of Designation shall be deemed effective retroactive to the date of the Adjustment Event. These adjustments shall be made successively if more than one Adjustment Event occurs. The provisions of this Article "6" of this Exhibit "A" to the Certificate of Designation shall be applicable to any Adjustment Event which occurs on or after the filing date of this Exhibit "A" to the Certificate of Designation with the Secretary of State of the State of Delaware, which shall occur on the Closing Date (as defined pursuant to the Merger Agreement).

7. Right to Put Shares.

      (A) If the Series B Preferred Stock has not been converted into shares of Common Stock pursuant to Article "5" of this Exhibit "A" to the Certificate of Designation, each holder of shares of Series B Preferred Stock (individually, a "Series B Preferred Holder") shall have the right, to be exercised as provided for in Paragraph "B" of this Article "7" of this Exhibit "A" to the Certificate of Designation, at any time and from time to time after September 30, 2002, to require the Corporation, upon the terms and conditions set forth in this Article "7" of this Exhibit "A" to the Certificate of Designation, to repurchase his, her or its shares of Series B Preferred Stock (the "Put Option"), in whole or in part, by paying to the Preferred Holders an aggregate of $7,000,000 which, based upon 2,235,000 shares initially issued and outstanding, shall equal approximately three dollars and thirteen cents ($3.13) for each share of Series B Preferred Stock owned, plus any accrued and unpaid dividends;

      (B) The Put Option shall be exercised by written notice (the "Put Notice") from the Preferred Holder to the Corporation at 4601 N.E. 77th Avenue, Suite 200, Vancouver, WA, 98662, sent by either (i) certified mail, postage prepaid, return receipt requested, (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, demanding that the Corporation purchase the number of shares of Series B Preferred Stock specified in the Put Notice.

      (C) The closing of any purchase by the Corporation of shares of Series B Preferred Stock pursuant to any exercise of a Put Option shall be held at the offices of the Corporation upon a date selected by the Corporation, but not later than thirty (30) days after delivery by the Preferred Holder to the Corporation of a Put Notice relating to the shares of Series B Preferred Stock to be purchased. At the closing:

      (i) the Preferred Holder shall deliver to the Corporation the certificates representing the shares of Series B Preferred Stock to be purchased, duly endorsed for transfer or accompanied by stock powers transferring the shares.

      (ii) the Preferred Holder shall provide the Corporation with certification in a form acceptable to the Corporation's counsel that the shares of Series B Preferred Stock conveyed are free and clear of all liens, encumbrances, charges and other claims.

      (iii) the Corporation shall pay the Purchase Price to the Preferred Holder by delivery of the Corporation's check payable to the Preferred Holder.

      The right to put the Series B Preferred Stock which is set forth in this Article "7" of this Exhibit "A" to the Certificate of Designation is subject to the condition precedent that both Deutsche Financial Services ("DFS") and Case Corporation ("Case") , or any successor secured creditor to either of DFS or Case (DFS, Case or any successor secured creditor are hereinafter collectively referred to as the "Secured Creditors"), shall give their written consent to this Article "7" of this Exhibit "A" to the Certificate of Designation; if any of the Secured Creditors shall fail to give such consent, this Article "7" of this Exhibit "A" to the Certificate of Designation shall be of no force and effect and shall be null and void.

                                    Exhibit E

                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT, dated as of the 1st day of May, 2001 by and between Western Power & Equipment Corp., a Delaware corporation with its principal office at 4601 N.E. 77th Avenue, Suite 200,Vancouver, WA 98662 (the "Company"), and the person whose name appears on the signature page attached hereto (individually a "Holder" and collectively, with the other holders of the Company's Series B Preferred Stock, the "Holders").

      WHEREAS, pursuant to a Merger Agreement dated as of the 1st day of May, 2001 by and between Western Power & Equipment Corp., WPEC Acquisition Corp., a wholly owned subsidiary of Western Power, and SupplyPoint, Inc. ("SPI"), the Company has agreed to issue 650,000 shares of its Common Stock (the "Common Stock") and 2,235,000 shares of its Series A Preferred Stock, each of which is convertible into ten (10) shares of Common Stock pursuant to the terms and conditions of the Merger Agreement.

      WHEREAS, pursuant to the terms of, and in order to induce SPI to enter into, the Merger Agreement and the Holders to consent thereto, the Company has agreed to enter into this Registration Rights Agreement (the "Agreement");

      WHEREAS, it is intended by the Company and the Holder that this Agreement shall become effective immediately upon the Effective Date as defined in the Merger Agreement;

      NOW, THEREFORE, in consideration of the covenants of the parties which are hereinafter set forth, and for other good and valuable consideration, receipt of which is hereby acknowledged:

      IT IS AGREED:

      1. (A) Mandatory Registration. The Company shall file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to the Common Stock and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock (collectively, the "Registrable Securities").

      (B) Cooperation with Company - The Holder will cooperate with the Company in all respects in connection with this Registration Rights Agreement, including, but not limited to, timely supplying all information reasonably requested by the Company and timely executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

      2. Registration Procedures. Except as otherwise provided in this Registration Rights Agreement, the Company shall:

      (A) prepare and file with the Commission a registration statement within forty-five (45) days after the Effective Date (said 45 days is contingent upon SPI promptly providing any information which is required from SPI to be included in the Registration Agreement).

      (B) use its best efforts to cause such registration statement to become effective and remain effective for a period of two (2) years after the date that such registration statement becomes effective.

      (C) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act of 1933, as amended (the "Act") with respect to the sale or other disposition of all securities covered by such registration statement.

      (D) use its best efforts to (i) register or qualify the Registrable Securities under the applicable blue sky laws and (ii) secure the quotation of the Registrable Securities on the NASDAQ Small Cap Market (or other relevant market).

      (E) notify each Holder of Registrable Securities covered at any time by such registration statement when a prospectus relating thereto covered by such registration statement is required to be delivered under the Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in view of the circumstances then existing.

      3. Expenses. All expenses incurred in any registration of the Holders' Registrable Securities under this Agreement shall be paid by the Company; provided, however that if the Company does not raise $200,000 pursuant to the Private Placement set forth in Article "6" of the Merger Agreement, the Company shall not be required to bear the foregoing expenses; provided further, however, that the Holders shall pay any and all fees and expenses of any legal counsel selected by the Holders to represent them with respect to the foregoing.

      4. Indemnification.

      (A) Company's Indemnity. To the extent permitted by law, the Company shall indemnify and hold harmless each Holder against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the Securities Exchange Act of 1934 (the "Exchange Act") or other Federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) any violation by the Company of the Act, the Exchange Act, or (iv) any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law, and the Company shall reimburse each such Holder for any legal or other expenses incurred by them in connection with defending against any such loss, claim, damage, liability or action; provided, however, that the company shall not be liable to any Holder or have any duties to such Holder in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or any officer, director or controlling person of the Holder.

      (B) Holders' Indemnity. Each Holder shall indemnify and hold harmless the Company, its affiliates, its counsel, officers, directors, shareholders and representatives, and each person, if any, who controls the Company, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or any state securities law which arise out of or are based upon any statements or information provided by such Holder to the Company in connection with the offer or sale of Registrable Securities, and the Holder shall reimburse the Company, its affiliates, officers, directors or partners or controlling persons for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

      (C) Notice; Right to Defend. Promptly after receipt by an indemnified party under this Article "4" of this Registration Rights Agreement, of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party pursuant to this Article "4", deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and if the indemnifying party agrees in writing that it will be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnified party with respect to such claim, jointly with any other indemnifying party similarly noticed, to assume the defense thereof. The failure to deliver written notice to the indemnifying party within a reasonable time after the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Registration Rights Agreement only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Registration Rights Agreement.

      (D) Contribution. If the indemnification provided for in this Registration Rights Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder shall be obligated to contribute pursuant to the Registration Rights Agreement shall be limited to an amount equal to the proceeds to such Holder of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities).

      (E) Survival of Indemnity. The Indemnification provided by this Registration Rights Agreement shall be a continuing right to indemnification and shall survive the registration and sale of any Registrable Securities by any person entitled to indemnification hereunder and the expiration or termination of this Registration Rights Agreement.

      5. Assignment of Registration Rights. The rights of the Holders under this Agreement, including the rights to cause the Company to register Registrable Securities may not be assigned without the prior written consent of the Company.

      6. Miscellaneous.

      (A) Headings. Headings contained in this Registration Rights Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Registration Rights Agreement.

      (B) Enforceability. If any provision which is contained in this Registration Rights Agreement should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any state or of the United States, such invalidity or unenforceability shall not affect any other provision of this Agreement. Instead, this Registration Rights Agreement shall be construed as if such invalid or unenforceable provisions had not been contained herein.

      (C) Notices. Any notices or other communication required or permitted hereunder shall be sufficiently given if sent by (i) certified or registered mail, postage prepaid, return receipt requested, (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

         To the Company:   Western Power & Equipment Corp.
                           4601 N.E. 77th Avenue, Suite 200
                           Vancouver, WA 98662
                           Attn: C. Dean McClain, President
                           Fax no.: (360) 892-7927

         Copy To:          Mintz & Fraade, P.C.
                           488 Madison Avenue, Suite 1100
                           New York, NY 10022
                           Attn: Frederick M. Mintz, Esq.
                           Fax No.: (212) 486-0701

         To Holder:

or in each case to such other address as shall have last been by like notice. If mailing by Registered or Certified Mail is impossible due to an absence of postal service, notice shall be in writing and personally delivered to the aforesaid address. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be; provided, however that any notice sent by facsimile shall be deemed to have been given as of the date sent by the facsimile if a copy of such notice is also mailed by first class mail on the date sent by the facsimile, if the date of the mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice is given.

      (D) Governing Law; Disputes. This Registration Rights Agreement shall in accordance with Section 5-1401 of the General Obligation Law of New York in all respects be construed, governed, applied and enforced under the internal laws of the State of New York and the Corporate law of Delaware without giving effect to the principals of conflicts of laws and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York. The parties of this Registration Rights Agreement shall be deemed to have agreed to binding arbitration in New York, New York with respect to the entire subject matter of any and all disputes relating to or arising under this Registration Rights Agreement. Any such arbitration shall be by a panel of three arbitrators pursuant to the commercial rules then existing of the American Arbitration Association in the State of New York, County of New York. In all arbitrations, judgment upon the arbitration award may be entered in any court having jurisdiction. The parties agree, further, that the prevailing party in any such arbitration as determined by the arbitrators shall be entitled to such costs and attorney's fees, if any, in connection with such arbitration as may be awarded by the arbitrators. In connection with the arbitrators' determination for the purpose of which party, if any, is the prevailing party, they shall take into account all of the factors and circumstances including, without limitation, the relief sought, and by whom, and the relief, if any, awarded, and to whom. In addition, and notwithstanding the foregoing sentence, a party shall not be deemed to be the prevailing party in a claim seeking monetary damages, unless the amount of the arbitration award exceeds the amount offered in a legally binding writing by the other party by fifteen percent (15%) or more. For example, if the party initiating arbitration ("A") seeks an award of $100,000 plus costs and expenses, the other party ("B") has offered A $50,000 in a legally binding written offer prior to the commencement of the arbitration proceeding, and the arbitration panel awards any amount less than $57,500 to A, the panel should determine that B has prevailed. The parties specifically designate the Courts in the City of New York, State of New York as properly having jurisdiction for any proceeding to confirm and enter judgment upon any such arbitration award. The parties hereby consent to and submit to personal jurisdiction over each of them by the Courts of the State of New York in any action or proceeding, waive personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested.

      E. Entire Agreement. This Registration Rights Agreement and all documents and instruments referred to herein (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. This Registration Rights Agreement may not be amended, changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this Registration Rights Agreement.

      (F) Further Assurances. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Registration Rights Agreement and the intents and purposes hereof.

      (G) Binding Agreement. This Registration Rights Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

      (H.) Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Registration Right Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Registration Rights Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Registration Rights Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

      (I.) Third Party Beneficiaries. This Registration Rights Agreement and all documents and instruments referred to herein are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

      (J) Counterparts. This Registration Rights Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, undersigned have executed this Agreement as of the date first above written.


                                        ________________________________________
                                        Signature of Holder

Western Power & Equipment Corp.


By: __________________________________  ________________________________________
                             President  Print Name of Holder

                                        ________________________________________

                                        ________________________________________
                                        Print Address of Holder

                                    Exhibit G

THIS NOTE AND THE CONVERTIBLE PREFERRED STOCK ISSUABLE UPON CONVERSION OF THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE CONVERTIBLE PREFERRED STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED, DISPOSED OF OR OFFERED FOR SALE, IN WHOLE OR IN PART, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT COVERING THIS NOTE AND/OR THE CONVERTIBLE PREFERRED STOCK AND THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                           CONVERTIBLE PROMISSORY NOTE
                                  (the "Note")

                         WESTERN POWER & EQUIPMENT CORP.

Principal Sum: $___________________

Holder: __________________________

      WESTERN POWER & EQUIPMENT CORP., a Delaware corporation (hereinafter called "Western Power & Equipment" or the "Company"), hereby promises to pay the Principal Sum set forth above (the "Principal Sum") to the order of the above-referenced holder (the "Holder") on or before December 31, 2001 subject to conversion as described below. This Note shall accrue interest at the rate of ten percent (10%) per annum payable in stock from and after the date of purchase. Accrued interest shall be payable upon maturity or on conversion (each, an "interest payment date"). Interest shall be computed on the basis of a 360-day year.

1. Issuance. This Note is being issued pursuant to the terms of a Note Purchase Agreement between the Company and the Holder (the "Subscription Agreement") which contains, among other things, certain representations by the Holder as to Holder's sophistication as an investor. In addition, the Subscription Agreement contains certain covenants of the Company relating to the registration of the Common Stock into which the Convertible Preferred Shares and the Note may be converted under the Securities Act of 1933, as amended (the "Act").

2. Conversion.

      (a) The Note shall be automatically converted into shares of Convertible Preferred Stock upon the Final Closing of the Offering which shall take place on before August 31, 2001, subject to one or more extensions in the sole and absolute discretion of the Company (the "Closing"), at the rate of $1,000 amount of the Note to one hundred (100) Shares of Convertible Preferred Stock. The Convertible Preferred Stock shall be convertible into ten
(10) Shares of Common Stock $0.001 par value (the "Conversion Shares") for each share of Convertible Preferred Stock (the "Conversion Rate") on the Western Power & Equipment Stockholder Approval Date.

      (b) Simultaneously with the issuance of this Note, the Company shall reserve for issuance upon conversion of the Convertible Preferred Stock, the total number of shares of Common Stock issuable upon conversion (as such number may be adjusted from time to time in accordance with (c) below). The Company shall use its best reasonable efforts promptly to list on NASDAQ, all of the Conversion Shares.

      (c) If any capital reorganization or reclassification of the Common Stock, stock split, reverse stock split, stock combination, or consolidation or merger of the Corporation with or into another corporation, or distribution of the proceeds of any sale or conveyance of all or substantially all of its assets to another corporation (a "Capital Event") shall be effected, then, as a condition precedent of such Capital Event, the following provision shall be made: The Holder of the Note shall, from and after the date of such Capital Event have the right to receive upon the conversion of the Convertible Preferred Stock (in lieu of the shares of Common Stock of the Corporation immediately theretofore issuable upon the exercise of conversion rights), such shares of stock, securities or assets as would have been issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore issuable upon conversion of the Convertible Preferred Stock received upon conversion of the Note (regardless of whether the Convertible Preferred Stock received upon conversion of the Note was actually convertible at such time). In any such case, appropriate provision shall be made with respect to the rights and interests of the Holders to the end that such conversion rights (including, without limitation, provisions for appropriate adjustments) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of the Convertible Preferred Stock received upon conversion of the Note.

      (d) In conjunction with the transactions contemplated hereby, the Company undertakes and agrees to call one or more special stockholders meetings as follows:

            (i) After the closing pursuant to the Purchase Agreement (as that term is defined in the Note Purchase Agreement) the Company shall call a special meeting of its stockholders to vote upon various matters, including, among other things, the conversion of the Convertible Preferred Stock into shares of Common Stock of the Company. The Corporation shall use its best efforts to cause the special stockholders meeting to be held on or before December 31, 2001. The date, if ever, on which the stockholders of the Company approve the Purchase Agreement is referred to herein as the "Western Power Stockholder Approval Date".

            (ii) If, for any reason, the Western Power Stockholder Approval Date has not occurred by December 31, 2001, or the Purchase Agreement has been terminated or abandoned prior to that date, the Company will take all steps necessary to permit the conversion of the Convertible Preferred Stock at the

                  Conversion Rate including, but not limited to, the call of a special stockholders meeting and filing appropriate proxy statements and other documents with the Securities and Exchange Commission and NASDAQ. The Board of Directors of the Company will recommend that the stockholders of the Company vote in favor of such proposal.

3. Issuance of Conversion Shares. The Company covenants and agrees that all Conversion Shares will, upon conversion of the Convertible Preferred Stock and issuance in accordance with the terms hereof, be duly and validly issued, fully paid and non-assessable.

4. Registration of Conversion Shares.

      (a) Registration. The Company covenants and agrees that it shall automatically and without any further instruction by the Holder, include the maximum number of Conversion Shares under this Note in a S-3 or S-4 Registration Statement pursuant to the Act to take effect within a reasonable time after the Western Power Stockholder Approval Date and shall file such applications and take such other commercially reasonable steps as may be necessary in order to permit the resale by the Holder of the Conversion Shares under the laws of the state in which the Holder's principal residence is located. The Company agrees to use its best reasonable efforts to cause such registration to become effective as soon as practical following the filing date. In the event that shareholder approval is not obtained the Company agrees to file a Registration Statement that includes the Conversion Shares on or before January 15, 2002.

      (b) Expenses of Registration. All registration expenses incurred in connection with any registration, qualification or compliance pursuant to Paragraph 8(a) above, excluding any legal fees for separate counsel to the Holder, underwriter discounts or non-accountable expense allowances payable with respect to any Conversion Shares sold, shall be borne by the Corporation.

      (c) Cooperation in Registration. As a condition to the registration of any Conversion Shares, the Holder agrees to fully cooperate with the Company in connection with the preparation of any registration statement or filings with federal or state securities regulators, including, without limitation, the completion and execution of questionnaires, representation letters and other documents customarily required of selling stockholder in registered offerings of securities. The Investor understands and agrees that the representations and warranties of the Investor contained in this Agreement and the Purchaser Statement, executed by each Holder, will be relied on by the Company in preparing any such registration statement and related filings and that the Investors will promptly notify the Company in writing of any material change in or inaccuracy of such information, representations or warranties.

      (d) Termination of Registration Rights. Notwithstanding anything to the contrary set forth in this Section 8, the registration rights granted in this
Section 8 shall terminate with respect to any Conversion Shares at such time as such Conversion Shares may be legally sold by the Holder in the public market without volume limitations.

      (e) Indemnification.

            (i) The Company shall indemnify and hold harmless the Holder from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement filed by the Company under the Act by reason of this Section 8, any post-effective amendment to such registration statement, or any prospectus included therein, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to the Company by any Holder ( or the authorized representatives or agents of such Holder) expressly for use therein, which indemnification shall include each person, if any, who controls the Holder within the meaning of the Act and each officer, director, employee and agent of the Holders.

            (ii) Each Holder shall indemnify and hold harmless the Company from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement filed by the Company under the Act by reason of this Section 8, any post-effective amendment to such registration statement, or any prospectus included therein, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to the Company by any Holder (or the authorized representatives or agents of such Holder) expressly for use therein, which indemnification shall include each person, if any, who controls the Holder within the meaning of the Act and each officer, director, employee and agent of the Company .

            (iii) If for any reason the indemnification provided for in the preceding paragraphs is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

5. Events of Default and Acceleration of the Note.

      (a) An "event of default" with respect to this Note shall exist if any one or more of the following shall occur:

            (i) The Company shall breach or fail to comply with any provision of this Note and such breach or failure shall continue for fifteen (15) days after written notice thereof to the Company by any Holder of Notes.

            (ii) A receiver, liquidator or trustee of the Company or of a substantial part of its properties shall be appointed by court order and such order shall remain in effect for more than forty five (45) days; or the Company shall be adjudicated bankrupt or insolvent; or a substantial part of the property of the Company shall be sequestered by court order and such order shall remain in effect for more than forty five (45) days; or a petition to reorganize the Company under any bankruptcy, reorganization or insolvency law shall be filed against the Company and shall not be dismissed within sixty
                  (60) days after such filing.

            (iii) The Company shall file a petition in voluntary bankruptcy or request reorganization under any provision of any bankruptcy, reorganization or insolvency law, or shall consent to the filing of any petition against it under any such law.

            (iv) The Company shall make an assignment for the benefit of its creditors, or consent to the appointment of a receiver, trustee or liquidator of the Company, or of all or any substantial part of its properties.

      (b) If an event of default referred to in clause (i) shall occur, the Holder may, in addition to such Holder's other remedies, by written notice to the Company, declare the principal amount of this Note, together with all interest accrued thereon, to be due and payable immediately. Upon any such declaration, such amount shall become immediately due and payable and the Holder shall have all such rights and remedies provided for under the terms of this Note and the Subscription Agreement. If an event of default referred to in clauses (ii), (iii) or (iv) shall occur, the principal amount of this Note, together with all interest accrued thereon, shall become immediately due and payable and the Holder shall have all such rights and remedies, if any, provided for under the terms of this Note and the Subscription Agreement.

6. Interest Rate Limitation. It is the intent of Holder and the Company in the execution of this Note, that the loan evidenced hereby be exempt from the restrictions of applicable state usury laws. In the event that for any reason, it should be determined that any such usury law is applicable to this Note, Holder and the Company stipulate and agree that none of the terms and provisions contained herein shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of such state. In such event, if the Company shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by applicable state law, all such sums shall, at the option of Holder, be credited to the payment of the sums due hereunder or returned by the Company.

3. Commissions.

      The Company will pay any member of the NASD a commission equal to ten percent (10%) on any placement made by the member.

8. Miscellaneous.

      (a) All notices and other communications required or permitted to be given hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telegram, by facsimile, recognized overnight mail carrier, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: (a) if to the Holder, to such address as such Holder shall furnish to the Company in accordance with this Section, or
(b) if to the Company, to it at its headquarters office, or to such other address as the Company shall furnish to the Holder in accordance with this Section.

      (b) This Note shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

      (c) The Company waives protest, notice of protest, presentment, dishonor, notice of dishonor and demand.

      (d) If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

      (e) The waiver of any event of default or the failure of the Holder to exercise any right or remedy to which it may be entitled shall not be deemed a waiver of any subsequent event of default or of the Holder's right to exercise that or any other right or remedy to which the Holder is entitled.

      (f) Upon the occurrence of an uncured event of default, the Holder of this Note shall be entitled to recover its legal and other costs of collecting on this Note, and such costs shall be deemed added to the principal amount of this Note.

      (g) In addition to all other remedies to which the Holder may be entitled hereunder, Holder shall also be entitled to decrees of specific performance without posting bond or other security.

      (h) This Note may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by the Company and the Holder.

      IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the date set forth below.

Dated: ___________________

WESTERN POWER & EQUIPMENT CORP.


By:____________________________________________
   C. Dean McLain, Chief Executive Officer

                                  EXHIBIT "H"

                                 PROMISSORY NOTE

$100,000.00

                                                                  New York, NY
                                                                  March 30, 2001

FOR VALUE RECEIVED, SupplyPoint, Inc., a Delaware corporation, having an address at 1811 Chestnut, Suite 120, Philadelphia, PA 19103 (the "Payor"), agrees to pay to the order of Western Power & Equipment Corp., a Delaware Corporation, having an address at 4601 N.E. 77th Avenue, Suite 200, Vancouver, WA, 98662 (the "Payee") and its successors-in-interest or assigns, in accordance with the terms of this Promissory Note (the "Promissory Note"), upon demand, the principal sum of One Hundred Thousand ($100,000.00) Dollars pursuant to the provisions of
Section 1.1 of Article I of this Promissory Note, with interest on the aforesaid amount as calculated pursuant to the provisions of Section 1.2 of Article I of this Promissory Note.

      This Promissory Note evidences a loan being made by the Payee to the Payor. Upon execution of a proposed merger agreement by and among the Payor, Payee, and Western Power Acquisition Corp. (the "Merger Agreement"), this Promissory Note will be superceded and replaced with a promissory note in the form of Exhibit "A", which is attached hereto and made a part hereof. This Promissory Note is entitled to the benefits and security provided by that certain Security Agreement in the form of Exhibit "B" which is attached hereto and made a part hereof , executed simultaneously with this Promissory Note by and between the Payee and the Payor (the "Security Agreement").

                                    ARTICLE I
                                METHOD OF PAYMENT

1.1 Payment of Principal

      Payment of the principal sum of One Hundred Thousand ($100,000.00) Dollars, shall be immediately due and payable, upon demand, at which time, all amounts of principal and interest outstanding pursuant to this Promissory Note shall become due and payable. All payments of principal pursuant to this Promissory Note shall be made without offset or deduction.

1.2 Payment of Interest

      Interest on the unpaid principal balance shall be calculated from the date of this Promissory Note through and including the date of repayment at an interest rate equal to ten (10%) percent per annum until this Note is paid in full and shall be due and payable upon demand, at which time, all outstanding amounts due pursuant to this Promissory Note shall become due and payable. Interest shall be calculated upon the basis of a three hundred sixty (360) day year of twelve (12) thirty (30) day months (as to all outstanding amounts), calculated for the actual number of days elapsed. All payments of interest pursuant to this Promissory Note shall be made without offset or deduction.

1.3 Place and Manner of Repayment

      (A) Repayment of this Promissory Note by the Payor shall be made by either
(i) bank, cashier's or teller's check which is drawn upon a member bank of the Federal Reserve System to the Payee at the Payee's address which is set forth above or at such other place as shall be designated in writing by the Payee to the Payor, or (ii) wire transfer pursuant to the Payee's written instructions.

      (B) All payments shall be made in lawful money of the United States of America. If any payment of principal or interest becomes due and payable on a Saturday, Sunday or such other day upon which banks are not required to be open for business in the State of New York, such payment shall be made on the next such succeeding day on which banks are required to be open for business in the State of New York, and such extension of time shall in such case be included in computing interest in connection with such payment.

1.4 Default on Any Payment.

      Any principal and interest and other amounts, payable pursuant to this Promissory Note which is not paid when due (whether on a scheduled payment date, by acceleration pursuant to this Promissory Note or otherwise) shall bear interest from and including the date due to but excluding the date paid in full at the lesser of twenty-four and ninety-nine hundredths (24.99%) percent or the highest permissible rate then allowable under the law of the State of New York ("Default Interest"). Default Interest shall be payable ON DEMAND together with any payment of principal or interest due pursuant to this Promissory Note. Default Interest shall be calculated upon the basis of a three hundred sixty
(360) day year of twelve (12) thirty (30) day months (as to all outstanding amounts), calculated for the actual number of days elapsed. All payments of Default Interest shall be made without offset or deduction.

                                   ARTICLE II
                           THE PAYOR'S REPRESENTATIONS

      The Payor represents and warrants to the Payee that:

      2.1 Company Status (i) The Payor is a corporation duly organized, validly existing and in good standing under the laws of Delaware with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to execute and deliver this Promissory Note and to perform its obligations pursuant to this Promissory Note (the "Obligations").

      (ii) Copies of (a) the Certificate of Incorporation, and all amendments thereto to date for the Grantor, certified by the Secretary of State of the State of Delaware, and (b) the Bylaws of the Payor, as amended to date, certified by the Secretary of the Payor, in the forms of Exhibits "C" and "D", respectively, which are annexed hereto and made a part hereof, and are complete and correct as of the date of this Promissory Note.

      2.2 Collateral. (i) . (i) All collateral (the "Collateral") including, but not limited to, the Intellectual Property (as defined in the Security Agreement) is described on Exhibit "C", which is attached to the Security Agreement and made a part thereof, and is located at the locations set forth on Exhibit "C" to the Security Agreement (the "Collateral Locations"), and the Payor has no other place or places of business;

      (ii) The Payor is the legal and beneficial owner of all Collateral.

      2.3 Authority and Due Authorization. The Payor has full authority, right, power and legal capacity to execute and deliver this Promissory Note and to consummate the transactions which are provided for herein. The execution of this Promissory Note by the Payor, and its delivery to the Payee and the consummation by the Payor of the transactions which are contemplated herein have been duly approved and authorized by all necessary action by the Payor's Board of Directors. A certified copy of the Board of Directors resolution approving and authorizing this Promissory Note in the form of Exhibit "E"which is attached hereto and made a part hereof. No consent of any person is necessary in connection with the execution or delivery of this Promissory Note by the Payor or the performance by the Payor of the Obligations pursuant to this Promissory Note. No further action shall be necessary on the part of the Payor for the performance and consummation by the Payor of the transactions which are contemplated by this Promissory Note.

      2.4 Compliance with the Law and other Instruments. Except as otherwise provided in this Promissory Note and in the Exhibits annexed hereto, the business and operations of the Payor have been and are being conducted in accordance with all applicable laws, rules and regulations of all authorities which affect the Payor or its properties, assets, businesses or prospects. The execution, delivery and performance of this Promissory Note does not violate any law or any agreement or undertaking to which the Payor is a party or by which the Payor may be bound and shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance, upon any of the Collateral, including, but not limited to Intellectual Property, other than the lien created by the Security Agreement, or cause an acceleration under any arrangement, agreement or other instrument to which the Payor is a party or by which any of the Collateral is bound. The Payor has performed in all respects all of its obligations which are, as of the date of this Promissory Note, required to be performed by it pursuant to the terms of any such agreement, contract or commitment. The Payor is not in default with respect to any agreement, contract or commitment to which it is a party or by which it is bound, which default could reasonably be expected to have an adverse effect upon the business of the Payor, its ability to perform its

Obligations hereunder or under the Security Agreement, or upon the enforceability of this Promissory Note or the Security Agreement.

      2.5 Other Liens. The Payor has not created and is unaware of any lien on or affecting any of the Collateral other than the lien created by the Security Agreement in favor of the Payee which constitutes a valid and legal security interest in all of the Collateral for the payment and performance of the Obligations hereunder or pursuant to the Security Agreement. The Payor has executed and delivered to the Payee such Uniform Commercial Code financing statements containing the description of the Collateral set forth on Exhibit "C" to the Security Agreement, as the Payee has requested with respect to the security interest granted pursuant to the Security Agreement.

      2.6 Litigation. Except as set forth in Exhibit "F" which is attached hereto and made a part hereof, there are no legal, administrative, arbitration, or other proceeding or governmental investigation affecting the Payor or its assets or with respect to any matter arising out of the conduct of the business of the Payor, pending or threatened, by or against the Payor or any of its officers or directors in connection with the Payor's affairs, whether or not covered by insurance. The Payor is not presently engaged in or contemplating any legal action to recover claims for monies which are due to it or for damages which were sustained by it. Neither the Payor nor its officers, directors or employees are subject to any order, writ, injunction, or decree of any Court, department, agency or instrumentality, affecting the Payor.

      2.7 Solvency. The Payor is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage and the fair saleable value of its assets (calculated on a going concern basis) is in excess of the amount of its liabilities.

      2.8 Complete Disclosure. No representation or warranty of the Payor which is contained in this Promissory Note, or in a writing furnished to the Payee by the Payor pursuant to this Promissory Note, contains or shall contain any untrue statement of material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact, known to the Payor, relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of the Payor which would materially adversely affect same which has not been disclosed to the Payee in this Promissory Note.

      2.9 No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach or warranty that the Payee knew or had reason to know that any covenant, representation or warranty in this Promissory Note, or furnished or to be furnished to the Payee contained untrue statements.

                                   ARTICLE III
                        THE PAYOR'S AFFIRMATIVE COVENANTS

      Unless and until all of the Obligations of the Payor have been paid in full, the Payor shall:

      3.1 Keep the Collateral free and clear of any and all liens and encumbrances of any kind other than the lien created by the Security Agreement;

      3.2 Promptly defend the Collateral against any and all claims and demands of all persons at any time claiming any interest in the Collateral adverse to or the same as that of the Payee;

      3.3 To the Payee's satisfaction, at all times keep all insurable Collateral insured at the expense of the Payor against loss by fire, theft and any other risks to which the Collateral may be subject, and cause all such policies to be endorsed in favor of the Payee and to list the Payee as loss payee and as an additional insured, and if the Payee so requests, give such policies to the Payee, and the Payor shall cause all such policies to provide that each insurer will give the Payee not less than thirty
(30) days prior written notice before giving notice of cancellation;

      3.4 Keep the Collateral in good condition at all times (normal wear and tear excepted) and provide to the Payee such information as the Payee from time to time may request with respect to the Collateral and the Payor's places of business;

      3.5 Give to the Payee at least thirty (30) days prior written notice before changing the location or disposing of any of the Collateral (other than in connection with the sale of Inventory, as defined in the Uniform Commercial Code in effect in the State of New York (the "UCC"), in the ordinary course of business);

      3.6. Permit the Payee, by its officers and agents, to access, examine and copy during normal business hours the Collateral, properties, minute books and other corporate records, books of accounts, and financial and other business records of the Payor including, but not limited to, all books, records, ledger cards, computer programs, tapes and computer disks and diskettes and other property recording, evidencing or relating to any Collateral;

      3.7 Promptly notify the Payee of the commencement of all proceedings and investigations by or before and/or the receipt of any notices from, any governmental or nongovernmental body including, but not limited to, any court or arbitrator, against or in any way concerning any of the Payor's properties, assets or business;

      3.8 Promptly notify the Payee of the commencement of all actions and proceedings in any court or before any arbitrator against or in any way concerning any of the Payor's properties, assets or business;

      3.9 Promptly notify the Payee of any change in the Payor's business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects;

      3.10 Promptly notify the Payor of any default or any event which, with the passage of time or giving of notice or both, would constitute a default under any agreement to which the Payor is a party or by which the Payor or any of the Payor's properties may be bound.

      3.11 Promptly notify the Payee of any delay in the Payor's performance of any of its obligations to any of its customers and of any assertion of any claims, offsets or counterclaims by any of the Payor's customers.

      3.12 Promptly notify the Payee of all adverse information relating to the financial condition of any of the Payor's customers.

      3.13 Promptly notify the Payee of the occurrence of any Event of Default (hereinafter defined).

                                   ARTICLE IV
                         THE PAYOR'S NEGATIVE COVENANTS

Unless and until all of the Obligations have been paid in full, the Payor shall not:

      4.1 Conduct its business in any manner other than in the ordinary course;

      4.2 Make any change in its Certificate of Incorporation or Bylaws;

      4.3 Issue any securities or issue any options, warrants or other rights to acquire any of the Payor's securities;

      4.4 Except as set forth in the Employment Agreements described in Exhibit "G" which is attached hereto and made a part hereof, the Payor shall not increase the compensation payable or to become payable by the Payor to any officer and/or director or any of the immediate family of any officer and/or director including, but not limited to, the following: any spouse, parent, spouse of a parent, mother-in-law, father-in-law, child, spouse of a child, sibling, spouse of a sibling, grandparent, spouse of a grandparent or any issue of the foregoing.

      4.5 Mortgage, pledge or subject to lien, charge or any other encumbrance, any tangible or intangible asset of the Payor;

      4.6 Declare or pay any dividend or make any other payment or distribution to its stockholders, or purchase or redeem any of its securities;

      4.7 Sell, liquidate, or otherwise dispose of any of its assets, other than in the ordinary course of business;

      4.8 Borrow or guarantee the borrowing of money; and

      4.9 Enter into any agreement of merger, reorganization or consolidation of the Payor with or into another entity or entities, regardless of whether the Payor is the surviving entity.

                                    ARTICLE V
                                EVENTS OF DEFAULT

5.1 Events of Default

      The term "Event of Default" as used herein shall mean the occurrence of any one or more of the following events:

            (A) The default in the due observance or performance of any covenant, condition, agreement or obligation on the part of the Payor to be observed or performed pursuant to the terms hereof, or of the Security Agreement;

            (B) The failure, on the part of the Payor, to pay any of its rent obligations;

            (C) The breach of, or default of, on the part of the Payor of any of the Payor's obligations pursuant to any of its contracts, agreements or obligations when due;

            (D) Any sale, disposal, waste, destruction or any transfer of any portion of the Collateral (other than in connection with the sale of Inventory, as defined in the Uniform Commercial Code in effect in the State of New York (the "UCC"), in the ordinary course of business) by the Payor without the Payee's prior written consent;

            (E) If The Payor fails to pay when due any payment due hereunder and such failure continues for five (5) days after the Payee notifies the Payor thereof in writing pursuant to Section 8.3 of this Promissory Note;

            (F) The admission in writing by the Payor of its inability to pay its debts as they mature;

            (G)   The filing by the Payor of a petition in bankruptcy;

            (H) The making of an assignment by the Payor for the benefit of its creditors;

            (I) Consent by the Payor to the appointment of, or possession by, a custodian for itself or any of its property;

            (J) The filing of a petition in bankruptcy against the Payor with the consent of the Payor;

            (K) The filing of a petition in bankruptcy against the Payor without the consent of the Payor, and the failure to have such petition dismissed within sixty (60) days after the date upon which such petition is filed;

            (L) Notwithstanding the sixty (60) day provision in Paragraph "(K)" of this Section "5.1" of this Promissory Note, on a petition in bankruptcy filed against the Payor, the Payor is adjudicated insolvent;

            (M) The entry by a court of competent jurisdiction of an order, judgment or decree appointing a receiver, trustee or custodian for the Payor or of all or any of the property or assets of the Payor;

            (N) The commencement of a proceeding to foreclose the security interest in, or lien on, any of the Payor's property or assets to satisfy the security interest or lien therein of any creditor of the Payor;

            (O) The entry of a judgment for the payment of money by a court of competent jurisdiction against the Payor, which judgment the Payor shall not discharge within sixty (60) days after the date of entry thereof, or procure a stay of execution thereof within sixty (60) days after the date of entry thereof and within such period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

            (P) The imposition of any lien, attachment or levy, or the issuance of any note of eviction against the assets or properties of the Payor, which lien, attachment, levy or note of eviction the Payor shall not discharge or post a bond within sixty (60) days.

            (Q) The Payor takes any action which would prevent the Payee from receiving payments due pursuant to this Promissory Note; and

            (R) If any representation of the Payor set forth in this Promissory Note, the Security Agreement, or the Merger Agreement proves to have been false or misleading when made.

                                   ARTICLE VI
                              REMEDIES UPON DEFAULT

      6.1 Acceleration of Payment

      Upon the occurrence of an Event of Default (as defined in Article V of this Promissory Note), and any time thereafter while such Event of Default is continuing, the entire unpaid principal balance of this Promissory Note, and all accrued and unpaid interest which is due pursuant to this Promissory Note shall, at the Payee's option upon written notice to the Payor, or shall be accelerated and become and be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Payor.

      6.2 Liability Upon Default

      The liability of the Payor upon default shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the Payee including, but not limited to, any extension of time, renewal, waiver or other modification.

      6.3 Non-Exclusive Remedy

      Any remedies which are provided herein are cumulative and are not exclusive of any remedies which are provided by law.

      6.4 Exercise of Remedy Upon Default

      No failure on the part of the Payee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

      6.5 The Payor's Waiver of Defenses.

      The Payor hereby waives any defense of presentment, notice of dishonor, protest, set-offs, counterclaims, or other objections to the payment hereof and any other notice or formality with respect to this Promissory Note. The Payor waives its right to a jury trial.

      6.6 Full Recourse.

      Anything in this Promissory Note to the contrary notwithstanding, the Payor hereunder shall be liable on the Promissory Note for the full amount of the interest and principal due pursuant to this Promissory Note.

      6.7 Reimbursement of Payee.

      The Payor agrees to reimburse the Payee upon demand for all reasonable costs, expenses and charges (including, without limitation, fees and charges of legal counsel for the Payee and costs allocated by its internal legal department) in connection with the performance or enforcement of this Promissory Note.

      6.8 Validity of Provisions.

      The provisions of this Promissory Note are intended to be severable. Any provision of this Promissory Note which may be unenforceable under any law shall not affect the validity of any other provision of this Promissory Note. If, as a result of any circumstances whatsoever, fulfillment of any provision of this Promissory Note, the Security Agreement or other instrument evidencing or securing the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with respect to obligations of like character and amount, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Promissory Note or under any other instrument evidencing or securing the indebtedness evidenced hereby, that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity.

                                   ARTICLE VII
                                    SECURITY

      7.1 Payee's Security Interest.

      This Promissory Note shall be secured as set forth in the Security Agreement executed simultaneously with this Promissory Note. The Payor agrees to take any and all such further actions reasonably required to effectuate this Promissory Note and the purposes hereof including, but not limited to, executing and delivering to the Payee any and all additional instruments and documents as the Payee may reasonably request for the purpose of perfecting or confirming the security interest of the Payee created by the Security Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

            8.1 Headings. Headings contained in this Promissory Note are for reference purposes only and shall not affect in any way the meaning or interpretation of this Promissory Note.

            8.2 Enforceability. If any provision which is contained in this Promissory Note, should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceabilty shall not affect any other provision of this Promissory Note and in this Promissory Note shall be construed as if such invalid or unenforceable provision had not been contained herein.

            8.3 Notices.

      Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) certified mail, postage prepaid, return receipt requested, (ii) overnight delivery with confirmation of delivery or
(iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

      To the Payor:   SupplyPoint, Inc.
                      1811 Chestnut, Suite 120
                      Philadelphia, PA 19103
                      Attention: Irwin Gross, President
                      Facsimile No.: (408) 324 - 4813

      Copy to:        Schnader Harrison Segal & Lewis, LLP
                      1600 Market Street, Suite 3600
                      New York, New York 10022
                      Attn: Richard P. Jaffe, Esq.
                      Facsimile No.: (212) 836-8689

      To the Payee:   Western Power & Equipment Corp.
                      4601 N.E. 77th Avenue
                      Vancouver, WA 98662
                      Attn.: Mr. C. Dean McLain
                      Facsimile No.: (360) 892-7927

      Copy to:        Mintz & Fraade, P.C.
                      488 Madison Avenue
                      New York, New York 10022
                      Attn: Frederick M. Mintz, Esq.
                      Facsimile No.: (212) 486-0701

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If mailing by certified mail is impossible due to an absence of postal service, notice shall be in writing and personally delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be; provided, however that any notice sent by facsimile shall be deemed to have been given as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by facsimile, if the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice is given.

            8.4 Governing Law. This Promissory Note shall, in accordance with
Section 5-1401 of the General Obligations Law of New York, in all respects be construed, governed, applied and enforced under the internal laws of the State of New York without giving effect to the principles of conflicts of laws and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York. The parties hereby consent to and submit to personal jurisdiction over each of them by the Courts of the State of New York in any action or proceeding, waive personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with "8.3" of this Article "VIII" of this Agreement.

            8.5. Entire Agreement. This Promissory Note and the Security Agreement and the other documents delivered in connection therewith or herewith constitute the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither the Payee nor the Payor makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Promissory Note or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing.

            8.6 Modification This Promissory Note may not be amended, changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this Promissory Note.

            8.7 Further Assurances. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

            8.8 Binding Agreement. This Promissory Note shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

            8.9 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Promissory Note shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Promissory Note or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Promissory Note to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

            8.10 Construction. Each of the Parties hereby acknowledges and agrees that each has been advised by counsel during the course of negotiations and had significant input in the drafting of this Promissory Note and shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this Promissory Note.

            8.11 Counterparts. This Promissory Note may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            8.12. Exhibits. All Exhibits annexed or attached to this Promissory Note are incorporated into this Promissory Note by reference thereto and constitute an integral part of this Promissory Note.

      IN WITNESS WHEREOF, the Payor has executed this Promissory Note as of the 30th day of March, 2001.

                                        SupplyPoint, Inc..


                                        By:_____________________________________

                                        Title: _________________________________

                                  EXHIBIT "H"

                                 PROMISSORY NOTE

$4,500,000.00

                                                                    New York, NY
                                                                    ______, 2001

FOR VALUE RECEIVED, SupplyPoint, Inc., a Delaware corporation, having an address at 1811 Chestnut, Suite 120, Philadelphia, PA 19103 (the "Payor"), agrees to pay to the order of Western Power & Equipment Corp., a Delaware Corporation, having an address at 4601 N.E. 77th Avenue, Suite 200, Vancouver, WA, 98662 (the "Payee") and its successors-in-interest or assigns, in accordance with the terms of this Promissory Note (the "Promissory Note"), the principal sum of Four Million Five Hundred Thousand ($4,500,000.00) Dollars or such lesser amount as may be loaned to the Payor pursuant to the provisions of Section 1.1 of Article I of this Promissory Note, with interest on the aforesaid amount as calculated pursuant to the provisions of Section 1.2 of Article I of this Promissory Note. This Promissory Note supercedes and replaces all Promissory Notes executed prior to the execution of this Promissory Note, payable by the Payor to the Payee.

      This Promissory Note evidences the loan being made by the Payee to the Payor pursuant to the terms and conditions of the merger agreement, dated the ________ day of ________, 2001, by and among the Payor, Payee, and Western Power Acquisition Corp. (the "Merger Agreement"), which is attached hereto and made a part hereof as Exhibit "A". This Promissory Note is entitled to the benefits and security provided by that certain Security Agreement attached hereto and made a part hereof as Exhibit "B" dated the 30th day of March 2001 by and between the Payee and the Payor (the "Security Agreement").

                                    ARTICLE I
                                METHOD OF PAYMENT

1.1 Payment of Principal

      Payment of the principal sum of Four Million Five Hundred Thousand ($4,500,000.00) Dollars, shall be immediately due and payable on the ________ day of _________, 200_ at which time, all amounts of principal and interest outstanding pursuant to this Promissory Note shall become due and payable (the "Maturity Date"). All payments of principal pursuant to this Promissory Note shall be made without offset or deduction.

1.2 Payment of Interest

      Interest on the unpaid principal balance shall be calculated from the date of this Promissory Note or such other date(s) as loans may be made hereunder to the Payor through and including the date of repayment at an interest rate equal to ten (10%) percent per annum until this Note is paid in full and shall be due and payable monthly commencing on the 30th day after the date of this Promissory Note continuing until the ______ day of ______ 200_, at which time, all outstanding amounts due pursuant to this Promissory Note shall become due and payable. Interest shall be calculated upon the basis of a three hundred sixty
(360) day year of twelve (12) thirty (30) day months (as to all outstanding amounts), calculated for the actual number of days elapsed. All payments of interest pursuant to this Promissory Note shall be made without offset or deduction.

1.3 Place and Manner of Repayment

      (A) Repayment of this Promissory Note by the Payor shall be made by either
(i) bank, cashier's or teller's check which is drawn upon a member bank of the Federal Reserve System to the

Payee at the Payee's address which is set forth above or at such other place as shall be designated in writing by the Payee to the Payor, or (ii) wire transfer pursuant to the Payee's written instructions.

      (B) All payments shall be made in lawful money of the United States of America. If any payment of principal or interest becomes due and payable on a Saturday, Sunday or such other day upon which banks are not required to be open for business in the State of New York, such payment shall be made on the next such succeeding day on which banks are required to be open for business in the State of New York , and such extension of time shall in such case be included in computing interest in connection with such payment.

1.4 Default on Any Payment.

      Any principal and interest and other amounts, payable pursuant to this Promissory Note which is not paid when due (whether on a scheduled payment date, by acceleration pursuant to this Promissory Note or otherwise) shall bear interest from and including the date due to but excluding the date paid in full at the lesser of twenty-four and ninety-nine hundredths (24.99%) percent or the highest permissible rate then allowable under the law of the State of New York ("Default Interest"). Default Interest shall be payable ON DEMAND together with any payment of principal or interest due pursuant to this Promissory Note. Default Interest shall be calculated upon the basis of a three hundred sixty
(360) day year of twelve (12) thirty (30) day months (as to all outstanding amounts), calculated for the actual number of days elapsed. All payments of Default Interest shall be made without offset or deduction.

                                   ARTICLE II
                           THE PAYOR'S REPRESENTATIONS

      The Payor represents and warrants to the Payee that:

      2.1 Company Status (i) The Payor is a corporation duly organized, validly existing and in good standing under the laws of Delaware with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to execute and deliver this Promissory Note and to perform its obligations pursuant to this Promissory Note (the "Obligations").

      (ii) Copies of (a) the Certificate of Incorporation, and all amendments thereto to date for the Grantor, certified by the Secretary of State of the State of Delaware, and (b) the Bylaws of the Payor, as amended to date, certified by the Secretary of the Payor, in the forms of Exhibits "C" and "D", respectively, which are annexed hereto and made a part hereof, and are complete and correct as of the date of this Promissory Note.

      2.2 Collateral. (i) All collateral (the "Collateral") including, but not limited to, the Intellectual Property (as defined in the Security Agreement) is described on Exhibit "C", which is attached to the Security Agreement and made a part thereof, and is located at the locations set forth on Exhibit "C" thereto (the "Collateral Locations"), and the Payor has no other place or places of business;

            (ii) The Payor is the legal and beneficial owner of all Collateral.

      2.3 Authority and Due Authorization. The Payor has full authority, right, power and legal capacity to execute and deliver this Promissory Note and to consummate the transactions which are provided for herein. The execution of this Promissory Note by the Payor, and its delivery to the Payee and the consummation by the Payor of the transactions which are contemplated herein have been duly approved and authorized by all necessary action by the Payor's Board of Directors. A certified copy of the Board of Directors resolution approving and authorizing this Promissory Note in the form of Exhibit "E" which is attached hereto and made a part hereof. No consent of any person is necessary in connection with the execution or delivery of this Promissory Note by the Payor or the performance by the Payor of its Obligations pursuant to this Promissory Note. No further action shall be necessary on the part of the Payor for the performance and consummation by the Payor of the transactions which are contemplated by this Promissory Note.

      2.4 Compliance with the Law and other Instruments. Except as otherwise provided in this Promissory Note and in the Exhibits annexed hereto, the business and operations of the Payor have been and are being conducted in accordance with all applicable laws, rules and regulations of all authorities which affect the Payor or its properties, assets, businesses or prospects. The execution, delivery and performance of this Promissory Note does not violate any law or any agreement or undertaking to which the Payor is a party or by which the Payor may be bound and shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance, upon any of the Collateral, including, but not limited to Intellectual Property, other than the lien created by the Security Agreement, or cause an acceleration under any arrangement, agreement or other instrument to which the Payor is a party or by which any of the Collateral is bound. The Payor has performed in all respects all of its obligations which are, as of the date of this Promissory Note, required to be performed by it pursuant to the terms of any such agreement, contract or commitment. The Payor is not in default with respect to any agreement, contract or commitment to which it is a party or by which it is bound, which default could reasonably be expected to have an adverse effect upon the business of the Payor, its ability to perform its Obligations hereunder or under the Security Agreement, or upon the enforceability of this Promissory Note or the Security Agreement.

      2.5 Other Liens. The Payor has not created and is unaware of any lien on or affecting any of the Collateral other than the lien created by the Security Agreement in favor of the Payee which constitutes a valid and legal security interest in all of the Collateral for the payment and performance of the Obligations hereunder or pursuant to the Security Agreement. The Payor has executed and delivered to the Payee such Uniform Commercial Code financing statements containing the description of the Collateral set forth on Exhibit "C" to the Security Agreement, as the Payee has requested with respect to the security interest granted pursuant to the Security Agreement.

      2.6 Litigation. Except as set forth in Exhibit "F" which is attached hereto and made a part hereof, there are no legal, administrative, arbitration, or other proceeding or governmental investigation affecting the Payor or its assets or with respect to any matter arising out of the conduct of the business of the Payor, pending or threatened, by or against the Payor or of its officers or directors in connection with the Payor's affairs, whether or not covered by insurance. The Payor is not presently engaged in or contemplating any legal action to recover claims for monies which are due to it or for damages which were sustained by it. Neither the Payor nor its officers, directors or employees are subject to any order, writ, injunction, or decree of any Court, department, agency or instrumentality, affecting the Payor.

      2.7 Solvency. The Payor is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage and the fair saleable value of its assets (calculated on a going concern basis) is in excess of the amount of its liabilities.

      2.8 Complete Disclosure. No representation or warranty of the Payor which is contained in this Promissory Note, or in a writing furnished to the Payee by the Payor pursuant to this Promissory Note, contains or shall contain any untrue statement of material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact, known to the Payor, relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of the Payor which would materially adversely affect same which has not been disclosed to the Payee in this Promissory Note.

      2.9 No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach or warranty that the Payee knew or had reason to know that any covenant, representation or warranty in this Promissory Note, or furnished or to be furnished to the Payee contained untrue statements.

                                   ARTICLE III
                        THE PAYOR'S AFFIRMATIVE COVENANTS

      Unless and until all of the Obligations of the Payor have been paid in full, the Payor shall:

      3.1 Keep the Collateral free and clear of any and all liens and encumbrances of any kind other than the lien created by the Security Agreement;

      3.2 Promptly defend the Collateral against any and all claims and demands of all persons at any time claiming any interest in the Collateral adverse to or the same as that of the Payee;

      3.3 To the Payee's satisfaction, at all times keep all insurable Collateral insured at the expense of the Payor against loss by fire, theft and any other risks to which the Collateral may be subject, and cause all such policies to be endorsed in favor of the Payee and to list the Payee as loss payee and as an additional insured, and if the Payee so requests, give such policies to the Payee, and the Payor shall cause all such policies to provide that each insurer will give the Payee not less than thirty (30) days prior written notice before giving notice of cancellation;

      3.4 Keep the Collateral in good condition at all times (normal wear and tear excepted) and provide to the Payee such information as the Payee from time to time may request with respect to the Collateral and the Payor's places of business;

      3.5 Give to the Payee at least thirty (30) days prior written notice before changing the location or disposing of any of the Collateral (other than in connection with the sale of Inventory, as defined in the Uniform Commercial Code in effect in the State of New York (the "UCC"), in the ordinary course of business);

      3.6. Permit the Payee, by its officers and agents, to access, examine and copy during normal business hours the Collateral, properties, minute books and other corporate records, books of accounts, and financial and other business records of the Payor including, but not limited to, all books, records, ledger cards, computer programs, tapes and computer disks and diskettes and other property recording, evidencing or relating to any Collateral;

      3.7 Promptly notify the Payee of the commencement of all proceedings and investigations by or before and/or the receipt of any notices from, any governmental or nongovernmental body including, but not limited to, any court or arbitrator, against or in any way concerning any of the Payor's properties, assets or business;

      3.8 Promptly notify the Payee of the commencement of all actions and proceedings in any court or before any arbitrator against or in any way concerning any of the Payor's properties, assets or business;

      3.9 Promptly notify the Payee of any change in the Payor's business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects;

      3.10 Promptly notify the Payor of any default or any event which, with the passage of time or giving of notice or both, would constitute a default under any agreement to which the Payor is a party or by which the Payor or any of the Payor's properties may be bound.

      3.11 Promptly notify the Payee of any delay in the Payor's performance of any of its obligations to any of its customers and of any assertion of any claims, offsets or counterclaims by any of the Payor's customers.

      3.12 Promptly notify the Payee of all adverse information relating to the financial condition of any of the Payor's customers.

      3.13 Promptly notify the Payee of the occurrence of any Event of Default (hereinafter defined).

                                   ARTICLE IV
                         THE PAYOR'S NEGATIVE COVENANTS

Unless and until all of the Obligations have been paid in full, the Payor shall not:

      4.1 Conduct its business in any manner other than in the ordinary course;

      4.2 Make any change in its Certificate of Incorporation or Bylaws;

      4.3 Issue any securities or issue any options, warrants or other rights to acquire any of the Payor's securities;

      4.4 Except as set forth in the Employment Agreements described in Exhibit "G" which is attached hereto and made a part hereof, the Payor shall not increase the compensation payable or to become payable by the Payor to any officer and/or director or any of the immediate family of any officer and/or director including, but not limited to, the following: any spouse, parent, spouse of a parent, mother-in-law, father-in-law, child, spouse of a child, sibling, spouse of a sibling, grandparent, spouse of a grandparent or any issue of the foregoing.

      4.5 Mortgage, pledge or subject to lien, charge or any other encumbrance, any tangible or intangible asset of the Payor;

      4.6 Declare or pay any dividend or make any other payment or distribution to its stockholders, or purchase or redeem any of its securities;

      4.7 Sell, liquidate, or otherwise dispose of any of its assets, other than in the ordinary course of business;

      4.8 Borrow or guarantee the borrowing of money; and

      4.9 Enter into any agreement of merger, reorganization or consolidation of the Payor with or into another entity or entities, regardless of whether the Payor is the surviving entity.

                                    ARTICLE V
                                EVENTS OF DEFAULT

5.1 Events of Default

      The term "Event of Default" as used herein shall mean the occurrence of any one or more of the following events:

            (A) The default in the due observance or performance of any covenant, condition, agreement or obligation on the part of the Payor to be observed or performed pursuant to the terms hereof, or of the Security Agreement;

            (B) The failure, on the part of the Payor, to pay any of its rent obligations;

            (C) The breach of, or default of, on the part of the Payor of any of the Payor's obligations pursuant to any of its contracts, agreements or obligations when due;

            (D) Any sale, disposal, waste, destruction or any transfer of any portion of the Collateral (other than in connection with the sale of Inventory, as defined in the Uniform Commercial Code in effect in the State of New York (the "UCC"), in the ordinary course of business) by the Payor without the Payee's prior written consent;

            (E) If The Payor fails to pay when due any payment due hereunder and such failure continues for five (5) days after the Payee notifies the Payor thereof in writing pursuant to Section 8.3 of this Promissory Note;

            (F) The admission in writing by the Payor of its inability to pay its debts as they mature;

            (G)   The filing by the Payor of a petition in bankruptcy;

            (H) The making of an assignment by the Payor for the benefit of its creditors;

            (I) Consent by the Payor to the appointment of, or possession by, a custodian for itself or any of its property;

            (J) The filing of a petition in bankruptcy against the Payor with the consent of the Payor;

            (K) The filing of a petition in bankruptcy against the Payor without the consent of the Payor, and the failure to have such petition dismissed within sixty (60) days after the date upon which such petition is filed;

            (L) Notwithstanding the sixty (60) day provision in Paragraph "(K)" of this Section "5.1" of this Promissory Note, on a petition in bankruptcy filed against the Payor, the Payor is adjudicated insolvent;

            (M) The entry by a court of competent jurisdiction of an order, judgment or decree appointing a receiver, trustee or custodian for the Payor or of all or any of the property or assets of the Payor;

            (N) The commencement of a proceeding to foreclose the security interest in, or lien on, any of the Payor's property or assets to satisfy the security interest or lien therein of any creditor of the Payor;

            (O) The entry of a judgment for the payment of money by a court of competent jurisdiction against the Payor, which judgment the Payor shall not discharge within sixty (60) days after the date of entry thereof, or procure a stay of execution thereof within sixty (60) days after the date of entry thereof and within such period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

            (P) The imposition of any lien, attachment or levy, or the issuance of any note of eviction against the assets or properties of the Payor, which lien, attachment, levy or note of eviction the Payor shall not discharge or post a bond within sixty (60) days.

            (Q) The Payor takes any action which would prevent the Payee from receiving payments due pursuant to this Promissory Note; and

            (R) If any representation of the Payor set forth in this in this Promissory Note, the Security Agreement, or the Merger Agreement, proves to have been false or misleading when made.

                                   ARTICLE VI
                              REMEDIES UPON DEFAULT

      6.1 acceleration of Payment

      Upon the occurrence of an Event of Default (as defined in Article V of this Promissory Note), and any time thereafter while such Event of Default is continuing, the entire unpaid principal balance of this Promissory Note, and all accrued and unpaid interest which is due pursuant to this Promissory Note shall, at the Payee's option upon written notice to the Payor, or shall be accelerated and become and be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Payor.

      6.2 Liability Upon Default

      The liability of the Payor upon default shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the Payee including, but not limited to, any extension of time, renewal, waiver or other modification.

      6.3 Non-Exclusive Remedy

      Any remedies which are provided herein are cumulative and are not exclusive of any remedies which are provided by law.

      6.4 Exercise of Remedy Upon Default

      No failure on the part of the Payee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

      6.5 The Payor's Waiver of Defenses.

      The Payor hereby waives any defense of presentment, notice of dishonor, protest, set-offs, counterclaims, or other objections to the payment hereof and any other notice or formality with respect to this Promissory Note. The Payor waives its right to a jury trial.

      6.6 Full Recourse.

      Anything in this Promissory Note to the contrary notwithstanding, the Payor hereunder shall be liable on the Promissory Note for the full amount of the interest and principal due pursuant to this Promissory Note.

      6.7 Reimbursement of Payee.

      The Payor agrees to reimburse the Payee upon demand for all reasonable costs, expenses and charges (including, without limitation, fees and charges of legal counsel for the Payee and costs allocated by its internal legal department) in connection with the performance or enforcement of this Promissory Note.

      6.8 Validity of Provisions.

      The provisions of this Promissory Note are intended to be severable. Any provision of this Promissory Note which may be unenforceable under any law shall not affect the validity of any other provision of this Promissory Note. If, as a result of any circumstances whatsoever, fulfillment of any provision of this Promissory Note, the Security Agreement or other instrument evidencing or securing the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with respect to obligations of like character and amount, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Promissory Note or under any other instrument evidencing or securing the indebtedness evidenced hereby, that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity.

                                   ARTICLE VII
                                    SECURITY

      7.1 Payee's Security Interest.

      This Promissory Note shall be secured as set forth in the Security Agreement dated the 30th day of March, 2001. The Payor agrees to take any and all such further actions reasonably required to effectuate this Promissory Note and the purposes hereof including, but not limited to, executing and delivering to the Payee any and all additional instruments and documents as the Payee may reasonably request for the purpose of perfecting or confirming the security interest of the Payee created by the Security Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

            8.1 Headings. Headings contained in this Promissory Note are for reference purposes only and shall not affect in any way the meaning or interpretation of this Promissory Note.

            8.2 Enforceability. If any provision which is contained in this Promissory Note, should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceabilty shall not affect any other provision of this Promissory Note and in this Promissory Note shall be construed as if such invalid or unenforceable provision had not been contained herein.

            8.3 Notices.

      Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) certified mail, postage prepaid, return receipt requested, (ii) overnight delivery with confirmation of delivery or
(iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

      To the Payor:      SupplyPoint, Inc.
                         1811 Chestnut, Suite 120
                         Philadelphia, PA 19103
                         Attention:  Irwin Gross, President
                         Facsimile No.: (408) 324 - 4813

      Copy to:           Schnader Harrison Segal & Lewis, LLP
                         1600 Market Street, Suite 3600
                         New York, New York 10022
                         Attn:  Richard P. Jaffe, Esq.
                         Facsimile No.: (212) 836-8689

      To the Payee:      Western Power & Equipment Corp.
                         4601 N.E. 77th Avenue
                         Vancouver, WA 98662
                         Attn.: Mr. C. Dean McLain
                         Facsimile No.: (360) 892-7927

      Copy to:           Mintz & Fraade, P.C.
                         488 Madison Avenue
                         New York, New York 10022
                         Attn: Frederick M. Mintz, Esq.
                         Facsimile No.: (212) 486-0701

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If mailing by certified mail is impossible due to an absence of postal service, notice shall be in writing and personally delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be; provided, however that any notice sent by facsimile shall be deemed to have been given as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by facsimile, if the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice is given.

            8.4 Governing Law. This Promissory Note shall, in accordance with
Section 5-1401 of the General Obligations Law of New York, in all respects be construed, governed, applied and enforced under the internal laws of the State of New York without giving effect to the principles of conflicts of laws and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York. The parties hereby consent to and submit to personal jurisdiction over each of them by the Courts of the State of New York in any action or proceeding, waive personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with "8.3" of this Article "VIII" of this Agreement.

            8.5. Entire Agreement. This Promissory Note, the Security Agreement, the Merger Agreement and the other documents delivered in connection therewith or herewith constitute the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither the Payee nor the Payor makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Promissory Note or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing.

            8.6 Modification This Promissory Note may not be amended, changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this Promissory Note.

            8.7 Further Assurances. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

            8.8 Binding Agreement. This Promissory Note shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

            8.9 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Promissory Note shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Promissory Note or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Promissory Note to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

            8.10 Construction. Each of the Parties hereby acknowledges and agrees that each has been advised by counsel during the course of negotiations and had significant input in the drafting of this Promissory Note and shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this Promissory Note.

            8.11 Counterparts. This Promissory Note may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            8.12. Exhibits. All Exhibits annexed or attached to this Promissory Note are incorporated into this Promissory Note by reference thereto and constitute an integral part of this Promissory Note.

      IN WITNESS WHEREOF, the Payor has executed this Promissory Note as of the ___ day of

_____, 2001.

                                        SupplyPoint, Inc..


                                        By:_____________________________________

                                        Title: _________________________________

                                  EXHIBIT "I"

                               SECURITY AGREEMENT

            AGREEMENT dated as of the 30th day of March, 2001 by and between SupplyPoint, Inc., a Delaware corporation, having an address at 1811 Chestnut, Suite 120, Philadelphia, PA 19103 (the "Grantor") and Western Power & Equipment Corp., a Delaware corporation having an address at 4601 N.E. 77th Avenue, Suite 200, Vancouver, WA, 98662 (the "Secured Party").

                              W I T N E S S E T H :

            WHEREAS, the Grantor has issued to the Secured Party a promissory note executed simultaneously with this Security Agreement herewith in the principal amount of One Hundred Thousand ($100,000.00) Dollars, a copy of which is annexed hereto and made a part hereof as Exhibit "A, which shall be superceded and replaced by a promissory note in the principal amount of Four Million Five Hundred Thousand ($4,500,000.00) Dollars (the "Replacement Promissory Note"), a copy of which is annexed hereto and made a part hereof as Exhibit "B", which Replacement Promissory Note shall be entered into pursuant to the merger agreement by and among the Grantor, the Secured Party and Western Power & Equipment Acquisition Corp. (the "Merger Agreement"); and

            WHEREAS, to induce the Secured Party to make the loan evidenced by the Promissory Note, the Grantor agreed to grant to the Secured Party a lien with respect to all of its assets including, but not limited to, the Grantor's intellectual property, to secure full payment of the Promissory Note by executing and delivering this Security Agreement to the Secured Party, are hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged,

            IT IS AGREED:

      1. Recitals Adopted. The parties hereto adopt as part of this Security Agreement each of the recitals which are contained above in the WHEREAS clauses, and agree that such recitals shall be binding upon the parties hereto by way of contract and not merely by way of recital or inducement; and such clauses are hereby confirmed and ratified as being true and accurate by each party as to itself and himself.

      2. Security Interest. To secure the payment of all principal and interest pursuant to the Promissory Note and the payment and performance by the Grantor of all obligations and liabilities of the Grantor to the Secured Party ("the Obligations") including, but not limited to, pursuant to the Promissory Note, the Security Agreement and the Merger Agreement (collectively referred to as the "Relevant Agreements"), the Grantor shall and hereby does, on and as of the date hereof, grant, convey, assign and transfer to the Secured Party a continuing lien upon and security interest in all of the assets including, but not limited to, Intellectual Property, of the Grantor (hereinafter defined), whether now owned or hereafter acquired, and its successors and assigns and all additions, accessions or attachments to or replacements of any of the Grantor's assets (the "Collateral"), including, but not limited to, those assets set forth on Exhibit "C" which is annexed hereto and made a part hereof.

      3. Representations of the Grantor. The Grantor represents and warrants to the Secured Party that:

            A. Company Status (i) The Grantor is a corporation duly organized, validly existing and in good standing under the laws of Delaware with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to execute and deliver this Security Agreement and to perform its obligations pursuant to this Security Agreement.

            (ii) Copies of (a) the Certificate of Incorporation, and all amendments thereto to date for the Grantor, certified by the Secretary of State of the State of Delaware, and (b) the Bylaws of the Grantor, as amended to date, certified by the Secretary of the Grantor, are annexed hereto, and made a part hereof, as Exhibits "D" and "E", respectively, and are complete and correct as of the date of this Security Agreement.

            B. Collateral. (i) All Collateral including, but not limited to, the Intellectual Property is located at the locations set forth on Exhibit "F", which is attached hereto and made a part hereof (the "Collateral Locations"), and the Grantor has no other place or places of business;

            (ii) For purposes of this Security Agreement "Intellectual Property" shall mean (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuances, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software (including source code, data and related documentation), (f) all other proprietary rights, and (g) all copies and tangible embodiments thereof (in whatever form or medium).

            (iii) The Grantor is the legal and beneficial owner of all Collateral.

            C. Authority and Due Authorization. The Grantor has full authority, right, power and legal capacity to enter into this Security Agreement and to consummate the transactions which are provided for herein. The execution of this Security Agreement by the Grantor, and its delivery to the Secured Party and the consummation by the Grantor of the transactions which are contemplated herein have been duly approved and authorized by all necessary action by the Grantor's Board of Directors. A certified copy of the Board of Directors resolution approving and authorizing this Security Agreement is annexed hereto and made a part hereof as Exhibit "G". No consent of any person is necessary in connection with the execution or delivery of this Security Agreement by the Grantor or of the performance by the Grantor of its obligations pursuant to this Security Agreement. No further action shall be necessary on the part of the Grantor for the performance and consummation by the Grantor of the transactions which are contemplated by this Security Agreement.

            D Compliance with the Law and other Instruments. Except as otherwise provided in this Security Agreement and in the Exhibits annexed hereto, the business and operations of the Grantor have been and are being conducted in accordance with all applicable laws, rules and regulations of all authorities which affect the Grantor or its properties, assets, businesses or prospects. The execution, delivery and performance of this Security Agreement does not violate any law or any agreement or undertaking to which the Grantor is a party or by which the Grantor may be bound and shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance, upon any of the Collateral, other than the lien created by this Security Agreement, or cause an acceleration under any arrangement, any security agreement or other instrument to which the Grantor is a party or by which any of the Collateral is bound. The Grantor has performed in all respects all of its obligations which are, as of the date of this Security Agreement, required to be performed by it pursuant to the terms of any such agreement, contract or commitment. The Grantor is not in default with respect to any agreement, contract or commitment to which it is a party or by which it is bound, which default could reasonably be expected to have an adverse effect upon the business of the Grantor, its ability to perform its Obligations, or upon the enforceability of the Promissory Note or this Security Agreement.

            E. Other Liens. The security interest granted under this Security Agreement constitutes a valid and legal security interest in all of the Collateral for the payment and performance of the Obligations. The Grantor has executed and delivered to the Secured Party such Uniform Commercial Code financing statements, containing the description of Collateral set forth on Exhibit "F" hereto, as the Secured Party has requested with respect to the security interest granted pursuant to this Security Agreement.

            F. Litigation. Except as set forth in Exhibit "H" which is attached hereto and made a part hereof, there are no legal, administrative, arbitration, or other proceeding or governmental investigation affecting the Grantor or its assets or with respect to any matter arising out of the conduct of the business of the Grantor, or pending or threatened, by or against, the Grantor or any of its officers or directors in connection with the Grantor's affairs, whether or not covered by insurance. The Grantor is not presently engaged in or contemplating any legal action to recover claims for monies which are due to it or damages which were sustained by it. Neither the Grantor, nor any of its officers, directors or employees are subject to any order, writ, injunction, or decree of any Court, department, agency or instrumentality, affecting the Grantor.

            G. Solvency. The Grantor is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage and the fair saleable value of its assets (calculated on a going concern basis) is in excess of the amount of its liabilities.

            H. Complete Disclosure. No representation or warranty of the Grantor which is contained in this Security Agreement, or in a writing furnished or to be furnished pursuant to this Security Agreement, contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact, known to the Grantor, relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of the Grantor which would materially adversely affect same which has not been disclosed to Secured Party in this Security Agreement.

            I. No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach or warranty that the Secured Party knew or had reason to know that any covenant, representation or warranty in this Security Agreement, or furnished or to be furnished to the Secured Party contained untrue statements.

            4. Affirmative Covenants. Unless and until all of the Obligations have been paid in full, the Grantor shall do all that is necessary to protect the Secured Party's Security Interest in the Collateral, including but not limited to the following:

      A. The Grantor shall execute and deliver simultaneously with the execution of this Security Agreement to the Secured Party Form UCC-1, such forms which may be required to perfect the Secured Party's lien with respect the Grantor's Intellectual Property and such other forms as the Secured Party may request or deem necessary to evidence, perfect, and continue the perfection of a security interest in the Collateral in favor of the Secured Party in any and all jurisdictions as the Secured Party deems advisable.

      B. The Grantor shall, at its own cost, take any and all actions necessary to defend its title to the Collateral and defend the Secured Party's lien on the Collateral granted pursuant to this Security Agreement against any adverse lien. The assertion by anyone of any claim with respect to any portion of the Collateral shall not constitute a default hereunder if such claim is diligently, adequately and successfully contested by the Grantor or is settled or discharged by the Grantor with reasonable diligence. In the event of failure by the Grantor to diligently defend or contest any such claim, the Secured Party may contest, settle or discharge any such claim, and the Grantor shall pay to the Secured Party within five (5) days of demand, all costs and expenses, in connection with the foregoing, including reasonable attorneys' fees and expenses.

      C. The Grantor shall keep the Collateral free and clear of any and all liens and encumbrances of any kind other than the lien created by this Security Agreement;

      D. The Grantor shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral. The Grantor shall, to the Secured Party's satisfaction, at all times, keep all Collateral fully insured by financially sound and reputable insurers reasonably acceptable to the Secured Party at the expense of the Grantor against loss by fire, theft and any other risks, hazards and liabilities to which the Collateral may be subject, and cause all such policies to be endorsed in favor of the Secured Party and to list the Secured Party as loss payee and as additional insured, and if the Secured Party so requests, give such policies to the Secured Party, and the Grantor shall cause all such policies to provide that each insurer will give the Secured Party not less than thirty (30) days prior written notice before giving notice of cancellation;

      E. The Grantor shall keep the Collateral in good condition at all times (normal wear and tear excepted) and from time to time make all necessary and proper repairs, renewals, replacements, additions, and improvements thereto and provide to the Secured Party such information as the Secured Party from time to time may request with respect to the condition of the Collateral and the Grantor's places of business;

      F. The Grantor shall give to the Secured Party at least thirty (30) days prior written notice before changing the location or disposing of any Collateral (other than a motor vehicle, or in connection with the sale of Inventory, as defined in the Uniform Commercial Code in effect in the State of New York (the "UCC"), in the ordinary course of business);

      G. The Grantor shall keep records and books of account in which accurate and complete entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis, and the Grantor shall deliver to the Secured Party as soon as available and in any event:

            (i) within thirty (30) days after the end of each of the first three quarterly accounting periods in each fiscal year, consolidated profit and loss statements of the Grantor and its subsidiaries for such quarterly period and on a consolidated basis for the expired portion of the fiscal year ending with the end of such period and a consolidated balance sheet of the Grantor and its subsidiaries as at the end of such quarterly period--all in reasonable detail, subject to audited year-end adjustments and certified by an authorized financial officer of the Grantor to have been prepared in accordance with generally accepted accounting principles consistently maintained by the Grantor and its subsidiaries during the fiscal year preceding the period covered by each quarterly statement, except for inconsistencies explained in such certificate; and

            (ii) within sixty (60) days after the end of each fiscal year, consolidated profit and loss statements of the Grantor and its subsidiaries for such year, and a consolidating balance sheet of the Grantor and its subsidiaries as at the end of such year, setting forth in each case in comparative form the corresponding consolidated figures of the preceding fiscal year--all in reasonable detail, including all supporting schedules and comments, and certified by independent public accountants of recognized standing, selected by the Grantor and satisfactory to the Secured Party, to have been prepared in accordance with generally accepted accounting principles consistently maintained by the Grantor and its subsidiaries during the fiscal year preceding that for which each statement is being furnished, except for inconsistencies explained in such certificate. In addition, the Grantor will use its best efforts to obtain from the accountants and deliver to the Secured Party within such sixty (60) day period, their written statement that, in making the examination necessary to their certification, they have no knowledge of any default by the Grantor in the performance of any obligation under this Security Agreement or the Promissory Note, or disclosing all defaults of which they have obtained knowledge; provided however, in making their examination the accountants shall not be required to go beyond the bounds of generally accepted auditing procedures.

      H. The Grantor shall deliver to the Secured Party, concurrently with the delivery of the annual financial statements pursuant to Paragraph "G" of this Article "4" of this Security Agreement, an officers' certificate substantially in the form as Exhibit "I", which is annexed hereto and made a part hereof, stating that (i) all taxes, assessments and charges which have become due by the Grantor and its subsidiaries have been paid, or specifying any such taxes, assessments or charges which have not been paid and stating why they have not been paid, and (ii) the Grantor is not to the knowledge of the signers in default in the performance of any obligation under this Security Agreement or the Promissory Note, or specifying each default of which the signers, or either of them, have knowledge.

      I. In addition to the Grantor's obligations pursuant to Paragraph "G" of this Article "4" of this Security Agreement, the Grantor shall furnish to the Secured Party (i) copies of such financial statements, reports and proxy statements as the Grantor shall send to its stockholders; (ii) copies of such financial statements, reports and returns as it may make to or file with the Securities and Exchange Commission or any securities exchange; (iii) copies of any special and significant reports by independent public accountants, appraisals, engineering surveys and other reports submitted to or prepared by the Grantor concerning its properties or operations which, in the opinion of the Grantor, would be helpful to the Secured Party in evaluating its investment in the Promissory Note; and (iv) all other reasonable information as the Secured Party may from time to time request.

      J. The Grantor shall permit the Secured Party, by its officers and agents, to visit and inspect any of the properties of the Grantor or any subsidiary and shall permit the Secured Party, by its officers and agents, to access, examine and copy during normal business hours the Collateral, minute books and other corporate records, books of accounts, and financial and other business records of the Grantor including, but not limited to, all books, records, ledger cards, computer programs, tapes and computer disks and diskettes and other property recording, evidencing or relating to any Collateral;

      K. The Grantor shall take all necessary action in order to avoid subjecting the Collateral to any lien, charge, claim or encumbrance arising under or relating to any environmental law or regulation or the release or threatened release of any Hazardous Materials (as defined under applicable state and federal environmental laws). If the Grantor shall fail to comply with any of the requirements of any environmental law or regulation, the Secured Party may, but without the obligation to do so, for the sole purpose of protecting the Secured Party's interest in the Collateral, enter onto the Grantor's property (or authorize third parties to enter onto such property) and take such actions as the Secured Party (or such third parties as directed by the Secured Party) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with such Hazardous Materials or environmental violation or claim. All reasonable costs and expenses incurred by the Secured Party (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the lesser of twenty four and ninety-nine hundredths (24.99%) percent or the maximum rate of interest allowable under applicable law, shall be paid by the Grantor upon the Secured Party's demand, and until paid, shall be added to and become a part of the Obligations secured by the liens created by the terms of this Security Agreement or any other agreement between the Secured Party and the Grantor.

      L. The Grantor shall promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments, and governmental charges or levies imposed upon the income, profits, property, or business of the Grantor or any subsidiary of the Grantor (collectively referred hereinafter as the "Grantor");

      M. The Grantor shall at all times comply with the provisions of all leases to which it is a party or under which it occupies property so as to prevent any loss or forfeiture thereof or thereunder;

      N. The Grantor shall comply with requirements of all applicable laws, rules, regulations, and orders of any governmental authority, a breach of which could have an adverse effect on its business or credit;

      O. The Grantor shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names, or copyrights owned or possessed by it and necessary to the conduct of the Grantor's business;

      P. The Grantor shall promptly notify the Secured Party of any default or any event which, with the passage of time or giving of notice or both, would constitute a default under any agreement for the payment of money to which the Grantor is a party or by which the Grantor or any the of Grantor's properties may be bound which would have a material adverse effect on the Grantor's business, operations, property or condition (financial or otherwise) or the Collateral;

      Q. The Grantor shall promptly notify the Secured Party of the commencement of all proceedings and investigations by or before and/or the receipt of any notices from, any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any way concerning any of the Grantor's properties, assets or business, which might singly or in the aggregate, have a materially adverse effect on the Grantor;

      R. The Grantor shall promptly notify the Secured Party of any attachment or other legal process levied against any part of the Collateral and any information received by the Grantor relative to the Collateral, which may in any way materially and adversely affect the value of the Collateral as a whole or the rights and remedies of the Secured Party in respect thereto;

      S. The Grantor shall promptly notify the Secured Party of any change in the Grantor's business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects;

      T. The Grantor shall promptly notify the Secured Party of the occurrence of any Event of Default.

      5. Negative Covenants Unless and until all of the Obligations have been paid in full, the Grantor shall not:

      A. Conduct its business in any manner other than in the ordinary course;

      B. Make any change in its Certificate of Incorporation or Bylaws;

      C. Make any changes in its authorized or issued capital stock, or issue any options, warrants or other rights to acquire shares of the capital stock of the Grantor.

      D. Except as set forth in the Employment Agreements described in Exhibit "J", the Grantor shall not increase the compensation payable or to become payable by the Grantor to any officer and/or director or any of the immediate family of any officer and/or director including, but not limited to, the following: any spouse, parent, spouse of a parent, mother-in-law, father-in-law, child, spouse of a child, sibling, spouse of a sibling, grandparent, spouse of a grandparent or any issue of any of the foregoing.

      E. Not mortgage, pledge or subject to lien, charge or any other encumbrance, any asset tangible or intangible of the Grantor;

      F. Declare or make any payment or distribution to its stockholders or purchase or redeem any of its securities;

      G. Make or permit any Subsidiary, a majority of the voting stock of which is owned or controlled by the Grantor, to make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership or other entity unless it is wholly owned by the Grantor;

      H. Make any loan or advance to any person, including but not limited to any employee or director of the Grantor.

      I. Guarantee directly or indirectly, any indebtedness except for trade accounts of the Grantor, or any subsidiary, arising in the ordinary course of business;

      J. Acquire all or substantially all of the properties or assets of any other corporation or entity; and

      K. Enter into any agreement of merger, reorganization or consolidation of the Grantor with or into another entity or entities, whether or not the Grantor is the surviving entity.

      6. Right of the Secured Party to Perform. If the Grantor fails to perform any of its affirmative covenants set forth in Article "4" or breaches any of the negative covenants set forth in Article "5" of this Security Agreement, or if the Grantor is in breach of any of its obligations under the Promissory Note, the Secured Party, after five (5) days prior written notice to the Grantor, may, but shall not be obligated to, cure any such failure to perform or to cure any such breach and take any action that it deems necessary and appropriate for the maintenance and preservation of the Collateral or its security interest therein; and the expenses so incurred in connection therewith shall be payable by the Grantor upon demand, with interest at a rate per annum equal to the Default Interest (as defined in the Promissory Note). All sums advanced or paid by the Secured Party pursuant to this Article "6" of this Security Agreement shall be reimbursed by the Grantor to the Secured Party on demand, with interest at the lesser of twenty-four and ninety-nine hundredths (24.99%) percent or the highest permissible rate then allowable under applicable law until paid by the Grantor to the Secured Party, and shall be secured as additional Obligations hereunder.

      7. Default.

            A. Event of Default. The term "Event of Default" as used in this Security Agreement shall mean:

            (i) If the Grantor fails to take all necessary measures to prevent the cancellation of any insurance policy which covers the Collateral;

            (ii) If the Grantor takes any action which reduces its ability to repay the Obligations.

            (iii) The default in the due observance or performance of any covenant, condition, agreement or obligation on the part of the Grantor to be observed or performed pursuant to this Security Agreement or the Promissory Note.

            (iv) The default in the due observance or performance of any covenant, condition, agreement or obligation on the part of the Grantor to be observed or performed pursuant to the terms of this Security Agreement or the

                   Promissory Note.

            (v) The failure, on the part of the Grantor, to pay when due any of its rent obligations;

            (vi) If the Grantor is in breach, of or default of, any of its obligations pursuant to any of its contracts, agreements or obligations;

            (vii) Any sale, disposal, waste, destruction or other transfer of any portion of the Collateral (other than in connection with the sale of Inventory, as defined in the Uniform Commercial Code in effect in the State of New York (the "UCC"), in the ordinary course of business) by the Grantor without the Secured Party's prior written consent;

            (viii) If the Grantor fails to pay when due any payment due hereunder and such failure continues for five (5) days after Secured Party notifies the Grantor thereof in writing pursuant to Paragraph "C" of Article "13" of this Security Agreement;

            (ix) The admission in writing by the Grantor of its inability to pay its debts as they mature;

            (x)    The filing by the Grantor of a petition in bankruptcy;

            (xi) The making of an assignment by the Grantor for the benefit of its creditors;

            (xii) Consent by the Grantor to the appointment of, or possession by, a custodian for itself or for all or substantially all of its property;

            (xiii) The filing of a petition in bankruptcy against the Grantor with the consent of the Grantor;

            (xiv) The filing of a petition in bankruptcy against the Grantor without the consent of the Grantor, and the failure to have such petition dismissed within sixty (60) days from the date upon which such petition is filed;

            (xv) Notwithstanding the sixty (60) day provision in Paragraph "(A)(xiv)" of this Article "7" of this Security Agreement, on a petition in bankruptcy filed against the Grantor, the Grantor is adjudicated insolvent;

            (xvi) The entry by a court of competent jurisdiction of an order, judgment or decree appointing a receiver, trustee or custodian for the Grantor or of all or substantially all of the property or assets of Grantor;

            (xvii) The commencement of a proceeding to foreclose the security interest in, or lien on, any of the Grantor's property or assets to satisfy the security interest or lien therein of any creditor of the Grantor;

            (xviii) The entry of a judgment for the payment of money by a court of competent jurisdiction against the Grantor, which judgment the Grantor shall not discharge within sixty (60) days after the date of entry thereof, or procure a stay of execution thereof within sixty (60) days after the date of entry thereof and, within such sixty (60) day period, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

            (xviv) The imposition of any lien attachment or levy, or the issuance of any note of eviction against the assets or properties of the Grantor.

            (xx) The Grantor takes any action which would prevent the Secured Party from receiving payments due pursuant to the Promissory Note;

            (xxi) If, in the judgment of Secured Party, there is any deterioration, depreciation or impairment of the value of the Collateral, or any part thereof, which causes the Collateral to have less value than the amount due to the Secured Party pursuant to the Promissory Note;

            (xxii) The Grantor should, for any reason, cease to be a going concern; and

            (xxiii) If any representation set forth in this Security Agreement, the Promissory Note or the Merger Agreement proves to have been false or misleading when made.

            B. Acceleration. If an Event of Default occurs, the Secured Party shall have all of the rights and remedies with respect to the Collateral of a secured party holding a security interest under the UCC. The Secured Party shall give the Grantor reasonable notice of the time and place of any public or private sale or other intended disposition of all or any portion of the Collateral. The Grantor agrees that the requirements of reasonable notice shall be met if notice is sent not less than ten (10) business days prior to the sale or other disposition. Costs of retaking, holding, preparing for sale, selling or the like, shall include, but not be limited to, the Secured Party' attorneys' fees and expenses. The Secured Party's rights and remedies, whether pursuant to this Security Agreement, the UCC or any other statute or rule of law conferring rights similar to those conferred by the UCC, shall be cumulative.

            C. Collections Following Event of Default. If an Event of Default shall have occurred:

                  (i) The Secured Party may notify any parties obligated to the Grantor on any Account (as defined in the UCC) to make payment to the Secured Party of any amounts due or to become due thereunder and enforce collection of any Account by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness obligated thereunder or evidenced thereby. Upon request of the Secured Party, the Grantor will, at its own expense, notify all parties obligated on any Account to make payment to the Secured Party of any amount due or to become due thereafter.

                  (ii) All payments received by the Grantor in connection with the Collateral shall be held by the Grantor in trust for the Secured Party, shall be segregated from other funds of the Grantor and shall be turned over to the Secured Party upon request by the Secured Party in the same form as received by the Grantor (duly endorsed by the Grantor to the Secured Party, if required).

                  (iii) Any and all such payments so received by the Secured Party (whether from the Grantor or otherwise), may be held, in the sole discretion of the Secured Party to be applied in whole or in part to the satisfaction of the Obligations as the Secured Party shall determine, in its sole and absolute discretion, and any such payments remaining after satisfaction in full or all of the Obligations shall be paid over to the Grantor, or to whomever may be entitled lawfully to receive the same.

            D. Other Remedies.

                  (i) If any Event of Default shall occur, in addition to all other rights and remedies granted to it in this Security Agreement and in the Promissory Note, the Secured Party may exercise all rights and remedies of a Secured Party pursuant to the UCC and any other law, and may apply the net proceeds of any sale, lease, or other disposition of the Collateral, after deducting all costs and expenses of every kind incurred therein or incidental to the taking, holding, preparing for sale, selling, leasing of the Collateral or of any similar acts or in any way relating to the Secured Party' rights hereunder (including, but not limited to, attorneys' fees and expenses) to the satisfaction, in whole or in part of the Obligations as the Secured Party shall determine, in its sole and absolute discretion. Any balance of such proceeds held by the Secured Party and remaining after satisfaction in full of all of the Obligations shall be paid to the Grantor or to whomever may be lawfully entitled to receive same;

                  (ii) The Secured Party may institute legal proceedings for the appointment of a receiver or receivers with respect to any or all of the Collateral pending foreclosure hereunder or for the sale of any or all of the Collateral under the order of a court of competent jurisdiction or pursuant to other legal process;

                  (iii) Either personally, or by means of a court-appointed receiver, the Secured Party may take possession of all or any of the Collateral and exclude therefrom the Grantor and all others claiming under the Grantor. If the Secured Party demands or attempts to take possession of the Collateral in the exercise of any rights pursuant to this Security Agreement, the Grantor promises and agrees promptly to turn over and deliver complete possession thereof to the Secured Party.

                  (iv) If the Secured Party seeks to take possession of any or all of the Collateral by court process, the Grantor hereby waives any bonds, and any surety or security relating thereto regardless of whether required by any statute, court rule or otherwise as an incident to such possession, and waives any demand for possession prior to the commencement of any suit or action to recover with respect thereto;

            E. Assembly and Disposition of Collateral. If an Event of Default occurs and, if requested by the Secured Party, the Grantor agrees to assemble the Collateral and make it available to the Secured Party at a place or places reasonably convenient to the Secured Party. The Grantor also agrees to pay all costs, including, but not limited to, attorneys' fees and expenses incurred by the Secured Party with respect to the enforcement of any of the Secured Party' rights pursuant to this Security Agreement. The Grantor hereby waives, to the fullest extent permitted by law, any and all notices, advertisements, hearings or process of law in connection with any of the rights and remedies of the Secured Party upon an Event of Default. Any notice of intended disposition of any of the Collateral required by law shall be deemed reasonably and properly given if mailed to the Grantor pursuant to Paragraph "C" of Article "13" of this Security Agreement.

      8. Power of Attorney. (A) Upon the occurrence of an Event of Default, the Grantor hereby irrevocable constitutes and appoints the Secured Party and its agents, attorneys, assignees, or any other Person whom the Secured Party may designate as the Grantor's true and lawful attorney, irrevocably, with full power of substitution, to take all actions which are reasonably necessary to protect the Secured Party's security interest including, but not limited to, the following:

            (i) To make all necessary transfers of all or any part of the Collateral in connection with any sale, lease or other disposition made pursuant to this Article "8" of this Security Agreement;

            (ii) To execute and deliver all necessary or appropriate bills of sale, assignments or other instruments in connection with any such sale, lease or other disposition;

            (iii) To endorse the Grantor's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security which may come into Secured Party's possession;

            (iv) To settle, compromise, compound, prosecute or defend any action, claim or proceeding with respect to the Collateral;

            (v) To sign the Grantor's name on any invoice or bill of lading relating to any receivables, drafts against customers, schedules and assignments of receivables, notices of assignment, financing statements and other public records, verifications of account and notices to or from customers;

            (vi) To verify the validity, amount or any other matter relating to any receivable by mail, telephone, telegraph or otherwise;

            (vii) To execute customs declarations and such other documents as may be required to clear inventory pursuant to customs rules of any country;

            (viii) To do all things necessary to carry out this Security Agreement and the Promissory Note;

            (ix) To continue any insurance existing pursuant to the terms of the Promissory Note or this Security Agreement and pay all or any part of the premium therefore and the cost thereof; and

            (x) To notify the post office authorities to change the address for delivery of the Grantor's mail to an address designated by the Secured Party, and to receive, open and dispose of all mail addressed to the Grantor.

      (B) The Grantor hereby ratifies and approves all acts of the Secured Party pursuant to this Security Agreement and anyone else designated by the Secured Party and shall execute to and deliver to the Secured Party all proper bills of sale, assignments, releases, leases and other instruments as may be designated by the Secured Party pursuant to this Article "8" of this Security Agreement. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to act pursuant to this Article "8" of this

Agreement or any other Article of this Agreement.

      9. Restrictions on Transfer. Except in the ordinary course of business, the Grantor shall not sell, transfer or otherwise convey all or any portion of the Collateral unless the Secured Party shall consent in writing prior to such sale, transfer or other conveyance.

      10. Termination of Agreement. This Security Agreement and the security interest created by this Security Agreement shall terminate only when the Grantor has fully satisfied the Obligations, whether at maturity, by acceleration or prepayment, or otherwise. Upon full satisfaction of the Obligations, the Secured Party shall execute and deliver to the Grantor all such instruments and documents as the Grantor shall reasonably request to confirm and evidence such termination.

      11. Grantor Remains Liable. The Grantor hereby agrees that any and all of the Secured Party's rights with respect to the Collateral shall continue unimpaired, and the Grantor shall be and remain obligated in accordance with the terms hereof, notwithstanding the release or substitution of any Collateral at any time, or of any rights or interests therein, or the exercise of any remedies by the Secured Party or any delay, extension of time, renewal, compromise or other indulgence granted by the Secured Party with respect to any of the Obligations. The Grantor hereby waives all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence and hereby consents to be bound thereby as fully and effectually as if the Grantor had expressly agreed thereto in advance.

      12. Secured Party Not Liable. Nothing in this Agreement shall be deemed to constitute an assumption or acceptance by the Secured Party of any of the obligations of the Grantor and the Grantor hereby specifically confirms and acknowledges that, the Grantor remains liable for any obligations it may have under or with respect to any of the Collateral and agrees to indemnify the

Secured Party and hold the Secured Party harmless against any such liability or obligation.

      13. Miscellaneous.

            A. Headings. The headings contained in this Security Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Security Agreement.

            B. Enforceability. If any provision which is contained in this Security Agreement should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Security Agreement. Instead, this Security Agreement shall be construed as if such invalid or unenforceable provisions had not been contained herein.

            C. Notices. Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) certified mail, postage prepaid, return receipt requested, (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

      To the Grantor:        SupplyPoint, Inc.
                             1811 Chestnut, Suite 120
                             Philadelphia, PA 19103
                             Attention:  Irwin Gross, President
                             Facsimile No.: (408) 324 - 4813

      Copy to:               Schnader Harrison Segal & Lewis, LLP
                             1600 Market Street, Suite 3600
                             New York, New York 10022
                             Attn:  Richard P. Jaffe, Esq.
                             Facsimile No.: (212) 836-8689

      To the Secured Party:  Western Power & Equipment Corp.
                             4601 N.E. 77th Avenue
                             Vancouver, WA 98662
                             Attn.: Mr. C. Dean McLain
                             Facsimile No.: (360) 892-7927

      Copy to:               Mintz & Fraade, P.C.
                             488 Madison Avenue
                             New York, New York 10022
                             Attn: Frederick M. Mintz, Esq.
                             Facsimile No.: (212) 486-0701

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If mailing is impossible due to an absence of postal service, and the other methods of sending notice set forth in this Paragraph "C" of this Article "13" of this Security Agreement are not otherwise available, notice shall be hand delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date sent by facsimile if a copy of such notice is also mailed by first class mail on the date sent by facsimile; if the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice is given.

      D. Governing Law. This Security Agreement shall in accordance with Section 5-1401 of the General Obligations Law of New York in all respects be construed, governed, applied and enforced under the internal laws of the State of New York without giving effect to the principles of conflicts of laws and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York. The parties hereby consent to and submit to personal jurisdiction over each of them by the Courts of the State of New York in any action or proceeding, waive personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with this Paragraph "D" of this Article "13" of this Security Agreement.

      E. Entire Agreement. The Promissory Note, the Merger Agreement, this Security Agreement and the other documents delivered in connection therewith or herewith constitute the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof and are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are superceded by the Promissory Note, the Merger Agreement and this Security Agreement which alone fully and completely expresses their agreement.

      F. Modification. This Security Agreement may not be amended changed, modified, extended, terminated or discharged orally, but only by an agreement in writing which is signed by both of the parties to this Security Agreement.

      G. Further Assurances. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to consummate, evidence, confirm or effectuate this Security Agreement and the intents and purposes hereof.

      H. Binding Agreement. This Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

      I. Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Security Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Security Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Security Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other breach of this Security Agreement.

      J. Construction. Each of the Parties hereby acknowledges and agrees that each has been advised by counsel during the course of negotiations and had significant input in the drafting of this Security Agreement and shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this Security Agreement.

      K. Counterparts. This Security Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the day, month and year first written above,

                                        SupplyPoint, Inc.

                                        By:_____________________________________


                                        Western Power & Equipment Corp.

                                        By:_____________________________________

                                                                       Exhibit J

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                               SUPPLYPOINT, INC.

                          ****************************

      SUPPLYPOINT, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

      1. That the Board of Directors of said corporation, by the unanimous written consent of its members filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

            RESOLVED, that the Certificate of Incorporation of SupplyPoint, Inc. be amended by changing ARTICLE FOUR thereof so that, as amended, said ARTICLE shall be and read as follows:

                                 "ARTICLE FOUR

                               CAPITAL STRUCTURE

            4.1 Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is forty-five million (45,000,000), consisting of two classes of capital stock:

                  (a) 40,000,000 shares of Common Stock, par value $.01 per share (the "Common Shares"); and
                  (b) 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Shares").

            4.2 Designations, Preferences, etc. The designations, preferences, powers and rights, and the qualifications, limitations and restrictions thereof, of the capital stock of the Corporation shall be as set forth in ARTICLE FIVE and ARTICLE SIX below."

      2. That in lieu of a meeting and vote of the stockholders, the stockholders have given unanimous consent to said amendment in accordance with the

    STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 09:00 AM 01/11/2001
   010018319 - 3071830
            provisions of Section 228 of the General Corporation Law of the State of Delaware.

      3. That the foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

      4. IN WITNESS WHEREOF, said SUPPLYPOINT, INC. has caused this Certificate of Amendment to be executed by a duly authorized officer this 8th day of January 2001.

                                        SUPPLYPOINT, INC.


                                        By: /s/ Bryan Becker
                                            ------------------
                                            Name: Bryan Becker
                                            Title: President

                                State of Delaware

                        Office of the Secretary of State

                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "SUPPLYPOINT.COM, INC." FILED IN THIS OFFICE ON THE THIRD DAY OF MAY, A.D. 2000, AT 4:29 O'CLOCK P.M.

                 [SEAL OF SECRETARY'S OFFICE STATE OF DELAWARE]


                                             /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

3071830 8100V                                AUTHENTICATION: 0418478

001227057                                              DATE: 05-04-00

                                   CERTIFICATE
                                       OF
                                  INCORPORATION
                                       OF
                              SUPPLYPOINT.COM, INC.

                         (Pursuant to Section 102 of the
                        Delaware General Corporation Law)

                           ---------------------------

                                   ARTICLE ONE

                                      NAME

    The name of the Corporation is SUPPLYPOINT.COM, INC. (the "Corporation").

                                   ARTICLE TWO

                                REGISTERED OFFICE

      The address of the Corporation's registered office in the State of Delaware is c/o The Prentice-Hall Corporation System, Inc., 1013 Centre Road, in the City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at such address is THE CORPORATION TRUST COMPANY.

                                  ARTICLE THREE

                                    PURPOSES

      The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

                                CAPITAL STRUCTURE

      4.1 Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is twenty-five million (25,000,000), consisting of two classes of capital stock:

            (a) 20,000,000 shares of Common Stock, par value $.01 per share (the "Common Shares"); and

            (b) 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Shares").

      4.2 Designations, Preferences, etc. The designations, preferences, powers and rights, and the qualifications, limitations and restrictions thereof, of the capital stock of the Corporation shall be as set forth in ARTICLE FIVE AND ARTICLE SIX below.

                                  ARTICLE FIVE

                                  COMMON SHARES

      5.1 Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, after payment shall have been made to holders of outstanding Preferred Shares, if any, of the full amount to which they are entitled pursuant to the Certificate of Incorporation, the holders of Common Shares shall be entitled, to the exclusion of the holders of the Preferred Shares, if any, to share ratably, in accordance with the number of Common Shares held by each such holder, in all remaining assets of the Corporation available for distribution among the holders of Common Shares, whether such assets are capital, surplus, or earnings. For the purposes of this Paragraph 5.1, neither the consolidation or merger of the Corporation with or into any other corporation or corporations in which the stockholders of the Corporation receive capital stock and/or securities (including debt securities) of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation) nor the sale, lease or transfer of assets of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation as those terms are used in this Paragraph 5.1.

      5.2 Voting Rights.

            (a) The holders of the Common Shares shall vote as a single class on all matters submitted to a vote of the stockholders, with each Common Share being entitled to one vote, except as otherwise provided by law.

            (b) The holders of Common Shares are not entitled to cumulative votes in the election of any directors.

      5.3 Preemptive or Subscription Rights.

            No holder of Common Shares shall be entitled to preemptive or subscription rights.


                                      (2)

                                   ARTICLE SIX

                                PREFERRED SHARES

      The Preferred Shares may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuances, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Shares shall include, but not be limited to, determining the following:

      (a) the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

      (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

      (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Shares;

      (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

      (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

      (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and the manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

      (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or other series of Preferred Shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

      (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of the dividends or the making of other distributions on,


                                      (3)
and upon the purchase, redemption or other acquisition by the Corporation of, the Common Shares or shares of stock of any other class or any other series of Preferred Shares;

      (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Shares or of any other class; and

      (j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

      The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Shares, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Shares shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

                                  ARTICLE SEVEN

                      LIMITATION OF LIABILITY OF DIRECTORS

      No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing contained in this ARTICLE SEVEN shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

      If the General Corporation Law of the State of Delaware is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

      This ARTICLE SEVEN may not be amended or modified to increase the liability of a director, or repealed, except upon the affirmative vote of the holders of 75% or more of the outstanding Common Shares. No such amendment, modification, or repeal shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, modification, or repeal.

                                  ARTICLE EIGHT

                                 INDEMNIFICATION


                                      (4)

      The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law of the Corporation, agreement, vote of stockholders or disinterested directors, or otherwise.

                                  ARTICLE NINE

                          CLASSIFIED BOARD OF DIRECTORS

      9.1 The Board of Directors shall consist of between one and nine members. Such number of Directors may be changed from time to time by resolutions of the Board of Directors, except as otherwise provided by law or the Certificate of Incorporation. Any Director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

      9.2 At any such time as there are three of more members of the Board of Directors, the Board of Directors shall as soon thereafter as practicable be divided into three classes, as nearly equal in numbers as the then total number of Directors constituting the entire Board permits, with the term of office of one class expiring each year. At the first Annual Meeting of Stockholders after the Board has been classified, Directors of the first class shall be elected to hold office for a term expiring at the next succeeding Annual Meeting, Directors of the second class shall be elected to hold office for a term expiring at the second succeeding Annual Meeting, and Directors of the third class shall be elected to hold office for a term expiring at the third succeeding Annual Meeting. Subject to the foregoing, at each Annual Meeting of Stockholders, the successors to the class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding Annual Meeting.

                                   ARTICLE TEN

                                     BY-LAWS

      The Board of Directors is expressly empowered to adopt, amend or repeal the By-Laws of the Corporation.

                                 ARTICLE ELEVEN

                                   AMENDMENTS

      The Corporation reserves the right to amend or repeal any provisions contained in the Certificate of Incorporation at any time in the manner now or hereafter prescribed in the


                                      (5)

Certificate of Incorporation and by the laws of the State of Delaware, and all rights herein conferred upon stockholders are granted subject to such reservation.

                                 ARTICLE TWELVE

               BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

      The Corporation elects not to be governed by Section 203 of the General Corporation of the State of Delaware.

                                ARTICLE THIRTEEN

                                  INCORPORATOR

      The name of the Incorporator of the Corporation is S. Lance Silver, whose address is The Belgravia, 1811 Chestnut Street, Suite 120, Philadelphia, Pennsylvania 19103.

Executed on May 1, 2000.


                                              /s/ S. Lance Silver
                                    ---------------------------------------
                                          S. Lance Silver, Incorporator


                                      (6)

                                State of Delaware

                        Office of the Secretary of State

                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED LIABILITY COMPANY OF "DECISION SOLUTIONS INTERACTIVE, LLC", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF JULY, A.D. 1999, AT 12 O'CLOCK P.M.

                 [SEAL OF SECRETARY'S OFFICE STATE OF DELAWARE]


                                             /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

3071830 8100                                 AUTHENTICATION: 9874466

991297249                                              DATE: 07-20-99

                            CERTIFICATE OF FORMATION

                                       OF

                       DECISION SOLUTIONS INTERACTIVE, LLC

      The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

      FIRST: The name of the limited liability company (hereinafter called the "Company") is:

                       Decision Solutions Interactive, LLC

      SECOND: The address of the registered office and the name and the address of the registered agent of the Company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

      THIRD: Except as expressly provided in the Limited Liability Company Agreement of the Company, the management of the Company shall vested exclusively in the Board of Managers designated from time to time in accordance with the Limited Liability Company Agreement, and no member, in his/her/its capacity as such, shall have any right or authority to act for or bind (whether as agent or otherwise) the Company. On behalf of and in the name of the Company, the Board of Managers, acting in accordance with the requirements of the Limited Liability Company Agreement, shall have the power and authority to perform all acts which the Company is authorized and empowered to perform under the Delaware Limited Liability Company Act and the Limited Liability Company Agreement. All decisions made and actions taken by the Board of Managers on behalf of the Company in accordance with the powers granted to it under the Limited Liability Company Agreement and the Delaware Limited Liability Company Act shall be binding upon the Company without the need of any further approval or ratification from the members.

Executed on July 20, 1999.


                                       /s/ Curtis L. Golkow
                                       -----------------------------------------
                                       Curtis L. Golkow, as an authorized person

================================================================================

                                                                        Exhbit K

                                     BYLAWS

                                       OF

                                SUPPLYPOINT, INC.

                           INCORPORATED UNDER THE LAWS

                                     OF THE

                                STATE OF DELAWARE

                                       ON

                                   May 3, 2000

================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                   ARTICLE I

      OFFICES

      1.01.  Registered Office.............................................. 1
      1.02.  Other Offices.................................................. 1

                                  ARTICLE II

      STOCKHOLDERS' MEETINGS

      2.01.  Place of Meetings.............................................. 1
      2.02.  Annual Meeting................................................. 1
      2.03.  Special Meetings............................................... 2
      2.04.  Notice of Meetings............................................  2
      2.05.  Quorum........................................................  2
      2.06.  Stockholders Entitled to Vote.................................. 2
      2.07.  Judges of Election............................................. 3
      2.08.  Informal Action by Stockholders................................ 3

                                  ARTICLE III

      DIRECTORS

      3.01.  Number and Term of Office...................................... 4
      3.02.  Vacancies...................................................... 4
      3.03.  General Powers................................................  4
      3.04.  Place of Meetings.............................................  4
      3.05.  First Meeting.................................................  4
      3.06.  Regular Meetings............................................... 5
      3.07.  Special Meetings............................................... 5
      3.08.  Quorum......................................................... 5
      3.09.  Informal Action................................................ 5
      3.10.  Telecommunications............................................. 5
      3.11.  Committees..................................................... 5
      3.12.  Compensation of Directors...................................... 6
      3.13.  Removal of Directors........................................... 6

                                  ARTICLE IV

      NOTICES

      4.01.  Notices........................................................ 7
      4.02.  Waiver of Notice..............................................  7

                                                                            PAGE
                                                                            ----

                                   ARTICLE V

      OFFICERS

      5.01.  Officers......................................................  7
      5.02.  Other Officers and Agents...................................... 7
      5.03.  Salaries....................................................... 7
      5.04.  Removal of Officers; Vacancies................................. 7
      5.05.  Chairman of the Board.......................................... 8
      5.06.  President...................................................... 8
      5.07.  Executive Vice-President....................................... 8
      5.08.  Vice-Presidents................................................ 8
      5.09.  Secretary and Assistant Secretary.............................. 8
      5.10.  Treasurer and Assistant Treasurers............................. 9

                                  ARTICLE VI

      SHARES OF CAPITAL STOCK

      6.01.  Certificates of Stock......................................... 10
      6.02.  Facsimile Signature........................................... 10
      6.03.  Lost Certificates............................................. 10
      6.04.  Transfers of Stock............................................ 11
      6.05.  Fixing Record Date............................................ 11
      6.06.  Registered Stockholders....................................... 11

                                  ARTICLE VII

      CONTRACTS, LOANS, CHECKS, DEPOSITS AND PROXIES

      7.01.  Contracts..................................................... 11
      7.02.  Loans......................................................... 12
      7.03.  Checks........................................................ 12
      7.04.  Deposit Accounts.............................................. 12
      7.05.  Proxies....................................................... 12

                                 ARTICLE VIII

      INDEMNIFICATION

      8.01.  Third Party Actions........................................... 12
      8.02.  Derivative Actions............................................ 12
      8.03.  Procedure for Effecting Indemnification....................... 13

                                  ARTICLE IX

      GENERAL PROVISIONS

      9.01.  Dividends..................................................... 13
      9.02.  Reserves...................................................... 13

                                                                            PAGE
                                                                            ----

      9.03.  Annual Statement.............................................. 13
      9.04.  Fiscal Year................................................... 13
      9.05.  Seal.......................................................... 13

                                   ARTICLE X

      AMENDMENT OF BYLAWS

      10.01.  Amendments................................................... 14

                                     BYLAWS

                                       of

                                SUPPLYPOINT, INC.
                            (a Delaware corporation)

                                    ARTICLE I

                                     OFFICES

      Section 1.01. Registered Office. The address of the registered office of the corporation is 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware. The registered office need not be identical with the principal office of the corporation and may be changed from time to time by the board of directors.

      Section 1.02. Other Offices. The corporation may have its principal office and other offices at such other places within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation requires.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

      Section 2.01. Place of Meetings. All meetings of the stockholders for the election of directors shall be held at the registered office of the corporation in the State of Delaware, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      Section 2.02. Annual Meeting. Annual meetings of stockholders, commencing with the year 2001, shall be held on the second Wednesday of April of each year at 10:00 a.m. or at such date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At such meetings they shall elect a board of directors which election need not be by written ballot and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

      Section 2.03. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. The officer shall not fix upon a date which unduly delays the meeting or shall have the effect of defeating the purpose of the meeting.

      Section 2.04. Notice of Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

      Section 2.05. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

      Section 2.06. Stockholders Entitled to Vote. At each meeting of the stockholders every stockholder entitled to vote thereat shall be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder, but no proxy shall be entitled to vote after three (3) years from its date, unless the proxy provides for a longer period. Every proxy shall have been executed in writing (which shall include telegraphing, cabling or telephotographic transmission), and shall be filed with the secretary of the corporation before or at the time of the meeting. When a quorum is present at any meeting, the vote of the holders of the majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, other than the election of directors for which the vote of the holders of a plurality of the shares having voting power present in person or represented by proxy is required, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or these bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question.

      Section 2.07. Judges of Election. The board of directors may appoint judges of election to serve at any election of directors and at voting on any other matter that may properly come before a meeting of stockholders. The judges of election shall decide all questions regarding the qualifications of voters, the validity of proxies and the acceptance or rejection of votes. If no such appointment shall be made, or if any of the judges so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer of the meeting.

      Section 2.08. Informal Action by Stockholders. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware or to its principal place of business or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs it and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest consent delivered to the corporation in the manner provided above, written consents signed by a sufficient number of holders to take action are delivered to the corporation in the manner provided above. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

      Section 3.01. Number and Term of Office. The number of directors which shall constitute the whole board shall be not less than one nor more than ten. Within the limits above specified, the number of directors shall be determined by resolution of the board of directors, or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.02 of this Article, and each director shall hold office until the next annual meeting of stockholders and thereafter until his successor is duly elected and qualified, unless a prior vacancy shall occur by reason of his death, resignation or removal from office. Directors need not be stockholders.

      Section 3.02. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, or by the stockholders, and the directors so chosen shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified, unless a prior vacancy shall occur by reason of his death, resignation or removal from office. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding giving the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

      Section 3.03. General Powers. The business and affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

      Section 3.04. Place of Meetings. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

      Section 3.05. First Meeting. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

      Section 3.06. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

      Section 3.07. Special Meetings. Special meetings of the board may be called by the president on two days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

      Section 3.08. Quorum. At all meetings of the board a majority of the directors in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 3.09. Informal Action. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

      Section 3.10. Telecommunications. Members of the board of directors, or any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all such persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

      Section 3.11. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternative members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at any meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

      Section 3.12. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or by these bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed similar compensation for attending committee meetings.

      Section 3.13. Removal of Directors. At any special meeting of the stockholders, duly called as provided in these bylaws, any director or directors may, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors, be removed from office, either with or without cause. At such meeting a successor or successors may be elected, or if any such vacancy is not so filled it may be filled by the directors as provided in Section 3.02 above. If stockholders are entitled to vote cumulatively to elect directors then, unless the entire Board be removed, no individual director shall be removed in case the votes of a sufficient number of shares are cast against the resolution for his removal which, if cumulatively voted at an annual election, would be sufficient to elect one or more directors.

                                   ARTICLE IV

                                     NOTICES

      Section 4.01. Notices. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

      Section 4.02. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                    ARTICLE V

                                    OFFICERS

      Section 5.01. Officers. The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer. The board of directors may also choose a chairman of the board, one or more vice-presidents, assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide. The board of directors at its first meeting after each annual meeting of stockholders shall choose the appropriate officers of the corporation. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation.

      Section 5.02. Other Officers and Agents. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

      Section 5.03. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

      Section 5.04. Removal of Officers; Vacancies. The officers of the corporation shall hold office until their successors are elected and qualified. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

      Section 5.05. Chairman of the Board. The chairman of the board, if one be designated by the board of directors, shall be the chief executive officer of the corporation (unless such title has been otherwise assigned by employment agreement or otherwise), shall preside at all meetings of the stockholders and of the board of directors, shall act in an advisory capacity to the other principal officers and shall have such powers and perform such duties as the board may prescribe.

      Section 5.06. President. The president shall be the chief operating officer of the corporation, and in the absence of or inability to act of a chairman of the board, shall be the chief executive officer of the corporation and shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

      Section 5.07. Executive Vice-President. The executive vice-president, if one be designated by the board of directors, shall perform such executive and administrative functions and duties as are delegated to him by the president, shall, in the absence of or inability to act of the president, temporarily act in his place, and shall perform such other duties as the board of directors may prescribe.

      Section 5.08. Vice-Presidents. In the absence or inability to act of the president and executive vice-president, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president or executive vice-president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president or executive vice-president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

      Section 5.09. Secretary and Assistant Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

            The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (of if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

      Section 5.10. Treasurer and Assistant Treasurers. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

            The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE VI

                             SHARES OF CAPITAL STOCK

      Section 6.01. Certificates of Stock. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

      Section 6.02. Facsimile Signature. Where a certificate is countersigned
(l) by a transfer agent other than the corporation or its employee, or, (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

      Section 6.03. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

      Section 6.04. Transfers of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

      Section 6.05. Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors.

      Section 6.06. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII

                 CONTRACTS, LOANS, CHECKS, DEPOSITS AND PROXIES

      Section 7.01. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

      Section 7.02. Loans. No loans shall be contracted on behalf of the corporation, and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

      Section 7.03. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

      Section 7.04. Deposit Accounts. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

      Section 7.05. Proxies. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the corporation may be executed and delivered from time to time on behalf of the corporation by the president or a vice-president or by any other person or persons thereunto authorized by the board of directors.

                                  ARTICLE VIII

                                 INDEMNIFICATION

      Section 8.01. Third Party Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer or representative of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with such threatened, pending or completed action, suit or proceeding.

      Section 8.02. Derivative Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer or representative of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with such threatened, pending or completed action or suit by or in the right of the corporation.

      Section 8.03. Procedure for Effecting Indemnification. Indemnification under Sections 8.01 and 8.02 shall be automatic and shall not require any determination that indemnification is proper, except that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      Section 9.01. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

      Section 9.02. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

      Section 9.03. Annual Statement. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

      Section 9.04. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

      Section 9.05. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                    ARTICLE X

                               AMENDMENT OF BYLAWS

      Section 10.1. Amendments. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the board of directors or by the stockholders at any regular meeting of the board of directors or of the stockholders, or at any special meeting of the board of directors or of the stockholders if notice of such alteration, amendment, repeal or adoption of new bylaws is contained in the notice of such special meeting.

                                SUPPLYPOINT, INC.

                                    Exhibit M
                             Capitalization Schedule

================================================================================

The following is a list of holders of options to acquire shares of stock of SupplyPoint, Inc.

               ------------------------------------------------
               Option Holder                         Options
               ------------------------------------------------

               ------------------------------------------------
               Condy, Charles T.                       100,000
               ------------------------------------------------
               Shevrin, David N.                        50,000
               ------------------------------------------------
               Silver, S. Lance                         50,000
               ------------------------------------------------
               Brandenburg, Frank                      126,000
               ------------------------------------------------
               Becker, Bryan                         1,137,500
               ------------------------------------------------
               Gregonis, Meghan                         25,000
               ------------------------------------------------
               Greenberg, Eric                          25,000
               ------------------------------------------------
               Pastor, Monica                            5,000
               ------------------------------------------------
               Johnson, Cathy                            5,000
               ------------------------------------------------

               ------------------------------------------------
               Current Employees                       390,000
               ------------------------------------------------

               ------------------------------------------------
               Reserved for issuance pursuant to
               ESOP                                  1,086,500
               ------------------------------------------------

               ------------------------------------------------
               Total Options                         3,000,000
               ------------------------------------------------

               ------------------------------------------------

                                    Exhibit N

                       WRITTEN CONSENT OF THE STOCKHOLDERS

                                      -OF-

                                SUPPLYPOINT, INC.

      The undersigned, being a majority of the stockholders of SupplyPoint, Inc., a Delaware Corporation ("the Company"), in accordance with the provisions of Section 228(a) of the General Corporation Law of the State of Delaware, do hereby consent to and adopt the following:

      WHEREAS, the undersigned believe it is in the best interests of the Company to enter into a Merger Agreement dated as of the 1st day of May 2001 (the "Merger Agreement") with Western Power & Equipment Corp., a Delaware Corporation ("Western") and Western's subsidiary, WPEC Acquisition Corp., a Delaware Corporation ("Acquisition Corp.");

      NOW THEREFORE, it is

      RESOLVED, that the Stockholders ratify and approve the Company entering into the Merger Agreement in the form annexed hereto as Exhibit "A" and to do all acts necessary to consummate the Merger and all ancillary transactions pursuant to which the

Company shall be merged with and into Acquisition Corp. pursuant to a "plan of reorganization" within the meaning of Section 368(a)(1)(A) and Section 368
(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"); and it is further

      RESOLVED, that the officers of the Company, and each of them, are hereby authorized and empowered, in the name and on behalf of the Company, to execute such documents and to take such additional action as they or any of them may deem necessary or desirable in order to implement the intents and purposes of all the foregoing resolutions.

      IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of the ___ day of May, 2001.

                                    Stockholders            Number
                                                            of Shares

                                    ____________________

                                    ____________________

                                    ____________________

                                    ____________________

                                    Exhibit O

                     UNANIMOUS WRITTEN CONSENT OF DIRECTORS
                 IN LIEU OF A MEETING OF THE BOARD OF DIRECTORS

                                      -OF-

                                SUPPLYPOINT, INC.

      The undersigned, being all of the directors of SupplyPoint, Inc., a Delaware Corporation ("the Company"), in accordance with the provisions of
Section 141(f) of the General Corporation Law of the State of Delaware, do hereby consent to and adopt the following:

      WHEREAS, the Board of Directors of the Company believes it is in the best interests of the Company to enter into a Merger Agreement dated as of the 1st day of May 2001 (the "Merger Agreement") with Western Power & Equipment Corp., a Delaware Corporation ("Western") and Western's subsidiary, WPEC Acquisition Corp., a Delaware Corporation ("Acquisition Corp.");

      NOW THEREFORE, it is

      RESOLVED, that the Board of Directors authorizes the Company to enter into the Merger Agreement in the form annexed hereto as Exhibit "A" and to do all acts necessary to consummate the Merger and all ancillary transactions pursuant to which the Company shall be merged with and into Acquisition Corp. pursuant to a "plan of reorganization" within the meaning of Section 368(a)(1)(A) and Section 368
(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"); and it is further

      RESOLVED, that articles of merger shall be filed with the Secretary of State of the State of Delaware; and it is further

      RESOLVED, that the officers of the Company, and each of them, are hereby authorized and empowered, in the name and on behalf of the Company, to execute such documents and to take such additional action as they or any of them may deem necessary or desirable in order to implement the intents and purposes of all the foregoing resolutions.

      IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of the ___ day of May, 2001.


                                          _______________________
                                          Irwin L. Gross


                                          _______________________
                                          Charles T. Condy


                                          _______________________
                                          Bryan C. Becker


                                          _______________________
                                          Harold L. Clark

                                    Exhibit P

                                SUPPLYPOINT, INC.

                          Index to Financial Statements
                      for the Year Ended December 31, 2000

Independent Auditors' Reports                                         F - 2

Balance Sheet                                                         F - 3 - 4

Statements of Operations                                              F - 5

Statements of Changes in Stockholders' Deficiency                     F - 6

Statements of Cash Flows                                              F - 7

Notes to Financial Statements                                         F - 8 - 18

                          INDEPENDENT AUDITORS' REPORT

To The Board of Directors
SupplyPoint, Inc.

We have audited the accompanying balance sheet of SupplyPoint, Inc. as of December 31, 2000 and the related statements of operations, changes in stockholders' deficiency and cash flows for the period from July 22, 1999 ("Inception") to December 31, 1999 and the year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of SupplyPoint, Inc. as of December 31, 2000 and the results of its operations and its cash flows for the period from Inception to December 31, 1999 and the year ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company has had recurring losses since inception along with a minimum amount of revenues. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Seligson & Giannattasio, LLP
N. White Plains, NY
May 9, 2001

                                SUPPLYPOINT, INC.

                                  Balance Sheet

                                December 31, 2000
                                                                     Page 1 of 2

            ASSETS

Current assets:
  Cash                                                  $195,562
  Accounts receivable                                     38,200
  Prepaid expenses                                        13,353
                                                        --------

            Total current assets                                        $247,115

Fixed assets (net of accumulated
  depreciation of $41,512)                                               231,156

Other assets:
  Security deposits                                                       27,780
                                                                        --------

            Total assets                                                $506,051
                                                                        ========

See notes to financial statements.

                                SUPPLYPOINT, INC.

                                  Balance Sheet

                                December 31, 2000
                                                                     Page 2 of 2

   LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
  Notes payable                                      $   100,000
  Notes payable-related party                          2,703,000
  Accounts payable                                       188,714
  Accrued expenses                                       206,606
                                                     -----------

       Total liabilities                                            $ 3,198,320

Commitments and contingencies

Stockholders' deficiency:
  Preferred stock, $.01 par value, 5,000,000
   authorized, none issued and outstanding                    --
  Common stock, $.01 par value, 40,000,000
   authorized, 9,073,260 issued and outstanding           90,733
  Additional paid-in-capital                             105,737
  Retained deficit                                    (2,888,739)
                                                     -----------

       Total stockholders' deficiency                                (2,692,269)
                                                                    -----------

       Total liabilities and stockholders' deficiency               $   506,051
                                                                    ===========

See notes to financial statements.

                                SUPPLYPOINT, INC.

                            Statements of Operations

                                                               July 22, 1999,
                                           Year Ended         Date of Inception
                                        December 31, 2000   to December 31, 1999
                                        -----------------   --------------------

Income                                     $   292,506           $    16,800
Cost of sales                                1,257,261               613,710

Gross loss                                    (964,755)             (596,910)
                                           -----------           -----------

Operating expenses:
  Selling                                    1,007,767                32,706
  General and administrative                 2,204,397               262,837
  Development costs                                 --               490,422
  Depreciation                                  36,098                 5,414

            Total operating expenses         3,248,262               791,379
                                           -----------           -----------

Loss from operations                        (4,213,017)           (1,388,289)

Other income (expense)
Interest income                                    137                   625
Interest expense                               (75,034)                   --
                                           -----------           -----------

Loss before income taxes                    (4,287,914)           (1,387,664)

Income taxes                                     2,657                   800
                                           -----------           -----------

Net loss                                   $(4,290,571)          $(1,388,464)
                                           ===========           ===========

Weighted shares outstanding:
  Basic                                      9,073,260             6,804,945
  Diluted                                    9,073,260             6,804,945

Loss per share:
  Basic                                    $      (.47)          $      (.20)
  Diluted                                  $      (.47)          $      (.20)

                                SUPPLYPOINT, INC.

                      Statement of Stockholders' Deficiency

For the Period From July 22, 1999 (Inception) Through December 31, 1999 and for
                        the Year Ended December 31, 2000

                                                                                        Additional
                                     Members      Preferred Stock       Common Stock      Paid-in       Retained
                                     Equity       Shares   Amount     Shares    Amount    Capital       Deficit
                                     ------       ------   ------     ------    ------    -------       -------
Balance - July 22, 1999,
  date of inception                $        --        --   $   --          --   $    --   $     --    $        --
Capital contributed                  1,561,766        --       --          --        --         --             --
Net loss                            (1,388,464)       --       --          --        --         --             --
                                   -----------    ------   ------   ---------   -------   --------    -----------

Balance - December 31, 1999            173,302        --       --          --        --         --             --

Capital contributed                  1,425,000        --       --          --        --         --             --

Net loss                            (1,401,832)       --       --          --        --         --     (2,888,739)

Conversion of LLC to corporation      (196,470)       --       --    9,073,260   90,733    105,737             --
                                   -----------    ------   ------   ---------   -------   --------    -----------

Balance - December 31, 2000        $        --        --       --    9,073,260  $90,733   $105,737    $(2,888,739)
                                   ===========    ======   ======   =========   =======   ========    ===========

See notes to financial statements.

                                SUPPLYPOINT, INC.

                            Statements of Cash Flows

                                                                               Period From
                                                                              July 22, 1999,
                                                          Year Ended           (Inception)
                                                      December 31, 2000   to December 31, 1999
                                                      -----------------   --------------------
OPERATING ACTIVITIES:
Net loss                                                 $(4,290,571)          $(1,388,464)
Adjustments to reconcile net loss to net cash
  used in operating activities:
  Depreciation                                                36,098                 5,414
  Write-down of software development costs                        --               490,422
Changes in operating assets and liabilities:
  Accounts receivable                                        (21,400)              (16,800)
  Prepaid expenses                                            16,989               (30,342)
  Security deposits                                           (5,521)               (1,875)
  Accounts payable                                            98,846                69,488
  Accrued expenses                                           156,222                50,380
                                                         -----------           -----------

NET CASH FLOWS FROM OPERATING ACTIVITIES                  (4,009,337)             (821,777)
                                                         -----------           -----------

INVESTING ACTIVITIES:
  Acquisition of fixed assets                               (186,094)              (86,574)
                                                         -----------           -----------

FINANCING ACTIVITIES:
  Capital contributions                                    1,425,000             1,071,344
  Proceeds from notes payable                              2,803,000                    --
                                                         -----------           -----------

NET CASH FLOWS FROM FINANCING ACTIVITIES                   4,228,000             1,071,344
                                                         -----------           -----------

NET CHANGE IN CASH                                            32,569               162,993

CASH AT BEGINNING OF PERIOD                                  162,993                    --
                                                         -----------           -----------

CASH AT END OF PERIOD                                    $   195,562           $   162,993
                                                         ===========           ===========

Supplemental cash flow information:
Cash paid during year for:
   Interest                                              $    64,149           $        --
                                                         ===========           ===========
   Income taxes                                          $     2,758           $       800
                                                         ===========           ===========

Member capital contributions for
software development costs                               $        --           $   490,422
                                                         ===========           ===========

See notes to financial statements.

                                SUPPLYPOINT, INC.

                          Notes to Financial Statements

                                December 31, 2000

NOTE 1 - ORGANIZATION AND DESCRIPTION OF COMPANY'S BUSINESS

SupplyPoint.com, Inc. (the "Company") was incorporated in the State of Delaware on May 3, 2000 as a developer of software to be used by medium to large manufacturing companies. In November 2000, the Company changed its name to SupplyPoint, Inc.

The Company originally commenced operations in July 1999 as Decision Solutions Interactive, LLC ("DSI"), a Delaware limited liability company. The operations of DSI were transferred to the Company through a certificate of conversion dated May 3, 2000.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Revenue from license agreements are recognized upon completion of the installation of the Company's software. These revenues are typically a one-time non-refundable fee. Revenues from maintenance contracts are recognized ratably over the term of the contract. Revenues from services are recognized as services are rendered.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Reserve for Bad Debts

The Company, due to its current customer base, has not provided for a reserve for bad debts.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company maintains substantially all its cash balances in a limited number of financial institutions. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2000, the Company's uninsured cash balances totaled $34,522.

                                SUPPLYPOINT, INC.

                          Notes to Financial Statements

                                December 31, 2000

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Depreciation and Amortization

Fixed assets are recorded at cost. Depreciation is generally provided on a straight-line method over the estimated useful lives of the various assets as follows:

            Computer equipment               5 years
            Furniture and fixtures           7 years
            Office equipment                 7 years

Maintenance and repairs are expensed as incurred while renewals and betterments are capitalized.

Software Development

Upon formation of DSI, certain of its original members contributed software development costs. During 1999 and 2000, the Company made substantial changes to its products. As a result, the Company has written off these original costs.

Income Taxes

The Company's deferred income taxes arise primarily from net operating losses and the differences in the reporting of depreciation and amortization for financial reporting and income tax purposes. The Company was organized as a limited liability company until May 3, 2000, and as such losses reported by DSI are not included in net operating losses. The losses by DSI were reported on the income tax returns of its members. There was no income tax expense reported by the Company through May 3, 2000.

Accrued Vacation

Employees can accrue up to 20 days of vacation time per year. Any unused vacation time may be carried forward to the following year.

                                SUPPLYPOINT, INC.

                          Notes to Financial Statements

                                December 31, 2000

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounting for Stock-Based Compensation

The Company accounts for its employee stock-based compensation plans under Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees" and its related interpretations. In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation", which established a fair value-based method of accounting for stock-based compensation plans. The Company has adopted the disclosure only alternative under SFAS No. 123, which requires disclosure of the pro forma effects on net income (loss) and net income (loss) per share as if the stock-based compensation was measured utilizing the fair value method as well as certain other information. The Company accounts for stock-based compensation to nonemployees using the fair value method in accordance with SFAS No. 123.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value

The Company has a number of financial instruments, none of which is held for trading purposes. The Company estimates that the fair value of all financial instruments at December 31, 2000, does not differ materially from the aggregate carrying values of these financial instruments recorded in the accompanying balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

                                SUPPLYPOINT, INC.

                          Notes to Financial Statements

                                December 31, 2000

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings (loss) per Share

Earnings (loss) per share for the years ended December 31, 2000 were computed by dividing net income by the weighted average number of common and common equivalent shares outstanding and also is adjusted for the assumed conversion of shares issuable upon exercise of options. The Company had a net loss for the years ended December 31, 2000 and 1999, accordingly, common stock equivalents are excluded as the effect would be anti-dilutive.

NOTE 3 - FIXED ASSETS

Fixed assets at December 31, 2000 were comprised of the following:

            Computer equipment                      $218,413
            Furniture and fixtures                    42,176
            Office equipment                          12,079
                                                    --------
                                                     272,668
            Less:  accumulated depreciation           41,512
                                                    --------

                                                    $231,156
                                                    ========

Depreciation expense for the year ended December 31, 2000 and for the period July 1999, date of inception, through December 31, 1999 was $36,098 and $5,414, respectively.

NOTE 4 - NOTE PAYABLE RELATED PARTY

During 2000, a shareholder and related entities, loaned the Company $2,703,000. The loans incur interest at the rate of 9.24% and are due on demand. Interest accrued through December 31, 2000 totaled $75,034. In January 2001, the notes were converted to common stock with each share of stock converted for $1 in notes owed (Note 11 - conversion of debt).

                                SUPPLYPOINT, INC.

                          Notes to Financial Statements

                                December 31, 2000

NOTE 5 - NOTES PAYABLE

During 2000, three investors made interest free advances to the Company aggregating $100,000. In January 2001, these loans were converted into 100,000 shares (159,179 shares after giving effect to the 1.5918 for 1 stock split) of the Company's common stock.

NOTE 6 - STOCKHOLDERS DEFICIENCY

Preferred Stock

The Company is authorized to issue 5,000,000 shares of $.01 par value preferred stock. The stock may be issued by the Board of Directors in one or more series and with such preferences, conversion of other rights, voting powers and other provisions as may be fixed by the Board of Directors in the resolution authorizing their issuance without any further action by the stockholders.

Common Stock Issuance Upon Conversion of DSI

In May 2000, 5,700,000 shares (9,073,260 shares after giving effect to the 1.5918 for 1 stock split) of the Company's common stock were issued for owner shares in DSI.

Stock Split

In January 2001, the Company effected a 1.5918 for 1 stock split. All common share and per share amounts have been adjusted to give retroactive effect to the split.

Stock Option Plan

In September 1999, the Company adopted the 1999 Share Option Plan (the "DSI Plan"). The DSI Plan provided for the grant of options to qualified employees of the Company to purchase an aggregate of 1,320,000 owner shares in the Company. In May 2000, upon conversion of DSI into SupplyPoint, the Company adopted and shareholders approved the 2000 Long-Term Incentive Plan (the "2000 Plan"). The 2000 Plan, which is in effect for a ten year period, provides for the grant of options to employees and directors of the Company, to purchase an aggregate of 3,000,000 shares of the Company's common stock. Options granted under the DSI Plan were canceled and a like number of options granted under the 2000 Plan.

                                SUPPLYPOINT, INC.

                          Notes to Financial Statements

                                December 31, 2000

NOTE 6 - STOCKHOLDERS DEFICIENCY (continued)

Stock Option Plan activity is summarized as follows:

                                                                Weighted Average
                                                      Shares      Exercise Price
                                                      ------      --------------

Options outstanding July 22, 1999                          --        $  --
Granted                                               343,284         1.00
Exercised                                                  --           --
Canceled                                                   --           --
                                                      -------

Options outstanding - December 31, 1999               343,284         1.00
Granted                                               593,200         1.00
Exercised                                                  --           --
Canceled                                                   --           --
                                                      -------

Options outstanding - December 31, 2000               936,484         1.00
Options exercisable - December 31, 2000                41,516         1.00

Exercise prices for options outstanding as of December 31, 2000 were $1.00. The weighted-average remaining contractual life of these options is approximately five years.

In January 2001, the Company granted an employee options to purchase 10,000 shares of the Company's common stock. The options are exercisable at $1.00 per share and vest during the first three years of the term and expire in January 2008.

In 2001, employees holding options to purchase 197,284 shares of the Company's common stock were terminated. As a result, options to purchase 158,496 shares of the Company's common stock were immediately canceled, while vested options to purchase 38,788 shares remain temporarily outstanding.

In April 2000, a newly appointed director of the Company, was granted options to purchase 200,000 shares of the Company's common stock. The options are exercisable at $1 per share and vest over a two year period.

                                SUPPLYPOINT, INC.

                          Notes to Financial Statements

                                December 31, 2000

NOTE 6 - STOCKHOLDERS DEFICIENCY (continued)

Stock Options

The Company currently accounts for its employee stock-based compensation plans using the accounting prescribed by Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees". The Company has determined its pro forma net earnings (loss) and earnings (loss) per share information as required by SFAS No. 123 "Accounting for Stock Issued to Employees" as if the Company had elected to account for these options utilizing SFAS No. 123 fair value methods. The fair value of each option grant was estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions: there has been virtually no volatility during 1999 and 2000; risk free interest rate of 6.75% in 2000 and 1999; and expected lives of 4 to 5 years. The fair value of the options granted was $169,751, in 2000 and $98,235 in 1999.

The pro forma basic net loss and loss per share for the year ended December 31, 2000 and 1999 would have been $(4,460,322) and $(1,486,699) and $(.49) and
$(.22) respectively, had the fair value method been applied.

The effects of applying SFAS 123 in the above pro forma disclosures are not indicative of future amounts as they are likely to be affected by the number of equity instruments granted and the vesting of such awards.

                                SUPPLYPOINT, INC.

                          Notes to Financial Statements

                                December 31, 2000

NOTE 7 - INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes using the enacted tax rates in effect in the years in which the differences are expected to reverse. The Company's deferred income taxes are comprised of the following:

Deferred tax assets

 Net operating losses                                $1,235,057
 Software development costs                             103,378
                                                     ----------

 Total deferred tax assets                            1,338,435

 Deferred tax liabilities
   Depreciation                                          14,101
                                                     ----------

 Net deferred tax assets                              1,324,334

 Valuation allowance                                  1,324,334
                                                     ----------

 Deferred tax assets                                 $       --
                                                     ==========

The Company's income tax expense consists of the following:

                                                               July 22, 1999,
                                           Year Ended        Date of Inception
                                       December 31, 2000    to December 31, 1999
                                       -----------------    --------------------
Current:
  Federal                                    $   --                $   --
  States                                      2,657                   800
                                             ------                ------

                                              2,657                   800
                                             ------                ------
Deferred:
  Federal                                        --                    --
  States                                         --                    --
                                             ------                ------

                                             ------                ------
                                             ------                ------

Provision for income taxes                   $2,657                $  800
                                             ======                ======

                                SUPPLYPOINT, INC.

                          Notes to Financial Statements

                                December 31, 2000

NOTE 7 - INCOME TAXES (continued)

The Company has net operating loss carryforwards of approximately 3,000,000, which expire through 2020. The utilization of this operating loss carryforward may be limited based upon changes in ownership as defined in the Internal Revenue Code.

A reconciliation of the difference between the expected income tax rate using the statutory federal tax rate and the Company's effective rate is as follows:

                                                                    July 22, 1999,
                                                Year Ended        Date of Inception
                                            December 31, 2000   to December 31, 1999
                                            -----------------   --------------------
U.S. Federal income tax statutory rate            (34)%                (34)%
State income tax, net of Federal income
 tax benefit                                       (6)                  (6)
Tax benefit from losses while an LLC               13                   40
Effect of net operating losses for which
 there is no tax benefit                           27                   --
                                                  ---                  ---

Effective tax rate                                 --%                  --%
                                                  ===                  ===

NOTE 8 - LEASE COMMITMENTS

The Company has entered into lease agreements for several office and sales facilities. The leases for all facilities other than the Company's headquarters, expire during 2001. The lease for the headquarters facility runs through April 2003, and includes provisions for an annual increase in the base rent based upon inflation. The following is a summary of the future minimum rental commitments at December 31, 2000.

            Year Ended
            December 31,
            ------------

            2001                                   $  92,099
            2002                                      61,152
            2003                                      20,384
                                                   ---------

                                                    $173,635
                                                    ========

                                SUPPLYPOINT, INC.

                          Notes to Financial Statements

                                December 31, 2000

NOTE 9 - EMPLOYMENT AGREEMENTS

In September 2000, the Company entered into a one year employment agreement with its president and chief executive officer. Among other provisions, the agreement provides for a base salary of $240,000 and annual and quarterly bonuses based on performance and stock options equal to 5% of the outstanding shares on the date of the agreement. The agreement provides for additional options to be granted upon sale of the Company based upon the value of the consideration received.

NOTE 10 - SIGNIFICANT OPERATING LOSSES

The Company has incurred significant operating and development costs since inception. These costs are expected to be significant into the foreseeable future. In addition, the Company has begun expending significant funds on marketing its products. The Company expects to be able to fund these expenditures through increased sales as well as through the issuance of debt and equity securities.

NOTE 11 - SUBSEQUENT EVENTS

Proposed Acquisition

In January 2001, the Company entered into a letter of intent with Western Power & Equipment Corp. ("WPEC"). Pursuant to the agreement as currently proposed, WPEC would acquire the Company in exchange for 650,000 shares of WPEC's common stock and 2,235,000 shares of WPEC series A Preferred Stock. The Series A Preferred Stock would be convertible into 22,350,000 shares of WPEC's common stock upon shareholder approval. In addition, WPEC intends to raise up to $5,000,000 in an offering of convertible debentures. The majority of the funds from this offering are to be used to make interest-bearing advances to the Company. Also subsequent to the merger, a corporation owned by certain officers and directors of WPEC, has entered into an asset purchase agreement to purchase substantially all of the assets and operations of the pre-merger WPEC.

                                SUPPLYPOINT, INC.

                          Notes to Financial Statements

                                December 31, 2000

NOTE 11 - SUBSEQUENT EVENTS (continued)

Conversion of Debt

In January 2001, the Company converted debt from related parties totaling $2,523,000 into 2,523,000 shares (4,016,111 shares after giving effect to the 1.5918 for 1 stock split) of the Company's common stock.

Additional Financing

In January 2001, the Company was loaned $910,451 from related parties. The notes are due August 5, 2001 and incur interest at the rate of ten percent (10%) per annum. In addition, the Company incurred $100,000 in fees relating to these loans.

In March 2001, WPEC loaned the Company $70,000. The loan incurs interest at the rate of 10% per annum and is due on demand.

Sale of Common Stock

In January 2001, the Company sold 6,282,264 shares of the Company's common stock (10,000,000 shares after giving to the 1.5918 for 1 split) in exchange for $100,000. In April 2001, 250,000 of the shares were repurchased by the Company for $2,500.

                                SUPPLYPOINT, INC.

                                    Exhibit Q
                               Disclosure Schedule

--------------------------------------------------------------------------------

   Amount      Date Issued       Payee
   ------      -----------       -----

*  $250,000    January 11, 2001  The Gross Charitable Unit Trust

*  $250,000    January 11, 2001  The Gross Charitable Annuity Trust

*  $500,000    February 5, 2001  Allied International/Old Oak Fund

*  $70,000     March 30, 2001    Western Power & Equipment Corp.

   $1,272,000  January 1, 2001   The Gross Charitable Unit Trust      (canceled)

   $1,272,000  January 1, 2001   The Gross Charitable Annuity Trust   (canceled)

   $2,429,000  January 1, 2001   Ocean Castle Partners, LLC           (canceled)

*  These notes are secured by all assets.

                                SUPPLYPOINT, INC.

                                    Exhibit R
                                  Tax Schedule

================================================================================

None.

                                SUPPLYPOINT, INC.

                                    Exhibit S
                                License Schedule

================================================================================

SupplyPoint does not have any licenses necessary for the operation of this business.

                                SUPPLYPOINT, INC.

                                    Exhibit T
                                 Lease Schedule

================================================================================

Real Property:

Landlord                          Property Location

Cal-Mont Development Co.          2680 N. First Street, Suite 280, San Jose,
                                  CA 95134

Lantern Communication             2680 N. First Street, Suite 201, San Jose,
                                  CA 95134

Lakeside I Limited Partnership    7928F S. Madison Street, Burr Ridge, IL 60521

Terranomics Development           7 Broad Street, Suite 2N-02, Redbank, NJ 07701

106 Apple Street Associates, LP   106 Apple Street, Tinton Falls, NJ 07724

Personal Property:

None

                                SUPPLYPOINT, INC.

                                    Exhibit U
                         Properties and Assets Schedule

--------------------------------------------------------------------------------

Include schedule of PC's and Sever's.

None of the above listed SupplyPoint, Inc. property and assets is encumbererd.

      February 28, 2001


            Description        Date                                Memo                         Amount
      ---------------------------------------------------------------------------------------------------------
      Computer Equipment

                               10/15/1999 Demo PC and disk drive.                               1,748.61
                               10/15/1999 Desktop workstation with NT4.0                        1,515.50
                               10/15/1999 Desktop with Workstation NT                           1,244.88
                               10/21/1999 1 PC and monitor                                      2,460.31
                               11/19/1999 10-9337                                               4,952.44
                               11/19/1999 10-9343                                               2,005.56
                               11/19/1999 Bernie McNichol laptop                                2,153.00
                               11/19/1999 Dell Latitude notebook - home office equipment        3,502.35
                                7/20/1999 To reclass purchase account.                          7,900.00
                                1/10/2000 Blue Fin Tech.                                          352.25
                                1/11/2000 Hitachi Notebook etc.                                 1,271.60
                                1/21/2000 Palm VII                                                650.37
                                1/21/2000 47gb hard drive/2 yr warranty                           793.32
                                1/24/2000 Netserver & mini cartridge                            4,739.76
                                1/24/2000 Dell laptop                                           3,164.00
                                1/26/2000 Gateway laptop                                        4,112.42
                                1/26/2000 Expense report dated 1/26/0O                          2,888.12
                                1/27/2000 Dell laptop                                           2,420.00
                                1/27/2000 Dell laptop                                           2,975.00
                                 3/6/2000 Inv #02-9522                                          1,052.96
                                 3/6/2000 Inv #02-9519                                          2,968.99
                                 3/8/2000 Inv #02-9520                                          2,059.69
                                3/13/2000 Inv #02-9521                                          1,848.60
                                3/20/2000 IBM Thinkpad                                          3,479.00
                                3/21/2000 24 port switch                                        1,257.36
                                4/18/2000 Powerstation                                          1,485.96
                                4/25/2000 Computer                                              1,669.99
                                6/16/2000 Computer equipment                                    1,134.29
                                7/17/2000 Powerstation Pro 5000                                 5,605.43
                                 8/2/2000 Computer                                              2,502.76
                                8/18/2000 Laptops                                               6,073.91
                                8/21/2000 Server/Laptop Hardware                                  511.48
                                8/28/2000 Powerstation Pro 5000                                 3,465.89
                                8/30/2000 LCD Monitor                                           4,183.86
                                 9/6/2000 Monitor Shipping Cases                                1,109.50
                                9/12/2000 2 IBM ThinkPads                                       9,007.49
                                9/12/2000 Power Station Pro 5000                                3,477.02
                                9/27/2000 Tape Drive                                              683.88
                                10/1/2000 Power Station Pro 5000                                3,427.34
                                10/4/2000 IBM Computer                                          1,165.21
                               1O/12/2000 IBM Computer                                          3,553.00
                               11/17/2000 3 IBM Computer                                       11,377.62
                               11/29/2000 IBM Computer                                          7,583.51
                                12/6/2000 2 IBM ThinkPads                                       7,167.23
                                 2/1/2001 2 IBM ThinkPads                                         971.99
                                                                                              ----------
                                           Total                                              139,673.45
                                                                                              ----------


Computer Software
                                 9/30/1999 PHOTO SHOP 5.5                                       569.90
                                10/15/1999 Windows NT Server Program                            641.93
                                  2/7/2000 Chart Bytecode                                       699.00
                                 7/20/1999 To reclass purchase account.                      18,530.00
                                 7/21/2000 Software                                             628.81
                                  7/1/2000 Act 2000 software                                  1,093.45
                                  8/3/2000 Software                                             526.27
                                 8/31/2000 Computer License                                  18,238.73
                                 11/1/2000 Software                                           4,432.75
                                 12/7/2000 Enterprise Software                                9,521.67
                                  2/1/2001 PHOTO SHOP 6.0                                       615.59
                                                                                             ---------
                                          Total                                              55,498.10
                                                                                             ---------

Furniture & Fixtures
                                 9/30/1999 CONF TABLE & 6 CHAIRS                              1,818.22
                                10/15/1999 cubicle deposit #42415 65544 281290                5,400.00
                                 11/8/1999 Invoice #990811                                    1,500.00
                                11/18/1999 6 chairs @$139.99 ea                                 839.94
                                11/23/1999 Cubicles - Invoice 64371                           5,366.27
                                11/30/1999 Lobby chairs                                       1,683.71
                                 1/27/2000 Office refrigerator                                  266.44
                                  3/7/2000 Conference table for ste. 201                      2,133.61
                                 3/21/2000 tables and bookcases                               1,485.19
                                 3/21/2000 Office chairs                                      1,689.87
                                  6/1/2000 50% deposit for partition                          1,738.06
                                  6/6/2000 Lamp, end table and pics for lobby                   878.89
                                 6/30/2000 Shelving racks                                     3,193.39
                                  7/6/2000 Cubicles                                           1,997.85
                                 8/22/2000 Tradeshow booth                                    3,590.46
                                 8/28/2000 Cubicles                                           4,296.85
                                 8/28/2000 Cubicles                                           4,296.85
                                                                                            ----------
                                           Total                                             42,175.60
                                                                                            ----------

Office Equipment

                                 7/20/1999 To reclass purchase account.                       1,524.00
                                 1/24/2000 Epson laptop projector                             4,364.00
                                  2/9/2000 projector                                          4,051.00
                                 3/13/2000 Inv #13947100                                        834.90
                                 5/11/2000 DVD Player                                           776.19
                                  9/1/2000 Speaker Phone                                        528.94
                                                                                            ----------
                                           Total                                             12,079.03
                                                                                            ----------

Qual Servers

                                10/20/1999 IBM Netfinity Server - Inv. 17266                 17,076.00
                                 12/1/1999 Sun Solaris server for Sun Product Qual            4,140.56
                                 4/18/2000 Server                                             3,613.08
                                                                                            ----------
                                           Total                                             24,829.64
                                                                                            ----------

Software Intellectual Property

                                 7/20/1999 Software Intellectual Property                   490,422.00
                                 2/28/2001 Software Quark Photoshop                           1,423.20
                                                                                            ----------
                                                                                            491,845.20
========================================================================================================

                                SUPPLYPOINT, INC.

                                    Exhibit V
                             Real Property Schedule

================================================================================

SupplyPoint, Inc. does not own any Real Property.

                                SUPPLYPOINT, INC.

                                    Exhibit W
                               Insurance Schedule

================================================================================

                                                                                 Payment       Expiration
Company/Broker            Type Insurance   Policy #      Premium     Coverages   Date          Date

Unum Insurance            Group Life       3719895       $605.49     Basic Cov.  5th of each   Active
Darrell Dukes Insurance                                                          month

Life Guard                Medical          7260          $7,281.83   HMO/PPO     5th of each   Active
Darrell Dukes Insurance                                                          month

Principal Insurance       Dental           N9607-12737   $1,274.76   Basic Cov.  5th of each   Cancelled
Darrell Dukes Insurance                                                          month         04/30/01

VSP                       Vision           121428980001  $134.32     Basic Cov.  5th of each   Cancelled
Darrell Dukes Insurance                                                          month         04/30/01

                                SUPPLYPOINT, INC.

                                    Exhibit X
                               Contracts Schedule

================================================================================

1.    J2N, Inc.
      28402 Via Del Sereno
      San Juan Capistrano, CA 92675

2.    Sandisk, Corp.
      140 Caspian Court
      Sunnyvale, CA 94089

3.    Promissory Notes
      (see Exhibit O, Disclosure Schedule)

4.    Employment Agreement / Letters
      (see Exhibits LL, MM and NN , Employment Agreements/Offer Letters

5.    Stock Option Plans
      (see Exhibit 1, Stock Option Plan)

                                SUPPLYPOINT, INC.

                                    Exhibit Y
                   Employee Compensation and Benefits Schedule

================================================================================

Medical Insurance

Prescription

Dental Insurance

Vision Insurance

Life Insurance

Accidental Death and Dismemberment

Long Term Disability

Short Term Disability

401K Savings and Investment Plan

Paid Sick Leave

Paid Holidays

Paid Vacation

Stock Option Plan

Note: All plan descriptions are attached.

                                SUPPLYPOINT, INC.

                                    Exhibit Y
               Employee Compensation and Benefits Schedule (cont.)

================================================================================

                                                   Hourly    Vacation     Hours   Vacation       Days
Employee            Date of  Hire  Annual Salary     Rate     Accrual   Accrued  Used/Payoff  Accrued      Accrual
-------------------------------------------------------------------------------------------------------------------
Becker, Bryan              9/1/00     240,000.00   115.38    8,068.85     79.93                  9.99      9,222.69
Domino, Mario             8/22/99      70,000.00    33.65    6,644.62    207.44                 25.93      6,981.15
Lien, James              11/10/99     150,000.00    72.12    3,196.15     54.32                  6.79      3,917.31
Min, John                 9/18/00     110,000.00    52.88    1,383.46     36.16                  4.52      1,912.31
Nagawani, Bharat           1/5/01     105,000.00    50.48    1,514.42     40.00                  5.00      2,019.23
Potts, Robert             2/21/00     100,000.00    48.08    4,817.31    143.60                 17.95      6,903.85
Rodrigo, Ana Marie       12/26/00      55,000.00    26.44      845.63     41.98                  5.25      1,110.05
                                      830,000.00   399.04   26,470.43    603.43                 75.43     32,066.59
                                                                                                    0
                Vacation Accrual for 02/2000                                          0.00      75.43     32,066.59

3 weeks vacation - 10 hours per month
3 weeks vacation - .33 hour per day

                                SUPPLYPOINT, INC.

                                    Exhibit Z
                               Litigation Schedule

================================================================================

SupplyPoint, Inc. has no known current or pending litigation.

                                   EXHIBIT AA

                                SUPPLYPOINT, INC.

                          Accounts Receivable Schedule

================================================================================

                  Type         Date        Num           Name            Terms      Due Date     Aging   Open Balance
                =====================================================================================================
Current
                Invoice     02/15/2001     3009   SanDisk Corporation    Net 30    03/17/2001                6,000.00

                Invoice     02/28/2001     3010   SanDisk Corporation    Net 30    03/30/2001                5,800.00
                                                                                                           ----------
                                                                                                            11,800.00

Total Current

1 - 30

                Invoice     01/01/2001     3006   SanDisk Corporation    Net 30    01/31/2001      28        5,200.00
                                                                                                           ----------
                                                                                                             5,200.00

Total 1 - 30

31 - 60

Total 31 - 60

61 - 90

Total 61 - 90

> 90

Total > 90

                                                                                                           ----------
TOTAL                                                                                                       17,000.00
                                                                                                           ==========

================================================================================

                                   EXHIBIT BB

                                SUPPLYPOINT, INC.

                            Accounts Payable Schedule

================================================================================

                 Date          Num                  Name                                  Due Date      Aging   Open Balance
               -------------------------------------------------------------------------------------------------------------
Current

               01/31/2001   200101222      Sierra Atlantic, Inc.                          03/02/2001              10,000.00

               01/31/2001   5830           Axiom Systems                                  03/02/2001               5,720.00

               02/15/2001   521628542      Qwest                                          03/02/2001                 421.75

               02/23/2001   478950         ADP, Inc.                                      03/02/2001                  40.00

               02/21/2001   14697          NationJobs, Inc                                03/03/2001                  95.00

               02/21/2001   February       AT&T 019-356-2642-001                          03/03/2001                 418.13

               02/22/2001   February       AT&T 030-027-1470-001                          03/04/2001                 235.25

               02/20/2001   February 01    Pacific Bell                                   03/07/2001               1,681.20

               02/25/2001   March'01       Ameritech                                      03/07/2001                 353.45

               02/26/2001   B545010001     Black Mountain Spring Water                    03/08/2001                  87.45

               02/26/2001   February'O1    PG& E                                          03/08/2001                 105.63

               02/08/2001   14812          BAJobs.com                                     03/10/2001                 100.00

               02/23/2001   572108818      FedEx                                          03/10/2001                 141.24

               02/28/2001   2001130        International Stock                            03/10/2001               1,550.00

               02/12/2001   118289923-1    Office Depot                                   03/14/2001                  15.20

               02/14/2001   5910           Axiom Systems                                  03/16/2001               5,863,00

               02/28/2001   15222          BAJobs.com                                     03/30/2001                  50.00
                                                                                                                 ----------
                                                                                                                  26,877.31

Total Current

1 - 30

               01/15/2001   0189367313     AMR Research                                   01/30/2001      29       6,875.00

               01/01/2001   117962889      Office Depot                                   01/31/2001      28          44.26

               02/09/2001   March'01       Principal Financial Group                      02/09/2001      19       1,274.46

               01/31/2001   13127          Burr, Pilger & Mayer - SF                      02/10/2001      18       5,257.56

               01/31/2001   13375          Burr, Pilger & Mayer - SF                      02/10/2001      18       2,608.75

               01/28/2001   l-103280       Armada Group, The                              02/12/2001      16      12,400.00

               01/16/2001   118730510-1    Office Depot                                   02/15/2001      13         178.72

               02/08/2001   March'01       Vision Service Plan                            02/18/2001      10         134.32

               02/09/2001   3322           CGRAFX                                         02/19/2001       9       1,069.20

               02/09/2001   3124           Ohio Specialty Peoducts, Inc.                  02/19/2001       9         945.84

               02/09/2001   February'Ol    American Express - Acct#3787-378488-22004      02/19/2001       9       1,442.97

               02/12/2001   CAW2125        Computer Associates International, Inc.        02/22/2001       6       3,800.00

               02/12/2001   March'01       UNUM Life Insurance                            02/22/2001       6         605.49

               02/11/2001   l-103312       Armada Group, The                              02/26/2001       2       1,860.00

               02/17/2001   95798680       Deluxe Buxiness Forms and Supplies             02/27/2001       1         129.83
                                                                                                                 ----------
Total 1 - 30                                                                                                      38,626.40

31 -60

               12/08/2000   14337, 14324   JAS Systems                                    01/07/2001      52       6,000.00
                                                                                                                 ----------
Total 31 -60                                                                                                       6,000.00

61 -90

               11/16/2000                  Schnader Harrison Segal & Lewis, LLP           12/16/2000      74      13,089.45
                                                                                                                 ----------
Total 61 -90                                                                                                      13,089.45


> 90

               06/30/2000   BPM            Other                                                                     369.40
                                                                                                                 ----------
Total > 90                                                                                                           369.40
                                                                                                                 ----------

                                                                                                                 ----------
TOTAL                                                                                                             84,962.56
                                                                                                                 ==========

================================================================================

                                SUPPLYPOINT, INC.

                                   Exhibit CC
                           Financial Accounts Schedule

================================================================================

1.    First Union National Bank
      DEPT. VA 7300
      Roanoke, VA 24022-0031
      Tel# 1800-566-3862

      Acct# 2000007514076
      Acct# 2000008153546    Private Placement Escrow

2.    Silicone Valley Bank
      3003 Tasman
      Santa Clara, CA 95054
      Tel# 408 654-7403

      Acct# 3302260907  Investment Subscriptions Account
      Acct# 3300267319  Operating Account
      Acct# 3300272102  Services Account

                                SUPPLYPOINT, INC.

                                   Exhibit DD
                  Patents, Trademarks and Trade Names Schedule

================================================================================

                                       I.
                     SCHEDULE APPLICABLE TO ARTICLE 7(BB)(i)

A. Patents and Patent Applications

            None.

B. Trademarks and Trade Names

            (1) SUPPLYPOINT

            SPI owns common law rights arising from its use of the mark SUPPLYPOINT for computer software and services. SPI has the following three (3) applications pending before the U.S. Patent and Trademark Office involving the mark SUPPLYPOINT:

            (a) SUPPLYPOINT.COM and Design, Application Serial No. 78/022633, filed August 23, 2000, for computer software design for others and software development and consulting services for others in the field of supply chain management, searching and retrieving supply chain information on computer networks primarily for the manufacturing and distribution market. An amendment to delete ".COM" from the word mark has been filed and is pending.

                               [LOGO SupplyPoint]

            (b) SUPPLYPOINT and Design, Application Serial No. 76/183877, filed December 19, 2000, for computer software utilized to manage supply, procurement, manufacturing and delivery of products.

                               [LOGO SupplyPoint]

            (c) SUPPLYPOINT, Application Serial No. 76/182834, filed December 19, 2000, for computer software utilized to manage supply, procurement, manufacturing and delivery of products and computer services, namely managing the supply, procurement, manufacturing and delivery of products for others utilizing the Internet.

            SPI has registered the domain name supplypoint.com with Network Solutions, Inc.

      (2) SUPPLYVANTAGE

            SPI owns common law rights arising from its use of the mark SUPPLYVANTAGE for computer software and services. SPI has not registered or applied for registration of the mark SUPPLYVANTAGE. SPI has terminated use of the mark SUPPLYVANTAGE in SPI's business operations, and SPI does not contemplate that the mark SUPPLYVANTAGE will be required or utilized in SPI's business operations.

            SPI has registered the domain names supplyvantage.com, supplyvantage.org, and supplyvantage.net with Domain Registration Services. The foregoing domain names are not utilized or required in SPI's business operations.

C. Copyrights

            SPI has not registered any of its copyrights.

            SPI owns rights under applicable United States and international copyright laws with respect to, among others, the following works of authorship:

            SupplyVantage software (all versions)
            SupplyPoint software (all versions)
            SupplyPoint(TM) Reference Manual

Description: The SupplyPoint software product provides real-time supply chain analytic and optimization software, referred to as Supply Chain Performance Management (SCPM) software, for manufacturers and distributors. SupplyPoint offers a business-to-business (B2B) suite of applications that facilitate synchronization, visibility, alerts and collaboration of vital information and processes among selected supply chain members. SupplyPoint's technology is designed to enable extended enterprise members including suppliers, customers and business partners with disparate Enterprise Resource Planning (ERP) systems to have the ability to extract, link and synchronize information across multiple ERP, CRM and other legacy backroom systems among one or more manufacturing locations. SupplyPoint utilizes a standard browser interface accessible via Intranet/Extranet exchanges to facilitate communications among internal users, customers, suppliers and other Partners. SupplyPoint applications' proprietary pegging methodology provides unique multi-dimensional links between sales orders, work orders, procurement and inventory across one or more manufacturing locations and disparate backroom systems.

SupplyPoint's "out-of-the-box" software solution is designed to permit organizations to achieve seamless interaction in the end-to-end order fulfillment process. SupplyPoint provides a unique, next generation solution that pushes business processes, collaboration and synchronization beyond the insular enterprise to customers, suppliers and business partners. Users are provided with predictive, actionable information that reveals upcoming bottlenecks or shortages or other problems that may arise in the Supply Chain, to allow time to effectively manage these issues.

The SupplyPoint application suite is differentiated from other business intelligence and analytics software packages in several key ways:

(1) Offers a finished application solution as opposed to a tool set or series of templates.
(2) Enables companies to re-use single or multiple Enterprise Resource Planning (ERP) solutions from different vendors in a real-time, multi-plant setting.
(3) Integrates and synchronizes critical data to transform information so that decision-makers at all levels can access the right knowledge to make decisions.
(4) Customizable user interface is easy to use by all levels of employees and can be personalized based on a series of rules (needs) provided by the end-user.
(5) Operates on its own dedicated server, which is firewall protected and available with appropriate levels of security, for both internal and external use.
(6) Targets discrete and repetitive manufacturing industries where there is Made-To-Order and/or complex packaging/distribution requirements.
(7)   Provides Time-To-Market advantages over in-house development alternatives.
(8)   Installs in 30-days or less including Training.

SupplyPoint's 2.x suite of applications has completed development and entered production for customers. Release 3.x is currently under development, and will include features such as advanced alert and feedback capabilities to include WAP-based functionality for PDAs and other mobile communication devices. SupplyPoint intends to add an Available-To-Promise ("ATP") feature in its release 3.7 which does not use complicated market demand models or extensive algorithms for prediction. SupplyPoint plans to use the results of its developed synchronization engine to predict ATP status based on current orders in production plus those in backlog, and rank-order them by the MRP's production schedule.

D. Licenses Accepted by SPI

            (1) License Agreement, from Visio Corporation, Serial Number 119-724-004089.

            (2) MKS Software Program License Agreement, from Mortice Kern Systems International SRL ("MKS").

            (3) Oracle Program License Terms, from Oracle Corporation.

            (4) Interact Commerce Corporation License Agreement, from Interact Commerce Corporation, for ACT! 2000 software.

            (5) BEA Systems, Inc. Software License Agreement.

            (6) StarTeam License from StarBase Corp.

                                       II.
                    SCHEDULE APPLICABLE TO ARTICLE 7(BB)(ii)

A. Exceptions to Ownership

            (1) SPI is aware of the following third party uses of the trademark, service mark, or trade name SUPPLYPOINT:

                  (a) BuildPoint Corporation, a Redwood City, California-based company, on September 22, 2000, filed an intent-to-use application for the mark SUPPLYPOINT for on-line project bidding and procurement services, namely, purchasing construction-related goods and services for others and marketing and promotional services for manufacturers of construction-related goods and services. SPI, through its attorneys, sent a cease and desist letter to the attorney of record for this application, Mark Steiner, and is in communication with Mr. Steiner in an effort to resolve this amicably.

                  (b) The mark SUPPLYPOINT has been used by the Centre for Electronic Commerce at the University of Sunderland, located in North Sands, Sunderland, United Kingdom, with a web site located at http://www.supplypoint.org. SPI has taken no action to date with regard to such use.

            (2) SPI is not the sole and exclusive owner of all right, title and interest in the trademark, service mark, or trade name SUPPLYVANTAGE, or all proprietary rights therein. SPI does not use the SUPPLYVANTAGE mark or name in its operations.

            (3) SPI is not the sole and exclusive owner of those items of Intellectual Property described in Section 1D (Licenses Accepted by SPI).

B. Rights and Licenses Granted by SPI

            Technology Purchase, Development and Support Services, and License Agreement, between SPI and J2N, Inc., dated April 21, 2000.

            Software License Agreement, between SPI and SanDisk Corporation, dated June 30, 2000

                                      III.

                    SCHEDULE APPLICABLE TO ARTICLE 7(BB)(iii)

A. Names in Which SPI Has Sole and Exclusive Rights

            SupplyPoint, subject to the exceptions set forth above in IIA.(1).

                                       IV.
                    SCHEDULE APPLICABLE TO ARTICLE 7(BB)(iv)

A. Interference, Infringement, Misappropriation, Conflict by Third Parties

            None, except as set forth above in IIA.(1).

B. Indemnifications by SPI

            Technology Purchase, Development and Support Services, and License Agreement, between SPI and J2N, Inc., dated April 21, 2000.

            Software License Agreement, between SPI and SanDisk Corporation, dated June 30, 2000.

            With respect to the domain name supplypoint.com: Domain Name Registration Agreement between SPI and Network Solutions, Inc.

            With respect to the domain names supplyvantage.com, supplyvantage.org, and supplyvantage.net: Domain Registration Form, provided by Domain Registration Services.

                                       V.
                    SCHEDULE APPLICABLE TO ARTICLE 7(BB)(vi)

See Part II, Schedule Applicable to Article 7(BB)(ii), section B.

                                SUPPLYPOINT, INC.

                                   Exhibit EE
                               Inventory Schedule

================================================================================

Due to the nature of the business, SupplyPoint, Inc. does not maintain any form of Inventory.

                                   Exhibit FF

                        Western Power Disclosure Schedule

I. Agreements or Commitments to Increase, Decrease or Otherwise Alter the Authorized Capital Stock of Western (Article "8(B)"):

      None.

II.   Western Registration Rights Outstanding (Article "8(B)"):

      A.    Mintz & Fraade, P.C.
      B.    Byron Capital Group LLC

III.  Securities and Exchange Commission Filings (Article "8(I)"):

      A. Western's October 30, 2000 Annual Report on Form 10K was timely at the time filed. The Form 10K incorporated by reference information in certain sections with respect to the management of Western which was to be subsequently filed in a Proxy Statement. Because such Proxy Statement was not filed, the Form 10K became untimely. Western is in the process of preparing an amendment to cure the omissions.

IV.   Employee Benefit Plans (Article "8(P)"):

      N/A.

V. Material Adverse Change Since Western's March 22, 2001 Form 10Q (Article "8(Q)"):

      None.

VI. Mortgage, Pledge, Lien, Charge or any Other Encumbrance Upon Western Assets (Article "17(H)"):

      A. Deutsche Financial
      B. Case Corporation
      C. Case Credit Corporation
      D. G.E. Financial Services
      E. Daewoo America
      F. Citicorp
      G. Athey Corporation
      F. Etnyre
      H. Hamm
      I. Interstate Trailers
      J. Link Belt
      K. Kubota
      L. Oshkosh
      M. Vactor
      N. Wacker
      O. Gravely Credit
      P. Wood Manufacturing
      Q. Zieman
      R. Eager Beaver

      S. Klauer Manufacturing
      T. John Deere Consumer Products
      U. Nynapac
      V. Champion
      W. Kawasaki
      X. Takeuchi
      Y. Stanley
      Z. Waldon
      AA. Lay-Mor
      BB. American Sign
      CC. TCM
      DD. Lift King
      EE. Allmand
      FF. Ingeroll-Rand
      GG. Multiquip
      HH. American Manufacturing

                         WESTERN POWER & EQUIPMENT CORP.

                                   Exhibit GG
                             Capitalization Schedule

================================================================================

To be agreed to by the parties separately.

                                   Exhibit HH

                     UNANIMOUS WRITTEN CONSENT OF DIRECTORS
                 IN LIEU OF A MEETING OF THE BOARD OF DIRECTORS

                                      -OF-

                         WESTERN POWER & EQUIPMENT CORP.

      The undersigned, being all of the directors of Western Power & Equipment Corp., a Delaware Corporation ("the Company"), in accordance with the provisions of Section 141(f) of the General Corporation Law of the State of Delaware, do hereby consent to and adopt the following:

      WHEREAS, the Board of Directors of the Company believes it is in the best interests of the Corporation to enter into a Merger Agreement (the "Agreement") with SupplyPoint, Inc., a Delawre Corporation ("SPI"), dated as of the 1st day of May 2001;

      NOW THEREFORE, it is

      RESOLVED, that the Board declares it advisable and in the best interests of the Company that the Company negotiate, execute and deliver a Merger Agreement and all ancillary documents as are necessary in order to effectuate the Merger (collectively the "Transaction Documents"), and the Board hereby approves, authorizes, ratifies and confirms in all respects the Company entering into and consummating the Merger and all ancillary transactions; and it is further

      RESOLVED, that C. Dean McLain, the President, Chairman and Chief Executive Officer of the Company and Mark J. Wright, the Vice President of Finance, Chief Financial and Principal Accounting Officer, Treasurer and Secretary of the Company, (each an "Authorized Officer" and collectively, the "Authorized Officers") are hereby, and each of them hereby is, empowered, authorized and directed, in the name and on behalf of the Company, to negotiate, execute and deliver any and all Transaction Documents; and it is further

      RESOLVED, that the Board of Directors authorizes WPEC Acquisition Corp. ("Acquisition Corp."), a Delaware corporation and wholly owned subsidiary of the Company to enter into and consummate the Merger and all ancillary transactions pursuant to which SPI shall be merged with and into Acquisition Corp. under a "plan of reorganization" within the meaning of Section 368(a)(1)(A) Section 368
(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"); and it is further

      RESOLVED, that the Company will authorize Acquisition Corp. to enter into and consummate the Merger and all ancillary transactions pursuant to which SPI shall be merged with and into Acquisition Corp. in exchange for stock in the Company. The consideration to be paid by the Company to the shareholders of SPI for all issued and outstanding stock of SPI (the "Purchase Price") shall be (i) 650,000 shares (but no more than 20% of current outstanding shares of common stock) of Common Stock of the Company, par value $.01 per share (each a "Common Share"), and (ii) 2,235,000 shares of Series Preferred Stock of the Company, par value $.01 per share (each a "Preferred Share" and collectively, the ("Preferred Stock"), which will be initially convertible into Common Stock of the Company on a 10 for 1 basis which is subject to stockholder approval; and it is further

      RESOLVED, that upon the acquisition, Company will file a "DBA" to do business as "SupplyPoint"; and it is further

      RESOLVED, that articles of merger shall be filed with the Secretary of State of the State of Delaware; and it is further

      RESOLVED, that the officers of the Company, and each of them, are hereby authorized and empowered, in the name and on behalf of the Company, to execute such documents and to take such additional action as they or any of them may deem necessary or desirable in order to implement the intents and purposes of all the foregoing resolutions.

      IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of the ___ day of ____________, 2001.


                                          _______________________
                                          C. Dean McLain


                                          _______________________
                                          Robert Rubin


                                          _______________________
                                          Dr. Seymour Kessler


                                          _______________________
                                          Allen Perres

                                   Exhibit II

                        WESTERN POWER MATERIAL LITIGATION

On or about June 12, 2000, Stewart & Stevenson Power, Inc. (one of Western's suppliers) filed suit in United States District Court for the Eastern District of California alleging, inter alia, breach of contract and wrongful rejection of goods for snow removal equipment ordered by Western for the State of California Department of Transportation. The machines were rejected by the State of California as non-conforming after which Western returned the machines to the plaintiff. Plaintiff is alleging that the State of California's rejection of the goods was a breach of contract and wrongful and is seeking damages of approximately $2.8 million. The suit is pending. Western believes that the suit is wholly without merit and is vigorously defending the suit.

                                   Exhibit JJ

                                  NASDAQ LETTER

1. Inquiry letter from NASDAQ dated March 27, 2001 requesting information with respect to the merger with SupplyPoint, Inc.

                                   Exhibit KK

                            WESTERN POWER & EQUIPMENT
                                  TAX SCHEDULE

--------------------------------------------------------------------------------

Western Power & Equipment Corp.'s 1996 federal income tax return has been audited.

                                   Exhibit LL

                     UNANIMOUS WRITTEN CONSENT OF DIRECTORS
                 IN LIEU OF A MEETING OF THE BOARD OF DIRECTORS

                                      -OF-

                             WPEC ACQUISITION CORP.

      The undersigned, being all of the directors of WPEC Acquisition Corp. ("the Company"), a Delaware Corporation and wholly owned subsidiary of Western Power & Equipment Corp., in accordance with the provisions of Section 141(f) of the General Corporation Law of the State of Delaware, do hereby consent to and adopt the following:

      WHEREAS, the Board of Directors of Acquisition Corp. believes it is in the best interests of the Company to enter into a Merger Agreement (the "Agreement") with SupplyPoint, Inc. dated as of the ___ day of _________ 2001;

      NOW THEREFORE, it is

      RESOLVED, that the Board of Directors authorizes the Company to enter into and consummate the Merger and all ancillary transactions pursuant to which SPI shall be merged with and into the Company under a "plan of reorganization" within the meaning of Section 368(a)(1)(A) and Section 368 (a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"); and it is further

      RESOLVED, that articles of merger shall be filed with the Secretary of State of the State of Delaware; and it is further

      RESOLVED, that the officers of the Company, and each of them, are hereby authorized and empowered, in the name and on behalf of Acquisition Corp., to execute such documents and to take such additional action as they or any of them may deem necessary or desirable in order to implement the intents and purposes of all the foregoing resolutions.

      IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of the ___ day of ____________, 2001.


                                          _______________________
                                          C. Dean McLain


                                          _______________________
                                          Robert Rubin


                                          _______________________
                                          Dr. Seymour Kessler


                                          _______________________
                                          Allen Perres

                                  EXHIBIT "MM"

                            ASSET PURCHASE AGREEMENT

                                     between

                       WESTERN POWER & EQUIPMENT, L.L.C.,

                                       and

                         WESTERN POWER & EQUIPMENT CORP.

                          Dated as of November 1, 2000

            This ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of the 1st day of November, 2000 by and between WESTERN POWER & EQUIPMENT, L.L.C., a Delaware limited liability company ("Purchaser") and WESTERN POWER & EQUIPMENT CORP., a Delaware corporation ("Seller" and, together with Purchaser, the "Parties").

                                 R E C I T A L S

            A. Seller owns all of the issued and outstanding capital stock of Western Power & Equipment Corp. ("Subsidiary"), an Oregon corporation, (the "Shares") which is engaged in the business of selling and leasing construction equipment.

            B. Purchaser desires to purchase from Seller and Seller desires to sell to Purchaser substantially all of the assets of Seller, including, without limitation, the Shares, and Purchaser agrees to assume substantially all of the liabilities of Seller in accordance with the terms and conditions of this Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and promises contained herein, the Parties hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      1.1 "Acquired Assets" has the meaning set forth in Section 2.2 below.

      1.2 "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

      1.3 "Ancillary Agreements" means the Bill of Sale, the Assumption Agreement, the Purchase Price Promissory Note, the Security Agreement and the Employment Agreements.

      1.4 "Approval" means any approval, authorization, consent, qualification, or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Person.

      1.5 "Approval Cure Agreement" means one or more agreements described in
Section 8.1 below.

      1.6 "Assumed Liabilities" has the meaning set forth in Section 2.4 below.

      1.7 "Assumption Agreement" has the meaning set forth in Section 11.2(a) below.

      1.8 "Closing" has the meaning set forth in Article 4 below.

      1.9 "Closing Date" has the meaning set forth in Article 4 below.

      1.10 "Code" means the Internal Revenue Code of 1986, as amended.

      1.11 "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan.

      1.12 "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec. 3(2).

      1.13 "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec. 3(1).

      1.14 "Employment Agreement" has the meaning set forth in Section 9.10 below.

      1.15 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      1.16 "Excluded Assets" has the meaning set forth in Section 2.3 below.

      1.17 "Excluded Liabilities" has the meaning set forth in Section 2.5 below.

      1.18 "FIRPTA Certificate" means a certificate executed by an appropriate officer of Seller stating that Seller is not a "foreign person" for purposes of
Section 1445 of the Code and providing such other information that may be required to avoid the withholding of tax under Section 1445.

      1.19 "GAAP" means United States generally accepted accounting principles as in effect from time to time.

      1.20 "Governmental Authority" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

      1.21 "Income Tax" or "Income Taxes" means any federal, state, local or foreign income tax, franchise tax, gross income tax or similar income tax, including any interest, addition or penalty thereon, whether disputed or not, but excluding any Transfer Taxes.

      1.22 "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, and trade names (including, without limitation, the name "Western Power & Equipment"), together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including, research, know-how, formulae, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, mailing lists, pricing and cost information, and business and marketing plans and proposals), and (f) all computer software (including data and related documentation).

      1.23 "Law" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

      1.24 "Liability" means any liability, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due, of any nature whatsoever, and any costs, expenses or damages.

      1.25 "Lien" means any charge, claim, encumbrance, lien, option, pledge, security interest or right of first refusal, including without limitation any
(a) mechanics, materialmen or similar lien relating to repairs or improvements to real or personal property, (b) lien for Taxes and (c) lien securing rental payments under any lease agreement.

      1.26 "Material Adverse Effect" means a material adverse effect on the assets, business, condition (financial or otherwise), operations or prospects of Seller or Subsidiary.

      1.27 "Merger Agreement" has the meaning set forth in Section 10.9 below.

      1.28 "Mergers" has the meaning set forth in Section 9.7.

      1.29 "Parties" has the meaning set forth in the preface above.

      1.30 "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      1.31 "Prohibited Transaction" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

      1.32 "Purchase Price" has the meaning set forth in Section 3.1 below.

      1.33 "Purchaser" has the meaning set forth in the preface above.

      1.34 "Securities Act" means the Securities Act of 1933, as amended.

      1.35 "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

      1.36 "Seller" has the meaning set forth in the preface above.

      1.37 "Shares" has the meaning set forth in the recitals above.

      1.38 "Subsidiary" has the meaning set forth in the recitals above.

      1.39 "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, branch profits, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, ad valorem, excise, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, business, occupational, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, imposed, assessed or collected by or under the authority of any Governmental Authority or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax.

      1.40 "Tax Return" means any return, declaration, report, claim for refund, form or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      1.41 "Threatened" means a claim, proceeding, dispute, action, or other matter in respect of which any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

      1.42 "Transfer Taxes" or "Transfer Tax" means all excise, sales, use, transfer, real estate transfer, value added, documentary, stamp registration and similar Taxes and fees (but not Income Taxes), together with any interest, additions, or penalties, resulting directly from the sale and transfer by Seller to Purchaser of the Acquired Assets and Assumed Liabilities.

                                    ARTICLE 2

                                 SALE OF ASSETS

      2.1 Purchase and Sale of Assets. On the terms and conditions set forth in this Agreement, at the Closing, Seller shall sell, transfer, assign, convey, and deliver to Purchaser, and Purchaser shall purchase and acquire from Seller, all of the right, title and interest of Seller in and to the Acquired Assets.

      2.2 Definition of Acquired Assets. The Acquired Assets consist of all of Seller's right, title and interest in, to and under all of the assets, capital stock, cash, properties, interests, contracts and claims of every kind and description, wherever located, owned, used or held by Seller, real, personal or mixed, tangible or intangible, with such changes, deletions or additions thereto as may occur from the date of this Agreement to the Closing and consistent with the terms and conditions of this Agreement, including but not limited to Seller's right, title and interest in and to the Shares, but in all cases excluding any Excluded Assets (collectively, the "Acquired Assets").

      2.3 Excluded Assets. The assets of Seller being excluded from the Assets sold, conveyed and transferred to Purchaser (collectively, the "Excluded Assets") are the following:

            (a) the corporate charter, qualifications to conduct business as a foreign corporation, taxpayer identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of Seller as a corporation;

            (b) all portions of all books, records, ledgers, files, documents and correspondence which relate solely or in part to Excluded Assets or Excluded Liabilities;

            (c) all of Seller's right, title and interest in, to and under this Agreement, the Ancillary Agreements and all related documents;

            (d) all claims, causes of action, counterclaims, and proceeds of insurance which relate to Excluded Liabilities or Excluded Assets, in each case as listed on Schedule 2.3(d); and

            (e) an amount of cash, if any, equal to the difference between (i) $450,000, and (ii) (A) the amount of Seller's costs and expenses incurred with respect to this Agreement, the Ancillary Agreements, the Merger Agreement and all exhibits and schedules attached hereto and thereto, and the transactions contemplated hereby and thereby, plus (B) the amount of Purchaser's fees and expenses which are payable to Kaye, Scholer, Fierman, Hays & Handler, LLP ("KS"); provided, however, that for purposes of this calculation, the amount payable to KS may not exceed $75,000.

      2.4 Assumption of Certain Liabilities. At the Closing, Purchaser shall assume, pay, perform, defend and discharge, if and when due, to the extent not paid, performed, defended or discharged on or prior to the Closing Date, all of Seller's liabilities incurred on or prior to the Closing Date, other than Excluded Liabilities (collectively, the "Assumed Liabilities").

      2.5 Excluded Liabilities. Purchaser shall not be obligated to assume, and Seller agrees and acknowledges that Purchaser is not assuming, "Excluded Liabilities," defined to mean Liabilities, obligations and expenses of Seller relating to obligations and Liabilities of Seller under Article 12 of this Agreement.

                                    ARTICLE 3

                                  CONSIDERATION

      3.1 Purchase Price and Payment. The aggregate consideration for the transfer of the Acquired Assets hereunder shall be equal to $4,100,000 (the "Purchase Price"). At the Closing, Purchaser shall pay the Purchase Price by executing a promissory note substantially in the form of Exhibit A hereto (the "Purchase Price Promissory Note") and causing Subsidiary to execute and deliver to Seller a security agreement securing the Purchase Price Promissory Note substantially in the form of Exhibit B hereto (the "Security Agreement").

      3.2 Allocation of Purchase Price. The aggregate amount of the Purchase Price and any Assumed Liabilities that are properly included in Purchaser's tax basis for the Acquired Assets shall be allocated as determined and agreed upon by the Parties in accordance with the requirements of Section 1060 of the Code. To facilitate such agreement, Purchaser shall provide a schedule of allocations to Seller within120 days following the Closing Date and deliver same to Seller, whose approval shall not be unreasonably delayed or withheld, absent manifest error. Such allocations shall be used by the Parties in preparing and filing all relevant Tax Returns, and the Parties agree to cooperate with each other in good faith in preparing any such Tax Returns, including IRS Form 8594 (or any successor form) and any required exhibits thereto (or other forms required pursuant to Section 1060 of the Code, or other applicable tax laws); provided, however, that in determining the adjusted basis of Purchaser with respect to any of the Acquired Assets, Purchaser may increase the amount allocated to any of the Acquired Assets to the extent permissible under applicable tax laws for Purchaser's additional costs and expenses that are neither actually received nor treated as received by Seller pursuant to such tax laws.

                                    ARTICLE 4

                                     CLOSING

      4.1 Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Mintz & Fraade, P.C. within [five ] days of the satisfaction or waiver of all conditions precedent of Purchaser and Seller, as set forth in Articles 9 and 10, respectively, or at such other time, date or place as Purchaser and Seller mutually may agree (the "Closing Date"). The parties intend that the Closing will occur simultaneously with the closing of the Mergers.

      4.2 Delivery and Payment. On the Closing Date, Purchaser and Seller shall deliver to each other such documents as are required pursuant to Articles 9 and 10 hereof, including delivery by Seller of all instruments and certificates necessary to transfer to Purchaser all right, title and interest in and to the Acquired Assets, including, without limitation, the Shares, and Purchaser shall deliver to Seller the Purchase Price in the manner set forth in Section 3.1.

                                    ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF SELLER

            Seller represents and warrants to Purchaser as of the date of this Agreement and as of the Closing Date as follows:

      5.1 Organization of Seller. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the State of Oregon.

      5.2 Authority of Seller. Seller has full corporate power and authority to execute, deliver, and perform this Agreement and the Ancillary Agreements to which it is a party and has taken all corporate action required by Law and its organizational documents to authorize the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, subject to obtaining approval of the shareholders of Seller. This Agreement and the Ancillary Agreements to which Seller is a party and all instruments and documents required to be executed and delivered by Seller pursuant to this Agreement and the Ancillary Agreements and the consummation by Seller of the transactions contemplated by this Agreement and the Ancillary Agreements have been duly and validly authorized by the board of directors of Seller, and, except for Seller obtaining approval of its stockholders, no other corporate proceedings on the part of Seller or Subsidiary are necessary to authorize this Agreement or the Ancillary Agreements or to consummate the transactions contemplated hereby or thereby. Each of this Agreement and the Ancillary Agreements to which Seller is a party constitutes a valid and binding agreement of Seller enforceable against Seller in accordance with its terms, subject to Seller obtaining approval of its stockholders (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at Law or in equity).

      5.3 Capitalization. Seller is the lawful record and beneficial owner of the Shares and owns the Shares free and clear of all Liens. Upon delivery of the Shares, Purchaser will acquire the record, beneficial and legal title to the Shares, free and clear of all Liens. Except as set forth on Schedule 5.3, no legend or other reference to any purported Lien appears on any certificate representing the Shares. Except for the Shares, as of the Closing, Subsidiary shall not have outstanding any capital stock or securities convertible or exchangeable for any shares of its capital stock, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans. There are no statutory or contractual stockholders' preemptive rights or rights of refusal with respect to the sale or issuance of Subsidiary's capital stock.

      5.4 Absence of Conflicts. The execution and delivery by Seller of this Agreement and the Ancillary Agreements to which it is a party and all other instruments and documents required to be executed by Seller pursuant to this Agreement and the Ancillary Agreements, the transfer of the Acquired Assets and assumption of the Assumed Liabilities, and the consummation by Seller of the transactions contemplated by this Agreement and the Ancillary Agreements do not and shall not conflict with or result in a breach of any provision of Seller's certificate of incorporation or bylaws. Seller has no knowledge that any of the following will cause Seller or Subsidiary to violate or contravene any provision of Law or any rule or regulation of any Governmental Authority: the execution and delivery by Seller of this Agreement and the Ancillary Agreements to which Seller is a party; the execution and delivery by Seller of all other instruments and documents required to be executed by Seller and/or Subsidiary pursuant to this Agreement and the Ancillary Agreements; the transfer of the Acquired Assets, including, without limitation, the Shares; and the consummation by the Seller of the transactions contemplated by this Agreement and the Ancillary Agreements.

      5.5 Title to Assets; Condition of Assets. Except as set forth in Schedule 5.5, Seller has good and marketable title to each of the Acquired Assets owned by it, and the Acquired Assets which are owned by Seller are owned free and clear of all Liens, claims, and encumbrances, except for Liens for current Taxes not yet due or payable.

      5.6 No Finder or Broker. None of E-Mobile, Inc., E-Mobile Holdings, Inc. or any party acting on behalf of either of the foregoing has paid or has become obligated to pay any fee or commission to any broker, finder or intermediary, for or on account of the transactions contemplated by this Agreement.

      5.7 Accuracy of Representations and Warranties. All representations and warranties of Seller set forth in this Agreement and in any agreement, certificate or other document required to be delivered or given to Purchaser by Seller pursuant to this Agreement or referred to in this Agreement or in any such other agreement, certificate or document will be true and correct at the Closing Date with the same force and effect as if made on that date.

      5.8 Disclosure. No representation or warranty contained in this Agreement and none of the information furnished by Seller set forth herein, in the exhibits or schedules hereto or in any other document required to be delivered by Seller or Subsidiary to Purchaser, or its accountants, counsel or other advisers pursuant to this Agreement or referred to in this Agreement or in any such other document, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

                                    ARTICLE 6

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

            Purchaser represents and warrants to Seller as of the date of this Agreement and as of the Closing Date as follows:

      6.1 Organization of Purchaser. Purchaser is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware, with all requisite power and authority to carry on its business.

      6.2 Authority of Purchaser. Purchaser has full power and authority to execute, deliver, and perform this Agreement and the Ancillary Agreements to which Purchaser is a party and has taken all action required by Law and its organizational documents to authorize the execution and delivery of this Agreement and the Ancillary Agreements to which Purchaser is a party and the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. This Agreement and the Ancillary Agreements to which Purchaser is a party and all instruments and documents required to be executed and delivered by Purchaser pursuant to this Agreement and the Ancillary Agreements to which Purchaser is a party, and the consummation by Purchaser of the transactions contemplated by this Agreement and the Ancillary Agreements to which Purchaser is a party, have been duly and validly authorized, executed, and delivered by Purchaser, and each constitutes a valid and binding obligation of Purchaser enforceable in accordance with their terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at Law or in equity).

      6.3 Absence of Conflicts. The execution and delivery by Purchaser of this Agreement and the Ancillary Agreements to which Purchaser is a party and all other instruments and documents required to be executed by Purchaser pursuant to this Agreement and the Ancillary Agreements to which Purchaser is a party, the acquisition of the Acquired Assets and assumption of the Assumed Liabilities, and the consummation by Purchaser of the transactions contemplated by this Agreement and the Ancillary Agreements to which Purchaser is a party (a) do not and will not conflict with or result in a breach of any provision of Purchaser's certificate of formation or operating agreement, (b) do not and will not conflict with or result in a breach of contract to which Purchaser is a party or by which its assets are bound, (c) do not result in a breach of and will not result in any Prohibited Transaction nor cause Purchaser to violate or contravene any provision of Law, any governmental rule or regulation or any order, writ, judgment, injunction, decree, determination or award, and (d) will not require any Approval on the part of Purchaser.

      6.4 Litigation and Administrative Proceedings. There are no material legal, judicial, administrative, or arbitration actions or proceedings filed, or charges or other actions, proceedings, or governmental investigations pending or, to the knowledge of Purchaser, Threatened against Purchaser which, if adversely determined, would materially and adversely affect the business or financial condition of Purchaser or which seeks to enjoin or obtain damages with respect to the consummation of the transactions contemplated by this Agreement.

      6.5 No Finder or Broker. Neither Purchaser nor any party acting on Purchaser's behalf has paid or has become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

      6.6 Accuracy of Representations and Warranties. All representations and warranties of Purchaser set forth in this Agreement and in any agreement, certificate or other document required to be delivered or given to Seller by Purchaser pursuant to this Agreement or referred to in this Agreement or in any such other agreement, certificate or document will be true and correct at the Closing Date with the same force and effect as if made on that date.

      6.7 Disclosure. No representation or warranty contained in this Agreement and none of the information furnished by Purchaser set forth herein, in the exhibits or schedules hereto or in any other document required to be delivered by Purchaser to Seller, or its accountants, counsel or other advisers pursuant to this Agreement or referred to in this Agreement or in any such other document, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

                                    ARTICLE 7

                               COVENANTS OF SELLER

      Seller covenants with Purchaser as follows:

      7.1 Change of Name. Seller agrees from and after the Closing Date, to cease any and all use of any of the Seller's and Subsidiary's Intellectual Property, and Seller will, on the Closing Date, amend its corporate charter to change its corporate name to one not including the words "Western Power & Equipment" or any element or portion thereof, or any other confusingly similar name.

      7.2 Transfer Taxes. All Transfer Taxes shall be borne by Seller when due, and Seller shall file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes and shall pay all expenses in connection therewith.

      7.3 Further Assurances. Effective upon the Closing, Seller hereby authorizes Purchaser, and its permitted successors and assigns, in the name of Purchaser, or in the name of Seller, on behalf of, and for the benefit of, Purchaser, to collect all accounts receivable included in the Acquired Assets and other items being transferred, conveyed and assigned to Purchaser as part of, the Acquired Assets, to endorse, without recourse, checks, notes and other instruments in the name of Seller that constitute Acquired Assets, to institute and prosecute, in the name of Seller or otherwise, all proceedings which Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Acquired Assets and to defend, subject to Article 12 below, legal proceedings relating thereto. Seller further agrees that Purchaser shall retain for its own account any amounts collected pursuant to the foregoing authorization, and Seller shall promptly transfer and deliver to Purchaser any cash or other property received by Seller after the Closing Date in respect of any accounts receivable included in the Acquired Assets, if any. Seller further agrees to notify, immediately after the Closing, all financial institutions at which it conducts business that Purchaser has acquired the Acquired Assets and that such financial institutions shall deliver to Purchaser all monies collected and to be collected by such institutions relating to the Acquired Assets from and after the Closing Date.

      7.4 Books; Records; Access. At the Closing, Seller shall deliver to Purchaser all the Books and Records of Seller and Subsidiary relating to the Acquired Assets. Until the sixth anniversary of the Closing Date, Purchaser and Seller agree to retain all Books and Records pertaining to the Acquired Assets and Subsidiary in existence on the Closing Date and to make the same available after the Closing Date for inspection and copying by the other or its agents at such Party's expense, upon reasonable request and upon reasonable notice.

      7.5 Competition and Solicitation.

            (a) In consideration of Purchaser's obligations hereunder, for a period of five years from the Closing Date, each of Seller and its Affiliates shall not anywhere in the United States, in any capacity, whether for its own account or for any other person or organization, directly or indirectly, with or without compensation, (i) own, operate, manage, or control, or (ii) serve as a partner, agent, consultant, advisor or developer or in any similar capacity to or (iii) have any financial interest in, or aid or assist anyone else in the conduct of, any person or enterprise which competes with any product line of or service offered by Subsidiary at the time of the Closing, provided, however, that Seller and its Affiliates shall be permitted to have an ownership interest in a publicly-held corporation, which does not exceed two percent (2%) of the issued and outstanding shares of such publicly-held corporation.

            (b) For a period of five years from the Closing Date, none of Seller or any of its Affiliates shall offer any product or service which is competitive with the products or services offered by Seller or Subsidiary prior to the Closing.

            (c) For a period of five years from the Closing Date, none of Seller or any of its Affiliates shall, directly or indirectly, call upon, solicit, divert, take away or attempt to solicit any employee of Purchaser or Subsidiary with a view to inducing or encouraging such employee to leave the employ of Purchaser or Subsidiary.

            (d) Seller acknowledges that the provisions of this Section 7.6 are reasonable, fair and equitable in scope, term and duration, are necessary to protect the legitimate business interests of Purchaser, and are necessary for the protection of Purchaser and that Purchaser will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, Seller agrees that it will not challenge the enforceability of this Section or any provision hereof nor will it raise any equitable defenses to such enforcement and that, in addition to any other relief to which Purchaser may be entitled in the form of actual or punitive damages, Purchaser shall be entitled to seek and obtain injunctive relief from a court of competent jurisdiction for the purpose of restraining Seller from any actual or Threatened breach of such covenants. To the extent that a court finds that any provision hereof is unenforceable, such court shall seek to enforce the intention of the Parties as set forth herein to the greatest extent allowable by Law.

      7.6 Shareholder Approval. Seller shall take all actions necessary to obtain shareholder approval of the transactions contemplated by this Agreement in accordance with Delaware General Corporation Law, Oregon Corporation Law, the rules and regulations of the National Association of Securities Dealers, all federal and state securities laws and all other applicable laws.

                                    ARTICLE 8

                                MUTUAL COVENANTS

      8.1 Best Efforts. Purchaser and Seller each shall use their best efforts to perform or satisfy each covenant or condition to be performed or satisfied by each of them before and after the Closing, including without limitation obtaining the Approvals listed on Schedule 9.4. If any of the Approvals listed on Schedule 9.4 is not obtained prior to the Closing Date, at Purchaser's option, Purchaser and Seller shall enter into one or more agreements in form and substance reasonably satisfactory to each Party (such as service agreements, sublease agreements, or independent contractor agreements; any one or more of the foregoing, an "Approval Cure Agreement") which will permit the transactions contemplated hereby to be consummated and pursuant to which Purchaser will have the ability to operate Subsidiary's business on terms that are no more burdensome or costly to Purchaser or Seller than the terms which would have existed had such Approvals been obtained. To the extent necessary to effectuate the foregoing, Seller shall agree to act as agent for, and to act for the account of, Purchaser. In any such case, Purchaser and Seller shall continue, subsequent to the Closing Date, to use their best efforts to obtain any such Approvals which have not been obtained prior to the Closing Date. Notwithstanding the foregoing, none of Purchaser or Seller shall be obligated to enter into any agreement or take any action or refrain from taking any action which would result in any material breach of any agreement to which Purchaser or Seller is a party, or by which its assets are bound or would result in a violation of any Law, regulation, order, permit, or similar requirement of any Governmental Authority.

      8.2 Governmental Filings. Purchaser and Seller shall, and Seller shall cause Subsidiary to, cooperate with each other in filing any necessary applications, reports, government novations, assignments or other documents with any governmental authority having jurisdiction with respect to the transactions contemplated by this Agreement and in seeking necessary consultation with and favorable action by any such authority, in all cases, at Purchaser's expense. For purposes of this Section 8.2, "necessary applications" includes any document which must be filed in order either to transfer from Seller to Purchaser a license, permit, or governmental authorization necessary to operate Subsidiary's business or to apply for and successfully prosecute an application for a new license, permit or governmental authorization in the name of Purchaser.

      8.3 Delivery of Documents. The Parties will execute and deliver all documents required to be delivered pursuant to Sections 11.1 and 11.2 below.

      8.4 Notice of Developments and Updates. Each Party will give prompt written notice to the other Party of any act, event or occurrence that may cause or constitute a breach of any of its own representations and warranties in
Article 5 and Article 6 above. Each Party shall have the right to correct or supplement the Schedules attached hereto to disclose matters that were not required to be disclosed as of the date of this Agreement and which arose after the date of this Agreement other than as a result of a breach by the disclosing party of any representation, warranty, covenant or obligation under this Agreement; provided, however, any correction or supplement that relates to a matter which, if not corrected, would have caused the representations and warranties in Article 5 or Article 6 not to be true, shall be subject to the other Party's prior written consent (and, otherwise, such consent is not required).

      8.5 Cooperation After Closing. After the Closing Date, Purchaser and Seller shall execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, any and all further instruments as may be necessary or expedient to consummate the transactions provided in this Agreement.

      8.6 No Public Announcement. None of the Parties hereto shall without the approval of the other Party (which may not be unreasonably withheld), and Seller shall not permit Subsidiary without Purchaser's approval (which may not be unreasonably withheld) to, make any press release or other public announcement or communicate with any customer, competitor or supplier of Seller or Subsidiary concerning the transactions contemplated by this Agreement, except as and to the extent that such Party shall determine is required by Law (which determination shall be made by such Party based upon the advice of its counsel), in which case the other Party shall be advised and the Parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

      8.7 Successor Employee. Seller and Purchaser agree that pursuant to the "Alternate Procedure" provided in Section 5 of Revenue Procedure 96-60, 1996-2 C.B. 399, with respect to preparing, filing and furnishing Internal Revenue Service Forms W-2, W-3, W-4, 941 and W-5, Seller and Purchaser shall report using the "Alternate Procedure" as set forth therein.

      8.8 Confidentiality. Subject to compliance by each Party with federal securities laws, from and after the date of this Agreement, Purchaser and Seller shall, and Seller shall cause Subsidiary to, maintain in confidence, and shall cause their respective directors, officers, employees, agents, advisors and Affiliates to maintain in confidence, any written, oral or other information obtained in confidence from another Party or Subsidiary in connection with this

Agreement or the transactions contemplated hereby. If the transactions contemplated hereby are not consummated, each Party shall, and Seller shall cause Subsidiary to, return or destroy as much of such written information as the other Party may reasonably request.

      8.9 Registrations; Consents; Filings. Purchaser and Seller shall, and Seller shall cause Subsidiary to, cooperate and use their respective best efforts to make all registrations, filings and applications, to give all notices and to obtain the Approvals set forth on Schedule 9.4 or any other governmental consents, transfers, approvals, orders, qualifications and waivers necessary for the consummation of the transactions contemplated hereby, except that none of Seller, Purchaser or Subsidiary shall be required to incur any significant current or future expense or liability or to consent to any modification of the terms of any contract which, taking into account the nature of Purchaser, Seller, Subsidiary and Subsidiary's business, is significant.

      8.10 Employee Benefits.

            (a) Effective as of the Closing Date, Purchaser and Seller shall take all actions necessary for Purchaser to assume the sponsorship of any Employee Benefit Plans maintained by Seller that were qualified within the meaning of Section 401(a) of the Code and in which any employees of Seller or Subsidiary participated as of such Closing Date. Seller shall have no further responsibility with respect to any such Employee Benefit Plan following the Closing Date.

            (b) Purchaser shall establish or provide Employee Welfare Benefit Plans for the employees of Seller and Subsidiary that it employs on or after the Closing Date which are comparable in the aggregate to those covering such employees on the Closing Date. To the extent practicable, Purchaser may satisfy such obligation by assuming any such Employee Welfare Benefit Plan maintained by Seller prior to the Closing Date.

                                    ARTICLE 9

                 CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

      The obligation of Purchaser to purchase the Acquired Assets, assume the Assumed Liabilities, and to carry out its other obligations under this Agreement and the Ancillary Agreements shall be subject to the fulfillment of the following express conditions precedent on the Closing Date, unless waived in writing by Purchaser or as otherwise provided herein:

      9.1 Representations and Warranties. The representations and warranties of Seller made in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as though such representations were made on and as of the Closing Date.

      9.2 Compliance with Agreement. All the terms, covenants and conditions of this Agreement to be complied with and performed by Seller on or before the Closing Date shall have been duly complied with or performed.

      9.3 Absence of Litigation. No action, suit or proceeding shall have been instituted and remain pending before a court or other governmental body by any applicable government or agency thereof or any person to restrain or prohibit the consummation of the transactions contemplated by this Agreement.

      9.4 Approvals. Seller, Subsidiary or Purchaser shall have obtained the Approvals listed on Schedule 9.4 or the Parties shall have entered into an Approval Cure Agreement with respect to any Approvals not obtained.

      9.5 Officer's Certificate. Seller shall have delivered to Purchaser a certificate of its President and Secretary to the effect that each of the conditions specified above in Sections 9.1, 9.2, 9.3 and 9.4 are satisfied in all respects.

      9.6 Instruments of Transfer. Seller shall have delivered to Purchaser:

            (a) executed Ancillary Agreements without any material changes to the forms attached as Exhibits to this Agreement;

            (b) all documents described in Section 11.1 below; and

            (c) such other instruments or documents as may be reasonably requested by Purchaser or Purchaser's counsel to fully and effectively convey the Acquired Assets to Purchaser.

      9.7 Merger. The mergers contemplated by the Agreement and Plan of Reorganization and Merger by and among Seller, E-Mobile, Inc., and E-Mobile Holdings, Inc. dated as of November 1, 2000 (the "Mergers") shall be consummated simultaneously with the Closing.

      9.8 No Material Adverse Effect. Since June 30, 2000, none of Seller, Subsidiary or Subsidiary's business shall have suffered a Material Adverse Effect and the Acquired Assets shall not have been lost, damaged or otherwise materially impaired.

      9.9 No Liens. There shall be no Lien upon, or with respect to, the Acquired Assets which was created pursuant to the Merger Agreement or pursuant to any document or agreement executed in connection with the Merger Agreement.

      9.10 Employment Agreements. Purchaser shall have entered into Employment Agreements to be effective upon the Closing with the persons listed on Schedule
9.10 substantially upon the terms of the Employment Agreement attached hereto as
Exhibit 9.10 (the "Employment Agreements").

                                   ARTICLE 10

                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

      The obligations of Seller to transfer and deliver to Purchaser all of Seller's rights, title, and interest in and to the Acquired Assets and to carry out its other obligations under this Agreement and the Ancillary Agreements shall be subject to the fulfillment of the following express conditions precedent on the Closing Date, unless waived in writing by Seller:

      10.1 Representations and Warranties. The representations and warranties of Purchaser made in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as though such representations and warranties were made on and as of the Closing Date.

      10.2 Compliance with Agreement. All the terms, covenants, and conditions of this Agreement to be complied with and performed by Purchaser on or before the Closing Date shall have been duly complied with or performed.

      10.3 Approvals. Seller, Subsidiary or Purchaser shall have obtained the Approvals listed on Schedule 9.4 or the Parties shall have entered into an Approval Cure Agreement with respect to any Approvals not obtained.

      10.4 Absence of Litigation. To Purchaser's knowledge, no action or proceeding shall have been instituted and remain pending before a court or other applicable governmental body or agency thereof or any person to restrain or prohibit the consummation of the transactions contemplated by this Agreement.

      10.5 Purchase Price. Purchaser shall have delivered to Seller the Purchase Price Promissory Note and the Security Agreement.

      10.6 Officer's Certificate. Purchaser shall have delivered to Seller a certificate of its President and Secretary to the effect that each of the conditions specified above in Sections 10.1, 10.2, 10.3 and 10.4 are satisfied in all respects.

      10.7 Instruments of Transfer. Purchaser shall have delivered to Seller:

            (a) executed Ancillary Agreements without any material changes to the forms attached as Exhibits to this Agreement;

            (b) all documents described in Section 11.2 below; and

            (c) such other instruments or documents as may be reasonably requested by Seller or Seller's counsel.

      10.8 Fairness Opinion. Seller shall have received an opinion from Capital Link Inc. reasonably satisfactory to Seller that the consideration to be received by Seller from Purchaser for the Acquired Assets is fair to Seller from a financial point of view (the "Fairness Opinion").

      10.9 Merger. The mergers contemplated by the Agreement and Plan of Reorganization and Merger by and among Western Power & Equipment Corp., E-Mobile, Inc., and E-Mobile Holdings, Inc. dated as of November 1, 2000 (the "Merger Agreement") shall be consummated simultaneously with the Closing.

      10.10 Employment Agreements. Purchaser shall have entered into the Employment Agreements.

                                   ARTICLE 11

                              DELIVERIES AT CLOSING

      All transactions at the Closing shall be deemed to take place simultaneously and no transaction at the Closing shall be deemed to have been completed until all documents set forth in this Article 11 have been delivered by the Parties hereto except as waived by the Party to which such document is to be delivered.

      11.1 Obligations of Seller. At the Closing, Seller shall deliver the following instruments and documents to Purchaser:

            (a) a Bill of Sale substantially in the form of Exhibit 11.1(a);

            (b) a certificate representing the Shares, duly endorsed or accompanied by a duly executed stock power;

            (c) duly endorsed certificates of title in respect of all vehicles included in the Acquired Assets;

            (d) the executed certificate described in Section 9.5 above;

            (e) resolutions of Seller's board of directors and shareholders certified by a secretary or assistant secretary of Seller, in a form satisfactory to Purchaser, authorizing the execution and performance of the Agreement and all other actions to be taken by Seller hereunder;

            (f) all Approvals listed on Schedule 9.4;

            (g) an opinion of Seller's counsel in the form attached hereto as
Exhibit 11.1(g);

            (h) all consents necessary for the consummation of the transactions contemplated by this Agreement, including, inter alia, the consents necessary for the valid execution, delivery and performance of the transfer and assignment of the Acquired Assets;

            (i) a FIRPTA Certificate;

            (j) the Employment Agreements; and

            (k) such other instruments or documents as may be reasonably requested by Purchaser or Purchaser's counsel to fully and effectively convey the Acquired Assets to Purchaser and retain the Excluded Liabilities in accordance with the provisions of this Agreement.

      11.2 Obligations of Purchaser. At the Closing, Purchaser shall deliver to
Seller:

            (a) the Assumption Agreement in the form of Exhibit 11.2(a) (the "Assumption Agreement");

            (b) the executed certificate described in Section 10.6;

            (c) certified copies of resolutions of the board of managers and, to the extent legally required, interest holders of Purchaser authorizing this transaction;

            (d) an opinion of Purchaser's counsel in the form attached hereto as
Exhibit 11.2(d);

            (e) the Employment Agreements;

            (f) the Purchase Price Promissory Note;

            (g) the Security Agreement; and

            (h) such other instruments and documents as may be reasonably requested by Seller or Seller's counsel to fully and effectively evidence the assumption of liabilities and obligations of Seller pursuant hereto.

                                   ARTICLE 12

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                 INDEMNIFICATION

      12.1 Survival of Representations and Warranties; Limitations. The representations and warranties provided in Sections 6.3, 6.4, 6.6 and 6.7 or in any certificate delivered by Purchaser pursuant to this Agreement shall survive until the two-year anniversary of the Closing and thereafter only to the extent of claims for which a notice has been given on or before such date in accordance with the terms of this Agreement (the "Time Limitations"). The representations and warranties contained in Sections 5.3, 5.5, 5.6, 6.1, 6.2 and 6.5 shall survive until the expiration of the applicable statutes of limitations with respect thereto. In no event shall Purchaser be liable to Seller unless and until all claims for which Damages (as defined below) are recoverable hereunder by Seller exceed $100,000 (the "Basket"); provided, however, that once the level of Damages exceeds the amount of the Basket, Seller shall be entitled to receive the entire amount of such Damages. In the event that Seller is liable to Purchaser for Damages, Purchaser shall only be entitled to Damages up to $100,000 (the "Claims Limit"). Notwithstanding the foregoing, the Time Limitations, the Basket and the Claims Limit shall not apply to (i) fraud or (ii) any intentional misrepresentation or breach of a representation, warranty or covenant or (iii) Section 12.2(a)(2)(ii), Section 12.2(a)(2)(iii) or Section 12.2(a)(3)(ii).

      12.2 Indemnification.

            (a) Subject to the Time Limitations, the Basket and the Claims Limit, and paragraph (b) hereof, Seller, on the one hand, and Purchaser, on the other hand (each an "Indemnifying Party"), shall indemnify the other and their respective shareholders, partners, directors, affiliates, agents, officers, employees and successors thereof (each an "Indemnified Party"), against and in respect of all loss, liability, damage and expense (including, without limitation, reasonable attorneys' fees and other reasonable costs of investigation or defense) (collectively, "Damages") resulting, (1) in the case of Seller as the Indemnifying Party, from (i) any breach by Seller of the representations and warranties contained in Sections 5.3, 5.5 or 5.6, (ii) any liabilities arising from any lawsuit, claim or action filed by any of Seller's stockholders which relates to the transactions contemplated by this Agreement or the Merger Agreement and (iii) any fees or expenses owing to any broker or finder engaged by E-Mobile, Inc., E-Mobile Holdings, Inc. or any party acting on behalf of either of the foregoing, and (2) in the case of Purchaser as the Indemnifying Party, from (i) any breach by Purchaser of its representations and warranties contained in this Agreement or in any certificate delivered by Purchaser pursuant to this Agreement, and (ii) any Assumed Liability.

            (b) Seller shall indemnify, reimburse and hold harmless Purchaser and its shareholders, partners, directors, Affiliates, agents, officers, employees and successors from and against all liabilities for Transfer Taxes of Seller, Subsidiary and their respective Affiliates imposed as a result of the transactions contemplated by this Agreement.

      12.3 Method of Asserting Claims, etc. To be entitled to indemnity hereunder, an Indemnified Party must send notice of a claim to the Indemnifying Party within the applicable Time Limitations and within 15 business days of the Indemnified Party becoming aware of the state of facts underlying the claim, but the failure to notify the Indemnifying Party within such time period will not relieve the indemnifying party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such action is actually prejudiced by the Indemnified Party's failure to give such notice. All claims for indemnification by any Indemnified Party hereunder shall be asserted and resolved as set forth in this Section 12.3. In the event that any written claim or demand for which an Indemnifying Party would be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly, but in no event more than 15 business days following such Indemnified Party's receipt of such claim or demand, notify the Indemnifying Party of such claim or demand (providing sufficient details with respect to such claim or demand to put the Indemnifying Party on notice of such claim or demand) and the amount or the estimated amount thereof to the extent such estimate is then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). The Indemnifying Party shall promptly notify the Indemnified Party (a) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (b) whether or not it desires to defend the Indemnified Party against such claim or demand. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party. Except as hereinafter provided, in the event that the Indemnifying Party promptly notifies the Indemnified Party that it accepts liability hereunder with respect thereto and elects to defend the Indemnified Party against such claim or demand, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings with counsel reasonably satisfactory to the Indemnified Party and shall have the sole power to direct and control such defense. If any Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense. The Indemnified Party shall not settle a claim or demand without the consent of the Indemnifying Party, unless (i) the Indemnifying Party shall have failed to promptly assume the defense thereof and (ii) within 10 days after the Indemnified Party shall have given the Indemnifying Party written notice of the proposed settlement, the Indemnifying Party shall not have given the Indemnified Party written notice accepting liability hereunder with respect thereto and of its election to assume the defense of such claim or demand, in which event the Indemnified Party may enter into the proposed settlement and the Indemnifying Party shall not be entitled to object to the terms thereof. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any such claim or demand on a basis which would result in (i) the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the Indemnified Party's business or any subsidiary or Affiliate thereof, (ii) any remedy other than damages payable in full by the Indemnifying Party or (iii) any admission of a violation of Law that would constitute a crime or any other admission of a violation of Law that would impair in any material respect the Indemnified Party's conduct of its business or would establish, by collateral estoppel or by legally admissible evidence, the basis of any other claim against the Indemnified Party which would not be subject to full indemnity hereunder. If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand, or, if the same be contested by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful (and the reasonable costs and expenses pertaining to such defense) shall be the liability of the Indemnifying Party hereunder, subject to the limitations set forth in Section 12.1 hereof.

      12.4 Indemnification Payments. All indemnification payments shall promptly be paid in cash. Except in the case of intentional misrepresentation or intentional breach of any representation, warranty or covenant or fraud, the indemnification provisions of this Article 12 are the sole remedies for Damages and for any other causes of action in connection with this Agreement.

                                   ARTICLE 13

                                   TERMINATION

      13.1 Method of Termination. This Agreement may be terminated prior to Closing, by any of the following methods:

            (a) mutual consent of Purchaser and Seller;

            (b) by written notice from either of Purchaser or Seller if the Closing does not occur on or before March 31, 2001 (the "Outside Date"); provided, however, that if the Closing shall not have occurred by the Outside Date, the Outside Date shall automatically be extended until July 31, 2001 (the "Extension Date") unless both parties object in writing to such extension; provided, further, however, that if the Closing shall not have occurred by the Extension Date as a result of any action taken, or failure to act, by any governmental or regulatory authority including, but not limited to, the withholding of, or a delay in, any approval in connection with any aspect of the transactions contemplated hereby, then the Extension Date shall automatically be extended until a date which is a reasonable time subsequent to the date upon which such governmental or regulatory action is resolved which will allow the parties to complete the procedures required to consummate the transactions contemplated hereby; and provided, further, however, that the right to terminate this Agreement pursuant to this Section 13.1(b) shall not be available to any party whose failure to fulfill any obligation pursuant to this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

            (c) by Seller if there is a material breach of any representation or warranty set forth in Article 6 hereof or any material covenant or agreement to be complied with or performed by Purchaser pursuant to the terms of this Agreement or the failure of a condition set forth in Article 10 to be satisfied (and such condition is not waived in writing by Seller) on or prior to the Closing Date, or the occurrence of any event which results in the failure of a condition set forth in Article 10 to be satisfied on or prior to the Closing Date; provided, that, Seller may not terminate this Agreement prior to Closing if Purchaser has not had an adequate opportunity to cure such failure;

            (d) by Purchaser if there is a material breach of any representation or warranty set forth in Article 5 hereof or any material covenant or agreement to be complied with or performed by Seller pursuant to the terms of this Agreement or the failure of a condition set forth in Article 9 to be satisfied (and such condition is not waived in writing by Purchaser) on or prior to the Closing Date, or the occurrence of any event which results in the failure of a condition set forth in Article 9 to be satisfied on or prior to the Closing Date; provided, that, Purchaser may not terminate this Agreement prior to Closing if Seller has not had an adequate opportunity to cure such failure; or

            (e) by Purchaser or Seller if a court of competent jurisdiction or other Governmental Entity shall have issued a non-appealable final order, decree or ruling or taken any other non-appealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby.

      13.2 Effect of Termination. In the event that this Agreement is terminated pursuant to the provisions of Section 13.1, this Agreement shall become null and void and shall have no further effect, and no Party shall have any liability with respect thereto, except that Section 14.1 shall survive the termination of this Agreement; provided, however, that such termination shall not relieve any Party hereto of any liability for any breach of this Agreement.

                                   ARTICLE 14

                                  MISCELLANEOUS

      14.1 Expenses. Each Party to this Agreement shall bear and pay its own costs and expenses incurred in connection with the preparation, execution, and delivery of this Agreement and the Ancillary Agreements, and the transactions contemplated hereby and thereby.

      14.2 Notices. All notices, claims, certificates, requests, demands and other communications under this Agreement shall be made in writing and shall be sent by prepaid telex, cable or telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service, and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, seven (7) days after mailing (one (1) business day in the case of express mail or overnight courier service) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

                  If to Seller:     Western Power & Equipment Corp.
                                    c/o Michael Sanders, Esq.
                                    Vanderkam & Sanders
                                    440 Louisiana Street, Suite 475
                                    Houston, Texas 77002
                                    Attn: Michael Sanders, Esq.
                                    Telecopy: (713) 547-8910

                  With a copy to:   Berkman-Wechsler Law Offices
                                    6 Wissotzky Street
                                    Tel Aviv, Israel 62338
                                    Attention: Ofira Gordon
                                    Telecopy: 011-972-3-604-5775

                  If to Purchaser:  Western Power & Equipment, L.L.C.
                                    4601 N.E. 77th Avenue
                                    Vancouver, WA 98662
                                    Attention: Charles Dean McLain
                                    Telecopy: (360) 892-7927

                  With a copy to:   Kaye, Scholer, Fierman, Hays & Handler, LLP
                                    425 Park Avenue
                                    New York, NY 10022
                                    Attention: Rory A. Greiss
                                    Telecopy: (212) 836-8689

      14.3 Amendments. This Agreement may be amended or modified only by a written instrument executed by the Parties to this Agreement.

      14.4 Assignment. This Agreement may not be assigned, by operation of Law or otherwise; provided, however, that Purchaser may assign this Agreement, to any Affiliate of Purchaser. This Agreement shall be binding upon and inure to the benefit of successors and assigns of the Parties hereto.

      14.5 Benefits; No Third Party Rights. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person or entity, other than the Parties, or their respective successors and assigns, any legal or equitable right, remedy or claim under or in respect thereof or any provision contained herein, it being the intention of the Parties that this Agreement is for the sole and exclusive benefit of such Parties, and such successors and assigns of this Agreement and for the benefit of no other person or entity.

      14.6 Headings. The paragraph and other headings contained in this Agreement are for reference purposes only and shall not constitute a part hereof or be deemed to limit or expand the scope of any provision of this Agreement.

      14.7 Governing Law; Venue. This Agreement shall, in accordance with
Section 5-1401 of the General Obligation Law of New York, be governed by and construed in accordance with the Laws of the state of New York without regard to any conflicts of law principles thereof that would call for the application of the laws of any other jurisdiction. Each Party hereto hereby (a) irrevocably and unconditionally submits in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the general jurisdiction of the state and federal courts in the State of New York, and appellate courts thereof, and (b) consents that any action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

      14.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed as original, but all of which taken together shall constitute one and the same agreement.

      14.9 Severability. If any provision of this Agreement, or any covenant, obligation or agreement contained herein is determined by a court to be invalid or unenforceable, such determination shall not affect any other provision, covenant, obligation or agreement, each of which shall be construed and enforced as if such invalid or unenforceable provision were not contained herein. Such invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision, covenant, obligation or agreement, shall be deemed to be effective, operative, made, entered into or taken in the matter and to the full extent permitted by Law.

      14.10 Entire Agreement. This Agreement, including the Schedules and Exhibits attached hereto and hereby incorporated herein, together with the Ancillary Agreements, constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements, understandings, or representations relating to the subject matter of this Agreement.

                            [Signature page follows]

            IN WITNESS WHEREOF, Purchaser and Seller have caused their respective duly authorized officers to execute this Asset Purchase Agreement as of the day and year first above written.

                                    WESTERN POWER & EQUIPMENT, L.L.C.

                                    By: /s/ Robert Rubin
                                        ----------------------------------------
                                        Robert Rubin
                                        Manager


                                    WESTERN POWER & EQUIPMENT CORP. (DE)

                                    By: /s/ Charles Dean Mc Lain
                                        ----------------------------------------
                                        Charles Dean McLain
                                        President and Chief Executive Officer

                                   Exhibit TT

                  CERTIFICATE OF REPRESENTATIONS AND WARRANTIES
                                       OF
                                SUPPLYPOINT, INC.

      Pursuant to Section "(i)" of Paragraph "A" of Article "19" of the Merger Agreement (the "Agreement") dated as of the 1st day of May, 2001, by and among Western Power & Equipment Corp., a Delaware corporation ("Western"), WPEC Acquisition Corp., a Delaware corporation ("Acquisition Corp."), and SupplyPoint, Inc., a Delaware corporation ("SPI"), SPI hereby represents, warrants and covenants to Western and Acquisition Corp., that, as of the date hereof, all of the representations, warranties and covenants which are contained in the Agreement are true and accurate, including, but not limited to, those set forth below. Each of the capitalized terms which are used in this Certificate shall have the same meaning as is set forth in the Agreement.

      SPI represents, warrants and covenants to Western and Acquisition Corp., as follows:

            A. Corporate Status.

                  (i) SPI is a corporation duly organized, validly existing and in good standing pursuant to the laws of the State of Delaware, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into the Agreement and to consummate the transactions set forth in the Agreement;

                  (ii) SPI does not have an equity interest, as a shareholder, proprietor, partner, beneficiary, joint venturer or otherwise, in any corporation, firm, partnership or joint venture;

                  (iii) Copies of (a) the Articles of Incorporation of SPI, and all amendments thereto to date, certified by the Secretary of State of the State of Delaware, (b) the By-Laws of SPI, as amended to date, certified by the Secretary of SPI and (c) a good standing certificate for SPI issued by the Secretary of State of the State of Delaware within a date not more than thirty
(30) days prior to the date of the Agreement, are annexed hereto and made a part hereof as Exhibits "A" (Article "7 (A)(iii)"; references to the articles in the Agreement), "B" (Article "7 (A)(iii)") and "C", (Article "7 (A)(iii)") respectively, and are complete and correct as of the date of this Certificate; and

                  (iv) SPI shall provide a good standing certificate for SPI issued by the Secretary of State of the State of Delaware complete and correct as of five (5) business days prior to the Closing Date.

            B. Capitalization. SPI's authorized capital stock consists of 45,000,000 shares of SPI Common Stock, $.01 par value, of which 23,000,000 shares are issued and outstanding or reserved for issuance, all of which are, or will be validly issued, fully paid and nonassessable. SPI's issued and outstanding shares are the only shares of stock authorized to be issued by SPI and, except as set forth on Exhibit "D" (Article "7(B)"), there are no subscriptions, options, warrants, rights or other agreements outstanding to acquire shares of stock of SPI or any other equity security or security convertible into an equity security. There are no agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of SPI.

            C. Stockholder Approval. The holders of 93.8% of the issued and outstanding shares of SPI have consented to SPI entering into the Agreement and the transactions set forth in the Agreement. A certified consent of such Stockholders is annexed hereto and made a part hereof as Exhibit "E" (Article "7(C)").

            D. Authority of SPI. SPI has the full corporate power and authority to execute, deliver, and perform the Agreement and all instruments and documents which are required to be executed and delivered by SPI pursuant to the Agreement (the "SPI Ancillary Documents") and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of the Agreement and the SPI Ancillary Documents and the consummation of the transactions set forth in the Agreement and the SPI Ancillary Documents. The Agreement and the SPI Ancillary Documents and the consummation by SPI of the transactions set forth in the Agreement have been duly and validly authorized, executed, and delivered by SPI, and the Agreement and the SPI Ancillary Documents are valid and binding upon SPI and enforceable against SPI in accordance with their terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity). A certified resolution of the Board of Directors of SPI is annexed hereto and made a part hereof as Exhibit "F" (Article "7(D)").

            E. Ownership. The Stockholders are the record, beneficial and equitable owners of the SPI Shares, free and clear of all liens, claims or encumbrances. Each Stockholder has full right and authority to exchange the SPI Shares for the Western Power Common Stock and the Series B Preferred Stock.

            F. Compliance with the Law and Other Instruments. Except as otherwise provided in the Agreement and in the Exhibits annexed hereto, the business and operations of SPI have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect SPI or its properties, assets, businesses or prospects.

            G. Absence of Conflicts. The execution and delivery of the Agreement and the Ancillary Documents by SPI, the transfer of the SPI shares, and the consummation by SPI of the transactions set forth in the Agreement: (i) do not and shall not conflict with or result in a breach of any provision of SPI's articles of incorporation or bylaws, (ii) do not and shall not result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which SPI is a party to or by which any of its assets are bound, (iii) do not and shall not cause SPI to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of SPI. SPI has performed in all material respects all of its obligations which are, as of the date of the Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

            H. Section 203 of the DGCL Not Applicable. The Board of Directors of SPI has taken all actions which are necessary pursuant to the DGCL, including approving the transactions which are contemplated by the Agreement and each of the Ancillary Documents to which it is a party, to ensure that Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203 of the DGCL) does not, and will not, apply to the transactions contemplated hereunder and thereunder. SPI has no prior knowledge that any other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is applicable to: (i) SPI (ii) the Merger (iii) the Agreement (iv) the other transactions contemplated by the Agreement or (v) the other Ancillary Documents to which it is a party.

            I. Environmental Compliance. (i) SPI is in compliance with all applicable environmental laws (the "Environmental Laws"). SPI is presently authorized, if required, to generate, transport through third parties, store, use, treat, dispose of, release, and conduct other handling of, as required, those hazardous substances used in SPI's business, which consist of, hazardous waste, hazardous material, hazardous constituents, toxic substances, pollutants, contaminants, asbestos, radon, polychlorinated biphenyls, petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas and other material defined, regulated, controlled or subject to any remediation requirement under any Environmental Law (collectively the "Hazardous Materials").

                  (ii) SPI possesses all licenses, permits, registrations, and government authorizations necessary under the Environmental Laws to operate SPI's business and is in compliance with such licenses or permits.

                  (iii) SPI has not received any written notice from any governmental agency or entity or any other person and, to SPI's knowledge there is no pending or threatened claim, litigation or any administrative agency proceeding which: (a) alleges a violation of any Environmental Law(s) by SPI, (b) alleges that SPI is a liable party or potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, et seq., or any state law, (c) would result in the attachment of an environmental lien on any of SPI's real property ("Real Property"), or (d) alleges that SPI is liable for any contamination of the environment, contamination of Real Property, damage to natural resources, property damage, or personal injury based on its activities involving Hazardous Materials, whether arising under the Environmental Laws, common law principals or other legal standards.

                  (iv) SPI has no Environmental Liability for releases or disposal of Hazardous Material at the Real Property or at any property to which the SPI transported or arranged for the transportation of Hazardous Materials.

            J. OSHA Compliance. (i) SPI is in compliance with all applicable federal, state and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and other governmental requirements relating to occupational health and safety, including but not limited to the Occupational Safety and Health Act of 1970, as amended, and the rules and regulations promulgated thereunder (the "OSHA Laws").

                  (ii) SPI possesses all license, permits, registrations, and government authorizations necessary to operate in compliance with all applicable OSHA Laws and is in compliance with such licenses and permits.

                  (iii) To SPI's knowledge, there is no pending or threatened notice, claim, litigation or any administrative agency proceeding that alleges a violation of any OSHA Law(s) by SPI or, with respect to the SPI Shares or SPI's business.

            K. Audited Financial Statements. Annexed hereto and made a part hereof as Exhibit "G" (Article "7(K)") are true copies of SPI's audited statements of profit and loss for the fiscal years ended December 31, 1999 and 2000, and balance sheets as of December 31, 1999 and 2000 (collectively, the "Audited Financial Statements"; the audited statement of profit and loss for the fiscal year ended December 31, 2000 and the balance sheet as of December 31, 2000 are hereinafter referred to as the "2000 Financial Statements"), which have been prepared using generally accepted accounting principles ("GAAP") applied on a consistent basis. SPI shall provide a certificate executed by the Board of Directors, to the effect that the Audited Financial Statements fairly present the financial condition and results of operations for SPI. Except as indicated in the 2000 Financial Statements, or in any Exhibit to the Agreement, SPI does not have any outstanding indebtedness or other liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise, and whether due or to become due). Since December 31, 2000 (the "Financial Statement Date"), there has not been any material adverse change in SPI's financial condition, assets, liabilities or business, or any damage, destruction or loss, whether or not covered by insurance, materially affecting SPI's properties, assets or business, and except as listed on Exhibit "H" (Article "7(K)"), which is annexed hereto and made a part hereof to the Agreement, SPI has not incurred any indebtedness, liability or other obligation of any nature whatsoever and SPI has not made any change in its accounting methods or practices.

            L. Financial Statements. The Audited Financial Statements are suitable or readily adaptable for incorporation in the registration statements, prospectuses and annual reports to be filed by Western with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "'33 Act"), and the Securities Exchange Act of 1934, as amended (the "'34 Act").

            M. Books and Records. The books of account and other financial records of SPI since September 1, 1999, all of which have been or will be made available to Western, are complete and correct and reflect actual, bona fide transactions and have been maintained in accordance with sound business practices and the standards of Section 13(b)(2) of the '34 Act.

            N. Minute Book. The minute book of SPI since September 1, 1999, have been or will be made available to Western and (i) contains accurate and complete records of all Board of Director meetings held since September 1, 1999, and (ii) reflect all corporate action taken as a result of such board meetings since September 1, 1999.

            O. Tax Returns and Audits. SPI has timely filed all required federal, state, city and local tax returns for income, franchise, social security, withholding, sales, excise, unemployment insurance, real estate and other taxes, and has paid or made adequate provision for the payment of all such taxes shown to be due on said returns. SPI has timely filed the required tax returns for all years through the fiscal year ended December 31, 2000. The amounts reserved by SPI for taxes on the Financial Statements are sufficient for the payment of all accrued and unpaid federal, state, city and local taxes of SPI for the periods reported. Except as shown on the Financial Statements, SPI has not been advised or notified that it is subject to any other taxes, tax deficiencies, assessments or penalties. SPI's federal income tax returns have been audited by the Internal Revenue Service for the years indicated on Exhibit "I" (Article "7(O)"), which is annexed hereto and made a part hereof. SPI's state income and/or franchise tax returns have been audited by the state(s) and for the years indicated on Exhibit "I" (Article "7(O)"). No Notice of Audit or Notice of Intent to Audit has been received from any tax authority for any other period. All tax returns filed by SPI are true, correct and complete in all material respects.

            P. Licenses and Permits. SPI has the operating licenses and permits described on Exhibit "J" (Article "7(P)"), which is annexed hereto and made a part hereof, which constitute all of the licenses and permits which SPI is required to have to carry on its business as presently, and anticipated to be, conducted. All such licenses and permits are in full force and effect in accordance with their terms. There exists no event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further condition would become a default under any of the licenses or permits. None of the licenses or permits shall be canceled or revoked, nor become void, as a result of the transactions provided for by the Agreement.

            Q. Leases. Annexed hereto and made a part hereof as Exhibit "K" (Article "7(Q)") are true and complete copies of all leases of real and personal property to which SPI is a party. All of said leases are in all respects in full force and effect in accordance with their terms. There exists no event, occurrence, condition or act which, with the giving of notice, the lapse of time, or the happening of any further event, occurrence, condition or act, would become a default under any of the leases. Neither SPI nor any other party to any sublease has violated, or is in default pursuant to any terms of any sublease and both SPI and any other party to any sublease is in compliance with all obligations to be performed pursuant to each lease. SPI has obtained a certificate of occupancy, for each location owned or leased by it. SPI's use of leasehold properties does not violate any certificates of occupancy, or violate any zoning laws or regulations in any material respect. SPI has not received any complaint that the use of any leased properties constitutes a noxious use.

            R. Title to Property. Annexed hereto and made a part hereof as Exhibit "L" (Article "7(R)") is a schedule, true and complete in all respects, of all properties and assets, including, but not limited to, furniture, fixtures and equipment, (except leases and real property) which are owned by SPI (the "Properties and Assets"), none of which are subject to mortgage, pledge, lien, conditional sale or security agreement, encumbrance or charge, other than as reflected on Exhibit "H" (Article "7(K)"). SPI is not in default under any conditional sales agreement.

            All of SPI's properties and equipment are in good working order and operating condition and repair and shall be in good working order and operating condition and repair. SPI covenants to provide Western and Acquisition Corp. with all warranties which SPI has received with respect to the equipment installed or used at its premises.

            S. Real Property. Annexed hereto and made a part hereof as Exhibit "M" (Article "7(S)") is a true and complete schedule of all real property owned by SPI. SPI owns good, defensible and marketable title to, and has the right to assign and transfer, all of the real property on Exhibit "M" (Article "7(S)"), free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances, leases and claims of any kind or nature whatsoever other than as reflected on Exhibit "H" (Article "7(K)"). True copies of all deeds, title reports and policies of title insurance received and obtained by SPI at the time of acquisition of the real property or obtained thereafter, together with true copies of all documents evidencing liens and encumbrances on the real estate by deeds of trust or otherwise are annexed, as part of Exhibit "M" (Article "7(S)"). All of SPI's real property is in conformity in all material respects with all applicable ordinances and regulations, and environmental, building, zoning and other laws.

            T. Insurance. Annexed hereto and made a part hereof as Exhibit "N" (Article "7(T)") is a true and complete schedule of all outstanding insurance policies with respect to SPI's properties and/or business, indicating the names of the carriers of all such insurance policies, the names of the brokers through whom such policies were placed, the extent of coverage, the policy termination dates, the current annual premiums and the premium payment dates. All of such insurance is in full force and effect with all premiums thereon duly paid. All insurance policies maintained by SPI are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of SPI and its respective properties and assets, are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards and are in full force and effect.

            U. Contracts. Annexed hereto and made a part hereof as Exhibit "O" (Article "7(U)") is a true and complete schedule of all of SPI's material contracts (other than the leases and insurance contracts described in Exhibits "K" (Article "7(Q)") and "N" (Article "7(T)"), respectively) including, but not limited to, license agreements. All of the contracts so listed have been entered into in the ordinary course of business and neither SPI nor any other party to any such contract is in default under any such contract.

            V. Guarantor of Payment. SPI is not a guarantor of payment or collection of any obligation.

            W. Employees, Compensation and Employee Benefit Plans. Annexed hereto and made a part hereof as Exhibit "P" (Article "7(W)") is a true and complete schedule, as of the date of the Agreement, showing the names of all persons employed by SPI together with a statement of the amount paid or payable to each such person for services rendered or to be rendered, including all accrued and unpaid benefits and the basis therefor, for such person.

            Except as set forth in Exhibit "P", (Article "7(W)") SPI is not a party to any employment contracts, collective bargaining agreements with employees, consulting agreements, employees' pension, bonus, retirement, profit sharing, hospitalization or medical plans, employees' stock purchase or stock option plans, or other employee benefit plans.

            Except as set forth in Exhibit "P" (Article "7(W)"), SPI has complied with all applicable federal and state laws, including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), relating to the employment of labor, including provisions relating to wages, hours, collective bargaining, and payment of social security taxes, and is not liable for any arrears of wages, or any taxes or penalties, or for failure to comply with any of the foregoing.

            X. Litigation. Except as set forth on Exhibit "Q" (Article "7(X)") which is annexed hereto and made a part hereof, there are no legal, administrative, arbitration, or other proceeding or governmental investigations adversely affecting SPI or its properties, assets or businesses, or with respect to any matter arising out of the conduct of the SPI's business pending or to its knowledge threatened, by or against, any officer or director of SPI in connection with its affairs, whether or not covered by insurance. Except as set forth on Exhibit "Q" (Article "7(X)"), neither SPI nor its officers or directors are subject to any order, writ, injunction, or decree of any Court, department, agency, or instrumentality, affecting SPI. Except as set forth on Exhibit "Q" (Article "7(X)"), SPI is not presently engaged in any legal action.

            Y. Accounts Receivable. Annexed hereto and made a part hereof as Exhibit "R" (Article "7(Y)") is a true and complete schedule of all trade accounts and notes receivable of SPI as of February 28, 2001, including an aging of such accounts receivable.

            Z. Accounts Payable. Annexed hereto and made a part hereof as Exhibit "S" (Article "7(Z)") is a true and complete schedule of all accounts payable of SPI, as of February 28, 2001, including an aging of such accounts payable.

            AA. Financial Accounts. Annexed hereto and made a part hereof as Exhibit "T" (Article "7(AA)") is a true and complete schedule of all of SPI's financial accounts including but not limited to, checking, savings, brokerage, rental, lease proceeds, and security deposits, including the name and address of the institution where each account is maintained and the account number.

            BB. Patents, Trademarks and Trade Names. (i) Annexed hereto and made a part hereof as Exhibit "U" (Article "7(BB)"), is a detailed schedule and description of all intellectual property, patents, patent applications, trademarks, trade names, copyrights or licenses presently owned or held by SPI or with respect to which SPI holds any license which is required or utilized, or contemplated to be required or utilized, in SPI's business operations (collectively, the "Intellectual Property"). All rights of SPI to the Intellectual Property will continue to be legal, valid, binding, enforceable, and in full force and effect after the consummation of the transactions contemplated by the Agreement. No activity, or contemplated activity, by SPI, including but not limited to, the manufacture or sale of products by SPI and none of the processes or designations used, or contemplated to be used, in its business, infringes upon any valid patent, trademark or copyright of any other person or entity.

            (ii) Except as set forth on Exhibit "U" (Article "7(BB)"), SPI is the sole and exclusive owner of all right, title and interest in the Intellectual Property and all proprietary rights therein, free and clear of any security interest, license or restriction, and except as set forth on Exhibit "U" (Article "7(BB)"), SPI has not granted to any other person, firm, or corporation, any right, license, shop-right, or privilege with respect to the Intellectual Property. SPI knows of no statutory bars or prior art which would adversely affect the Intellectual Property.

            (iii) SPI has the sole and exclusive right to manufacture and sell the products it contemplates selling and perform the services it contemplates performing under the names set forth on Exhibit "U" (Article "7(BB)"). There are no claims of third parties against SPI with respect to the use of any names set forth on Exhibit "U" (Article "7(BB)").

            (iv) SPI has not interfered with, infringed with, infringed upon, misappropriated or otherwise come into conflict with any rights of any third person which would adversely affect the Intellectual Property; and SPI has not received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that SPI must license or refrain from using the Intellectual Property). Except as set forth on Exhibit "U" (Article "7(BB)"), no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with the Intellectual Property. Except as set forth on Exhibit "U" (Article "7(BB)"), SPI has not agreed to indemnify any third party for or against any interference, infringement, misappropriation or other conflict with respect to the Intellectual Property.

            (v) SPI has not infringed, and is not now infringing, any trademark, trade name, service mark or copyright belonging to any other person and SPI has not received any charge, complaint, claim, demand or notice alleging any such infringement.

            (vi) Except as set forth on Exhibit "U" (Article "7(BB)"), SPI is not a party to any license, agreement or arrangement, whether as a licensor, licensee or otherwise, with respect to any trademark, trade name, service mark, copyright or Intellectual Property used by SPI.

            (vii) Except as expressly specified in Exhibit "U" (Article "7(BB)"), SPI's business may be conducted without a license from others for the use of any trade name, trademark, service mark or copyright.

            (viii) Except as set forth on Exhibit "Q" (Article "7(X)") which is annexed hereto and made a part hereof, there are no legal, administrative, arbitration, or other proceeding or governmental investigations adversely affecting the legality, validity, enforceability, use or ownership of the Intellectual Property or threats of any of the foregoing.

            (ix) Except as set forth on Exhibit "Q" (Article "7(X)"), neither SPI nor its officers or directors are subject to any order, writ, injunction, or decree of any Court, department, agency, or instrumentality, affecting the Intellectual Property.

            (x) Except as set forth on Exhibit "Q" (Article "7(X)"), SPI is not presently engaged in any legal action with respect to the Intellectual Property.

            CC. Inventory. A current, true and complete itemization of all items of SPI's inventory is annexed hereto and made a part hereof as Exhibit "V" (Article "7(CC)"). All items of SPI's inventory are in good condition and merchantable.

            DD. Absence of Changes. Except as indicated on Exhibit "H" (Article "7(K)"), subsequent to the Financial Statement Date and through the date of this Certificate, there has not been any material adverse change in, or any event or condition (financial or otherwise) affecting the business, properties, assets, liabilities, historical operations or prospects of SPI, and except as indicated on Exhibit "H" (Article "7(K)"), there are no liabilities or obligations of any nature, whether absolute, contingent or otherwise, whether due or to become due (including, without limitation, liabilities for taxes with respect to or measured by income of SPI for any period prior to, and/or subsequent to, the Financial Statement Date or arising out of any transaction of SPI prior to, and/or subsequent to, such date). Subsequent to the Financial Statement Date, there has not been any declaration, or setting aside, or payment of any dividend or other distribution with respect to SPI's securities, or any direct or indirect redemption, purchase, or other acquisition of any of SPI's securities. To SPI's knowledge, there has not been an assertion against SPI of any liability of any nature or in any amount not fully reflected or reserved against in the Financial Statements.

            EE. No Approvals. No approval of any governmental authority is required in connection with consummation of the transactions set forth in the Agreement.

Dated:

      May __, 2001

                                    SupplyPoint, Inc.


                                    By:_________________________________________
                                                            , Title

                                   Exhibit TT

                           CERTIFICATE OF PERFORMANCE
                                OF OBLIGATIONS OF
                                SUPPLYPOINT, INC.

      In accordance Section "(ii)" of Paragraph "A" of Article "19" of the Merger Agreement (the "Agreement") dated as of the 1st day of May, 2001, by and among Western Power & Equipment Corp., a Delaware corporation, WPEC Acquisition Corp., a Delaware corporation, and SupplyPoint, Inc., a Delaware corporation ("SPI"), SPI hereby hereby represents, warrants and covenants that SPI has performed all obligations and complied with all covenants required by the Agreement to be performed or complied with by it on or prior to the Closing Date.

                                          SUPPLYPOINT, INC.


                                          By: __________________________________
                                                            ,Title

Dated: New York, New York
May __, 2001

                                   Exhibit TT

                  CERTIFICATE OF REPRESENTATIONS AND WARRANTIES
                                       OF
                                SUPPLYPOINT, INC.

      Pursuant to Section "(i)" of Paragraph "A" of Article "20" of the Merger Agreement (the "Agreement") dated as of the 1st day of May, 2001, by and among Western Power & Equipment Corp., a Delaware corporation ("Western"), WPEC Acquisition Corp., a Delaware corporation ("Acquisition Corp."), and SupplyPoint, Inc., a Delaware corporation ("SPI"), SPI hereby represents, warrants and covenants to Western and Acquisition Corp., that, as of the date hereof, all of the representations, warranties and covenants which are contained in the Agreement are true and accurate, including, but not limited to, those set forth below. Each of the capitalized terms which are used in this Certificate shall have the same meaning as is set forth in the Agreement.

      SPI represents, warrants and covenants to Western and Acquisition Corp., as follows:

            A. Corporate Status.

                  (i) SPI is a corporation duly organized, validly existing and in good standing pursuant to the laws of the State of Delaware, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into the Agreement and to consummate the transactions set forth in the Agreement;

                  (ii) SPI does not have an equity interest, as a shareholder, proprietor, partner, beneficiary, joint venturer or otherwise, in any corporation, firm, partnership or joint venture;

                  (iii) Copies of (a) the Articles of Incorporation of SPI, and all amendments thereto to date, certified by the Secretary of State of the State of Delaware, (b) the By-Laws of SPI, as amended to date, certified by the Secretary of SPI and (c) a good standing certificate for SPI issued by the Secretary of State of the State of Delaware within a date not more than thirty
(30) days prior to the date of the Agreement, are annexed hereto and made a part hereof as Exhibits "A" (Article "7 (A)(iii)"; references to the articles in the Agreement), "B" (Article "7 (A)(iii)") and "C", (Article "7 (A)(iii)") respectively, and are complete and correct as of the date of this Certificate; and

                  (iv) SPI shall provide a good standing certificate for SPI issued by the Secretary of State of the State of Delaware complete and correct as of five (5) business days prior to the Effective Date.

            B. Capitalization. SPI's authorized capital stock consists of 45,000,000 shares of SPI Common Stock, $.01 par value, of which 23,000,000 shares are issued and outstanding or reserved for issuance, all of which are, or will be validly issued, fully paid and nonassessable. SPI's issued and outstanding shares are the only shares of stock authorized to be issued by SPI and, except as set forth on Exhibit "D" (Article "7(B)"), there are no subscriptions, options, warrants, rights or other agreements outstanding to acquire shares of stock of SPI or any other equity security or security convertible into an equity security. There are no agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of SPI.

            C. Stockholder Approval. The holders of 93.8% of the issued and outstanding shares of SPI have consented to SPI entering into the Agreement and the transactions set forth in the Agreement. A certified consent of such Stockholders is annexed hereto and made a part hereof as Exhibit "E" (Article "7(C)").

            D. Authority of SPI. SPI has the full corporate power and authority to execute, deliver, and perform the Agreement and all instruments and documents which are required to be executed and delivered by SPI pursuant to the Agreement (the "SPI Ancillary Documents") and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of the Agreement and the SPI Ancillary Documents and the consummation of the transactions set forth in the Agreement and the SPI Ancillary Documents. The Agreement and the SPI Ancillary Documents and the consummation by SPI of the transactions set forth in the Agreement have been duly and validly authorized, executed, and delivered by SPI, and the Agreement and the SPI Ancillary Documents are valid and binding upon SPI and enforceable against SPI in accordance with their terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity). A certified resolution of the Board of Directors of SPI is annexed hereto and made a part hereof as Exhibit "F" (Article "7(D)").

            E. Ownership. The Stockholders are the record, beneficial and equitable owners of the SPI Shares, free and clear of all liens, claims or encumbrances. Each Stockholder has full right and authority to exchange the SPI Shares for the Western Power Common Stock and the Series B Preferred Stock.

            F. Compliance with the Law and Other Instruments. Except as otherwise provided in the Agreement and in the Exhibits annexed hereto, the business and operations of SPI have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect SPI or its properties, assets, businesses or prospects.

            G. Absence of Conflicts. The execution and delivery of the Agreement and the Ancillary Documents by SPI, the transfer of the SPI shares, and the consummation by SPI of the transactions set forth in the Agreement: (i) do not and shall not conflict with or result in a breach of any provision of SPI's articles of incorporation or bylaws, (ii) do not and shall not result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which SPI is a party to or by which any of its assets are bound, (iii) do not and shall not cause SPI to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of SPI. SPI has performed in all material respects all of its obligations which are, as of the date of the Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

            H. Section 203 of the DGCL Not Applicable. The Board of Directors of SPI has taken all actions which are necessary pursuant to the DGCL, including approving the transactions which are contemplated by the Agreement and each of the Ancillary Documents to which it is a party, to ensure that Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203 of the DGCL) does not, and will not, apply to the transactions contemplated hereunder and thereunder. SPI has no prior knowledge that any other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is applicable to: (i) SPI (ii) the Merger (iii) the Agreement (iv) the other transactions contemplated by the Agreement or (v) the other Ancillary Documents to which it is a party.

            I. Environmental Compliance. (i) SPI is in compliance with all applicable environmental laws (the "Environmental Laws"). SPI is presently authorized, if required, to generate, transport through third parties, store, use, treat, dispose of, release, and conduct other handling of, as required, those hazardous substances used in SPI's business, which consist of, hazardous waste, hazardous material, hazardous constituents, toxic substances, pollutants, contaminants, asbestos, radon, polychlorinated biphenyls, petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas and other material defined, regulated, controlled or subject to any remediation requirement under any Environmental Law (collectively the "Hazardous Materials").

                  (ii) SPI possesses all licenses, permits, registrations, and government authorizations necessary under the Environmental Laws to operate SPI's business and is in compliance with such licenses or permits.

                  (iii) SPI has not received any written notice from any governmental agency or entity or any other person and, to SPI's knowledge there is no pending or threatened claim, litigation or any administrative agency proceeding which: (a) alleges a violation of any Environmental Law(s) by SPI, (b) alleges that SPI is a liable party or potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, et seq., or any state law, (c) would result in the attachment of an environmental lien on any of SPI's real property ("Real Property"), or (d) alleges that SPI is liable for any contamination of the environment, contamination of Real Property, damage to natural resources, property damage, or personal injury based on its activities involving Hazardous Materials, whether arising under the Environmental Laws, common law principals or other legal standards.

                  (iv) SPI has no Environmental Liability for releases or disposal of Hazardous Material at the Real Property or at any property to which the SPI transported or arranged for the transportation of Hazardous Materials.

            J. OSHA Compliance. (i) SPI is in compliance with all applicable federal, state and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and other governmental requirements relating to occupational health and safety, including but not limited to the Occupational Safety and Health Act of 1970, as amended, and the rules and regulations promulgated thereunder (the "OSHA Laws").

                  (ii) SPI possesses all license, permits, registrations, and government authorizations necessary to operate in compliance with all applicable OSHA Laws and is in compliance with such licenses and permits.

                  (iii) To SPI's knowledge, there is no pending or threatened notice, claim, litigation or any administrative agency proceeding that alleges a violation of any OSHA Law(s) by SPI or, with respect to the SPI Shares or SPI's business.

            K. Audited Financial Statements. Annexed hereto and made a part hereof as Exhibit "G" (Article "7(K)") are true copies of SPI's audited statements of profit and loss for the fiscal years ended December 31, 1999 and 2000, and balance sheets as of December 31, 1999 and 2000 (collectively, the "Audited Financial Statements"; the audited statement of profit and loss for the fiscal year ended December 31, 2000 and the balance sheet as of December 31, 2000 are hereinafter referred to as the "2000 Financial Statements"), which have been prepared using generally accepted accounting principles ("GAAP") applied on a consistent basis. SPI shall provide a certificate executed by the Board of Directors, to the effect that the Audited Financial Statements fairly present the financial condition and results of operations for SPI. Except as indicated in the 2000 Financial Statements, or in any Exhibit to the Agreement, SPI does not have any outstanding indebtedness or other liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise, and whether due or to become due). Since December 31, 2000 (the "Financial Statement Date"), there has not been any material adverse change in SPI's financial condition, assets, liabilities or business, or any damage, destruction or loss, whether or not covered by insurance, materially affecting SPI's properties, assets or business, and except as listed on Exhibit "H" (Article "7(K)"), which is annexed hereto and made a part hereof to the Agreement, SPI has not incurred any indebtedness, liability or other obligation of any nature whatsoever and SPI has not made any change in its accounting methods or practices.

            L. Financial Statements. The Audited Financial Statements are suitable or readily adaptable for incorporation in the registration statements, prospectuses and annual reports to be filed by Western with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "'33 Act"), and the Securities Exchange Act of 1934, as amended (the "'34 Act").

            M. Books and Records. The books of account and other financial records of SPI since September 1, 1999, all of which have been or will be made available to Western, are complete and correct and reflect actual, bona fide transactions and have been maintained in accordance with sound business practices and the standards of Section 13(b)(2) of the '34 Act.

            N. Minute Book. The minute book of SPI since September 1, 1999, have been or will be made available to Western and (i) contains accurate and complete records of all Board of Director meetings held since September 1, 1999, and (ii) reflect all corporate action taken as a result of such board meetings since September 1, 1999.

            O. Tax Returns and Audits. SPI has timely filed all required federal, state, city and local tax returns for income, franchise, social security, withholding, sales, excise, unemployment insurance, real estate and other taxes, and has paid or made adequate provision for the payment of all such taxes shown to be due on said returns. SPI has timely filed the required tax returns for all years through the fiscal year ended December 31, 2000. The amounts reserved by SPI for taxes on the Financial Statements are sufficient for the payment of all accrued and unpaid federal, state, city and local taxes of SPI for the periods reported. Except as shown on the Financial Statements, SPI has not been advised or notified that it is subject to any other taxes, tax deficiencies, assessments or penalties. SPI's federal income tax returns have been audited by the Internal Revenue Service for the years indicated on Exhibit "I" (Article "7(O)"), which is annexed hereto and made a part hereof. SPI's state income and/or franchise tax returns have been audited by the state(s) and for the years indicated on Exhibit "I" (Article "7(O)"). No Notice of Audit or Notice of Intent to Audit has been received from any tax authority for any other period. All tax returns filed by SPI are true, correct and complete in all material respects.

            P. Licenses and Permits. SPI has the operating licenses and permits described on Exhibit "J" (Article "7(P)"), which is annexed hereto and made a part hereof, which constitute all of the licenses and permits which SPI is required to have to carry on its business as presently, and anticipated to be, conducted. All such licenses and permits are in full force and effect in accordance with their terms. There exists no event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further condition would become a default under any of the licenses or permits. None of the licenses or permits shall be canceled or revoked, nor become void, as a result of the transactions provided for by the Agreement.

            Q. Leases. Annexed hereto and made a part hereof as Exhibit "K" (Article "7(Q)") are true and complete copies of all leases of real and personal property to which SPI is a party. All of said leases are in all respects in full force and effect in accordance with their terms. There exists no event, occurrence, condition or act which, with the giving of notice, the lapse of time, or the happening of any further event, occurrence, condition or act, would become a default under any of the leases. Neither SPI nor any other party to any sublease has violated, or is in default pursuant to any terms of any sublease and both SPI and any other party to any sublease is in compliance with all obligations to be performed pursuant to each lease. SPI has obtained a certificate of occupancy, for each location owned or leased by it. SPI's use of leasehold properties does not violate any certificates of occupancy, or violate any zoning laws or regulations in any material respect. SPI has not received any complaint that the use of any leased properties constitutes a noxious use.

            R. Title to Property. Annexed hereto and made a part hereof as Exhibit "L" (Article "7(R)") is a schedule, true and complete in all respects, of all properties and assets, including, but not limited to, furniture, fixtures and equipment, (except leases and real property) which are owned by SPI (the "Properties and Assets"), none of which are subject to mortgage, pledge, lien, conditional sale or security agreement, encumbrance or charge, other than as reflected on Exhibit "H" (Article "7(K)"). SPI is not in default under any conditional sales agreement.

            All of SPI's properties and equipment are in good working order and operating condition and repair and shall be in good working order and operating condition and repair. SPI covenants to provide Western and Acquisition Corp. with all warranties which SPI has received with respect to the equipment installed or used at its premises.

            S. Real Property. Annexed hereto and made a part hereof as Exhibit "M" (Article "7(S)") is a true and complete schedule of all real property owned by SPI. SPI owns good, defensible and marketable title to, and has the right to assign and transfer, all of the real property on Exhibit "M" (Article "7(S)"), free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances, leases and claims of any kind or nature whatsoever other than as reflected on Exhibit "H" (Article "7(K)"). True copies of all deeds, title reports and policies of title insurance received and obtained by SPI at the time of acquisition of the real property or obtained thereafter, together with true copies of all documents evidencing liens and encumbrances on the real estate by deeds of trust or otherwise are annexed, as part of Exhibit "M" (Article "7(S)"). All of SPI's real property is in conformity in all material respects with all applicable ordinances and regulations, and environmental, building, zoning and other laws.

            T. Insurance. Annexed hereto and made a part hereof as Exhibit "N" (Article "7(T)") is a true and complete schedule of all outstanding insurance policies with respect to SPI `s properties and/or business, indicating the names of the carriers of all such insurance policies, the names of the brokers through whom such policies were placed, the extent of coverage, the policy termination dates, the current annual premiums and the premium payment dates. All of such insurance is in full force and effect with all premiums thereon duly paid. All insurance policies maintained by SPI are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of SPI and its respective properties and assets, are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards and are in full force and effect.

            U. Contracts. Annexed hereto and made a part hereof as Exhibit "O" (Article "7(U)") is a true and complete schedule of all of SPI's material contracts (other than the leases and insurance contracts described in Exhibits "K" (Article "7(Q)") and "N" (Article "7(T)"), respectively) including, but not limited to, license agreements. All of the contracts so listed have been entered into in the ordinary course of business and neither SPI nor any other party to any such contract is in default under any such contract.

            V. Guarantor of Payment. SPI is not a guarantor of payment or collection of any obligation.

            W. Employees, Compensation and Employee Benefit Plans. Annexed hereto and made a part hereof as Exhibit "P" (Article "7(W)") is a true and complete schedule, as of the date of the Agreement, showing the names of all persons employed by SPI together with a statement of the amount paid or payable to each such person for services rendered or to be rendered, including all accrued and unpaid benefits and the basis therefor, for such person.

            Except as set forth in Exhibit "P", (Article "7(W)") SPI is not a party to any employment contracts, collective bargaining agreements with employees, consulting agreements, employees' pension, bonus, retirement, profit sharing, hospitalization or medical plans, employees' stock purchase or stock option plans, or other employee benefit plans.

            Except as set forth in Exhibit "P" (Article "7(W)"), SPI has complied with all applicable federal and state laws, including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), relating to the employment of labor, including provisions relating to wages, hours, collective bargaining, and payment of social security taxes, and is not liable for any arrears of wages, or any taxes or penalties, or for failure to comply with any of the foregoing.

            X. Litigation. Except as set forth on Exhibit "Q" (Article "7(X)") which is annexed hereto and made a part hereof, there are no legal, administrative, arbitration, or other proceeding or governmental investigations adversely affecting SPI or its properties, assets or businesses, or with respect to any matter arising out of the conduct of the SPI's business pending or to its knowledge threatened, by or against, any officer or director of SPI in connection with its affairs, whether or not covered by insurance. Except as set forth on Exhibit "Q" (Article "7(X)"), neither SPI nor its officers or directors are subject to any order, writ, injunction, or decree of any Court, department, agency, or instrumentality, affecting SPI. Except as set forth on Exhibit "Q" (Article "7(X)"), SPI is not presently engaged in any legal action.

            Y. Accounts Receivable. Annexed hereto and made a part hereof as Exhibit "R" (Article "7(Y)") is a true and complete schedule of all trade accounts and notes receivable of SPI as of February 28, 2001, including an aging of such accounts receivable.

            Z. Accounts Payable. Annexed hereto and made a part hereof as Exhibit "S" (Article "7(Z)") is a true and complete schedule of all accounts payable of SPI, as of February 28, 2001, including an aging of such accounts payable.

            AA. Financial Accounts. Annexed hereto and made a part hereof as Exhibit "T" (Article "7(AA)") is a true and complete schedule of all of SPI's financial accounts including but not limited to, checking, savings, brokerage, rental, lease proceeds, and security deposits, including the name and address of the institution where each account is maintained and the account number.

            BB. Patents, Trademarks and Trade Names. (i) Annexed hereto and made a part hereof as Exhibit "U" (Article "7(BB)"), is a detailed schedule and description of all intellectual property, patents, patent applications, trademarks, trade names, copyrights or licenses presently owned or held by SPI or with respect to which SPI holds any license which is required or utilized, or contemplated to be required or utilized, in SPI's business operations (collectively, the "Intellectual Property"). All rights of SPI to the Intellectual Property will continue to be legal, valid, binding, enforceable, and in full force and effect after the consummation of the transactions contemplated by the Agreement. No activity, or contemplated activity, by SPI, including but not limited to, the manufacture or sale of products by SPI and none of the processes or designations used, or contemplated to be used, in its business, infringes upon any valid patent, trademark or copyright of any other person or entity.

            (ii) Except as set forth on Exhibit "U" (Article "7(BB)"), SPI is the sole and exclusive owner of all right, title and interest in the Intellectual Property and all proprietary rights therein, free and clear of any security interest, license or restriction, and except as set forth on Exhibit "U" (Article "7(BB)"), SPI has not granted to any other person, firm, or corporation, any right, license, shop-right, or privilege with respect to the Intellectual Property. SPI knows of no statutory bars or prior art which would adversely affect the Intellectual Property.

            (iii) SPI has the sole and exclusive right to manufacture and sell the products it contemplates selling and perform the services it contemplates performing under the names set forth on Exhibit "U" (Article "7(BB)"). There are no claims of third parties against SPI with respect to the use of any names set forth on Exhibit "U" (Article "7(BB)").

            (iv) SPI has not interfered with, infringed with, infringed upon, misappropriated or otherwise come into conflict with any rights of any third person which would adversely affect the Intellectual Property; and SPI has not received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that SPI must license or refrain from using the Intellectual Property). Except as set forth on Exhibit "U" (Article "7(BB)"), no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with the Intellectual Property. Except as set forth on Exhibit "U" (Article "7(BB)"), SPI has not agreed to indemnify any third party for or against any interference, infringement, misappropriation or other conflict with respect to the Intellectual Property.

            (v) SPI has not infringed, and is not now infringing, any trademark, trade name, service mark or copyright belonging to any other person and SPI has not received any charge, complaint, claim, demand or notice alleging any such infringement.

            (vi) Except as set forth on Exhibit "U" (Article "7(BB)"), SPI is not a party to any license, agreement or arrangement, whether as a licensor, licensee or otherwise, with respect to any trademark, trade name, service mark, copyright or Intellectual Property used by SPI.

            (vii) Except as expressly specified in Exhibit "U" (Article "7(BB)"), SPI's business may be conducted without a license from others for the use of any trade name, trademark, service mark or copyright.

            (viii) Except as set forth on Exhibit "Q" (Article "7(X)") which is annexed hereto and made a part hereof, there are no legal, administrative, arbitration, or other proceeding or governmental investigations adversely affecting the legality, validity, enforceability, use or ownership of the Intellectual Property or threats of any of the foregoing.

            (ix) Except as set forth on Exhibit "Q" (Article "7(X)"), neither SPI nor its officers or directors are subject to any order, writ, injunction, or decree of any Court, department, agency, or instrumentality, affecting the Intellectual Property.

            (x) Except as set forth on Exhibit "Q" (Article "7(X)"), SPI is not presently engaged in any legal action with respect to the Intellectual Property.

            CC. Inventory. A current, true and complete itemization of all items of SPI's inventory is annexed hereto and made a part hereof as Exhibit "V" (Article "7(CC)"). All items of SPI's inventory are in good condition and merchantable.

            DD. Absence of Changes. Except as indicated on Exhibit "H" (Article "7(K)"), subsequent to the Financial Statement Date and through the date of this Certificate, there has not been any material adverse change in, or any event or condition (financial or otherwise) affecting the business, properties, assets, liabilities, historical operations or prospects of SPI, and except as indicated on Exhibit "H" (Article "7(K)"), there are no liabilities or obligations of any nature, whether absolute, contingent or otherwise, whether due or to become due (including, without limitation, liabilities for taxes with respect to or measured by income of SPI for any period prior to, and/or subsequent to, the Financial Statement Date or arising out of any transaction of SPI prior to, and/or subsequent to, such date). Subsequent to the Financial Statement Date, there has not been any declaration, or setting aside, or payment of any dividend or other distribution with respect to SPI's securities, or any direct or indirect redemption, purchase, or other acquisition of any of SPI's securities. To SPI's knowledge, there has not been an assertion against SPI of any liability of any nature or in any amount not fully reflected or reserved against in the Financial Statements.

            EE. No Approvals. No approval of any governmental authority is required in connection with consummation of the transactions set forth in the Agreement.

Dated:

            , 2001

                                    SupplyPoint, Inc.


                                    By:_________________________________________
                                                            , Title

                                   Exhibit TT

                           CERTIFICATE OF PERFORMANCE
                                OF OBLIGATIONS OF
                                SUPPLYPOINT, INC.

            In accordance Section "(ii)" of Paragraph "A" of Article "20" of the Merger Agreement (the "Agreement") dated as of the 1st day of May, 2001, by and among Western Power & Equipment Corp., a Delaware corporation, WPEC Acquisition Corp., a Delaware corporation, and SupplyPoint, Inc., a Delaware corporation ("SPI"), SPI hereby hereby represents, warrants and covenants that SPI has performed all obligations and complied with all covenants required by the Agreement to be performed or complied with by it on or prior to the Effective Date.

                                          SUPPLYPOINT, INC.


                                          By: __________________________________
                                                            , Title

Dated: New York, New York
______, 2001

                                   Exhibit VV

                                SUPPLYPOINT, INC.
                                IRREVOCABLE PROXY

The undersigned, stockholders of American United Global, Inc., a Delaware Corporation (the "Company"), does hereby constitute and appoint Irwin L. Gross with full power of substitution to vote, in the undersigned's name, place and stead, in the same manner and to the same extent, were the undersigned present, as proxy all of the shares of the Company standing in the undersigned's name on the Company's books, at any scheduled vote of the stockholders of the Company held upon legally required written notice, or any and all adjournments thereof, for the sole purpose set forth below. This Proxy shall not be utilized to vote for or against any matter other than (A) the approval of the conversion of 2,235,000 shares of Series Preferred Stock of the Company, par value $.01 per share into Common Stock of the Company on a 10 for 1 basis, (B) the issuance of 600,000 shares of the Company's common stock to the Robert Rubin Family Stock Trust and (C) the approval of the Asset Purchase Agreement (collectively the "Transactions").

This Proxy shall only be utilized to vote in favor of the Transactions.

This Proxy shall be deemed to be issued in accordance with Paragraph "(c)" of
Section 218 of the Delaware General Corporation Law.

The undersigned hereby revokes all proxies by the undersigned previously given, with respect to the Transaction, for any meeting of the shareholders of the Company;

This Proxy shall be valid upon the date hereof and shall terminate if the Transaction does not close on or prior to the "Termination Date" which is defined in the Merger Agreement.

This Proxy shall be irrevocable, and the undersigned hereby expressly acknowledges that it shall have no power, whether alone or in conjunction with others, in whatever capacity, to alter, amend, revoke, or terminate this Proxy, or any of the terms of the this Proxy, in whole or in part.

In witness whereof the undersigned sets the undersigned's name as of the ___ day of May, 2001.

                                                American United Global, Inc.


                                                By:_____________________________
                                                Title:
                                                Shares Owned: 2,485,001

                                   Exhibit WW

                  CERTIFICATE OF REPRESENTATIONS AND WARRANTIES
                                       OF
                         WESTERN POWER & EQUIPMENT CORP.
                           AND WPEC ACQUISITION CORP.

      Pursuant to Section "(i)" of Paragraph "B" of Articles "19" of the Merger Agreement (the "Agreement") dated as of the 1st day of May, 2001, by and among Western Power & Equipment Corp., a Delaware corporation ("Western"), WPEC Acquisition Corp., a Delaware corporation ("Acquisition Corp."), and SupplyPoint, Inc., a Delaware corporation ("SPI"), Western and Acquisition Corp. hereby represent, warrant and covenant to SPI, that, as of the date hereof, all of the representations, warranties and covenants which are contained in the Agreement are true and accurate, including, but not limited to, those set forth below. Each of the capitalized terms which are used in this Certificate shall have the same meaning as is set forth in the Agreement.

      Western represents, warrants and covenants to SPI, as follows:

            A. Corporate Status.

                  (i)Western is a corporation duly organized, validly existing and in good standing pursuant to the laws of the State of Delaware, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into the Agreement and to consummate the transactions set forth in the Agreement.

                  (ii) Western shall provide a good standing certificate for Western issued by the Secretary of State of the State of Delaware complete and correct as of five (5) business days prior to the date of the Closing Date.

            B. Capitalization. Western's authorized capital stock consists of 20,000,000 shares of Western Common Stock, $.001 par value, of which 4,003,162 shares are issued and outstanding or reserved for issuance, all of which are, or will be validly issued, fully paid and nonassessable, and 10,000,000 shares of Western Preferred Stock, $.01 par value, of which none are outstanding; provided, however, that 600,000 shares of Common Stock (which are included in the 4,003,162 shares which are issued and outstanding or reserved for issuance) which are issuable to the Robert Rubin Family Stock Trust will not be issued because the issuance of such shares is subject to the approval of the stockholders as set forth in Paragraph "G" of Article "5" of the Agreement. There are currently issued and outstanding options to purchase 1,215,000 shares of Western Common Stock and $182,000 in convertible debt, which is convertible into common shares at $3.00 a share. Western is in the process of lowering the conversion price from $3.00 to $1.00. Except as set forth on Exhibit "A" (Article "8(B)"; references to the articles in the Agreement) which is attached hereto and made a part hereof, there are no agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of Western. Except as set forth on Exhibit "A" (Article "8(B)"), Western has not granted any registration rights with respect to any series of Western stock outstanding. The capitalization of Western, on a fully diluted basis, shall be as reflected on Exhibit "B" (Article "8(B)") which is attached hereto and made a part hereof. Upon issuance in accordance with the terms hereof, the Western Power Common Stock and Series B Preferred Stock will be validly issued, fully paid and non-assessable.

            C. Authority of Western. Western has the full corporate power and authority to execute, deliver, and perform the Agreement and all instruments and documents which are required to be executed and delivered by Western pursuant to the Agreement (the "Western Ancillary Documents") and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of the Agreement and the Western Ancillary Documents and the consummation of the transactions set forth in the Agreement and the Western Ancillary Documents. The Agreement and the Western Ancillary Documents and the consummation by Western of the transactions set forth in the Agreement and the Western Ancillary Documents have been duly and validly authorized, executed, and delivered by Western, and the Agreement and the Western Ancillary Documents are valid and binding upon Western and enforceable against Western in accordance with their terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity). A certified resolution of the Board of Directors of Western is annexed hereto and made a part hereof as Exhibit "C" (Article "8(C)").

            D. Compliance with the Law and Other Instruments. Except as otherwise provided in the Agreement and in the Exhibits annexed hereto, the business and operations of Western have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect Western or its properties, assets, businesses or prospects.

            E. Absence of Conflicts. The execution and delivery of the Agreement and the Ancillary Documents by Western, the transfer of the Western shares, and the consummation by Western of the transactions set forth in the Agreement: (i) do not and shall not conflict with or result in a breach of any provision of Western's articles of incorporation or bylaws, (ii) do not and shall not result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which Western is a party to or by which any of its assets are bound, (iii) do not and shall not cause Western to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of Western. Western has performed in all material respects all of its obligations which are, as of the date of the Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

            F. Section 203 of the DGCL Not Applicable. The Board of Directors of Western has taken all actions which are necessary pursuant to the DGCL, including approving the transactions which are contemplated by the Agreement and each of the Ancillary Documents to which it is a party, to ensure that Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203 of the DGCL) does not, and will not, apply to the transactions contemplated hereunder and thereunder. Western has no prior knowledge that any other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is applicable to: (i) Western (ii) the Merger (iii) disagreement between the parties (iv) the other transactions contemplated by the Agreement or (v) the other Ancillary Documents to which it is a party.

            G. Litigation. Except as set forth on Exhibit "D" (Article "8(G)") which is annexed hereto and made a part hereof, there are no legal, administrative, arbitration, or other proceeding or governmental investigations adversely affecting Western or its properties, assets or businesses, or with respect to any matter arising out of the conduct of Western's business pending or to its knowledge threatened, by or against, any officer or director of Western in connection with its affairs, whether or not covered by insurance. Neither Western nor its officers or directors are subject to any order, writ, injunction, or decree of any Court, department, agency, or instrumentality, affecting Western except as set forth on said Exhibit "D" (Article "8(G)"). Except as set forth on Exhibit "D" (Article "8(G)"), Western is not presently engaged in any legal action.

            H. No Approvals. No approval of any governmental authority is required in connection with the consummation of the transactions set forth in the Agreement.

            I. SEC Filings. Except as set forth on Exhibit "A" (Article "8(B)"), to Western's knowledge, Western has filed all forms, reports and documents required to be filed by Western with the SEC since January 1, 1996 (collectively, the "SEC Reports"). Except as set forth on Exhibit "A" (Article "8(B)"), the SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the '33 Act and the '34 Act, as the case may be, and (ii) did not, to Western's knowledge, at the time they were filed (or if amended or superseded by a filing prior to the date of the Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a fact required to be stated in such SEC Reports or necessary in order to make the statements in such SEC Reports, in the light of the circumstances under which they were made, not materially misleading. None of Western's Subsidiaries are required to file any forms, reports or other documents with the SEC.

            J. Nasdaq Quotation. Western's Common Stock is currently quoted on the Nasdaq Small Cap Market and there are no current inquiries from Nasdaq with respect to Western except as set forth in a letter, dated March 27, 2001 from Nasdaq, a copy of which are annexed hereto and made a part hereof as Exhibit "E" (Article "8(J)").

            K. Environmental Compliance. (i) Western is in compliance with all applicable environmental laws (the "Environmental Laws"). Western is presently authorized, if required, to generate, transport through third parties, store, use, treat, dispose of, release, and conduct other handling of, as required, those hazardous substances used in Western's business, which consist of, hazardous waste, hazardous material, hazardous constituents, toxic substances, pollutants, contaminants, asbestos, radon, polychlorinated biphenyls, petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas and other material defined, regulated, controlled or subject to any remediation requirement under any Environmental Law (collectively the "Hazardous Materials").

                  (ii) Western possesses all licenses, permits, registrations, and government authorizations necessary under the Environmental Laws to operate Western's business and is in compliance with such licenses or permits.

                  (iii) Western has not received any written notice from any governmental agency or entity or any other person and, to Western's knowledge there is no pending or threatened claim, litigation or any administrative agency proceeding which: (a) alleges a violation of any Environmental Law(s) by Western, (b) alleges that Western is a liable party or potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, et seq., or any state law, (c) would result in the attachment of an environmental lien on any of Western's real property ("Real Property"), or (d) alleges that Western is liable for any contamination of the environment, contamination of Real Property, damage to natural resources, property damage, or personal injury based on its activities involving Hazardous Materials, whether arising under the Environmental Laws, common law principals or other legal standards.

                  (iv) Western has no Environmental Liability for releases or disposal of Hazardous Material at the Real Property or at any property to which the Western transported or arranged for the transportation of Hazardous Materials.

            L. OSHA Compliance. (i) Western is in compliance with all applicable federal, state and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and other governmental requirements relating to occupational health and safety, including but not limited to the Occupational Safety and Health Act of 1970, as amended, and the rules and regulations promulgated thereunder (the "OSHA Laws").

                  (ii) Western possesses all license, permits, registrations, and government authorizations necessary to operate in compliance with all applicable OSHA Laws and is in compliance with such licenses and permits.

                  (iii) To Western's knowledge, there is no pending or threatened notice, claim, litigation or any administrative agency proceeding that alleges a violation of any OSHA Law(s) by Western or, with respect to the Western Shares or Western's business.

            M. Books and Records. The books of account and other financial records of Western since December 31, 1992, all of which have been or will be made available to SPI, are complete and correct and reflect actual, bona fide transactions and have been maintained in accordance with sound business practices and the standards of Section 13(b)(2) of the '34 Act.

            N. Minute Book. The minute book of Western since March 9, 1995, has been or will be made available to SPI and (i) contains accurate and complete records of all Board of Director meetings held since March 9, 1995, and (ii) reflect all corporate action taken as a result of such board meetings since March 9, 1995.

            O. Tax Returns and Audits. Western has timely filed all required federal, state, city and local tax returns for income, franchise, social security, withholding, sales, excise, unemployment insurance, real estate and other taxes, and has paid or made adequate provision for the payment of all such taxes shown to be due on said returns. Western has timely filed the required tax returns for all years through the fiscal year ended July 31, 2000. The amounts reserved by Western for taxes on Western's last quarterly report on Form 10Q for the three months ended January 31, 2001 which has been filed with the SEC (the "Form 10Q") are sufficient for the payment of all accrued and unpaid federal, state, city and local taxes of Western for the periods reported. Except as shown on the Form 10Q, Western has not been advised or notified that it is subject to any other taxes, tax deficiencies, assessments or penalties. Western's federal income tax returns have been audited by the Internal Revenue Service for the years indicated on Exhibit "F" (Article "8(O)"), which is annexed hereto and made a part hereof. Western's state income and/or franchise tax returns have been audited by the state(s) and for the years indicated on Exhibit "F" (Article "8(O)"). No Notice of Audit or Notice of Intent to Audit has been received from any tax authority for any other period. All tax returns filed by Western are true, correct and complete in all material respects.

            P. Employee Benefit Plans. Except as set forth in Exhibit "A" (Article "8(B)"), Western has complied with all applicable federal and state laws, including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), relating to the employment of labor, including provisions relating to wages, hours, collective bargaining, and payment of social security taxes, and is not liable for any arrears of wages, or any taxes or penalties, or for failure to comply with any of the foregoing.

            Q. Absence of Changes. Except as indicated on Exhibit "A" (Article "8(B)"), subsequent to Western's last quarterly report on the Form 10Q and through the date of this Certificate, there has not been any material adverse change in, or any event or condition (financial or otherwise) affecting the business, properties, assets, liabilities, historical operations or prospects of Western, there are no liabilities or obligations of any nature, whether absolute, contingent or otherwise, whether due or to become due (including, without limitation, liabilities for taxes with respect to or measured by income of Western for any period prior to, and/or subsequent to, the Form 10Q or arising out of any transaction of Western prior to, and/or subsequent to, such date). Subsequent to the Form 10Q, there has not been any declaration, or setting aside, or payment of any dividend or other distribution with respect to Western's securities, or any direct or indirect redemption, purchase, or other acquisition of any of Western's securities. To Western's knowledge, there has not been an assertion against Western of any liability of any nature or in any amount not fully reflected or reserved against in the Form 10Q.

            R. Broker. Western has not had any dealing with respect to this transaction with any business broker, firm or salesman, or any other person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions set forth in the Agreement. Western represents that it has not dealt with any person, firm or corporation and agrees to indemnify and hold harmless SPI from and against any and all claims for brokerage commissions by any person, firm or corporation on the basis of any act or statement alleged to have been made by Western or its affiliates or agents.

            S. Complete Disclosure. No representation or warranty of Western which is contained in the Agreement, or in a writing furnished or to be furnished pursuant to the Agreement, to Western's knowledge contains or shall contain any untrue statement of a material fact, omits or shall omit to state any fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not materially misleading. There is no fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of Western which would materially adversely affect same which has not been disclosed to SPI in the Agreement.

            T. No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that SPI knew or had reason to know that any covenant, representation or warranty in the Agreement furnished or to be furnished to SPI contained untrue statements.

      Acquisition Corp. represents, warrants and covenants to SPI, as follows:

            A. Corporate Status. Acquisition Corp. is a corporation duly organized, validly existing and in good standing pursuant to the laws of the State of Delaware, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into the Agreement and to consummate the transactions set forth in the Agreement. Acquisition Corp. is a newly formed, wholly-owned subsidiary of Western and has no assets or liabilities of any kind.

            B. Capitalization. Acquisition Corp.'s authorized capital stock consists of 1,000 shares of Acquisition Corp. Common Stock, $.001 par value, of which 100 shares are issued and outstanding or reserved for issuance, all of which are, or will be, validly issued, fully paid and non-assessable. There are no agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of Acquisition Corp.

            C. Authority of Acquisition Corp. Acquisition Corp. has the full corporate power and authority to execute, deliver, and perform the Agreement and all instruments and documents which are required to be executed and delivered by Acquisition Corp. pursuant to the Agreement (the "Acquisition Corp. Ancillary Documents"; the SPI Ancillary Documents, the Western Ancillary Documents and the Acquisition Corp. Ancillary Documents, collectively the "Ancillary Documents") and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of the Agreement and the Acquisition Corp. Ancillary Documents and the consummation of the transactions contemplated by the Agreement and the Acquisition Corp. Ancillary Documents. The Agreement and the Acquisition Corp. Ancillary Documents and the consummation by Acquisition Corp. of the transactions set forth in the Agreement and Acquisition Corp. The Acquisition Corp. Ancillary Documents have been duly and validly authorized, executed, and delivered by Acquisition Corp., and each constitutes a valid and binding agreement of Acquisition Corp. enforceable against Acquisition Corp. in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity). A certified resolution of the Board of Directors of Acquisition Corp. is annexed hereto and made a part hereof as Exhibit "G" (Article "9(C)").

            D. Compliance with the Law and Other Instruments. Except as otherwise provided in the Agreement and in the Exhibits annexed hereto, Acquisition Corp. is in all material respects in compliance with all applicable laws, rules and regulations of all authorities which affect Acquisition Corp. or its properties, assets, businesses or prospects.

            E. Absence of Conflicts. The execution and delivery of the Agreement and the Ancillary Documents by Acquisition Corp., the transfer of the Acquisition Corp. shares, and the consummation by Acquisition Corp. of the transactions set forth in the Agreement: (i) do not and shall not conflict with or result in a breach of any provision of Acquisition Corp.'s articles of incorporation or bylaws, (ii) do not and shall not result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which Acquisition Corp. is a party to or by which any of its assets are bound, (iii) do not and shall not cause Acquisition Corp. to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of Acquisition Corp. Acquisition Corp. has performed in all material respects all of its obligations which are, as of the date of the Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

            F. Section 203 of the DGCL Not Applicable. The Board of Directors of Acquisition Corp. has taken all actions which are necessary pursuant to the DGCL, including approving the transactions which are contemplated by the Agreement and each of the Ancillary Documents to which it is a party, to ensure that Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203 of the DGCL) does not, and will not, apply to the transactions contemplated hereunder and thereunder. Acquisition Corp. has no prior knowledge that any other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is applicable to: (i) Acquisition Corp. (ii) the Merger (iii) disagreement between the parties (iv) the other transactions contemplated by the Agreement or (v) the other Ancillary Documents to which it is a party.

            G. Litigation. There are no legal, administrative, arbitration, or other proceeding or governmental investigations adversely affecting Acquisition Corp. or its properties, assets or businesses, or with respect to any matter arising out of the conduct of the Acquisition Corp.'s business pending or to its knowledge threatened, by or against, any officer or director of Acquisition Corp. in connection with its affairs, whether or not covered by insurance. Neither Acquisition Corp. nor its officers or directors are subject to any order, writ, injunction, or decree of any Court, department, agency, or instrumentality, affecting Acquisition Corp. Acquisition Corp. is not presently engaged in any legal action.

            H. No Approvals. No approval of any governmental authority is required in connection with the consummation of the transactions set forth in the Agreement.

            I. Broker. Acquisition Corp. has not had any dealing with respect to this transaction with any business broker, firm or salesman, or any other person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions provided for in the Agreement. Acquisition Corp. represents that it has not dealt with any person, firm or corporation and agree to indemnify and hold harmless SPI from and against any and all claims for brokerage commissions by any other person, firm or corporation on the basis of any act or statement alleged to have been made by Acquisition Corp. or its affiliates or agents.

            J. No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that SPI knew or had reason to know that any covenant, representation or warranty in the Agreement or furnished or to be furnished to SPI contained untrue statements.

            K. Complete Disclosure. No representation or warranty of Acquisition Corp. which is contained in the Agreement, or in a writing furnished or to be furnished pursuant to the Agreement, to Acquisition Corp.'s knowledge contains or shall contain any untrue statement of a material fact, omits or shall omit to state any fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of Acquisition Corp. which would materially adversely affect same which has not been disclosed to SPI in the Agreement.

Dated:
      May   , 2001

                                    Western Power & Equipment Corp.

                                    By:___________________________
                                                            , Title


                                    WPEC Acquisition Corp.

                                    By:___________________________
                                                            , Title

                                   Exhibit WW

                           CERTIFICATE OF PERFORMANCE
                                OF OBLIGATIONS OF
                         WESTERN POWER & EQUIPMENT CORP.
                                       AND
                             WPEC ACQUISITION CORP.

      In accordance with Section "(ii)" of Paragraph "B" of Articles "19" of the Merger Agreement (the "Agreement") dated as of the 1st day of May, 2001, by and among Western Power & Equipment Corp., a Delaware corporation ("Western"), WPEC Acquisition Corp., a Delaware corporation ("Acquisition Corp."), and SupplyPoint, Inc., a Delaware corporation, Western and Acquisition Corp. hereby represent, warrant and covenant that Western and Acquisition Corp. have performed all obligations and complied with all covenants required by the Agreement to be performed or complied with by each of them on or prior to the Closing Date.

                                    WESTERN POWER & EQUIPMENT CORP.

                                    By: _____________________________
                                               President


                                    WPEC ACQUISITION CORP.


                                    By: _____________________________
                                               President

Dated: New York, New York
May   , 2001

                                   Exhibit XX

                  CERTIFICATE OF REPRESENTATIONS AND WARRANTIES
                                       OF
                         WESTERN POWER & EQUIPMENT CORP.
                           AND WPEC ACQUISITION CORP.

      Pursuant to Section "(i)" of Paragraph "B" of Article "20" of the Merger Agreement (the "Agreement") dated as of the 1st day of May, 2001, by and among Western Power & Equipment Corp., a Delaware corporation ("Western"), WPEC Acquisition Corp., a Delaware corporation ("Acquisition Corp."), and SupplyPoint, Inc., a Delaware corporation ("SPI"), Western and Acquisition Corp. hereby represent, warrant and covenant to SPI, that, as of the date hereof, all of the representations, warranties and covenants which are contained in the Agreement are true and accurate, including, but not limited to, those set forth below. Each of the capitalized terms which are used in this Certificate shall have the same meaning as is set forth in the Agreement.

      Western represents, warrants and covenants to SPI, as follows:

            A. Corporate Status.

                  (i)Western is a corporation duly organized, validly existing and in good standing pursuant to the laws of the State of Delaware, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into the Agreement and to consummate the transactions set forth in the Agreement.

                  (ii) Western shall provide a good standing certificate for Western issued by the Secretary of State of the State of Delaware complete and correct as of five (5) business days prior to the date of the Effective Date.

            B. Capitalization. Western's authorized capital stock consists of 20,000,000 shares of Western Common Stock, $.001 par value, of which 4,003,162 shares are issued and outstanding or reserved for issuance, all of which are, or will be validly issued, fully paid and nonassessable, and 10,000,000 shares of Western Preferred Stock, $.01 par value, of which none are outstanding; provided, however, that 600,000 shares of Common Stock (which are included in the 4,003,162 shares which are issued and outstanding or reserved for issuance) which are issuable to the Robert Rubin Family Stock Trust will not be issued because the issuance of such shares is subject to the approval of the stockholders as set forth in Paragraph "G" of Article "5" of the Agreement. There are currently issued and outstanding options to purchase 1,215,000 shares of Western Common Stock and $182,000 in convertible debt, which is convertible into common shares at $3.00 a share. Western is in the process of lowering the conversion price from $3.00 to $1.00. Except as set forth on Exhibit "A" (Article "8(B)"; references to the articles in the Agreement) which is attached hereto and made a part hereof, there are no agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of Western. Except as set forth on Exhibit "A" (Article "8(B)"), Western has not granted any registration rights with respect to any series of Western stock outstanding. The capitalization of Western, on a fully diluted basis, shall be as reflected on Exhibit "B" (Article "8(B)") which is attached hereto and made a part hereof. Upon issuance in accordance with the terms hereof, the Western Power Common Stock and Series B Preferred Stock will be validly issued, fully paid and non-assessable.

            C. Authority of Western. Western has the full corporate power and authority to execute, deliver, and perform the Agreement and all instruments and documents which are required to be executed and delivered by Western pursuant to the Agreement (the "Western Ancillary Documents") and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of the Agreement and the Western Ancillary Documents and the consummation of the transactions set forth in the Agreement and the Western Ancillary Documents. The Agreement and the Western Ancillary Documents and the consummation by Western of the transactions set forth in the Agreement and the Western Ancillary Documents have been duly and validly authorized, executed, and delivered by Western, and the Agreement and the Western Ancillary Documents are valid and binding upon Western and enforceable against Western in accordance with their terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity). A certified resolution of the Board of Directors of Western is annexed hereto and made a part hereof as Exhibit "C" (Article "8(C)").

            D. Compliance with the Law and Other Instruments. Except as otherwise provided in the Agreement and in the Exhibits annexed hereto, the business and operations of Western have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect Western or its properties, assets, businesses or prospects.

            E. Absence of Conflicts. The execution and delivery of the Agreement and the Ancillary Documents by Western, the transfer of the Western shares, and the consummation by Western of the transactions set forth in the Agreement: (i) do not and shall not conflict with or result in a breach of any provision of Western 's articles of incorporation or bylaws, (ii) do not and shall not result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which Western is a party to or by which any of its assets are bound, (iii) do not and shall not cause Western to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of Western. Western has performed in all material respects all of its obligations which are, as of the date of the Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

            F. Section 203 of the DGCL Not Applicable. The Board of Directors of Western has taken all actions which are necessary pursuant to the DGCL, including approving the transactions which are contemplated by the Agreement and each of the Ancillary Documents to which it is a party, to ensure that Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203 of the DGCL) does not, and will not, apply to the transactions contemplated hereunder and thereunder. Western has no prior knowledge that any other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is applicable to: (i) Western (ii) the Merger (iii) disagreement between the parties (iv) the other transactions contemplated by the Agreement or (v) the other Ancillary Documents to which it is a party.

            G. Litigation. Except as set forth on Exhibit "D" (Article "8(G)") which is annexed hereto and made a part hereof, there are no legal, administrative, arbitration, or other proceeding or governmental investigations adversely affecting Western or its properties, assets or businesses, or with respect to any matter arising out of the conduct of Western's business pending or to its knowledge threatened, by or against, any officer or director of Western in connection with its affairs, whether or not covered by insurance. Neither Western nor its officers or directors are subject to any order, writ, injunction, or decree of any Court, department, agency, or instrumentality, affecting Western except as set forth on said Exhibit "D" (Article "8(G)"). Except as set forth on Exhibit "D" (Article "8(G)"), Western is not presently engaged in any legal action.

            H. No Approvals. No approval of any governmental authority is required in connection with the consummation of the transactions set forth in the Agreement.

            I. SEC Filings. Except as set forth on Exhibit "A" (Article "8(B)"), to Western's knowledge, Western has filed all forms, reports and documents required to be filed by Western with the SEC since January 1, 1996 (collectively, the "SEC Reports"). Except as set forth on Exhibit "A" (Article "8(B)"), the SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the `33 Act and the '34 Act, as the case may be, and (ii) did not, to Western's knowledge, at the time they were filed (or if amended or superseded by a filing prior to the date of the Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a fact required to be stated in such SEC Reports or necessary in order to make the statements in such SEC Reports, in the light of the circumstances under which they were made, not materially misleading. None of Western's Subsidiaries are required to file any forms, reports or other documents with the SEC.

            J. Nasdaq Quotation. Western's Common Stock is currently quoted on the Nasdaq Small Cap Market and there are no current inquiries from Nasdaq with respect to Western except as set forth in a letter, dated March 27, 2001 from Nasdaq, a copy of which are annexed hereto and made a part hereof as Exhibit "E" (Article "8(J)").

            K. Environmental Compliance. (i) Western is in compliance with all applicable environmental laws (the "Environmental Laws"). Western is presently authorized, if required, to generate, transport through third parties, store, use, treat, dispose of, release, and conduct other handling of, as required, those hazardous substances used in Western 's business, which consist of, hazardous waste, hazardous material, hazardous constituents, toxic substances, pollutants, contaminants, asbestos, radon, polychlorinated biphenyls, petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas and other material defined, regulated, controlled or subject to any remediation requirement under any Environmental Law (collectively the "Hazardous Materials").

                  (ii) Western possesses all licenses, permits, registrations, and government authorizations necessary under the Environmental Laws to operate Western 's business and is in compliance with such licenses or permits.

                  (iii) Western has not received any written notice from any governmental agency or entity or any other person and, to Western's knowledge there is no pending or threatened claim, litigation or any administrative agency proceeding which: (a) alleges a violation of any Environmental Law(s) by Western, (b) alleges that Western is a liable party or potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, et seq., or any state law, (c) would result in the attachment of an environmental lien on any of Western's real property ("Real Property"), or (d) alleges that Western is liable for any contamination of the environment, contamination of Real Property, damage to natural resources, property damage, or personal injury based on its activities involving Hazardous Materials, whether arising under the Environmental Laws, common law principals or other legal standards.

                  (iv) Western has no Environmental Liability for releases or disposal of Hazardous Material at the Real Property or at any property to which the Western transported or arranged for the transportation of Hazardous Materials.

            L. OSHA Compliance. (i) Western is in compliance with all applicable federal, state and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and other governmental requirements relating to occupational health and safety, including but not limited to the Occupational Safety and Health Act of 1970, as amended, and the rules and regulations promulgated thereunder (the "OSHA Laws").

                  (ii) Western possesses all license, permits, registrations, and government authorizations necessary to operate in compliance with all applicable OSHA Laws and is in compliance with such licenses and permits.

                  (iii) To Western's knowledge, there is no pending or threatened notice, claim, litigation or any administrative agency proceeding that alleges a violation of any OSHA Law(s) by Western or, with respect to the Western Shares or Western's business.

            M. Books and Records. The books of account and other financial records of Western since December 31, 1992, all of which have been or will be made available to SPI, are complete and correct and reflect actual, bona fide transactions and have been maintained in accordance with sound business practices and the standards of Section 13(b)(2) of the '34 Act.

            N. Minute Book. The minute book of Western since March 9, 1995, has been or will be made available to SPI and (i) contains accurate and complete records of all Board of Director meetings held since March 9, 1995, and (ii) reflect all corporate action taken as a result of such board meetings since March 9, 1995.

            O. Tax Returns and Audits. Western has timely filed all required federal, state, city and local tax returns for income, franchise, social security, withholding, sales, excise, unemployment insurance, real estate and other taxes, and has paid or made adequate provision for the payment of all such taxes shown to be due on said returns. Western has timely filed the required tax returns for all years through the fiscal year ended July 31, 2000. The amounts reserved by Western for taxes on Western's last quarterly report on Form 10Q for the three months ended January 31, 2001 which has been filed with the SEC (the "Form 10Q") are sufficient for the payment of all accrued and unpaid federal, state, city and local taxes of Western for the periods reported. Except as shown on the Form 10Q, Western has not been advised or notified that it is subject to any other taxes, tax deficiencies, assessments or penalties. Western's federal income tax returns have been audited by the Internal Revenue Service for the years indicated on Exhibit "F" (Article "8(O)"), which is annexed hereto and made a part hereof. Western's state income and/or franchise tax returns have been audited by the state(s) and for the years indicated on Exhibit "F" (Article "8(O)"). No Notice of Audit or Notice of Intent to Audit has been received from any tax authority for any other period. All tax returns filed by Western are true, correct and complete in all material respects.

            P. Employee Benefit Plans. Except as set forth in Exhibit "A" (Article "8(B)"), Western has complied with all applicable federal and state laws, including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), relating to the employment of labor, including provisions relating to wages, hours, collective bargaining, and payment of social security taxes, and is not liable for any arrears of wages, or any taxes or penalties, or for failure to comply with any of the foregoing.

            Q. Absence of Changes. Except as indicated on Exhibit "A" (Article "8(B)"), subsequent to Western's last quarterly report on the Form 10Q and through the date of this Certificate, there has not been any material adverse change in, or any event or condition (financial or otherwise) affecting the business, properties, assets, liabilities, historical operations or prospects of Western, there are no liabilities or obligations of any nature, whether absolute, contingent or otherwise, whether due or to become due (including, without limitation, liabilities for taxes with respect to or measured by income of Western for any period prior to, and/or subsequent to, the Form 10Q or arising out of any transaction of Western prior to, and/or subsequent to, such date). Subsequent to the Form 10Q, there has not been any declaration, or setting aside, or payment of any dividend or other distribution with respect to Western's securities, or any direct or indirect redemption, purchase, or other acquisition of any of Western's securities. To Western's knowledge, there has not been an assertion against Western of any liability of any nature or in any amount not fully reflected or reserved against in the Form 10Q.

            R. Broker. Western has not had any dealing with respect to this transaction with any business broker, firm or salesman, or any other person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions set forth in the Agreement. Western represents that it has not dealt with any person, firm or corporation and agrees to indemnify and hold harmless SPI from and against any and all claims for brokerage commissions by any person, firm or corporation on the basis of any act or statement alleged to have been made by Western or its affiliates or agents.

            S. Complete Disclosure. No representation or warranty of Western which is contained in the Agreement, or in a writing furnished or to be furnished pursuant to the Agreement, to Western's knowledge contains or shall contain any untrue statement of a material fact, omits or shall omit to state any fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not materially misleading. There is no fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of Western which would materially adversely affect same which has not been disclosed to SPI in the Agreement.

            T. No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that SPI knew or had reason to know that any covenant, representation or warranty in the Agreement furnished or to be furnished to SPI contained untrue statements.

      Acquisition Corp. represents, warrants and covenants to SPI, as follows:

            A. Corporate Status. Acquisition Corp. is a corporation duly organized, validly existing and in good standing pursuant to the laws of the State of Delaware, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into the Agreement and to consummate the transactions set forth in the Agreement. Acquisition Corp. is a newly formed, wholly-owned subsidiary of Western and has no assets or liabilities of any kind.

            B. Capitalization. Acquisition Corp.'s authorized capital stock consists of 1,000 shares of Acquisition Corp. Common Stock, $.001 par value, of which 100 shares are issued and outstanding or reserved for issuance, all of which are, or will be, validly issued, fully paid and non-assessable. There are no agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of Acquisition Corp.

            C. Authority of Acquisition Corp. Acquisition Corp. has the full corporate power and authority to execute, deliver, and perform the Agreement and all instruments and documents which are required to be executed and delivered by Acquisition Corp. pursuant to the Agreement (the "Acquisition Corp. Ancillary Documents"; the SPI Ancillary Documents, the Western Ancillary Documents and the Acquisition Corp. Ancillary Documents, collectively the "Ancillary Documents") and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of the Agreement and the Acquisition Corp. Ancillary Documents and the consummation of the transactions contemplated by the Agreement and the Acquisition Corp. Ancillary Documents. The Agreement and the Acquisition Corp. Ancillary Documents and the consummation by Acquisition Corp. of the transactions set forth in the Agreement and Acquisition Corp. The Acquisition Corp. Ancillary Documents have been duly and validly authorized, executed, and delivered by Acquisition Corp., and each constitutes a valid and binding agreement of Acquisition Corp. enforceable against Acquisition Corp. in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity). A certified resolution of the Board of Directors of Acquisition Corp. is annexed hereto and made a part hereof as Exhibit "G" (Article "9(C)").

            D. Compliance with the Law and Other Instruments. Except as otherwise provided in the Agreement and in the Exhibits annexed hereto, Acquisition Corp. is in all material respects in compliance with all applicable laws, rules and regulations of all authorities which affect Acquisition Corp. or its properties, assets, businesses or prospects.

            E. Absence of Conflicts. The execution and delivery of the Agreement and the Ancillary Documents by Acquisition Corp., the transfer of the Acquisition Corp. shares, and the consummation by Acquisition Corp. of the transactions set forth in the Agreement: (i) do not and shall not conflict with or result in a breach of any provision of Acquisition Corp.'s articles of incorporation or bylaws, (ii) do not and shall not result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which Acquisition Corp. is a party to or by which any of its assets are bound, (iii) do not and shall not cause Acquisition Corp. to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of Acquisition Corp. Acquisition Corp. has performed in all material respects all of its obligations which are, as of the date of the Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

            F. Section 203 of the DGCL Not Applicable. The Board of Directors of Acquisition Corp. has taken all actions which are necessary pursuant to the DGCL, including approving the transactions which are contemplated by the Agreement and each of the Ancillary Documents to which it is a party, to ensure that Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203 of the DGCL) does not, and will not, apply to the transactions contemplated hereunder and thereunder. Acquisition Corp. has no prior knowledge that any other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is applicable to: (i) Acquisition Corp. (ii) the Merger (iii) disagreement between the parties (iv) the other transactions contemplated by the Agreement or (v) the other Ancillary Documents to which it is a party.

            G. Litigation. There are no legal, administrative, arbitration, or other proceeding or governmental investigations adversely affecting Acquisition Corp. or its properties, assets or businesses, or with respect to any matter arising out of the conduct of the Acquisition Corp.'s business pending or to its knowledge threatened, by or against, any officer or director of Acquisition Corp. in connection with its affairs, whether or not covered by insurance. Neither Acquisition Corp. nor its officers or directors are subject to any order, writ, injunction, or decree of any Court, department, agency, or instrumentality, affecting Acquisition Corp. Acquisition Corp. is not presently engaged in any legal action.

            H. No Approvals. No approval of any governmental authority is required in connection with the consummation of the transactions set forth in the Agreement.

            I. Broker. Acquisition Corp. has not had any dealing with respect to this transaction with any business broker, firm or salesman, or any other person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions provided for in the Agreement. Acquisition Corp. represents that it has not dealt with any person, firm or corporation and agree to indemnify and hold harmless SPI from and against any and all claims for brokerage commissions by any other person, firm or corporation on the basis of any act or statement alleged to have been made by Acquisition Corp. or its affiliates or agents.

            J. No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that SPI knew or had reason to know that any covenant, representation or warranty in the Agreement or furnished or to be furnished to SPI contained untrue statements.

            K. Complete Disclosure. No representation or warranty of Acquisition Corp. which is contained in the Agreement, or in a writing furnished or to be furnished pursuant to the Agreement, to Acquisition Corp.'s knowledge contains or shall contain any untrue statement of a material fact, omits or shall omit to state any fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of Acquisition Corp. which would materially adversely affect same which has not been disclosed to SPI in the Agreement.

Dated:
      May   , 2001

                                    Western Power & Equipment Corp.

                                    By:___________________________
                                                            , Title


                                    WPEC Acquisition Corp.

                                    By:___________________________
                                                            , Title

                                   Exhibit XX

                           CERTIFICATE OF PERFORMANCE
                                OF OBLIGATIONS OF
                         WESTERN POWER & EQUIPMENT CORP.
                                       AND
                             WPEC ACQUISITION CORP.

      In accordance with Section "(ii)" of Paragraph "B" of Articles "20" of the Merger Agreement (the "Agreement") dated as of the 1st day of May, 2001, by and among Western Power & Equipment Corp., a Delaware corporation ("Western"), WPEC Acquisition Corp., a Delaware corporation ("Acquisition Corp."), and SupplyPoint, Inc., a Delaware corporation, Western and Acquisition Corp. hereby represent, warrant and covenant that Western and Acquisition Corp. have performed all obligations and complied with all covenants required by the Agreement to be performed or complied with by each of them on or prior to the Effective Date.

                                    WESTERN POWER & EQUIPMENT CORP.

                                    By: _____________________________
                                                 President


                                    WPEC ACQUISITION CORP.

                                    By: _____________________________
                                                 President

Dated: New York, New York
______, 2001

                                   Exhibit YY

                         WESTERN POWER & EQUIPMENT CORP.
                                IRREVOCABLE PROXY

The undersigned, stockholders of Western Power & Equipment Corp., a Delaware Corporation (the "Company"), does hereby constitute and appoint Robert Rubin with full power of substitution to vote, in the undersigned's name, place and stead, in the same manner and to the same extent, were the undersigned present, as proxy all of the shares of the Company standing in the undersigned's name on the Company's books, at any scheduled vote of the stockholders of the Company held upon legally required written notice, or any and all adjournments thereof, for the sole purpose set forth below.

This Proxy shall not be utilized to vote for or against any matter other than
(A) the approval of the conversion of 2,235,000 shares of Series Preferred Stock of the Company, par value $.01 per share into Common Stock of the Company on a 10 for 1 basis, (B) the issuance of 600,000 shares of the Company's common stock to the Robert Rubin Family Stock Trust and (C) the approval of the Asset Purchase Agreement (collectively the "Transactions").

This Proxy shall only be utilized to vote in favor of the Transactions.

This Proxy shall be deemed to be issued in accordance with Paragraph "(c)" of
Section 218 of the Delaware General Corporation Law.

The undersigned hereby revokes all proxies by the undersigned previously given, with respect to the Transaction, for any meeting of the shareholders of the Company;

This Proxy shall be valid upon the date hereof and shall terminate if the Transaction does not close on or prior to the "Termination Date" which is defined in the Merger Agreement.

This Proxy shall be irrevocable, and the undersigned hereby expressly acknowledges that it shall have no power, whether alone or in conjunction with others, in whatever capacity, to alter, amend, revoke, or terminate this Proxy, or any of the terms of the this Proxy, in whole or in part.

In witness whereof the undersigned sets the undersigned's name as of the ___ day of May, 2001.

                                                Ocean Castle Partners, LLC

                                                By:_____________________
                                                Title:
                                                Shares Owned: 325,000


                                                Old Oak Fund, Inc.

                                                By:_____________________
                                                Title:
                                                Shares Owned: 162,500


                                                Allied International Fund Inc.

                                                By:_____________________
                                                Title:
                                                Shares Owned: 162,500

_______________________
Witness:

                                   Exhibit ZZ

                            STOCKHOLDER QUESTIONNAIRE

      The information requested herein is being solicited in connection with the Merger Agreement by and among Western Power & Equipment Corporation, Western Power Acquisition Corp., a wholly owned subsidiary of Western Power & Equipment Corporation, and SupplyPoint, Inc. The purpose of this Stockholder Questionnaire (the "Questionnaire") is to determine whether you are an "accredited investor", as defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

      If you are acting as agent for a corporation, partnership, trust, or any other entity, any reference to the term "you" shall mean such corporation, partnership, trust or other entity.

      Except as set forth herein, or except in connection with applicable securities and other laws, your answers to this questionnaire will, at all times, be kept strictly confidential.

      Please complete this questionnaire as fully as possible, and sign, date and deliver one copy thereof to the Company, c/o Mintz & Fraade, P.C., 488 Madison Avenue, Suite 1100, New York, New York 10022.

      PLEASE PRINT OR TYPE. IF THE ANSWER TO ANY QUESTION IS "NONE" OR "NOT APPLICABLE," PLEASE SO STATE.

I. Please provide the following information if you are an individual (if you are a corporation, partnership, trust, or any other entity, please complete part II on page 3). In addition please provide the same information for any joint tenant or tenant-in-common:

      Name(s)___________________________________________________________________

      Date(s) of Birth__________________________________________________________

      Marital Status(es) _______________________________________________________

      Permanent Home Address(es) _______________________________________________

________________________________________________________________________________

________________________________________________________________________________

Home Telephone Number(s) (____)___________________(____)________________________

Social Security No.(s) _________________________________________________________

Citizenship(s) _________________________________________________________________

Names of Employer(s) ___________________________________________________________

Nature of Business(es) _________________________________________________________

Position(s)
________________________________________________________________________________

Business Address(es) ___________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Business Telephone Number(s) ___________________________________________________

Please describe your employment positions or occupations during the last five years (listing the inclusive dates of each) indicating any and all vocationally related experience in financial and business matters:

Employment, Position                    Nature of
or Occupation                           Duties                  From      To

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Are you acting for your own account? Yes |_| No |_|

If you are not acting for your own account, please complete the following:

      (i) Capacity in which you are acting (Agent, Trustee or Otherwise):

      __________________________________________________________________________

      (ii) Name, address and telephone number of persons you represent:

      __________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

        (iii) Please attach evidence of authority.

II. Please complete the following if you are investing as a corporation, partnership, trust or other entity.

Name of Corporation, Partnership, Trust or Entity ______________________________

________________________________________________________________________________

Employer Identification No. ____________________________________________________

Business Activities_____________________________________________________________

State and Year of Organization _________________________________________________

Calendar Year __________________________________________________________________

Business Address _______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Business Telephone Number ______________________________________________________

Authorized Person to Contact ___________________________________________________

(Title) ________________________________________________________________________

        Has the corporation, partnership, trust or other entity been formed for the specific purpose of making the investment contemplated herein?

                            Yes |_|           No |_|

      Has the corporation, partnership, trust or other entity been in existence for less than 90 days prior to the date hereof?

                            Yes |_|           No |_|

      Does the corporation, partnership, trust or other entity have total assets in excess of $5,000,000?

                            Yes |_|           No |_|

III.  ALL PURCHASERS, PLEASE ANSWER THE FOLLOWING QUESTIONS.

1. Please indicate your net worth as of this date. For purposes of this questionnaire, net worth shall mean the excess of total assets over liabilities as determined by generally accepted accounting principles, except that if any such assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets, provided that the amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of the assets (check one):

               / / $100,000+  / / $200,000+  / / $400,000+  / / $1,000,000+

      Please indicate what amount of the current net worth, shown above, relates to your home, furnishings and automobiles. _____________________

3. If the answer to item #2 does not include the net worth of your spouse, if any, please indicate your combined net worth as of this date (check one):

             / / $100,000+  / / $200,000+  / / $400,000+  / / $1,000,000+

4. Has your income from all sources for each of the two taxable years preceding this date exceeded $200,000? For individuals, "income" shall mean your adjusted gross income as reported on your Federal individual income tax returns increased by (i) any deduction for long term capital gain; (ii) any deduction for depletion; (iii) any exclusion for interest; and (iv) any losses allocated to you as an individual limited partner.

                            Yes |_|           No |_|

5. If you have had income from all sources of $200,000 for each of the past two taxable years, do you reasonably expect your income from all sources for the current taxable year to exceed $200,000?

                            Yes |_|           No |_|

6. Has the total of your income from all sources combined with your spouse's income for each of the two taxable years preceding this date exceeded $300,000?

                            Yes |_|           No |_|

7. If you and your spouse have had total combined income from all sources of at least $300,000 for each of the past two taxable years, do you reasonably expect you and your spouse's total combined income from all sources for the current taxable year to exceed $300,000?

                            Yes |_|           No |_|

8. Please indicate the general, business or professional education and the degrees received by you (or, if the Purchaser is a corporation, partnership, trust or other entity, by the person completing this questionnaire on its behalf).

                         Degree
College                  Received                                Year

_____________________________________________________________________

_____________________________________________________________________

_____________________________________________________________________

_____________________________________________________________________

9. Please indicate your principal business activities, or if the Purchaser is a corporation, partnership, trust or other entity, the business activities of the corporation, partnership, trust or entity during the last five years.

      ____________________________________________________________________

      ____________________________________________________________________

      ____________________________________________________________________

10.   Investment Experience:

      (a)   Frequency of investment in marketable securities:
            often |_| ; occasionally |_| ; seldom |_| ; never |_|

      (b)   Frequency of investment in commodities futures:
            often |_| ; occasionally |_| ; seldom |_| ; never |_|

      (c)   Frequency of investment in options:
            often |_| ; occasionally |_| ; seldom |_| ; never |_|

      (d) Frequency of investment in securities purchased on margin: often |_| ; occasionally |_| ; seldom |_| ; never |_|

      (e)   Frequency of investment in illiquid securities:
            often |_| ; occasionally |_| ; seldom |_| ; never |_|

11.   NASD Association or Affiliation:

      (a) Are you or any member of your family a member of the NASD or a person associated with a member or do you have any association or other affiliation through share ownership, loans or otherwise with a member of the NASD or with an underwriter or related person?

                  Yes |_|            No |_|

      (b) Do you have any oral or written agreements with any NASD member or any associated persons of such member concerning the disposition of any Shares of the Company beneficially owned by you?

                  Yes |_|            No |_|        (If Yes, describe)

      If the investor answering this form is not an individual, please answer question (c) below.

      (c) Do you know of any director, officer, or holder of any class of securities of the investor (including a member of their family) who is (i) a member of the NASD, (ii) a controlling stockholder of a member of the NASD, (iii) associated or affiliated with a member of the NASD, or (iv) associated with any placement agent or financial or legal advisor involved in the Company's offering?

                  Yes |_|         No |_|           (If Yes, describe)

      I (we) acknowledge that the foregoing statements are true and accurate to the best of my (our) information and belief, and that I (we) will promptly notify the Company of any changes in the foregoing answers.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, I (we) have executed this questionnaire this day of _____ , 2001.

Individuals:                                   Entities:

_______________________________                _________________________________
Name (Please Print)                            Name of Entity (Please Print)

                                               By:
_______________________________                _________________________________
Signature                                           Signature and Title

_______________________________                _________________________________
Social Security Number                         Employer Identification Number

_______________________________
Signature of Joint Tenant or
Tenant in-Common, if applicable
(Please Print)
                                               [Corporate Seal (if applicable)]

_______________________________
Signature of Joint Tenant
or Tenant-in-Common, if
applicable.

_______________________________
Social Security Number

                                   Exhibit AAA

                                                May __, 2001

Western Power & Equipment Corp.
4601 N.E. 77th Avenue
Vancouver, WA 98662

Stockholders who are listed
on Exhibit "A" annexed hereto,
c/o Schnader Harrison Segal & Lewis LLP
1600 Market Street, Suite 3600
Philadelphia, PA  19103
Attention:  Joseph Devine, Esq.
Facsimile No.: (215) 751-2205

                                          Re:   Escrow Agreement

      We agree to act as escrow agent pursuant to the terms of this Escrow Agreement on behalf of

Western Power & Equipment Corp. (the "Company") and the stockholders of SupplyPoint, Inc., who are set forth on Exhibit "A" of this Escrow Agreement, which is attached hereto and made a part hereof (hereinafter collectively referred to as the "Stockholders") pursuant to the terms and conditions which are hereinafter set forth:

      1. We hereby acknowledge receipt of four hundred thousand (400,000) shares of Series B Preferred Stock of the Company together with stock powers executed in blank, copies of which are annexed hereto and made a part hereof as Exhibit "B" (the "Escrow Items") representing a portion of the stock which the Stockholders have the right to receive, pursuant to the Merger Agreement dated as of the 1st day of May, 2001 by and among the Company, WPEC Acquisition Corp., a wholly owned subsidiary of the Company and SupplyPoint, Inc.(the "Merger Agreement"). Following is a breakdown of the four hundred thousand (400,000) shares:

            a.    Ocean Castle Partners, LLC      200,000

            b.    Old Oak Fund, Inc.              100,000

            c.    Allied International Fund, Inc. 100,000

      2. We hereby agree to hold the Escrow Items in escrow in accordance with the following terms and conditions:

            A. The Escrow Items shall remain in escrow and shall be released to the Stockholders ten (10) business days after we receive written notification that either of the following conditions has occurred, unless within said ten (10) business days period we are in receipt of written notification from the Company disputing that such condition has occurred:

            (i) a written notification to us from the Stockholders that an audited financial statement (the "Audited Statement"), for the Company, for the year ending December 31, 2002 which sets forth that the revenues of the Company which are attributable to the business of SupplyPoint (exclusive of mergers, acquisitions and the existing business of the Company prior to the closing pursuant to the Merger Agreement, i.e. selling, leasing and servicing construction equipment) were four million ($4,000,000) dollars or more (the "Revenue Notice"); or

            (ii) a written notification to us from the Stockholders that the business of the Company which is attributable to the business of SupplyPoint (exclusive of mergers, acquisitions and the existing business of the Company prior to the closing pursuant to the Merger Agreement, i.e. selling, leasing and servicing construction equipment) has been sold for twenty million ($20,000,000) dollars or more, in cash or in securities, on or prior to December 31, 2002 (the "Acquisition Notice"). If there is a dispute with respect to the value of the payment received or to be received, the determination of such value shall be made by the unanimous decision of the board of directors of the Company.

            B. If we have not received notice from the Stockholders on or prior to April 30,

2003 that either of the conditions which are set forth in Sections "(i)" or "(ii)" of Paragraph "A" of Article "2" of this Escrow Agreement has occurred, we shall return the Escrow Items to the Company.

            C. If there is a dispute with respect to the release of the Escrow Items, including, but not limited to, the failure of the board of directors of the Company to reach a unanimous decision, pursuant to Section "(ii)" of Paragraph "A" of this Article "2" of this Escrow Agreement, we may in our sole and absolute discretion, either continue to hold the Escrow Items or deposit the Escrow Items with a court of competent jurisdiction in New York County, New York State pursuant to an action of interpleader, and upon such deposit we shall be released from any further liability or obligation as escrow agent. We shall be entitled to rely upon the decision of any such court with respect to the disposition of the Escrow Items.

            D. Our obligation to act as escrow agent pursuant to this Escrow Agreement shall terminate at such time as (i) we deliver the Escrow Items to the Stockholders or the Company as the case may be, or (ii) we deposit the Escrow Items in court pursuant to Paragraph "C" of Article "2" of this Escrow Agreement.

      3. We are hereby released and exculpated from all liability, costs, and expenses whatsoever which arise out of or in connection with our activities as escrow agent hereunder, and we shall be liable only to the extent of any loss or damage which is caused by our willful misconduct.

      4. We may act or refrain from acting with respect to any matter which is referred to herein in reliance upon either: (A) the advice of any counsel who may be selected by us from time to time; or (B) a good faith determination by us. We are hereby released and exculpated from all liability whatsoever which arises out of or in connection with so acting or in so refraining from acting upon either: (A) the advice of any counsel; or (B) a good faith determination by us.

      5. We may rely and are hereby released and exculpated from all liability, including, but not limited to losses, costs, and expenses whatsoever which arises out of or in connection with our actions based upon any paper or other document which may be submitted to us in connection with our duties hereunder which is believed by us to be genuine and to have been signed by the proper party or parties and we shall have no liability or responsibility with respect to the form, execution or validity thereof.

      6. We may institute or defend any action or legal process which involves any matter which is referred to herein which in any manner affects us or our duties or liabilities hereunder, but we shall not be required to institute or defend such action or process unless or until requested to do so, and then only upon receiving full indemnity, against any and all claims, liabilities, judgments, reasonable attorneys' fees and other expenses of every kind in relation thereto in form and amount satisfactory to us in our sole and absolute discretion and from such parties defended by us in our sole and absolute discretion.

      7. The Company and the Stockholders agree to and shall jointly and severally indemnify and save us harmless from and against any losses, claims, liabilities, judgments, reasonable attorneys' fees and other expenses of every kind and nature which may be suffered, sustained or incurred by us by reason of our acceptance of, and our performance under, this Escrow Agreement except for our willful misconduct. In addition, we shall be entitled to the fair value of the legal services incurred by us if we determine to act as our own counsel, in our sole and absolute discretion, with respect to our acceptance of, and our performance pursuant to this Escrow Agreement.

      8. In the event of any dispute which is referred to herein, we shall be entitled to consult with our counsel and commence or defend any legal proceeding if we, in our good faith determination, determine to do so, and shall be reimbursed by the Company for all legal fees and expenses in connection with such consultation and legal proceeding and shall be further entitled to receive from the Company all reasonable expenses which are incurred by us in connection with our acting as escrow agent. We shall furthermore be entitled to the fair value of the legal fees incurred by us if we decide to act as our own counsel, in our sole and absolute discretion. If the Company does not fulfill its obligations pursuant to this Article "8" of this Escrow Agreement, the Company and the Stockholders shall be jointly and severally liable for any such obligation.

      9. We shall notify the parties to this Escrow Agreement of every written notice which we receive hereunder if either we determine to do so or if such written notice requests that we notify the other parties to this Escrow Agreement of our receipt thereof.

      10. Nothing in this Escrow Agreement shall limit our right to represent as counsel anyone including, but not limited to, the Company, in any matter whatsoever.

      11. Except as otherwise specifically provided for hereunder, no party to this Escrow Agreement shall be deemed to have waived any of his, her or its rights hereunder or under any other agreement, instrument or paper signed by any of them with respect to the subject matter hereof, unless such waiver is in writing and signed by the party waiving said right. Except as otherwise specifically provided for hereunder, no delay or omission by any party to this Escrow Agreement in exercising any right with respect to the subject matter hereof shall operate as a waiver of such right or of any such other right. A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

      12. The parties to this Escrow Agreement have not made any representations, warranties, or covenants which are not set forth herein with respect to the subject matter hereof, and this Escrow

Agreement constitutes the entire agreement between them with respect to the subject matter hereof. All understandings and agreements heretofore between the parties with respect to the subject matter hereof are merged in this Escrow Agreement.

      13. This Escrow Agreement may not be changed, modified, extended, terminated, or discharged orally, but only by an agreement, in writing, signed by all of the parties to this Escrow Agreement.

      14. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) First Class mail, (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

      If to a Stockholder:          Name of Stockholder
                                    c/o SupplyPoint, Inc.
                                    1811 Chestnut, Street, Suite 120
                                    Philadelphia, PA 19103
                                    Attention: Irwin Gross/Lance Silver, Esq.
                                    Facsimile No.: (215) 972-8183
      with a copy to:               Schnader Harrison Segal & Lewis LLP
                                    1600 Market Street, Suite 3600
                                    Philadelphia, PA  19103
                                    Attention: Joseph Devine, Esq.
                                    Facsimile No.: (215) 751-2205

      If to the Company:            Western Power & Equipment Corp.
                                    4601 N.E. 77th Avenue
                                    Vancouver, WA 98662
                                    Attention: C. Dean McLain, President
                                    Facsimile No.: (360) 892-7927

      with a copy to:               Mintz & Fraade, P.C.

                                    488 Madison Avenue
                                    New York, New York 10022
                                    Attention: Frederick M. Mintz, Esq.
                                    Facsimile No.: (212) 486-0701

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If mailing by certified mail is impossible due to an absence of postal service, notice shall be in writing and personally delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be; provided, however that any notice sent by facsimile shall be deemed to have been given as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by facsimile, if the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice is given.

      15. This Escrow Agreement shall in all respects be construed governed, applied and enforced in accordance with the internal laws of the State of New York, without giving effect to conflicts of law.

      16. This Agreement shall be deemed to be an agreement entered into in the State of New

York and made pursuant to the laws of the State of New York. Except as otherwise provided in Paragraph "C" of Article "2" of this Escrow Agreement, the parties agree that they shall be deemed to have agreed to binding arbitration in New York, New York with respect to the entire subject matter of any and all disputes relating to or arising under this Agreement including, but not limited to, the specific matters or disputes as to which arbitration has been expressly provided for by other provisions of this Agreement. Any such arbitration shall by and pursuant to the rules then existing of the American Arbitration Association in New York, New York. In all arbitrations, judgment upon the arbitration award may be entered in any court having jurisdiction. The parties specifically designate the Courts in the City, County and State of New York as properly having venue for any proceeding to confirm and enter judgment upon any such arbitration award. The parties hereby consent to and submit to personal jurisdiction over each of them by Courts of the State of New York in any action or proceeding to enforce the arbitration award, waive personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested in accordance with Article "14" of this Agreement. The parties agree, further, that the prevailing party in any such arbitration as determined by the arbitrators shall be entitled to such costs and attorney's fees, if any, in connection with such arbitration as may be awarded by the arbitrators; provided, however, that if a proceeding is commenced to confirm and enter a judgment thereon by the Courts of the State of New York and such application is denied, no such costs or attorney's fees shall be paid. In connection with the arbitrator's determination for the purpose of which party, if any, is the prevailing party, they shall take into account all of the factors and circumstances including, without limitation, the relief sought, and by whom, and the relief, if any, awarded, and to whom. In addition, and notwithstanding the foregoing sentence, a party shall not be deemed to be the prevailing party unless the amount of the arbitration award exceeds the amount offered in writing by the other party by fifteen (15%) percent or more. For example, if the party initiating arbitration (") seeks an award of $10,000 plus costs and expenses, the other party (B) has offered A $5,000 prior to the commencement of the arbitration proceeding, and the arbitration panel awards any amount less than $5,750 to A, the panel should determine that B has prevailed.

      17. The parties to this Escrow Agreement agree to execute any and all such other and further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Escrow Agreement and the intents and purposes hereof.

      18. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

      19. Nothing which is contained herein or in any instruments executed simultaneously herewith shall prevent us from representing the Company in any action or proceeding which relates to this Escrow Agreement, or any instruments which are executed simultaneously herewith.

      20. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

      Please sign the attached counterpart of this Escrow Agreement where indicated below to acknowledge your agreement with the foregoing.

                                          Very truly yours,

                                          Mintz & Fraade, P.C.


                                       By:______________________________________
                                                Frederick M. Mintz

ACKNOWLEDGED AND AGREED:

Western Power & Equipment Corp.

By:_____________________
Title:
Stockholders

_________________________

_________________________

_________________________

                                   Exhibit BBB

                                                May 14, 2001

Western Power & Equipment Corp.
4601 N.E. 77th Avenue
Vancouver, WA 98662

Supply Point Inc.
1811 Chestnut, Suite 120
Philadelphia, PA 19103

                                          Re:   Escrow Agreement

      We agree to act as escrow agent pursuant to the terms of this Escrow Agreement on behalf of Western Power & Equipment Corp. (the "Company") and SupplyPoint, Inc. ('Supply Point"), pursuant to the terms and conditions which are hereinafter set forth:

      1. A. We hereby acknowledge receipt of the following documents (collectively referred to as the "Escrow Items")

            Supply Point Escrow Items

            (i) the stock certificates for the shares of SupplyPoint (the "SPI Shares"), which are set forth on Exhibit "A" which is annexed hereto and made a part hereof;

            (ii) stock powers transferring the SPI Shares from the stockholders of SupplyPoint to the Company, endorsed in blank, with the signatures guaranteed;

            (iii) copies of the stock certificate and stock transfer books of SPI;

            (iv) copy of the minute book of SPI; and

            (v) the corporate seal of SPI.

            Western Power Escrow Items

            (i) 650,000 shares of Western Power Common Stock issued as follows:

                  (a)   325,000 shares to Ocean Castle Partners, LLC;

                  (b)   162,500 shares to Old Oak Fund, Inc., and

                  (c)   162,500 shares to Allied International Fund Inc.;

            (ii) 2,235,000 shares of Western's Series B Preferred Stock, par value $.01 per share issued as set forth on Exhibit "B" which is annexed hereto and made a part hereof .

            B. Upon our receipt of an irrevocable proxy (the "AUGI Proxy") executed by American United Global, Inc. ("AUGI") in favor of Irwin L. Gross with respect to 1,250,000 shares of Common Stock of Western, such proxy shall be held in escrow by us pursuant to the terms and conditions of this Escrow Agreement and shall be deemed to be included in the Western Power Escrow Items above.

            C. Upon our receipt of the following items from SupplyPoint, they shall be held in escrow by us pursuant to the terms and conditions of this Escrow Agreement and shall be deemed to be included in the SupplyPoint Escrow
Items:

            (i) all original insurance policies of SPI;

            (ii) all books and records of SPI including, but not limited to contracts, deeds, bonds, notes, mortgages, leases, books, records, documents, instruments, invoices, bills, vouchers, cancelled checks, checkbooks, bank books of SPI and credit cards which are billed to SPI.

      2. We hereby agree to hold the Escrow Items in escrow in accordance with the following terms and conditions:

            A. The Escrow Items shall remain in escrow and shall be released to the parties ten (10) business days after we receive written notification (the "Written Notification") from either party that all of the Conditions of Release of the Escrow Items And Effective Date pursuant to Article "20" of the Merger Agreement dated as of the 1st day of May, 2001 by and between the Company, WPEC Acquisition Corp., a wholly owned subsidiary of the Company, and SupplyPoint (the "Merger Agreement") have been satisfied or waived by the applicable party, unless the party which has not sent the Written Notification objects (an "Objection") within ten (10) business days after we receive the Written Notification. If there is no Objection within said ten (10) day period, we shall deliver the SupplyPoint Escrow Items to the Company and the Western Power Escrow Items to SupplyPoint; provided, however, that 400,000 of the shares of Series B Preferred Stock will continue to be held in escrow pursuant to a separate Escrow Agreement in the form which is annexed hereto and made a part hereof as Exhibit "C".

            B. If we do not receive the Written Notification pursuant to Paragraph "A" of this Article "2" of this Escrow Agreement on or prior to September 30, 2002, we shall deliver the SupplyPoint Escrow Items to SupplyPoint and the Western Power Escrow Items to the Company.

            C. If there is a dispute with respect to the release of the Escrow Items pursuant to Paragraph "A" of this Article "2" of this Escrow Agreement, we may in our sole and absolute discretion, either continue to hold the Escrow Items or deposit the Escrow Items with a court of competent jurisdiction in New York County, New York State pursuant to an action of interpleader, and upon such deposit we shall be released from any further liability or obligation as escrow agent. We shall be entitled to rely upon the decision of any such court with respect to the disposition of the Escrow Items.

            D. Our obligation to act as escrow agent pursuant to this Escrow Agreement shall terminate at such time as (i) we deliver the Escrow Items to the parties pursuant to either Paragraph "A" or Paragraph "B" of Article "2" of this Escrow Agreement or (ii) we deposit the Escrow Items in court pursuant to Paragraph "C" of Article "2" of this Escrow Agreement.

      3. We are hereby released and exculpated from all liability, costs, and expenses whatsoever which arise out of or in connection with our activitiy as escrow agent hereunder, and we shall be liable only to the extent of any loss or damage which is caused by our willful misconduct.

      4. We may act or refrain from acting with respect to any matter which is referred to herein in reliance upon either: (A) the advice of any counsel who may be selected by us from time to time; or (B) a good faith determination us. We are hereby released and exculpated from all liability whatsoever which arises out of or in connection with so acting or in so refraining from acting upon either: (A) the advice of any counsel; or (B) a good faith determination by us.

      5. We may rely and are hereby released and exculpated from all liability, including, but not limited to losses, costs, and expenses whatsoever which arises out of or in connection with our actions based upon any paper or other document which may be submitted to us in connection with our duties hereunder which is believed by us to be genuine and to have been signed by the proper party or parties and we shall have no liability or responsibility with respect to the form, execution or validity thereof.

      6. We may institute or defend any action or legal process which involves any matter which is referred to herein which in any manner affects us or our duties or liabilities hereunder, but we shall not be required to institute or defend such action or process unless or until requested to do so, and then only upon receiving full indemnity, against any and all claims, liabilities, judgments, reasonable attorneys' fees and other expenses of every kind in relation thereto in form and amount satisfactory to us in our sole and absolute discretion and from such parties defended by us in our sole and absolute discretion.

      7. The Company and SupplyPoint agree to and shall jointly and severally indemnify and hold us harmless from and against any losses, claims, liabilities, judgments, reasonable attorneys' fees and other expenses of every kind and nature which may be suffered, sustained or incurred by us by reason of our acceptance of, and our performance under, this Escrow Agreement except for our willful misconduct. In addition, we shall be entitled to the fair value of the legal services incurred by us if we determine to act as our own counsel, in our sole and absolute discretion, with respect to our acceptance of, and our performance pursuant to this Escrow Agreement.

      8. In the event of any dispute which is referred to herein, we shall be entitled to consult with our counsel and commence or defend any legal proceeding if we, in our good faith determination, determine to do so, and shall be reimbursed by the Company for all legal fees and expenses in connection with such consultation and legal proceeding and shall be further entitled to receive from the Company all reasonable expenses which are incurred by us in connection with us acting as escrow agent. We shall furthermore be entitled to the fair value of the legal fees incurred by us if we decide to act as our own counsel, in our sole and absolute discretion. If the Company does not fulfill its obligations pursuant to this Article "8" of this Escrow Agreement, the Company and the Stockholders shall be jointly and severally liable for any such obligation.

      9. We shall notify the parties to this Escrow Agreement of every written notice which it receives hereunder if either we determine to do so or if such written notice requests that we notify the other parties to this Escrow Agreement of our receipt thereof.

      10. Nothing in this Escrow Agreement shall limit our right to represent as counsel anyone including, but not limited to the Company, in any matter whatsoever.

      11. Except as otherwise specifically provided for hereunder, no party to this Escrow Agreement shall be deemed to have waived any of his, her or its rights hereunder or under any other agreement, instrument or paper signed by any of them with respect to the subject matter hereof, unless such waiver is in writing and signed by the party waiving said right. Except as otherwise specifically provided for hereunder, no delay or omission by any party to this Escrow Agreement in exercising any right with respect to the subject matter hereof shall operate as a waiver of such right or of any such other right. A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

      12. The parties to this Escrow Agreement have not made any representations, warranties, or covenants which are not set forth herein with respect to the subject matter hereof, and this Escrow Agreement constitutes the entire agreement between them with respect to the subject matter hereof. All understandings and agreements heretofore between the parties with respect to the subject matter hereof are merged in this Escrow Agreement.

      13. This Escrow Agreement may not be changed, modified, extended, terminated, or discharged orally, but only by an agreement, in writing, signed by all of the parties to this Escrow Agreement.

      14. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) First Class mail, (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

      If to SupplyPoint       SupplyPoint, Inc.
                              1811 Chestnut Street, Suite 120

                              Philadelphia, PA 19103
                              Attention:  Irwin Gross/Lance Silver, Esq.
                              Facsimile No.: (215) 972-8183

      with a copy to:         Schnader Harrison Segal & Lewis LLP
                              1600 Market Street, Suite 3600
                              Philadelphia, PA 19103
                              Attention: Joseph Devine, Esq.
                              Facsimile No.: (215) 751-2205

      If to Western:          Western Power & Equipment Corp.
                              4601 N.E. 77th Avenue
                              Vancouver, WA 98662
                              Attention: C. Dean McLain, President
                              Facsimile No.: (360) 892-7927

      with a copy to:         Mintz & Fraade, P.C.
                              488 Madison Avenue
                              New York, New York 10022
                              Attention:  Frederick M. Mintz, Esq.
                              Facsimile No.: (212) 486-0701

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If mailing by certified mail is impossible due to an absence of postal service, notice shall be in writing and personally delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be; provided, however that any notice sent by facsimile shall be deemed to have been given as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by facsimile, if the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice is given.

      15. This Escrow Agreement shall in all respects be construed governed, applied and enforced in accordance with the internal laws of the State of New York, without giving effect to conflicts of law.

      16. This Agreement shall be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York. Except as otherwise provided in Paragraph "C" of Article "2" of this Escrow Agreement, the parties agree that they shall be deemed to have agreed to binding arbitration in New York, New York with respect to the entire subject matter of any and all disputes relating to or arising under this Agreement including, but not limited to, the specific matters or disputes as to which arbitration has been expressly provided for by other provisions of this Agreement. Any such arbitration shall by and pursuant to the rules then existing of the American Arbitration Association in New York, New York. In all arbitrations, judgment upon the arbitration award may be entered in any court having jurisdiction. The parties specifically designate the Courts in the City, County and State of New York as properly having venue for any proceeding to confirm and enter judgment upon any such arbitration award. The parties hereby consent to and submit to personal jurisdiction over each of them by Courts of the State of New York in any action or proceeding to enforce the arbitration award, waive personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested in accordance with Article "14" of this Agreement. The parties agree, further, that the prevailing party in any such arbitration as determined by the arbitrators shall be entitled to such costs and attorney's fees, if any, in connection with such arbitration as may be awarded by the arbitrators; provided, however, that if a proceeding is commenced to confirm and enter a judgment thereon by the Courts of the State of New York and such application is denied, no such costs or attorney's fees shall be paid. In connection with the arbitrator's determination for the purpose of which party, if any, is the prevailing party, they shall take into account all of the factors and circumstances including, without limitation, the relief sought, and by whom, and the relief, if any, awarded, and to whom. In addition, and notwithstanding the foregoing sentence, a party shall not be deemed to be the prevailing party unless the amount of the arbitration award exceeds the amount offered in writing by the other party by fifteen (15%) percent or more. For example, if the party initiating arbitration (") seeks an award of $10,000 plus costs and expenses, the other party (B) has offered A $5,000 prior to the commencement of the arbitration proceeding, and the arbitration panel awards any amount less than $5,750 to A, the panel should determine that B has prevailed.

      17. The parties to this Escrow Agreement agree to execute any and all such other and further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Escrow Agreement and the intents and purposes hereof.

      18. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

      19. Nothing which is contained herein or in any instruments executed simultaneously herewith, shall prevent us from representing the Company in any action or proceeding which relates to this Escrow Agreement, or any instruments which are executed simultaneously herewith.

      20. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

      Please sign the attached counterpart of this Escrow Agreement where indicated below to acknowledge your agreement with the foregoing.

                                          Very truly yours,
                                          Mintz & Fraade, P.C.

                                          By:_____________________
                                             Frederick M. Mintz

ACKNOWLEDGED AND AGREED:


Western Power & Equipment Corp.

By:_______________________
Title:


SupplyPoint, Inc.

By:_______________________
Title:

                                   Exhibit CCC

                         FORM OF LETTER AGREEMENT TO BE
                         EXECUTED PURSUANT TO ARTICLE 25
                             OF THE MERGER AGREEMENT

From:    The Indemnifying Party
         (Name and Address)

To:     The Indemnified Party
        (Name and Address)

Date:

Gentlemen/Ladies:

      This will confirm and acknowledge that pursuant to Article "25" of the Merger Agreement (the "Agreement") dated as of the ___ day of April, 2001, by and among Western Power & Equipment Corp., Western Acquisition Corp., and SupplyPoint, Inc., the undersigned acknowledges its liability for indemnification to you with respect to _________________ (description of claim) (the "Claim"), and will not take the position that it is not liable to you with respect to the Claim. Such obligation is subject to all of the provisions, terms and conditions of the Agreement.

                                          Very truly yours,


                                          _________________________________
                                          Name of Indemnifying Party


                                      By: _________________________________
                                          (Authorized Signature)

STATE OF NEW YORK       )
                        )ss.:
COUNTY NEW YORK         )

      On the ____ day of __________, ____ before me personally came __________ to me known, who, being by me duly sworn, did depose and say that he resides at that he is the ____________ of __________________________, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.


                                          __________________________________
                                          Notary Public